UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

CEREVEL THERAPEUTICS HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required.

☐	Fee paid previously with preliminary materials

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION—JANUARY 5, 2024

CEREVEL THERAPEUTICS HOLDINGS, INC.

222 Jacobs Street

Suite 200

Cambridge, Massachusetts 02141

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

[ ● ], 2024

Dear Stockholders of Cerevel Therapeutics Holdings, Inc.:

You are cordially invited to attend a special meeting of the stockholders of Cerevel Therapeutics Holdings, Inc., a Delaware corporation (“Cerevel,” the “Company,” “we,” “us” or “our”), to be held virtually via live webcast on [ ● ], 2024, at [ ● ] (the special meeting and any adjournments or postponements thereof, the “Special Meeting”). To attend the Special Meeting, you must register in advance at www.proxydocs.com/CERE and provide the control number located on the voting instruction form or proxy card. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting.

We have entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of December 6, 2023, with AbbVie Inc., a Delaware corporation (“AbbVie”), Symphony Harlan LLC, a Delaware limited liability company and a wholly owned subsidiary of AbbVie (“Intermediate Holdco”), and Symphony Harlan Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Intermediate Holdco (“Merger Sub”). Pursuant to and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Cerevel, with Cerevel surviving the merger as a wholly owned subsidiary of AbbVie (the “Merger”).

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Merger Agreement (the “Merger Proposal”). The affirmative vote of the holders of a majority of the outstanding shares of Cerevel common stock, par value $0.0001 per share (the “Company Shares”), issued and outstanding and entitled to vote thereon as of the close of business on [ ● ], 2024 (the “Record Date”) is required to approve the Merger Proposal. At the Special Meeting, you will also be asked to consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Cerevel’s named executive officers that is based on or otherwise relates to the Merger (the “Merger Compensation Proposal”). Approval of the Merger Compensation Proposal will be obtained if the number of votes cast FOR the proposal at the Special Meeting exceeds the number of votes cast AGAINST the proposal. At the Special Meeting, you will also be asked to consider and vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes in person or by proxy to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”). Approval of the Adjournment Proposal will be obtained if the number of votes cast FOR the proposal at the Special Meeting exceeds the number of votes cast AGAINST the proposal.

If the Merger is consummated, you will be entitled to receive $45.00 in cash, without interest, for each Company Share that you own (unless you have properly exercised appraisal rights, including by not voting in favor of the Merger Proposal). Such merger consideration represents a premium of approximately (i) 73% over the Company Share closing price of $26.00 on December 1, 2023, the last full trading day prior to the subsequent increase in trading price and volume of the Company Shares and (ii) a premium of approximately 80% to the trailing volume-weighted average price per share of $25.07 for the thirty calendar day period ended December 1, 2023.

The Board of Directors of Cerevel (the “Board”), after considering the factors more fully described in the enclosed proxy statement, has, by the unanimous vote of those directors voting at the meeting, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Cerevel and its stockholders, and declared it advisable for Cerevel to enter into the Merger Agreement, (ii) approved and declared advisable the execution and delivery by Cerevel of the Merger Agreement, the performance by Cerevel of its covenants and agreements contained in the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of stockholders of Cerevel and (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the stockholders of Cerevel adopt the Merger Agreement. The Board, by the unanimous vote of those directors voting at the meeting, recommends that Cerevel stockholders vote “FOR” the Merger Proposal. In addition, the Board unanimously recommends that Cerevel stockholders vote “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement and is incorporated herein by reference. The proxy statement also describes the actions and determinations of the Board in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the proxy statement, and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information. You may also obtain more information about Cerevel from documents we file with the Securities and Exchange Commission from time to time.

Whether or not you plan to attend the Special Meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying postage prepaid envelope or grant your proxy electronically over the Internet or by telephone. Only your last-dated proxy will be counted, and any proxy may be revoked at any time prior to its exercise at the Special Meeting. If you attend the Special Meeting and vote thereat, your vote will revoke any proxy that you have previously submitted.

Your vote is very important, regardless of the number of Company Shares that you own. We cannot consummate the Merger unless the Merger Proposal is approved by the affirmative vote of the holders of at least a majority of the issued and outstanding Company Shares entitled to vote thereon as of the Record Date.

If you have questions or need assistance voting your shares of Cerevel common stock, please contact:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free: (800) 322-2885

On behalf of the Board, I thank you for your support and appreciate your consideration of this matter.

Very truly yours,

Tony Coles, M.D. Chairperson of the Board	Ron Renaud Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the Merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. This proxy statement is dated [ ● ], 2024 and, together with the enclosed form of proxy card, is first being mailed to stockholders on or about [ ● ], 2024.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION—JANUARY 5, 2024

CEREVEL THERAPEUTICS HOLDINGS, INC.

222 Jacobs Street

Suite 200

Cambridge, Massachusetts 02141

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [ ● ], 2024

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Cerevel Therapeutics Holdings, Inc., a Delaware corporation (“Cerevel,” the “Company,” “we,” “us” or “our”), will be held virtually via live webcast on [ ● ], 2024, at [ ● ], or at any adjournment or postponement thereof (the “Special Meeting”). To attend the Special Meeting, you must register in advance at www.proxydocs.com/CERE. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting. The Special Meeting is being held for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of December 6, 2023, by and among AbbVie Inc., a Delaware corporation (“AbbVie”), Symphony Harlan LLC, a Delaware limited liability company and a wholly owned subsidiary of AbbVie (“Intermediate Holdco”), Symphony Harlan Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Intermediate Holdco (“Merger Sub”), and Cerevel, pursuant to which Merger Sub will be merged with and into Cerevel, with Cerevel surviving as a wholly owned subsidiary of AbbVie (the “Merger”);

2. To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Cerevel’s named executive officers that is based on or otherwise relates to the Merger; and

3. To consider and vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes in person or by proxy to approve the proposal to adopt the Merger Agreement at the time of the Special Meeting.

Only stockholders of record as of the close of business on [ ● ], 2024 (the “Record Date”) are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof.

The Board recommends that you vote:

1. “FOR” the proposal to adopt the Merger Agreement (the “Merger Proposal”);

2. “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Cerevel’s named executive officers that is based on or otherwise relates to the Merger (the “Merger Compensation Proposal”); and

3. “FOR” the proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Your vote is very important, regardless of the number of shares of Cerevel common stock, par value $0.0001 per share (“Company Shares”), that you own. Whether or not you plan to attend the Special Meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the Special Meeting, your Company Shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal.

Under Delaware law, stockholders and beneficial owners who do not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of their issued and outstanding Company Shares as determined by the Delaware Court of Chancery if the Merger is consummated, but only if they submit a written demand for such an appraisal to Cerevel before the vote on the Merger Proposal and comply with the other Delaware law procedures explained in the accompanying proxy statement.

By Order of the Board of Directors,

Scott Akamine, J.D.

Chief Legal Officer and Corporate Secretary

Cambridge, Massachusetts

                    , 2024

YOUR VOTE IS VERY IMPORTANT!

If your Company Shares are registered directly in your name: If you are a stockholder of record, you may grant a proxy to vote your Company Shares through the Internet, by telephone or by mail as described below. Please help us save time and postage costs by granting a proxy through the Internet or by telephone. Each such method is generally available 24 hours a day and will ensure that your proxy to vote your Company Shares is confirmed and posted immediately. To grant a proxy to vote your Company Shares:

1.	BY INTERNET

a.	Go to the website at www.proxypush.com/CERE, 24 hours a day, 7 days a week, until the start of the Special Meeting.

b.	Please have your proxy card available to verify your identity and create an electronic proxy.

c.	Follow the simple instructions provided.

2.	BY TELEPHONE

a.	On a touch-tone telephone, call toll-free 1-866-362-3908, 24 hours a day, 7 days a week, until the start of the Special Meeting.

b.	Please have your proxy card available to verify your identity.

c.	Follow the simple instructions provided.

3.	BY MAIL

a.	Mark, sign and date your proxy card and mail your proxy card in the enclosed, postage-paid envelope.

b.	If you return your signed proxy card before the Special Meeting, your shares will be voted as you direct.

If your Company Shares are held in the name of a bank, broker or other nominee: You will receive instructions on how to vote from the bank, broker or other nominee. You must follow the instructions of such bank, broker or other nominee in order for your Company Shares to be voted. Telephone and Internet voting instructions also may be offered to stockholders owning Company Shares through certain banks and brokers. As a beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote the Company Shares in your account. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting, including the Merger Proposal, without your instructions.

If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the Special Meeting, your Company Shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. To vote your Company Shares at the Special Meeting, you must register in advance at www.proxydocs.com/CERE. Company Shares held directly in your name as a stockholder of record may be voted at the Special Meeting via the Special Meeting website, provided you have pre-registered for the Special Meeting. If you hold your Company Shares through a bank, broker or other nominee, you must obtain from such nominee a valid “legal proxy” issued in your name in order to vote at the Special Meeting.

We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and its annexes, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or require assistance in submitting your proxy or voting your Company Shares, please contact our proxy solicitor or us by using the contact information provided below:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free: (800) 322-2885

or

Cerevel Therapeutics Holdings, Inc.

222 Jacobs Street, Suite 200

Cambridge, Massachusetts 02141

Attention: Corporate Secretary

Call: (844) 304-2048

i

ii

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the special meeting (together with any adjournments or postponements thereof, the “Special Meeting”), the Merger Agreement (as defined below) and the transactions contemplated by the Merger Agreement, pursuant to which Merger Sub (as defined below) will be merged with and into Cerevel (as defined below), with Cerevel surviving as a wholly owned subsidiary of AbbVie (as defined below) (the “Merger”). Please refer to the “Summary” beginning on page 14 of this proxy statement and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference or referred to in this proxy statement, which you should read carefully and in their entirety.

Except as otherwise specifically noted in this proxy statement or as context otherwise requires, “Cerevel,” “we,” “our,” “us,” the “Company” and similar words in this proxy statement refer to Cerevel Therapeutics Holdings, Inc. Throughout this proxy statement we refer to AbbVie Inc. as “AbbVie,” Symphony Harlan LLC as “Intermediate Holdco,” and Symphony Harlan Merger Sub Inc. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of December 6, 2023, as it may be amended from time to time, by and among AbbVie, Intermediate Holdco, Merger Sub and Cerevel, as the “Merger Agreement.”

Q.	Why am I receiving these materials?

A.

On December 6, 2023, Cerevel entered into the Merger Agreement providing for the merger of Merger Sub, a wholly owned subsidiary of AbbVie, with and into Cerevel, with Cerevel surviving the Merger as a wholly owned subsidiary of AbbVie. The board of directors of Cerevel (the “Board”) is furnishing this proxy statement and form of proxy card to the holders of the issued and outstanding shares of Cerevel common stock, par value $0.0001 per share (the “Company Shares”), in connection with the solicitation of proxies to be voted at the Special Meeting.

Q.	What is the proposed transaction?

A.

The proposed transaction is the acquisition of Cerevel by AbbVie pursuant to the Merger Agreement. If the proposal to adopt the Merger Agreement (the “Merger Proposal”) is approved by the holders of a majority of the Company Shares issued and outstanding and entitled to vote thereon as of the Record Date (as defined below) and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will be merged with and into Cerevel, with Cerevel surviving the Merger as a wholly owned subsidiary of AbbVie. As a result of the Merger, Company Shares will no longer be publicly traded and will be delisted from the Nasdaq Capital Market (“Nasdaq”). In addition, Company Shares will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Cerevel will no longer file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”).

Q.	What will I receive if the Merger is consummated?

A.

Upon consummation of the Merger, you will be entitled to receive $45.00 in cash, without interest (the “Merger Consideration”), for each Company Share that you own as of the Effective Time (as defined below), unless you have properly exercised and not failed to perfect, waived, withdrawn or otherwise lost your right to appraisal in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”). For example, if you own 100 Company Shares as of the Effective Time, you will receive $4,500.00 in cash in exchange for your Company Shares (less any applicable withholding taxes). You will not be entitled to receive shares in the surviving corporation or in AbbVie as a result of the Merger.

Q.

How does the Merger Consideration compare to the market price of Company Shares prior to the public announcement that Cerevel entered into the Merger Agreement? How does the Merger Consideration compare to the market price of Company Shares as of a recent trading date?

A.

The Merger Consideration represents a premium of approximately (i) 73% over the Company Share closing price of $26.00 on December 1, 2023, the last full trading day prior to the subsequent increase in trading price and volume of the Company Shares and (ii) a premium of approximately 80% to the trailing volume-weighted average price per share of $25.07 for the thirty calendar day period ended December 1, 2023. On [ ● ], 2024, the last practicable day before the printing of this proxy statement, the closing price of the Company Shares on Nasdaq was $[ ● ] per share. You are encouraged to obtain current market quotations for Company Shares.

Q.	When and where is the Special Meeting?

A.

The Special Meeting will take place virtually via live webcast on [ ● ], 2024, at [ ● ], or at any adjournment or postponement thereof. There will not be a physical meeting location. Cerevel stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.proxypush.com/CERE. To attend the Special Meeting, you must register in advance at www.proxydocs.com/CERE.

Q.	What am I being asked to vote on at the Special Meeting?

A.	You are being asked to consider and vote on the following proposals:

•	The Merger Proposal;

•

To approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Cerevel’s named executive officers that is based on or otherwise relates to the Merger (the “Merger Compensation Proposal”); and

•

To approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes in person or by proxy to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Q.	Who is entitled to vote at the Special Meeting?

A.

Only holders of record of Company Shares as of the close of business on [ ● ], 2024 (the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting. As of the close of business on the Record Date, there were [ ● ] Company Shares issued and outstanding. Each issued and outstanding Company Share on that date will entitle its holder to one vote, in person or by proxy, on all matters to be voted on at the Special Meeting.

Q.	What vote is required to approve the proposal to adopt the Merger Agreement?

A.	The affirmative vote of the holders of a majority of the Company Shares issued and outstanding and entitled to vote thereon as of the Record Date is required to approve the Merger Proposal.

The failure to grant a proxy to vote your Company Shares by submitting a signed proxy card, granting a proxy electronically over the Internet or by telephone or to vote at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares on the Merger Proposal will result in a broker non-vote and will have the same effect as a vote “AGAINST” the Merger Proposal. Abstentions by you or your bank, broker or other nominee will have the same effect as a vote “AGAINST” the Merger Proposal.

Q.	What factors did the Board consider in deciding to enter into the Merger Agreement and recommending the approval of the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal?

A.

In reaching its decision to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, and to recommend that our stockholders approve the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal, the Board consulted with our management, as well as our legal and financial advisors, and considered the terms of the proposed Merger Agreement and the transactions contemplated thereby, including the Merger, as well as other alternatives. For a more detailed description of these factors, see “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 50 of this proxy statement.

Q.	What is a quorum and how many Company Shares are needed to constitute a quorum?

A.

A quorum of stockholders is the presence of stockholders holding the minimum number of shares necessary to transact business at the Special Meeting. The holders of a majority of the voting power of Company Shares entitled to vote at the Special Meeting, either present in person or represented by proxy, will constitute a quorum at the Special Meeting. If a quorum is not present, then under our amended and restated bylaws, either (i) the holders of voting stock representing a majority of the voting power present at the meeting, or (ii) the presiding officer of the Special Meeting, may each adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice other than an announcement at the meeting at which the adjournment is taken of the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

If you submit a signed proxy card, grant a proxy electronically over the Internet or by telephone, or vote at the Special Meeting (regardless of whether you indicate how you wish to vote), your Company Shares will be counted for purposes of determining the presence of a quorum. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares will result in a broker non-vote and such Company Shares will not be counted for purposes of determining the presence of a quorum. However, if you hold Company Shares in “street name” and give voting instructions to your broker, bank or other nominee with respect to at least one of the proposals, but give no instruction as to one or more of the other proposals, then those Company Shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. Abstentions by you or your bank, broker or other nominee will be counted for purposes of determining the presence of a quorum.

Q.

What vote is required to approve the proposal to approve certain compensation that will or may be paid or become payable to Cerevel’s named executive officers that is based on or otherwise relates to the Merger?

A.	Approval of the Merger Compensation Proposal will be obtained if the number of votes cast FOR the proposal at the Special Meeting exceeds the number of votes cast AGAINST the proposal.

The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote at the Special Meeting will not have any effect on the Merger Compensation Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares will result in a broker non-vote and will not have any effect on the Merger Compensation Proposal. Abstentions by you or your bank, broker or other nominee are not considered to be votes cast and will have no effect on the Merger Compensation Proposal.

Because the vote on the Merger Compensation Proposal is advisory only, it will not be binding on either Cerevel or AbbVie. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Cerevel’s stockholders on the Merger Compensation Proposal.

Q.	What vote is required to approve the proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies?

A.	Approval of the Adjournment Proposal will be obtained if the number of votes cast FOR the proposal at the Special Meeting exceeds the number of votes cast AGAINST the proposal.

The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote at the Special Meeting will not have any effect on the Adjournment Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares will result in a broker non-vote and will not have any effect on the Adjournment Proposal. Abstentions by you or your bank, broker or other nominee are not considered to be votes cast and will have no effect on the Adjournment Proposal.

Q.	How does the Board recommend that I vote?

A.

The Board, after considering the various factors described under “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 50 of this proxy statement, has, by the unanimous vote of those directors voting at the meeting, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Cerevel and its stockholders, and declared it advisable for Cerevel to enter into the Merger Agreement, (ii) approved and declared advisable the execution and delivery by Cerevel of the Merger Agreement, the performance by Cerevel of its covenants and agreements contained in the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the stockholders of Cerevel and (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the stockholders of Cerevel adopt the Merger Agreement.

The Board, by the unanimous vote of those directors voting at the meeting, recommends that you vote “FOR” the Merger Proposal. In addition, the Board unanimously recommends that you vote “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

Q.	Have any of the Company’s stockholders already agreed to approve the proposal to adopt the Merger Agreement?

A.

Contemporaneously with the execution of the Merger Agreement, AbbVie, Intermediate Holdco, Merger Sub and BC Perception Holdings, LP, a Delaware limited partnership (“Bain”), entered into a support agreement (the “Support Agreement”), pursuant to which Bain agreed to, among other things and subject to the terms thereof, vote the Subject Shares (i) “FOR” adoption of the Merger Agreement, (ii) “FOR” approval of the Adjournment Proposal, (iii) “FOR” approval of the Merger Compensation Proposal, (iv) against any Acquisition Proposal or Acquisition Transaction, (v) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement and (vi) against any other action submitted to the stockholders of the Company that is intended or could reasonably be expected to (A) impede or interfere with or materially delay the Merger or any other transactions contemplated by the Merger Agreement or (B) result in any of the conditions precedent set forth in the Merger Agreement not being fulfilled. As of December 31, 2023, Bain held voting power over 65,679,781 Company Shares (approximately 36.2% of the outstanding Company Shares). The Support Agreement will terminate upon the earliest of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the receipt of the affirmative vote of the holders of a majority of the outstanding Company Shares entitled to vote thereon (“Cerevel Stockholder Approval”), (d) September 6, 2024, (e) any modification or amendment to the Merger

Agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to the Cerevel stockholder pursuant to the Merger Agreement and (f) the mutual agreement of the parties to the Support Agreement.

Q.	What do I need to do now?

A.

We encourage you to read this proxy statement, the annexes to this proxy statement, including the Merger Agreement, and the documents we incorporate by reference and refer to in this proxy statement carefully and consider how the Merger affects you, and then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically on the Internet or by telephone, so that your Company Shares can be voted at the Special Meeting. If you hold your Company Shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your Company Shares. Please do not send your stock certificates with your proxy card.

Q.	How do I vote?

A.

If you are a stockholder of record (that is, if your Company Shares are registered in your name with our transfer agent, Continental Stock Transfer and Trust Company (“Continental”)), there are four ways to cause your Company Shares to be voted at the Special Meeting:

•	by visiting the Internet at the address on your proxy card and granting your proxy;

•	by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card and granting your proxy;

•	by completing, dating, signing and mailing the enclosed proxy card in the accompanying prepaid reply envelope; or

•

by voting virtually at the Special Meeting; to vote your shares at the Special Meeting, you must register in advance at www.proxydocs.com/CERE. Company Shares held directly in your name as a stockholder of record may be voted at the Special Meeting via the Special Meeting website, provided you have pre-registered for the Special Meeting. Company Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website only if you obtain a legal proxy from your bank, broker or other nominee, and provided you have pre-registered for the Special Meeting.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal.

A control number, located on your proxy card, is designed to verify your identity and allow you to grant a proxy to vote your Company Shares, and to confirm that your voting instructions have been properly recorded when granting a proxy electronically over the Internet or by telephone. Please be aware that, although there is no charge for granting a proxy to vote your Company Shares, if you grant a proxy electronically over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible. Even if you plan to attend the Special Meeting, you are strongly encouraged to grant a proxy to vote your Company Shares.

If your Company Shares are held in “street name” through a bank, broker or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your Company Shares. Without those instructions, your Company Shares will not be voted, which will have the same effect as voting “AGAINST” the Merger Proposal.

Q.	What is the difference between holding Company Shares as a stockholder of record and as a beneficial owner?

A.

If your Company Shares are registered directly in your name with our transfer agent, Continental, you are considered, with respect to those Company Shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by or on behalf of Cerevel.

If your Company Shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of such Company Shares and are considered to hold them in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those Company Shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your Company Shares at the Special Meeting unless you request and obtain a valid “legal proxy” from your bank, broker or other nominee.

Q.	Will my Company Shares held in “street name” or another form of record ownership be combined for voting purposes with Company Shares I hold as the stockholder of record?

A.

No. Because any Company Shares you may hold in “street name” will be deemed to be held by a different stockholder than any Company Shares you hold as the stockholder of record, any Company Shares held in “street name” will not be combined for voting purposes with the Company Shares you hold as the stockholder of record. Similarly, if you own Company Shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those Company Shares because they are held in a different form of record ownership. Company Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Company Shares held in an individual retirement account must be voted under the rules governing the account.

Q.	If I hold my Company Shares in “street name,” will my bank, broker or other nominee vote my Company Shares for me on the proposals to be considered at the Special Meeting?

A.

Not without your direction. Your bank, broker or other nominee will only be permitted to vote your Company Shares on any “non-routine” proposal if you instruct your bank, broker or other nominee on how to vote. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your Company Shares on routine matters if you fail to instruct your bank, broker or other nominee on how to vote your Company Shares with respect to such matters. The proposals in this proxy statement are non-routine matters, and banks, brokers and other nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your bank, broker or other nominee on how you wish to vote your Company Shares.

You should follow the procedures provided by your bank, broker or other nominee to instruct them, as applicable, to vote your Company Shares. Without such instructions, a broker non-vote will result, and your Company Shares will not be voted at the Special Meeting. A broker non-vote will have the same effect as if you voted “AGAINST” the Merger Proposal.

Q.	What happens if I do not vote?

A.

The required vote to approve the Merger Proposal is based on the total number of Company Shares issued and outstanding as of the close of business on the Record Date, not just the Company Shares that are voted at the Special Meeting. If you do not vote in person or by proxy, it will have the same effect as a vote “AGAINST” the Merger Proposal.

Q.	May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote by proxy?

A.	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time by:

•

delivering a written notice of revocation of your proxy to our Corporate Secretary at Cerevel Therapeutics Holdings, Inc., Attention: Corporate Secretary, 222 Jacobs Street, Suite 200, Cambridge, Massachusetts 02141 prior to the start of the Special Meeting;

•

signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same Company Shares and returning it to us by mail prior to the start of the Special Meeting;

•	submitting a new proxy by telephone prior to the start of the Special Meeting;

•	submitting a new proxy by Internet prior to the start of the Special Meeting; or

•	attending the Special Meeting and voting at the meeting (simply attending the Special Meeting will not cause your proxy to be revoked).

Please note that if you hold your Company Shares in “street name,” and you have instructed a broker, bank or other nominee to vote your Company Shares, the above-described options for revoking your voting instructions do not apply, and instead you should contact your bank, broker or other nominee for instructions regarding how to change or revoke your vote. You may also vote at the Special Meeting via the Special Meeting website, provided you have pre-registered for the Special Meeting.

Q.	What is a proxy?

A.

A proxy is your legal designation of another person (a “proxy”) to vote your Company Shares. This written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your Company Shares is called a “proxy card.” The Board has designated each of Ron Renaud, M.B.A., President and Chief Executive Officer, Scott Akamine, J.D., Chief Legal Officer and Corporate Secretary, and Susan Altschuller, Ph.D., Chief Financial Officer, with full power of substitution, as proxies for the Special Meeting.

Q.	If a stockholder gives a proxy, how are the Company Shares voted?

A.

Regardless of the method you choose to grant a proxy to vote your Company Shares, the individuals named on the enclosed proxy card, or your proxies, will vote your Company Shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your Company Shares should be voted “FOR” or “AGAINST” or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your Company Shares should be voted on a matter, the Company Shares represented by your properly signed proxy will be voted (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger Compensation Proposal and (iii) “FOR” the Adjournment Proposal.

Q.	May I attend the Special Meeting and vote in person?

A.

All stockholders of Cerevel as of the Record Date may attend and vote at the virtual Special Meeting. You will not be able to attend the Special Meeting physically in person. To vote your Company Shares at the Special Meeting, you must register in advance at www.proxydocs.com/CERE. For additional information on how to pre-register for the Special Meeting, please see the section entitled “The Special Meeting—Pre-Registering for the Special Meeting” beginning on page 30 of this proxy statement.

Company Shares held directly in your name as a stockholder of record may be voted at the Special Meeting via the Special Meeting website, provided you have pre-registered for the Special Meeting. Shares held in

“street name” may be voted at the Special Meeting via the Special Meeting website only if you obtain a legal proxy from your bank, broker or other nominee and provided you have pre-registered for the Special Meeting.

Even if you plan to attend the Special Meeting, we encourage you to complete, sign, date and return the enclosed proxy or grant a proxy electronically over the Internet or via telephone to ensure that your Company Shares will be represented at the Special Meeting. If you hold your Company Shares in “street name,” because you are not the stockholder of record, you may not vote your Company Shares at the Special Meeting unless you request and obtain a valid “legal proxy” from your bank, broker or other nominee.

Q.	What happens if I sell or otherwise transfer my Company Shares before consummation of the Merger?

A.

If you sell or transfer your Company Shares before consummation of the Merger, you will have transferred your right to receive the Merger Consideration in the Merger. In order to receive the Merger Consideration, you must hold your Company Shares through consummation of the Merger.

The Record Date for stockholders entitled to vote at the Special Meeting is earlier than the date the Merger is anticipated to be consummated. Accordingly, if you sell or transfer your Company Shares after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your Company Shares and each of you notifies Cerevel in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is consummated, to the person to whom you sell or transfer your Company Shares, but you will have retained your right to vote these Company Shares at the Special Meeting. Even if you sell or otherwise transfer your Company Shares after the Record Date, we encourage you to complete, date, sign and return the enclosed proxy card or grant a proxy via the Internet or telephone.

Q.	How will I receive the Merger Consideration to which I am entitled?

A.

If you hold your Company Shares in certificated form, you will receive a letter of transmittal shortly after the Merger is consummated instructing you how to surrender your stock certificates, to an exchange agent to be designated by AbbVie in order to receive the Merger Consideration to which you are entitled. Please do not send in your stock certificates now. If you hold your Company Shares in book-entry form but not through the Depository Trust Company (“DTC”), you will receive instructions regarding delivery of an “agent’s message” with respect to such book-entry shares. If your Company Shares are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” Company Shares in exchange for the Merger Consideration.

Q.	Should I send in my stock certificate(s) now or other evidence of ownership now?

A.	No. Please do not send in your stock certificates or other documents evidencing ownership of Company Shares now or with your proxy card.

Q.	I do not know where my stock certificate is. How will I get the Merger Consideration for my Company Shares?

A.

If the Merger is consummated, the transmittal materials you will receive after the consummation of the Merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your stock certificate. You may also be required to post a bond as indemnity against any potential loss.

Q.	When do you expect the Merger to be consummated?

A.

Consummation of the Merger is subject to various closing conditions, including, among others, adoption of the Merger Agreement and approval of the Merger by the holders of a majority of the Company Shares issued and outstanding and entitled to vote thereon as of the Record Date, the expiration or termination of the required waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and certain other conditions.

We currently anticipate that the Merger will be consummated in the middle of 2024, assuming satisfaction or waiver of all of the conditions to the Merger. However, it is possible, including as a result of factors outside the control of Cerevel and AbbVie, that the Merger will be consummated at an earlier time, a later time or not at all.

Q.	What effects will the Merger have on Cerevel?

A.

The Company Shares are currently registered under the Exchange Act, and are listed on Nasdaq under the symbol “CERE.” As a result of the Merger, Cerevel will cease to be a publicly traded company and will become a wholly owned subsidiary of AbbVie. As soon as reasonably practicable following the consummation of the Merger, the Company Shares will cease trading on and be delisted from Nasdaq and will be deregistered under the Exchange Act, and Cerevel will no longer be required to file periodic reports with the SEC.

Q.	Why am I being asked to vote on the Merger Compensation Proposal?

A.

In accordance with the rules promulgated under Section 14A of the Exchange Act, we are providing you with the opportunity to cast a non-binding, advisory vote on the compensation that may be payable to our named executive officers in connection with the Merger.

Q.	What will happen if the stockholders do not approve the Merger Compensation Proposal at the Special Meeting?

A.

Approval of the Merger Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Merger Compensation Proposal is on an advisory basis and will not be binding on Cerevel or AbbVie. Further, the underlying compensation plans and agreements are contractual in nature and are not, by their terms, subject to stockholder approval. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Cerevel’s stockholders on the Merger Compensation Proposal.

Q.	What happens if the Merger is not consummated?

A.

If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding Company Shares entitled to vote thereon as of the Record Date or if the Merger is not consummated for any other reason, Cerevel stockholders will not receive any payment for their Company Shares pursuant to the Merger Agreement. Instead, Cerevel will remain a public company, the Company Shares will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

Under specified circumstances, we may be required to pay AbbVie a termination fee of $283,086,660 upon the termination of the Merger Agreement (the “Cerevel Termination Fee”) as described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 104 of this proxy statement.

Q.	Do any directors or executive officers have interests in the Merger that may differ from those of Cerevel stockholders generally?

A.

In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder. The Board was aware of these potential interests and considered them, among other matters, in approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by our stockholders. For a description of the potential interests of our directors and executive officers in the Merger, see “The Merger—Interests of the Directors and Executive Officers of Cerevel in the Merger” beginning on page 64 of this proxy statement.

Q.	Who will count the votes obtained at the Special Meeting?

A.	The votes will be counted by the inspector of election appointed for the Special Meeting.

Q.	Who will solicit votes for and bear the cost and expenses of this proxy solicitation?

A.

We will bear the cost of the solicitation of proxies. We have retained MacKenzie Partners, Inc., a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $9,500 plus expenses. We will also indemnify the proxy solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of Company Shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Q.	Where can I find the voting results of the Special Meeting?

A.

We intend to publish final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days of the Special Meeting. All reports that we file with the SEC are publicly available when filed. See “Where You Can Find More Information” beginning on page 121 of this proxy statement.

Q.	What are the material U.S. federal income tax consequences to Cerevel stockholders of the exchange of Company Shares for cash pursuant to the Merger?

A.

The exchange of the Company Shares for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. A “U.S. Holder” (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 73 of this proxy statement) generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder pursuant to the Merger and such U.S. Holder’s adjusted tax basis in the Company Shares surrendered pursuant to the Merger. A “Non-U.S. Holder” (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 73 of this proxy statement) generally will not be subject to U.S. federal income tax with respect to the exchange of the Company Shares for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States. You should consult your tax advisors to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws. A more complete description of the U.S. federal income tax consequences of the Merger is provided under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 73 of this proxy statement.

Q.	What will the holders of Cerevel equity awards receive in the Merger?

A.	Effective as of immediately prior to the Effective Time,

•

each option to purchase Company Shares (each, a “Company Option”) that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Shares underlying such Company Option immediately prior to the Effective Time, multiplied by (ii) the amount, if any, by which the Merger Consideration exceeds the exercise price per share of such Company Option, subject to any applicable withholding taxes;

•

each award of restricted stock units with respect to Company Shares that is subject to vesting or forfeiture conditions (excluding Company PSU Awards, as defined below) (each, a “Company RSU Award”) that was granted prior to the date of the Merger Agreement (each, an “Existing Company RSU Award”) and that is outstanding immediately prior to the Effective Time will be automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Shares underlying such Existing Company RSU Award immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration, subject to any applicable withholding taxes;

•

fifty percent (50%) of each Company RSU Award that is granted on or after the date of the Merger Agreement (each, a “New Company RSU Award”) will be treated in the same manner as the Existing Company RSU Awards, and the remaining fifty percent (50%) of each New Company RSU Award that is outstanding immediately prior to the Effective Time will be automatically assumed by AbbVie and converted into an AbbVie restricted stock unit award (each, an “Assumed RSU Award”) on the same terms and conditions as applied to each such New Company RSU Award immediately prior to the Effective Time, except that each Assumed RSU Award will cover a number of shares of AbbVie common stock (rounded down to the nearest whole number of shares of AbbVie common stock) equal to the product of (i) the number of unvested Company Shares underlying the New Company RSU Award immediately prior to the Effective Time, multiplied by (ii) (a) the Merger Consideration, divided by (b) the volume-weighted average price of one share of the AbbVie common stock for the ten trading day period starting with the opening of trading on the 11th trading day prior to the Effective Time to the closing of trading on the second to last trading day prior to the Effective Time, as reported by Bloomberg (the quotient of (a) and (b), the “Equity Award Exchange Ratio”); and

•

each award of restricted stock units with respect to Company Shares subject to performance-based vesting or forfeiture conditions (each, a “Company PSU Award”) that is outstanding immediately prior to the Effective Time will automatically be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Shares subject to such Company PSU Award, determined assuming that the applicable performance goals have been deemed to be achieved at the greater of target and actual level of performance as determined by the Board (or, if applicable, the committee administering Cerevel’s 2020 Equity Incentive Plan, as amended (the “Equity Incentive Plan”)) in its reasonable discretion, multiplied by (ii) the Merger Consideration, subject to any applicable withholding taxes.

For additional information regarding the treatment of Cerevel equity awards, see “The Merger Agreement—Treatment of Equity Awards and the Company ESPP” beginning on page 80 of this proxy statement.

Q.	What will happen to Cerevel’s Amended and Restated 2020 Employee Stock Purchase Plan?

A.

Prior to the Effective Time, the Company shall take such actions as are necessary (including obtaining any resolutions of the Board or, if appropriate, any committee designated thereby) to provide that: (i) except for the offering period under Cerevel’s 2020 Amended and Restated Employee Stock Purchase Plan, as amended (the “Company ESPP”), that was in effect as of the date of the Merger Agreement (the “Final

Offering Period”), no new offering period under the Company ESPP will commence following the date of the Merger Agreement; and (ii) from and after the date of the Merger Agreement, no new participants will be permitted to participate in the Company ESPP and no participant will be able to increase their payroll deductions or purchase elections from those in effect on the date of the Merger Agreement. If the Effective Time occurs during the Final Offering Period, (i) the final exercise date(s) under the Company ESPP will be such date as Cerevel determines in its sole discretion (which date must be no later than the date that is five days prior to the Effective Time), and (ii) each Company ESPP participant’s accumulated contributions under the Company ESPP will be used to purchase whole Company Shares in accordance with the terms of the Company ESPP as of such final exercise date. If the Effective Time occurs after the end of the Final Offering Period, all amounts allocated to each participant’s account under the Company ESPP at the end of the Final Offering Period will be used to purchase whole Company Shares under the terms of the Company ESPP for such offering period. In either case, as promptly as practicable following the purchase of Company Shares under the terms of the Company ESPP, Cerevel will return to each participant the funds, if any, that remain in such participant’s account after such purchase.

For additional information regarding the Company ESPP, see “The Merger Agreement—Treatment of Equity Awards and the Company ESPP” beginning on page 80 of this proxy statement.

Q.	Am I entitled to appraisal rights instead of receiving the Merger Consideration for my Company Shares under the DGCL?

A.

Yes. As a holder of record or beneficial owner of Company Shares, you are entitled to exercise appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions. Under the DGCL, stockholders and beneficial owners of Company Shares who do not vote for the adoption of the Merger Agreement have the right to seek appraisal of the fair value of their Company Shares as determined by the Delaware Court of Chancery if the Merger is consummated, but only if they comply fully with all applicable requirements of Section 262 of the DGCL. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the Merger Consideration. Any stockholder or beneficial owner intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to Cerevel before the vote on the adoption of the Merger Agreement is taken and must not vote or otherwise submit a proxy to vote in favor of adoption of the Merger Agreement. Failure to follow exactly the procedures specified under Section 262 of the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights we encourage you to seek the advice of your own legal counsel. See “The Merger—Appraisal Rights” beginning on page 69 of this proxy statement.

Q.	What should I do if I receive more than one set of voting materials?

A.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if your Company Shares are held in more than one brokerage account or are registered differently, you will receive more than one proxy card or voting instruction card. Please complete, date, sign and return (or grant a proxy to vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive to ensure that all of your Company Shares are voted.

Q.	What is householding and how does it affect me?

A.

The SEC permits us to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of Company Shares held through brokerage firms. If your family has multiple accounts holding Company

Shares, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q.	Who can help answer my questions?

A.

If you have any more questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or enclosed proxy card, or require assistance in submitting your proxy or voting your Company Shares, please contact our proxy solicitor or us at the contact information provided below:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free: (800) 322-2885

or

Cerevel Therapeutics Holdings, Inc.

222 Jacobs Street, Suite 200

Cambridge, Massachusetts 02141

Attention: Corporate Secretary

Call: (844) 304-2048

If your broker, bank or other nominee holds your Company Shares, you should also call your broker, bank or other nominee for additional information.

SUMMARY

This summary highlights selected information contained in this proxy statement, including with respect to the Merger and the Merger Agreement. This summary may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire proxy statement, the annexes, including the Merger Agreement, and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 121 of this proxy statement. The Merger Agreement is attached as Annex A to this proxy statement and incorporated herein by reference.

The Companies (page 29)

Cerevel Therapeutics Holdings, Inc.

Cerevel is a Delaware corporation with principal executive offices located at 222 Jacobs Street, Suite 200, Cambridge, Massachusetts 02141, telephone number (844) 304-2048. Cerevel is dedicated to unraveling the mysteries of the brain to treat neuroscience diseases. Cerevel is tackling diseases by combining its deep expertise in neurocircuitry with a focus on targeted receptor subtype selectivity and a differentiated approach to pharmacology. Cerevel has a diversified pipeline comprised of five clinical-stage investigational therapies and several preclinical compounds with the potential to treat a range of neuroscience diseases, including schizophrenia, Alzheimer’s disease psychosis, epilepsy, panic disorder and Parkinson’s disease. The Company Shares are listed on Nasdaq under the symbol “CERE.” See “The Companies—Cerevel Therapeutics Holdings, Inc.” beginning on page 29 of this proxy statement.

Additional information about Cerevel is contained in certain of its public filings that are incorporated by reference herein. See “Where You Can Find More Information” beginning on page 121 of this proxy statement.

AbbVie Inc.

AbbVie is a global, research-based biopharmaceutical company. AbbVie uses its expertise, dedicated people and unique approach to innovation to develop and market advanced therapies that address some of the world’s most complex and serious diseases. AbbVie’s principal executive offices are located at 1 North Waukegan Road, North Chicago, Illinois 60064-6400 and its telephone number is (847) 932-7900. AbbVie’s common stock is listed and traded on The New York Stock Exchange under the symbol “ABBV.” See “The Companies—AbbVie Inc.” beginning on page 29 of this proxy statement.

Symphony Harlan LLC

Intermediate Holdco is a Delaware limited liability company and a direct wholly owned subsidiary of AbbVie, with registered office located at 1521 Concord Pike, Suite 201, Wilmington, DE 19803. Intermediate Holdco was formed solely for the purpose of effecting the Merger and the other transactions contemplated by the Merger Agreement and has not engaged in any business to date except for activities incidental to its incorporation and activities undertaken in connection with the Merger and the other transactions contemplated by the Merger Agreement. See “The Companies—Symphony Harlan LLC” beginning on page 29 of this proxy statement.

Symphony Harlan Merger Sub Inc.

Merger Sub is a Delaware corporation and an indirect wholly owned subsidiary of AbbVie, with registered office located at 1521 Concord Pike, Suite 201, Wilmington, DE 19803. Merger Sub was formed solely for the purpose of effecting the Merger and the other transactions contemplated by the Merger Agreement and has not engaged in any business to date except for activities incidental to its incorporation and activities undertaken in connection with the Merger and the other transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will merge with and into Cerevel, with Cerevel surviving as a wholly owned subsidiary of AbbVie. See “The Companies—Symphony Harlan Merger Sub Inc.” beginning on page 29 of this proxy statement.

The Special Meeting (page 30)

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held virtually via live webcast on [ ● ], 2024, at [ ● ], or at any adjournment or postponement thereof. Cerevel stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.proxypush.com/CERE. To attend the Special Meeting, you must register in advance at www.proxydocs.com/CERE.

Company Shares held directly in your name as a stockholder of record may be voted at the Special Meeting via the Special Meeting website, provided you have pre-registered for the Special Meeting. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website only if you obtain a legal proxy from your bank, broker or other nominee and provided you have pre-registered for the Special Meeting.

At the Special Meeting, we will ask our stockholders of record as of the Record Date to vote on (i) the Merger Proposal, (ii) the Merger Compensation Proposal and (iii) the Adjournment Proposal.

The Merger Proposal (page 109)

You will be asked to consider and vote upon the proposal to adopt the Merger Agreement. The Merger Agreement provides, among other things, that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into Cerevel, with Cerevel surviving the Merger as a wholly owned subsidiary of AbbVie and that, at the effective time of the Merger (the “Effective Time”) and as a result of the Merger, each Company Share issued and outstanding immediately prior to the Effective Time (other than Company Shares held by Cerevel, AbbVie, any wholly-owned subsidiary of Cerevel or of AbbVie, or any stockholder or beneficial owner who has properly exercised his, her or its appraisal rights) will be automatically canceled and converted into the right to receive the Merger Consideration.

Following the Merger, the Company Shares will no longer be publicly listed and traded on Nasdaq, and existing Cerevel stockholders will cease to have any ownership interest in Cerevel.

Record Date; Shares Entitled to Vote; Quorum (page 31)

You are entitled to receive notice and to vote at the Special Meeting if you owned Company Shares as of the close of business on the Record Date for the Special Meeting.

A quorum of stockholders is necessary to transact business at the Special Meeting. The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the voting power of our issued and outstanding Company Shares entitled to vote at the Special Meeting, will constitute a quorum at the Special Meeting, permitting Cerevel to transact business at the Special Meeting.

Vote Required; Abstentions and Broker Non-Votes (page 31)

Each Company Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting.

Approval of the Merger Proposal requires the holders of a majority of the Company Shares issued and outstanding and entitled to vote thereon as of the Record Date to vote “FOR” the Merger Proposal. A failure to vote your Company Shares or an abstention from voting for the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares on the Merger Proposal will result in a broker non-vote and will have the same effect as a vote “AGAINST” the Merger Proposal.

As of the Record Date, there were [ ● ] Company Shares issued and outstanding and entitled to vote at the Special Meeting.

Recommendation of the Board and Reasons for the Merger (page 50)

The Board, after considering the various factors more fully described under “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 50 of this proxy statement, has, by the unanimous vote of those directors voting at the meeting, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Cerevel and its stockholders, and declared it advisable for Cerevel to enter into the Merger Agreement, (ii) approved and declared advisable the execution and delivery by Cerevel of the Merger Agreement, the performance by Cerevel of its covenants and agreements contained in the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the stockholders of Cerevel and (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the stockholders of Cerevel adopt the Merger Agreement. The Board, by the unanimous vote of those directors voting at the meeting, recommends that Cerevel stockholders vote “FOR” the Merger Proposal. In addition, the Board unanimously recommends that Cerevel stockholders vote “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

Opinion of Centerview Partners LLC (page 56)

Cerevel retained Centerview Partners LLC, which is referred to in this proxy statement as “Centerview,” as financial advisor to the Board in connection with the proposed Merger and the other transactions contemplated by the Merger Agreement, which are collectively referred to as the “Transaction” throughout this section and the summary of Centerview’s opinion below under the caption “The Merger—Opinion of Centerview Partners LLC”. In connection with this engagement, the Board requested that Centerview evaluate the fairness, from a financial point of view, to the holders of Company Shares (other than (i) any Company Shares held by AbbVie, Merger Sub or Cerevel, or by any direct or indirect wholly owned subsidiary of AbbVie, Merger Sub or Cerevel, in each case, immediately prior to the Effective Time, and (ii) any Dissenting Company Shares (the shares referred to in clauses (i) and (ii), together with any Company Shares held by any affiliate of Cerevel or AbbVie, which are collectively referred to as “Excluded Shares” throughout this section and the summary of Centerview’s opinion below under the caption “The Merger—Opinion of Centerview Partners LLC”)) of the Merger Consideration proposed to be paid to such holders pursuant to the Merger Agreement. On December 6, 2023, Centerview rendered to the Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated December 6, 2023 that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration proposed to be paid to the holders of Company Shares (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated December 6, 2023, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference.

Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of Company Shares (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Transaction and does not constitute a recommendation to any Cerevel stockholder or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

Certain Effects of the Merger on Cerevel (page 40)

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into Cerevel, with Cerevel surviving as a wholly owned subsidiary of AbbVie. Throughout this proxy statement, we use the term “surviving corporation” to refer to Cerevel as the surviving corporation following the Merger. If the Merger is consummated, you will not own any shares of the capital stock of the surviving corporation. The Effective Time will occur, if it occurs, upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date and time as we and AbbVie may agree in writing and specify in such certificate of merger). Throughout this proxy statement, we use the term “Closing Date” to refer to the date on which the closing of the Merger occurs.

Effect on Cerevel if the Merger Is Not Consummated (page 40)

If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding Company Shares entitled to vote thereon as of the Record Date or if the Merger is not consummated for any other reason, Cerevel stockholders will not receive any payment for their Company Shares pursuant to the Merger Agreement. Instead, Cerevel will remain a public company, the Company Shares will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. Under specified circumstances, upon termination of the Merger Agreement, Cerevel may be required to pay AbbVie a termination fee, as described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 104 of this proxy statement. Additionally, a reverse termination fee may be payable by AbbVie to Cerevel in the event that the Merger Agreement is terminated under specified circumstances, as described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 104 of this proxy statement.

Furthermore, if the Merger is not consummated, depending on the circumstances that caused the Merger not to be consummated, the price of the Company Shares may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the Company Shares would return to the price at which they trade as of the date of this proxy statement.

Merger Consideration (page 41)

In the Merger, each Company Share issued and outstanding immediately prior to the Effective Time (other than as described herein) will be canceled and extinguished and automatically, without any action by the holders of such Company Shares, be converted into the right to receive the Merger Consideration, and each holder of a share represented by a certificate (“Certificates”) or non-certificated and represented by book-entry (“Book-Entry Shares”), which immediately prior to the Effective Time represented Company Shares, will cease to have any rights with respect to such Company Shares other than the right to receive the Merger Consideration. As described further under “The Merger Agreement—Payment for Company Shares” beginning on page 82 of this proxy statement, prior to the Closing Date, AbbVie will deposit or cause to be deposited cash in an amount necessary to pay the aggregate Merger Consideration with an exchange agent designated by AbbVie that is reasonably acceptable to Cerevel (the “paying agent”) (which amount will not include any amounts payable to the holders of Cerevel equity awards). As soon as practicable after the Effective Time, holders of Certificates will receive a letter of transmittal instructing them to send their Certificates to the exchange agent in order to receive the Merger Consideration for each Company Share represented by such Certificates.

Each Company Share issued and outstanding immediately prior to the Effective Time that is held by Cerevel, AbbVie, Intermediate Holdco, Merger Sub, or by any direct or indirect wholly owned subsidiary of Cerevel, AbbVie, Intermediate Holdco or Merger Sub (“Canceled Company Shares”) will automatically be canceled and extinguished without any conversion thereof or consideration paid therefor at the Effective Time.

Further, any Company Shares that are issued and outstanding and held by Cerevel stockholders (or held in a voting trust or by a nominee on behalf of a beneficial owner who beneficially owns such Company Shares) as of immediately prior to the Effective Time who are entitled to demand and who shall have properly and validly demanded their statutory rights of appraisal in respect of such Company Shares in compliance in all respects with Section 262 of the DGCL (“Section 262”) (collectively, “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Merger Consideration, and the holders thereof will be entitled only to such rights as are granted by Section 262. See “The Merger—Appraisal Rights” beginning on page 69 of this proxy statement for more information.

After the Merger is consummated, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a Cerevel stockholder as a result of the Merger (except that any holder of Dissenting Company Shares will have those rights granted under Section 262), nor will you be entitled to receive any shares in AbbVie or the surviving corporation.

Treatment of Equity Awards and the Company ESPP (page 80)

Under the Merger Agreement, effective as of immediately prior to the Effective Time:

•

Each Company Option that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Shares underlying such Company Option immediately prior to the Effective Time, multiplied by (ii) an amount equal to the Merger Consideration less the applicable per share exercise price of such Company Option, subject to any applicable withholding taxes. Each Company Option that has a per share exercise price that is equal to or greater than the Merger Consideration will be cancelled without consideration.

•

Each Existing Company RSU Award that is outstanding immediately prior to the Effective Time will be automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Shares underlying such Existing Company RSU Award immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration, subject to any applicable withholding taxes.

•

Fifty percent (50%) of each New Company RSU Award that is outstanding immediately prior to the Effective Time will be assumed by AbbVie and converted into an Assumed RSU Award on the same terms and conditions as applied to each such New Company RSU Award immediately prior to the Effective Time, except that each Assumed RSU Award will cover a number of shares of AbbVie common stock (rounded down to the nearest whole number of shares of AbbVie common stock) equal to the product of (i) the number of unvested Company Shares underlying the New Company RSU Award immediately prior to the Effective Time, multiplied by (ii) the Equity Award Exchange Ratio. The remaining fifty percent (50%) of each New Company RSU Award that is outstanding immediately prior to the Effective Time will be automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Shares underlying such New Company RSU Award immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration, subject to any applicable withholding taxes.

•

Each Company PSU Award that is outstanding immediately prior to the Effective Time will automatically be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Shares subject to such Company PSU Award, determined assuming that the applicable performance goals have been deemed to be achieved at the greater of target and actual level of performance as determined by the Board (or, if applicable, the committee administering Cerevel’s Equity Incentive Plan) in its reasonable discretion, multiplied by (ii) the Merger Consideration, subject to any applicable withholding taxes.

Prior to the Effective Time, the Company shall take such actions as are necessary (including obtaining any resolutions of the Board or, if appropriate, any committee designated thereby) to provide that: (i) except for the Final Offering Period under the Company ESPP, no new offering period under the Company ESPP will commence following the date of the Merger Agreement; and (ii) from and after the date of the Merger Agreement, no new participants will be permitted to participate in the Company ESPP and no participant will be able to increase their payroll deductions or purchase elections from those in effect on the date of the Merger Agreement. If the Effective Time occurs during the Final Offering Period, (i) the final exercise date(s) under the Company ESPP will be such date as Cerevel determines in its sole discretion (which date must be no later than the date that is five days prior to the Effective Time), and (ii) each Company ESPP participant’s accumulated contributions under the Company ESPP will be used to purchase whole Company Shares in accordance with the terms of the Company ESPP as of such final exercise date. If the Effective Time occurs after the end of the Final Offering Period, all amounts allocated to each participant’s account under the Company ESPP at the end of the Final Offering Period will be used to purchase whole Company Shares under the terms of the Company ESPP for such offering period. In either case, as promptly as practicable following the purchase of Company Shares under the terms of the Company ESPP, Cerevel will return to each participant the funds, if any, that remain in such participant’s account after such purchase.

Interests of the Directors and Executive Officers of Cerevel in the Merger (page 64)

In considering the recommendation of the Board with respect to the Merger Proposal, our stockholders should be aware that members of the Board and Cerevel’s executive officers may have various interests in the Merger that may be in addition to, or different from, the interests of Cerevel’s stockholders generally. The members of the Board were aware of these potential interests and considered them at the time they approved the Merger Agreement and in making their recommendation that the Cerevel stockholders adopt the Merger Agreement. These potential interests include, but may not be limited to the following:

•

each member of the Board and each of Cerevel’s executive officers holds outstanding Cerevel equity awards. All such equity awards outstanding as of the date of this proxy statement will be afforded the treatment described above under “The Merger Agreement—Treatment of Equity Awards and the Company ESPP”;

•

each of Cerevel’s executive officers is party to an employment agreement and/or is a participant in a severance program that provides for severance payments and benefits upon a qualifying termination in connection with a change in control (referred to as a “sale event” therein), which includes the Merger;

•

each of Cerevel’s non-employee directors is subject to a compensation policy that provides that upon the occurrence of a “sale event” (including the Merger), all equity retainer awards granted to non-employee directors will become fully vested and exercisable;

•	each of Cerevel’s executive officers is eligible to receive a prorated target bonus with respect to fiscal year 2024 if the Effective Time of the Merger occurs in 2024; and

•

certain executive officers’ compensatory payments will be subject to certain mitigation treatment in order to mitigate the potential impact of Sections 280G and 4999 of the United States Internal Revenue Code of 1986, as amended (the “Code”) in connection with the Merger.

For additional information on the potential interests of members of the Board and Cerevel’s executive officers in the Merger, see “The Merger—Interests of the Directors and Executive Officers of Cerevel in the Merger” beginning on page 64 of this proxy statement.

Financing of the Merger (page 68)

The consummation of the Merger is not conditioned upon receipt of financing by AbbVie. AbbVie, Intermediate Holdco and Merger Sub have represented in the Merger Agreement that they have available or, with respect to Intermediate Holdco and Merger Sub, will have available as of the Effective Time, sufficient funds for the satisfaction of all of their obligations under the Merger Agreement and to pay all related fees and expenses required to be paid by AbbVie, Intermediate Holdco or Merger Sub pursuant to the terms of the Merger Agreement.

The Support Agreement (page 107)

Concurrently with the execution and delivery of the Merger Agreement, BC Perception Holdings, LP (“Bain”), entered into a support agreement with AbbVie, Intermediate Holdco and Merger Sub (the “Support Agreement”), pursuant to which, Bain has agreed to vote all of its Company Shares (i) in favor of the adoption and approval of the Merger Agreement and the approval of the Merger, (ii) in favor of any adjournment or postponement of any stockholders meeting proposed in accordance with the Merger Agreement, (iii) in favor of any other proposal necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement, (iv) against any Acquisition Transaction or Acquisition Proposal (as such terms are defined and described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Cerevel Acquisition Proposals; Company Board Recommendation Change” beginning on page 92 of this proxy statement), (v) against any action that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Cerevel in the Merger Agreement and (vi) against any other action that is intended or could reasonably be expected to impede or interfere with or materially delay the Merger. As of December 31, 2023, Bain held voting power over 65,679,781 Company Shares (approximately 36.2% of the outstanding Company Shares).

The Support Agreement will terminate upon the earliest of (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, (iii) the receipt of the affirmative vote of the holders of a majority of the outstanding Company Shares entitled to vote thereon (“Cerevel Stockholder Approval”), (iv) September 6, 2024, (v) any modification or amendment to the Merger Agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to the Cerevel stockholder pursuant to the Merger Agreement and (vi) the mutual agreement of the parties to the Support Agreement.

Appraisal Rights (page 69)

If the Merger is consummated, persons who do not wish to accept the Merger Consideration are entitled to seek appraisal of their Company Shares under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive payment in cash for the fair value of their Company Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your Company Shares as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Merger Consideration that you are otherwise entitled to receive under the Merger Agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.

Persons who exercise appraisal rights under Section 262 will not receive the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their Company Shares following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal should recognize that the fair value of their Company Shares determined under Section 262 could be more than, the same as or less than the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A holder of record of Company Shares and a beneficial owner who (i) continuously holds or beneficially owns, as applicable, such Company Shares through the Effective Time, (ii) has not consented to the Merger in writing or otherwise voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with the procedures under Section 262, (iv) does not thereafter withdraw his, her or its demand for appraisal of such Company Shares and (v) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the Company Shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by Cerevel and to be set forth on the Chancery List (as defined in the section entitled “The Merger—Appraisal Rights” beginning on page 69 of this proxy statement), will be entitled to receive the fair value of his, her or its Company Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. For more information, please see the section entitled “The Merger—Appraisal Rights” beginning on page 69 of this proxy statement.

Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares (page 73)

The receipt of cash for Company Shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a U.S. Holder in exchange for such U.S. Holder’s Company Shares in the Merger generally will result in such U.S. Holder’s recognition of gain or loss in an amount equal to the difference, if any, between the cash such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the Company Shares surrendered in the Merger. A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to the exchange of Company Shares for cash in the Merger unless such Non-U.S.

Holder has certain connections to the United States. Stockholders should refer to the discussion under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 73 of this proxy statement and consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws.

Regulatory Approvals Required for the Merger (page 76)

Under the Merger Agreement, the Merger cannot be consummated until the applicable waiting period (and any extension thereof) under the HSR Act has expired or been terminated. Cerevel and AbbVie filed their respective HSR Act notifications on December 15, 2023. We currently do not expect that any other clearance, approval or consent would be required under any other applicable antitrust law in connection with the Merger.

No Solicitation; Cerevel Acquisition Proposals; Company Board Recommendation Change (page 92)

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, Cerevel and its subsidiaries will not, nor will they authorize or knowingly permit any of their other representatives to, and Cerevel will direct and use its reasonable best efforts to cause such other representatives not to, directly or indirectly:

•

solicit, initiate or knowingly encourage, any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal (as defined and described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Cerevel Acquisition Proposals; Company Board Recommendation Change” beginning on page 92 of this proxy statement);

•

furnish to any person (other than AbbVie, Merger Sub or any designees or representatives of AbbVie or Merger Sub), or any representative thereof, any non-public information relating to Cerevel or any of its subsidiaries, or afford to any person (other than AbbVie, Merger Sub or any designees or representatives of AbbVie or Merger Sub) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Cerevel or any of its subsidiaries, in any such case with the intent to facilitate the making, submission or announcement of any proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

•

participate or engage in any discussions or negotiations with any person with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (except to notify any person of Cerevel’s obligations relating to non-solicitation as set forth in the Merger Agreement);

•

enter into any merger agreement, purchase agreement, letter of intent or similar agreement with respect to an Acquisition Transaction (other than an Acceptable Confidentiality Agreement (as defined and described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Cerevel Acquisition Proposals; Company Board Recommendation Change” beginning on page 92 of this proxy statement) entered into in accordance with the terms of the Merger Agreement); or

•	approve, authorize, agree or publicly announce any intention to do any of the foregoing.

Notwithstanding the foregoing or any other provision in the Merger Agreement, if after the date of the Merger Agreement and before obtaining the Cerevel Stockholder Approval, Cerevel or any of its representatives has received a written Acquisition Proposal or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal from any person or group of persons that did not result from a material breach of Cerevel’s obligations related to non-solicitation as set forth in the Merger Agreement, then Cerevel and its representatives may contact and engage in discussions with such person or group of persons making such Acquisition Proposal, inquiry, proposal or offer or its or their representatives and financing sources, solely to clarify the terms and conditions thereof, to request that any Acquisition Proposal made orally be made in writing or to notify such person or group of persons or its or their representatives’ obligations related to non-solicitation as set forth in the Merger Agreement, and if the Board (or a committee thereof) determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal (as defined and described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Cerevel Acquisition Proposals; Company Board Recommendation Change” beginning on page 92 of this proxy statement) and that the failure to take action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, then Cerevel may, subject to certain requirements:

•

enter into an Acceptable Confidentiality Agreement (as defined under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Cerevel Acquisition Proposals; Company Board Recommendation Change” beginning on page 92 of this proxy statement), as required by the Merger Agreement, with such person or group of persons;

•	furnish information with respect to Cerevel and its subsidiaries to the person or group of persons making such Acquisition Proposal; and

•	participate and engage in discussions or negotiations with the person or group of persons making such Acquisition Proposal regarding such Acquisition Proposal.

Before obtaining the Cerevel Stockholder Approval, the Board, in response to (i) the receipt of a written Acquisition Proposal received after the date of the Merger Agreement that did not result from a material breach of Cerevel’s covenants and agreements related to non-solicitation as set forth in the Merger Agreement, or (ii) the occurrence of an Intervening Event (as defined and described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Cerevel Acquisition Proposals; Company Board Recommendation Change” beginning on page 92 of this proxy statement), may effect a Company Board Recommendation Change (as defined under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Cerevel Acquisition Proposals; Company Board Recommendation Change” beginning on page 92 of this proxy statement) or, in the case of clause (i) above and subject to compliance with certain procedures specified in the Merger Agreement, enter into a definitive agreement with respect to such applicable Acquisition Proposal and terminate the Merger Agreement.

However, the Board is not permitted to take the actions described in the paragraph immediately above unless, among other things, (i) the Board (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, (ii) in the case of receipt of an Acquisition Proposal, the Board (or a committee thereof) determines in good faith (after consultation with its financial advisor(s) and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal, (iii) Cerevel provides written notice (including providing updated notice to AbbVie of any amendment to any material term of such Acquisition Proposal) to AbbVie at least three business days prior to effecting a Company Board Recommendation Change or terminating the Merger Agreement pursuant to its terms, of its intent to take such action, specifying the reasons therefor (iv) Cerevel is, and causes its representatives to be, reasonably available to negotiate with AbbVie in good faith (to the extent AbbVie desires to negotiate) during such three business day period to make such adjustments in the terms and conditions of the Merger Agreement as would obviate the basis for a Company Board Recommendation Change or the termination of the Merger Agreement pursuant to its terms, and (v) no earlier than the end of such three business day period, the Board (or a committee thereof) determines in good faith (after consultation with its financial advisor(s) and outside legal counsel), after considering any amendments to the terms and conditions of the Merger Agreement proposed by AbbVie in a binding written offer irrevocably made by AbbVie during such three business day period, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law (and, in the case of receipt of such Acquisition Proposal, that such Acquisition Proposal continues to constitute a Superior Proposal). Following the delivery of a notice for a Company Board Recommendation Change (as defined under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Cerevel Acquisition Proposals; Company Board Recommendation Change” beginning on page 92 of this proxy statement) (a “Change of Recommendation Notice”) in the case of a Superior Proposal (as defined and described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Cerevel Acquisition Proposals; Company Board Recommendation Change” beginning on page 92 of this proxy statement), in the event of any change to the financial terms (including any change to the amount or form of consideration payable) or other revision to the material terms or conditions of such Acquisition Proposal, Cerevel must provide written notice to AbbVie at least two business days prior to effecting a Company Board Recommendation Change or terminating the Merger Agreement pursuant to its terms of its intent to take such action, specifying the reasons therefor and, if requested by AbbVie, negotiate with AbbVie in good faith (to the extent AbbVie desires to negotiate) during such period to make such adjustments in the terms and conditions of the Merger Agreement as would obviate the basis for a Company Board Recommendation Change or the termination of the Merger Agreement.

For a further discussion of the limitations on solicitation of Acquisition Proposals from third parties, the limitations on making a Company Board Recommendation Change, approving or recommending a Superior Proposal, or terminating the Merger Agreement to enter into a definitive agreement for a Superior Proposal, see “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Cerevel Acquisition Proposals; Company Board Recommendation Change” beginning on page 92 of this proxy statement.

Conditions to the Merger (page 101)

The respective obligations of Cerevel, AbbVie, Intermediate Holdco and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived in whole or in part by the mutual consent of AbbVie, Intermediate Holdco, Merger Sub and Cerevel, to the extent permitted by applicable law:

•	the Cerevel Stockholder Approval shall have been obtained;

•

(i) the expiration or termination of any applicable waiting period (and extensions thereof) under the HSR Act, (ii) all other waivers, approvals and waiting periods under certain other specified antitrust laws have been obtained, terminated or expired, as applicable, and (iii) no voluntary agreement between AbbVie, Merger Sub or Cerevel and any governmental authority not to consummate the Merger shall be in effect; and

•

the absence of any law that is in effect as of immediately prior to the Effective Time that has the effect of making the Merger illegal and the absence of any injunction, order or decree that is in effect as of immediately prior to the Effective Time that has the effect of making the Merger illegal in the United States or in certain other specified jurisdictions, or, in each case, that prohibits or otherwise prevents the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

The obligations of AbbVie, Intermediate Holdco and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived in whole or in part by the mutual consent of AbbVie, Intermediate Holdco and Merger Sub, to the extent permitted by applicable law:

•

the representations and warranties made by Cerevel in the Merger Agreement with respect to the occurrence of a Company Material Adverse Effect (as defined below) being true and correct as of the date of the Merger Agreement and as of the Closing Date as though made as of such date;

•

except for any inaccuracies that are, individually or in the aggregate, de minimis, certain specified representations and warranties made by Cerevel in the Merger Agreement with respect to the capitalization of Cerevel being true and correct as of the date of the Merger Agreement and as of the Closing Date as though made as of such date;

•

the representations and warranties made by Cerevel in the Merger Agreement with respect to corporate organization and qualification, authorization and valid issuance of Company Shares, outstanding Company Securities (as defined below), Cerevel Stockholder Approval and brokers’ and certain expenses (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein) being true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date as though made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•

except where any failures of any such representations and warranties to be true and correct would not have, individually or in the aggregate, a Company Material Adverse Effect, the other representations and warranties made by Cerevel in the Merger Agreement being true and correct (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein) as of the date of the Merger Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date);

•

Cerevel having performed and complied with in all material respects the agreements or covenants required to be performed, or complied with, by Cerevel under the Merger Agreement at or prior to the Effective Time;

•	the non-occurrence since the date of the Merger Agreement of a Company Material Adverse Effect that is continuing; and

•

the delivery by Cerevel of a certificate signed by the Chief Executive Officer or the Chief Financial Officer of Cerevel, certifying that the conditions described in the preceding six bullets have been satisfied.

The obligations of Cerevel to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived in whole or in part by the Company, to the extent permitted by applicable law:

•

the representations and warranties of AbbVie, Intermediate Holdco and Merger Sub made in the Merger Agreement being true and correct (without giving effect to any qualification as to “materiality” qualifiers set forth therein) as of the date of the Merger Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date), except, in each case, where the failure to be so true and correct would not or would not reasonably be expected to prevent, materially impede or materially delay AbbVie, Intermediate Holdco or Merger Sub from consummating the Merger on a timely basis and in any event on or before the Termination Date (as defined below);

•

AbbVie, Intermediate Holdco and Merger Sub having performed and complied in all material respects the agreements or covenants required to be performed, or complied with, by AbbVie, Intermediate Holdco or Merger Sub under the Merger Agreement at or prior to the Effective Time; and

the delivery by AbbVie of a certificate signed on behalf of AbbVie by an officer certifying that the conditions described in the preceding two bullets have been satisfied.

Termination (page 102)

The Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the Effective Time as follows:

•	by mutual written agreement of Cerevel and AbbVie;

•	by either Cerevel or AbbVie, if:

•

the Effective Time shall not have occurred on or before September 6, 2024 (the “Termination Date”), which shall be automatically extended for up to three periods of 90 days each, if at the time of each such extension all closing conditions (other than the closing conditions with respect to receipt of HSR Act clearance and approvals under certain other specified antitrust laws or there being no law or order permanently restraining, enjoining, preventing or otherwise prohibiting or making illegal the consummation of the Merger, if such law or order relates to the receipt of HSR Act clearance or approvals under the antitrust laws of certain specified jurisdictions) have been satisfied or waived; provided that the terminating party’s breach of its obligations under the Merger Agreement may not have been a principal cause of the failure of the Effective Time to occur on or before the Termination Date;

•

a court of competent jurisdiction or any other governmental authority of competent jurisdiction has issued any order or law permanently restraining, enjoining, preventing, or otherwise prohibiting or making illegal prior to the Effective Time, the consummation of the transactions contemplated by the Merger Agreement that becomes final and non-appealable (except that the party seeking to terminate the Merger Agreement as described in this bullet must have performed and complied in all material respects with its obligation to use reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective, as promptly as reasonably practicable, and in any event prior to the Termination Date, the Merger and each of the other transactions contemplated by the Merger Agreement, and, if applicable, taking certain actions as required by the Merger Agreement to obtain antitrust approvals as more fully described under “The Merger Agreement—Other Covenants and Agreements—Efforts to Consummate the Merger” beginning on page 97 of this proxy statement) prior to asserting the right to terminate arising pursuant to this bullet; or

•	the Special Meeting has been held and the Cerevel Stockholder Approval was not obtained (including at any adjournment or postponement thereof);

•	by AbbVie, if:

•

Cerevel breaches or fails to perform any of its covenants, agreements or other obligations set forth in the Merger Agreement, such that the closing condition with respect to Cerevel’s performance of its covenants and agreements would not be satisfied if such breach or failure to perform were continuing as of immediately prior to the Effective Time, or any of the representations and warranties of Cerevel set forth in the Merger Agreement become inaccurate, such that the closing conditions with respect to Cerevel’s representations and warranties are not capable of being satisfied by the Termination Date, and such breach, failure to perform or inaccuracy of Cerevel has not been cured by the Termination Date or is not cured by Cerevel within 20 business days following AbbVie’s delivery of written notice to Cerevel of such breach, failure to perform or inaccuracy, except that AbbVie will not have the right to terminate the Merger Agreement as described in this bullet if AbbVie, Intermediate Holdco or Merger Sub is in breach of the Merger Agreement such that Cerevel has the right to terminate the Merger Agreement pursuant to the terms thereof; or

•

a Company Board Recommendation Change occurs or a tender or exchange offer constituting an Acquisition Proposal has been publicly commenced by a person who is not an affiliate or representative of AbbVie and Cerevel fails to publicly reaffirm the recommend that the stockholders of Cerevel adopt the Merger Agreement (the “Company Board Recommendation”) within 10 business days following the receipt of a written request from AbbVie to do so.

•	by Cerevel, if:

•	AbbVie, Intermediate Holdco or Merger Sub breaches or fails to perform any of their respective covenants, agreements, or other obligations under the Merger Agreement such that the closing condition with respect to AbbVie’s, Intermediate Holdco’s and Merger Sub’s covenants and agreements would not be satisfied if such breach or failure to perform were continuing as of immediately prior to the Effective Time, or any of the representations or warranties of AbbVie, Intermediate Holdco and/or Merger Sub become inaccurate, such that the closing conditions with respect to AbbVie’s, Intermediate Holdco’s and Merger Sub’s representations and warranties are not capable of being satisfied by the Termination Date and such breach, failure to perform or inaccuracy of AbbVie, Intermediate Holdco and/or Merger Sub is not capable of being cured by the Termination Date or is not cured within 20 business days following Cerevel’s delivery of written notice to AbbVie of such breach, failure to perform or inaccuracy, except that Cerevel will not have the right to terminate the Merger Agreement as described in this bullet if Cerevel is in breach of the Merger Agreement, such that AbbVie has the right to terminate the Merger Agreement pursuant to the terms thereof; or

•

at any time prior to obtaining the Cerevel Stockholder Approval, the Board (or a committee thereof) has determined to terminate the Merger Agreement and enters into, substantially concurrently with such termination, a definitive agreement with respect to such Superior Proposal, and substantially concurrently with or prior to such termination, Cerevel pays AbbVie a termination fee of $283,086,660.

Termination Fee; Certain Expenses (page 104)

Under certain circumstances, including due to a change in the Company Board Recommendation and the entry by Cerevel into a definitive agreement with respect to a Superior Proposal in accordance with the terms of the Merger Agreement, Cerevel will be required to pay AbbVie a termination fee equal to $283,086,660 (the “Cerevel Termination Fee”). In addition, in connection with a termination of the Merger Agreement under specified circumstances, including due to a failure to consummate the Merger prior to the Termination Date because of an inability to obtain the necessary antitrust approvals or due to the entry of a final, non-appealable antitrust law or order permanently restraining, enjoining, preventing or otherwise prohibiting the Merger, AbbVie will be required to pay Cerevel a termination fee equal to $653,276,908 (the “AbbVie Termination Fee”). For more information, please see “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 104 of this proxy statement.

Generally, if AbbVie actually receives the Cerevel Termination Fee in circumstances in which it is payable by Cerevel, Cerevel will have no further liability to AbbVie, Intermediate Holdco or Merger Sub under the Merger Agreement except in certain limited circumstances. Similarly, if Cerevel actually receives the AbbVie Termination Fee in circumstances in which it is payable by AbbVie, AbbVie will have no further liability to Cerevel under the Merger Agreement except in certain limited circumstances.

Expenses Generally (page 105)

Except as otherwise described in this proxy statement, including under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 105 of this proxy statement, whether or not the Merger is consummated, Cerevel, AbbVie, Intermediate Holdco and Merger Sub are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the transactions contemplated by the Merger Agreement.

Market Prices and Dividend Data (page 116)

The Company Shares have been listed on Nasdaq under the symbol “CERE.” On December 5, 2023, the last full trading day prior to the Board approving the Merger, the closing price of the Company Shares on Nasdaq was $35.59 per share. On [ ● ], 2024, the latest practicable trading day before the printing of this proxy statement, the closing price of the Company Shares on Nasdaq was $[ ● ] per share. You are encouraged to obtain current market quotations for Company Shares.

Cerevel has never declared or paid any cash dividends on its capital stock, and Cerevel does not currently intend to pay, nor under the Merger Agreement may Cerevel pay without the prior written consent of AbbVie, any cash dividends on its capital stock in the foreseeable future.

Delisting and Deregistration of Company Shares (page 78)

If the Merger is consummated, following the Effective Time, the Company Shares will cease trading on Nasdaq and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

THE COMPANIES

Cerevel Therapeutics Holdings, Inc.

Cerevel is a Delaware corporation with principal executive offices located at 222 Jacobs Street, Suite 200, Cambridge, Massachusetts 02141, telephone number (844) 304-2048. Cerevel is dedicated to unraveling the mysteries of the brain to treat neuroscience diseases. Cerevel is tackling diseases by combining its deep expertise in neurocircuitry with a focus on targeted receptor subtype selectivity and a differentiated approach to pharmacology. Cerevel has a diversified pipeline comprised of five clinical-stage investigational therapies and several preclinical compounds with the potential to treat a range of neuroscience diseases, including schizophrenia, Alzheimer’s disease psychosis, epilepsy, panic disorder, and Parkinson’s disease. The Company Shares are listed on Nasdaq under the symbol “CERE.” Additional information about Cerevel is contained in certain of its public filings that are incorporated by reference herein. See “Where You Can Find More Information” beginning on page 121 of this proxy statement.

AbbVie Inc.

AbbVie is a global, research-based biopharmaceutical company. AbbVie uses its expertise, dedicated people and unique approach to innovation to develop and market advanced therapies that address some of the world’s most complex and serious diseases. AbbVie’s principal executive offices are located at 1 North Waukegan Road, North Chicago, Illinois 60064-6400 and its telephone number is (847) 932-7900. AbbVie’s common stock is listed and traded on The New York Stock Exchange under the symbol “ABBV.”

Symphony Harlan LLC

Intermediate Holdco is a Delaware limited liability company and a direct wholly owned subsidiary of AbbVie, with registered office located at 1521 Concord Pike, Suite 201, Wilmington, DE 19803. Intermediate Holdco was formed solely for the purpose of effecting the Merger and the other transactions contemplated by Merger Agreement and has not engaged in any business to date except for activities incidental to its incorporation and activities undertaken in connection with the Merger and the other transactions contemplated by the Merger Agreement.

Symphony Harlan Merger Sub Inc.

Merger Sub is a Delaware corporation and an indirect wholly owned subsidiary of AbbVie, with registered office located at 1521 Concord Pike, Suite 201, Wilmington, DE 19803. Merger Sub was formed solely for the purpose of effecting the Merger and the other transactions contemplated by the Merger Agreement and has not engaged in any business to date except for activities incidental to its incorporation and activities undertaken in connection with the Merger and the other transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will merge with and into Cerevel, with Cerevel surviving as a wholly owned subsidiary of AbbVie.

THE SPECIAL MEETING

We are furnishing this proxy statement to Cerevel stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting or any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held virtually via live webcast on [ ● ], 2024, at [ ● ], or at any adjournment or postponement thereof. Cerevel stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.proxypush.com/CERE. To attend the Special Meeting, you must register in advance at www.proxydocs.com/CERE.

Company Shares held directly in your name as a stockholder of record may be voted at the Special Meeting via the Special Meeting website, provided you have pre-registered for the Special Meeting. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website only if you obtain a legal proxy from your bank, broker or other nominee and provided you have pre-registered for the Special Meeting.

Purpose of the Special Meeting

At the Special Meeting, we will ask our stockholders of record as of the Record Date to vote on (i) the Merger Proposal, (ii) the Merger Compensation Proposal and (iii) the Adjournment Proposal. If holders of Company Shares fail to adopt the Merger Agreement by approving the Merger Proposal, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A and incorporated herein by reference, and the material provisions of the Merger Agreement are described under “The Merger Agreement” beginning on page 79 of this proxy statement.

This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about [ ● ], 2024.

Pre-Registering for the Special Meeting

In order to attend the Special Meeting, you must register in advance at www.proxydocs.com/CERE and provide the control number located on your voting instruction form or proxy card.

Cerevel Stockholders of Record

Cerevel stockholders of record as of the Record Date may register to participate in the Special Meeting remotely by visiting www.proxydocs.com/CERE. Please have your proxy card, or notice, containing your control number available and follow the instructions to complete your registration request. After registering, Cerevel stockholders will receive a confirmation email with a link and instructions for accessing the virtual Special Meeting.

Beneficial (Street Name) Stockholders

Cerevel stockholders whose Company Shares are held through a bank, broker or other nominee as of the Record Date may register to participate in the Special Meeting remotely by visiting www.proxydocs.com/CERE. Please have your voting instruction form, notice, or other communication containing your control number available and follow the instructions to complete your registration request. After registering, Cerevel stockholders will receive a confirmation email with a link and instructions for accessing the virtual Special Meeting.

Questions on How to Pre-Register

If you have any questions or require any assistance with pre-registering, please contact MacKenzie Partners, Inc., Cerevel’s proxy solicitor for the Special Meeting, at (212) 929-5500 (call collect) or (800) 322-2885 (toll-free).

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the close of business on [ ● ], 2024, the Record Date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting or at any adjournments or postponements thereof. A list of stockholders entitled to vote at the Special Meeting will be available in our offices located at 222 Jacobs Street, Suite 200, Cambridge, Massachusetts 02141, during regular business hours for a period of at least 10 days before the Special Meeting.

As of the Record Date, there were [ ● ] Company Shares issued and outstanding and entitled to be voted at the Special Meeting.

A quorum of stockholders is necessary to transact business at the Special Meeting. Our amended and restated bylaws provide that the presence at the Special Meeting, in person or by proxy, of the holders of a majority of the voting power of our issued and outstanding Company Shares entitled to vote at the Special Meeting will constitute a quorum for Cerevel to transact business at the Special Meeting. In general, Company Shares that were issued and outstanding as of the Record Date and are represented by a properly signed and returned proxy card will be counted as Company Shares present and entitled to vote at the Special Meeting for purposes of determining a quorum. Company Shares represented by proxies received but marked “ABSTAIN” will be included in the calculation of the number of Company Shares considered to be present at the Special Meeting for purposes of determining a quorum. Broker non-votes will not be included in the calculation of the number of Company Shares considered to be present at the Special Meeting for purposes of determining a quorum. However, if a beneficial owner of Company Shares held in street name gives voting instructions to the bank, broker or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those Company Shares will be deemed present at the Special Meeting and for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal.

In the event that a quorum is not present at the Special Meeting, it is expected that the meeting would be adjourned to a later date to solicit additional proxies, and a quorum will have to be established at such adjourned date.

Vote Required; Abstentions and Broker Non-Votes

Each Company Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting.

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the Company Shares that are issued and outstanding as of the Record Date and entitled to vote thereon. Adoption of the Merger Agreement by our stockholders is a condition to the closing of the Merger.

Approval of the Merger Compensation Proposal will be obtained if the number of votes cast FOR the proposal at the Special Meeting exceeds the number of votes cast AGAINST the proposal.

Approval of the Adjournment Proposal will be obtained if the number of votes cast FOR the proposal at the Special Meeting exceeds the number of votes cast AGAINST the proposal.

If a Cerevel stockholder fails to vote, it will have the same effect as if the stockholder voted “AGAINST” the Merger Proposal, but it will have no effect on the Merger Compensation Proposal or the Adjournment Proposal.

If a Cerevel stockholder abstains from voting, it will have the same effect as if the stockholder voted “AGAINST” the Merger Proposal, but will not be considered to be a vote cast on, and will have no effect on, the Merger Compensation Proposal or the Adjournment Proposal.

If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares will result in a broker non-vote, and each broker non-vote will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Merger Compensation Proposal or the Adjournment Proposal.

Company Shares Held by Directors and Executive Officers

As of the close of business on the Record Date, directors and executive officers of Cerevel and their affiliates beneficially owned and were entitled to vote, in the aggregate, [ ● ] Company Shares, which represented approximately [ ● ]% of the Company Shares issued and outstanding on that date. Our directors and executive officers have informed us that they currently intend to vote all of their Company Shares (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger Compensation Proposal and (iii) “FOR” the Adjournment Proposal, although none of them is obligated to do so.

Voting; Proxies

Voting at the Special Meeting

You can vote at the virtual Special Meeting, which will be held on [ ● ], 2024, at [ ● ], at www.proxypush.com/CERE (unless the Special Meeting is adjourned or postponed).

You may also authorize the persons named as proxies on the proxy card to vote your shares by returning the proxy card in advance by mail, over the Internet or by telephone. Although Cerevel offers four different voting methods, Cerevel encourages you to vote over the Internet or by phone as Cerevel believes they are the most cost-effective methods. We also recommend that you vote as soon as possible, even if you are planning to attend the Special Meeting, so that the vote count will not be delayed.

Providing Voting Instructions by Proxy

To ensure that your Company Shares are voted at the Special Meeting, we recommend that you submit your proxy or provide voting instructions for your Company Shares held in “street name” to your bank, broker or other nominee promptly, even if you plan to attend the Special Meeting.

Company Shares Held by Record Holders

If you are a stockholder of record and your Company Shares are registered in your name with our transfer agent, Continental, you may submit your proxy using one of the methods described below.

Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting a proxy. You can grant a proxy by telephone by calling the toll-free number 1-866-362-3908, or via the Internet, until the start of the Special Meeting, by accessing the Internet address as specified on the enclosed proxy card. Your Company Shares will be voted as you direct, and in the same manner as if you had completed, signed, dated and returned your proxy card, as described below. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone.

Submit a Proxy Card. If you return your signed proxy card before the Special Meeting, your shares will be voted as you direct.

Voting instructions are included on your proxy card. All Company Shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. If you sign, date and return your proxy card without indicating how you wish to vote, such Company Shares represented by your properly signed proxy will be voted “FOR” each of the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal. If you fail to return your proxy card and you are a holder of record as of the close of business on the Record Date, unless you attend the Special Meeting, your Company Shares will not be considered present at the Special Meeting for purposes of determining whether a quorum is present, and your failure to vote will have the same effect as a vote “AGAINST” the Merger Proposal and will have no effect on the vote regarding the Merger Compensation Proposal or the Adjournment Proposal.

Company Shares Held in “Street Name”

If your Company Shares are held in “street name” through a bank, broker or other nominee, your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your Company Shares. You may cause your Company Shares to be voted through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or by the Internet or telephone through your bank, broker or other nominee by following the instructions provided to you by them if such a service is available, or by attending the Special Meeting and voting using your control number, or, if you did not obtain a control number, by contacting your bank, broker or other nominee to obtain a control number so that you may vote.

Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your Company Shares on “routine” matters if you fail to instruct your bank, broker or other nominee on how to vote your Company Shares with respect to such matters. The Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal described in this proxy statement are “non-routine” matters, and your bank, broker or other nominee therefore cannot vote on these proposals without your instructions. Accordingly, if you do not return your bank’s, broker’s or other nominee’s voting form, do not provide voting instructions via the Internet or telephone through your bank, broker or other nominee, if applicable, or do not attend the Special Meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, such actions will result in a “broker non-vote.” Broker non-votes, if any, will not be considered present at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting, will have the same effect as if you voted “AGAINST” the Merger Proposal and will have no effect on the Merger Compensation Proposal or the Adjournment Proposal. However, if a beneficial owner of shares of common stock held in street name gives voting instructions to the bank, broker or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those shares will be deemed present at the Special Meeting and for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. For Company Shares held in “street name,” only Company Shares affirmatively voted “FOR” the Merger Proposal, the Merger Compensation Proposal or the Adjournment Proposal will be counted as a vote in favor of such proposal.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted at the Special Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•

delivering a written notice of revocation of your proxy to our Corporate Secretary at Cerevel Therapeutics Holdings, Inc., Attention: Corporate Secretary, 222 Jacobs Street, Suite 200, Cambridge, Massachusetts 02141 prior to the start of the Special Meeting;

•

signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same Company Shares and returning it to us by mail prior to the start of the Special Meeting;

•	submitting a new proxy by telephone prior to the start of the Special Meeting;

•	submitting a new proxy by Internet prior to the start of the Special Meeting; or

•	attending the Special Meeting and voting at the meeting (simply attending the Special Meeting will not cause your proxy to be revoked).

Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to Cerevel or by sending a written notice of revocation to Cerevel, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Cerevel before the Special Meeting. Please note that to be effective, your new proxy card, telephonic voting instructions or written notice of revocation must be received by our Corporate Secretary prior to the start of the Special Meeting.

If you hold your Company Shares in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote or submit new voting instructions. You may also vote in person at the Special Meeting with your control number, or, if you did not obtain a control number, by contacting your bank, broker or other nominee to obtain a control number. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow Cerevel stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.

Abstentions

An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of Company Shares represented at the Special Meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Merger Compensation Proposal or the Adjournment Proposal.

Adjournments and Postponements

Although it is not currently expected, subject to certain restrictions in the Merger Agreement, the Special Meeting may be adjourned or postponed, among other reasons, for the purpose of soliciting additional proxies. If a quorum is not present, then under our amended and restated bylaws, (i) the presiding officer of the Special Meeting or (ii) a majority in voting power of the stockholders entitled to vote thereon, present at the Special Meeting in person or represented by proxy, shall have power to adjourn the Special Meeting until a quorum is present or represented, and notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. However, our amended and restated bylaws provide that if any such adjournment is for more than thirty (30) days, or if after an adjournment a new record date for determining stockholders entitled to vote is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting as of the record date for determining the stockholders entitled to notice of the adjourned meeting.

If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

In the event that there is present at the Special Meeting, in person or by proxy, sufficient favorable voting power to secure the vote of our stockholders necessary to adopt the Merger Agreement by approving the Merger Proposal, we do not currently anticipate that we will adjourn or postpone the Special Meeting.

Board Recommendation

The Board, after considering the various factors more fully described under “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 50 of this proxy statement, has, by the unanimous vote of those directors voting at the meeting, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Cerevel and its stockholders, and declared it advisable for Cerevel to enter into the Merger Agreement, (ii) approved and declared advisable the execution and delivery by Cerevel of the Merger Agreement, the performance by Cerevel of its covenants and agreements contained in the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the stockholders of Cerevel and (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the stockholders of Cerevel adopt the Merger Agreement (the matters described in clauses (i) through (iv), the “Company Board Recommendation”).

The Board, by the unanimous vote of those directors voting at the meeting, recommends that you vote “FOR” the Merger Proposal. In addition, the Board unanimously recommends that you vote “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

Solicitation of Proxies

The Board is soliciting your proxy, and we will bear the cost of the solicitation of proxies.

We have retained MacKenzie Partners, Inc., a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $9,500 plus expenses. We will also indemnify the proxy solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of Company Shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Consummation of the Merger

We currently anticipate that the Merger will be consummated in the middle of 2024, assuming satisfaction or waiver of all of the conditions to the Merger. However, the Merger is subject to various conditions, and it is possible, including as a result of factors outside the control of Cerevel and AbbVie, that the Merger will be consummated at an earlier time, a later time or not at all.

Appraisal Rights

If the Merger is consummated, persons who do not wish to accept the Merger Consideration are entitled to seek appraisal of their Company Shares under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive payment in cash for the fair value of their Company Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your Company Shares as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Merger Consideration that you are otherwise entitled to receive under the Merger Agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.

Persons who exercise appraisal rights under Section 262 will not receive the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their Company Shares following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal should recognize that the fair value of their Company Shares determined under Section 262 could be more than, the same as or less than the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A holder of record of Company Shares and a beneficial owner who (i) continuously holds or beneficially owns, as applicable, such Company Shares through the Effective Time, (ii) has not consented to the Merger in writing or otherwise voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with the procedures under Section 262, (iv) does not thereafter withdraw his, her or its demand for appraisal of such Company Shares and (v) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the Company Shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by Cerevel and to be set forth on the Chancery List (as defined in the section entitled “The Merger—Appraisal Rights” beginning on page 69 of this proxy statement), will be entitled to receive the fair value of his, her or its Company Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. For more information, please see the section entitled “The Merger—Appraisal Rights” beginning on page 69 of this proxy statement.

Householding of Special Meeting Materials

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

We will promptly deliver a separate copy of our proxy statement to any stockholder without charge upon a written request or verbal request to Cerevel Therapeutics Holdings, Inc., 222 Jacobs Street, Suite 200, Cambridge, Massachusetts 02141, Attention: Corporate Secretary, telephone number (844) 304-2048. Stockholders sharing an address that are receiving multiple copies of this proxy statement can request delivery of a single copy of the proxy materials by contacting their broker, bank or other intermediary or sending a written request to Cerevel Therapeutics Holdings, Inc. at the address above.

Questions and Additional Information

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor or us:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free: (800) 322-2885

or

Cerevel Therapeutics Holdings, Inc.

222 Jacobs Street, Suite 200

Cambridge, Massachusetts 02141

Attention: Corporate Secretary

Call: (844) 304-2048

If your broker, bank or other nominee holds your Company Shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain “forward-looking statements” that do not directly or exclusively relate to historical facts. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “project,” “may,” “might,” “opinion,” “plan,” “possible,” “potential,” “should,” “will,” “would” and similar words or expressions. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

•

the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain the Cerevel Stockholder Approval or the failure to satisfy the other conditions to the consummation of the Merger, including the termination or expiration of the waiting period applicable to the Merger under the HSR Act;

•

the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including the risk that the Merger Agreement may be terminated in circumstances requiring us to pay AbbVie the Cerevel Termination Fee;

•	risks that the proposed Merger disrupts our current plans and operations or affects our ability to retain or recruit key employees;

•

the effect of the announcement, pendency or consummation of the Merger on our business relationships (including, without limitation, vendors, suppliers and other business partners), operating results and business generally;

•	potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect Cerevel’s financial performance;

•	the amount of the costs, fees, expenses and charges related to the Merger Agreement or the Merger;

•	risks related to diverting the attention of our management and employees from ongoing business operations;

•	the inability to obtain the Cerevel Stockholder Approval with respect to the Merger;

•	the risk that our stock price may decline significantly if the Merger is not consummated;

•

the effect of the restrictions placed on our business activities and the limitations on our ability to pursue alternatives to the Merger during the pendency of the Merger, pursuant to the Merger Agreement;

•	the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against us and others;

•	the fact that under the terms of the Merger Agreement, we are unable to solicit other Acquisition Proposals during the pendency of the Merger;

•	the fact that receipt of the all-cash Merger Consideration would be taxable to our stockholders that are treated as U.S. Holders for United States federal income tax purposes;

•

Cerevel’s ability to implement its business strategy, including the fact that our stockholders would forego the opportunity to realize the potential long-term value of the successful execution of our current strategy as an independent public company; and

•	the risks related to the potential impact of general economic, political and market factors on the parties to the proposed Merger.

Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward-looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Cerevel or its businesses or operations. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements. The foregoing review of risks and uncertainties that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Cerevel’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, factors and matters described or incorporated by reference in this proxy statement and other reports filed with the SEC.

Any forward-looking statement made in this proxy statement speaks only as of the date on which it is made. Cerevel can give no assurance that the conditions to the Merger will be satisfied. You should not put undue reliance on any forward-looking statements. Cerevel undertakes no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required by law. If Cerevel does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

THE MERGER

This discussion of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Certain Effects of the Merger on Cerevel

If the Merger Agreement is adopted by Cerevel stockholders and the other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will be merged with and into Cerevel, with Cerevel continuing as the surviving corporation and a wholly owned subsidiary of AbbVie.

At the Effective Time, each Company Share issued and outstanding immediately prior to the Effective Time (other than Canceled Company Shares and Dissenting Company Shares) will be canceled and extinguished and automatically converted into the right to receive the Merger Consideration.

The Company Shares are listed and trade on Nasdaq under the symbol “CERE.” As a result of the Merger, Cerevel will cease to be a publicly traded company and will become a wholly owned subsidiary of AbbVie. Prior to the Effective Time, we will reasonably cooperate with AbbVie to delist the Company Shares from Nasdaq and deregister the Company Shares under the Exchange Act, provided that such delisting and termination will not be effective until after the Effective Time. Upon such delisting and deregistration, we will no longer be a publicly traded company and will no longer be required to file periodic reports with the SEC, in each case in accordance with applicable law, rules and regulations. If the Merger is consummated, you will not own any shares of the capital stock of the surviving corporation or AbbVie.

Effect on Cerevel if the Merger Is Not Consummated

If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding Company Shares entitled to vote thereon as of the Record Date or if the Merger is not consummated for any other reason, Cerevel stockholders will not receive any payment for their Company Shares pursuant to the Merger Agreement. Instead, Cerevel will remain a public company, the Company Shares will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Furthermore, if the Merger is not consummated, depending on the circumstances that caused the Merger not to be consummated, the price of the Company Shares may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the Company Shares would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your Company Shares. If the Merger is not consummated, the Board will continue to evaluate and review our business operations, assets, operating results, financial condition, prospects and business strategy, among other things, and make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding Company Shares entitled to vote thereon as of the Record Date or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Cerevel will be offered or that our business, prospects or results of operations will not be adversely impacted.

In addition, upon termination of the Merger Agreement, under specified circumstances, Cerevel may be required to pay AbbVie a termination fee, and under other specified circumstances, AbbVie may be required to pay Cerevel a termination fee, as described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 104 of this proxy statement.

Merger Consideration

In the Merger, each Company Share issued and outstanding immediately prior to the Effective Time (other than as described herein) will be canceled and extinguished and automatically converted into the right to receive the Merger Consideration.

Each Company Share issued and outstanding immediately prior to the Effective Time that is held by AbbVie, Intermediate Holdco, Merger Sub or Cerevel, or by any direct or indirect wholly owned subsidiary of Cerevel, AbbVie, Intermediate Holdco or Merger Sub shall be canceled and extinguished without any consideration paid therefor at the Effective Time.

“Dissenting Company Shares” refers to each Company Share issued and outstanding as of immediately prior to the Effective Time and held by a stockholder of Cerevel who is entitled to demand and who has properly and validly demanded his, her or its statutory rights of appraisal in respect of such Dissenting Company Share in compliance in all respects with Section 262 of the DGCL. Dissenting Company Shares shall not be converted into, or represent the right to receive the Merger Consideration. Please see “The Merger—Appraisal Rights” beginning on page 69 of this proxy statement for more information.

After the Merger is consummated, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a Cerevel stockholder as a result of the Merger (except that any holder of Dissenting Company Shares will have those rights granted under Section 262), nor will you be entitled to receive any shares in AbbVie or the surviving corporation.

Each of the paying agent, the surviving corporation, Merger Sub, Intermediate Holdco and AbbVie will be entitled to deduct and withhold from any amounts payable pursuant to the Merger Agreement such amounts as are required to be deducted and withheld therefrom under applicable tax laws. If the paying agent, the surviving corporation, Merger Sub, Intermediate Holdco or AbbVie, as the case may be, so deducts and withholds amounts and timely and properly remits such amounts to the applicable governmental authority, such amounts shall be treated for all purposes under the Merger Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

Background of the Merger

The terms of the Merger Agreement were the result of extensive negotiations between Cerevel, AbbVie and their respective affiliates and representatives. The following is a brief description of the background of the Merger and related transactions.

Cerevel is a clinical-stage pre-revenue biopharmaceutical company which was formed on July 23, 2018 and began operations following a contribution of pre-commercial neuroscience assets from Pfizer Inc. (“Pfizer”) and a monetary investment and equity commitment by BC Perception Holdings, LP (“Bain”). Cerevel became a public company via a merger with a special purpose acquisition company in October 2020, and in connection therewith, entered into the Amended and Restated Registration and Shareholder Rights Agreement, dated October 27, 2020, by and among Bain, Pfizer, Cerevel and certain other Cerevel stockholders (the “A&R Shareholder Rights Agreement”), pursuant to which Bain has a right to nominate, and has nominated, six representatives to Cerevel’s current 12-person board of directors (the “Board”), with two such representatives required to be independent and subject to Pfizer’s prior written consent, and Pfizer has a right to nominate, and has nominated, two representatives to the Board. Based on their most recent filings with the SEC, Bain and Pfizer beneficially own 51.3% of the voting stock of Cerevel as of December 31, 2023. Cerevel has numerous late-stage clinical trials underway or planned, with multiple mid- to late-stage clinical trial data readouts anticipated in 2024. In this context, the Board, together with members of senior management of Cerevel, regularly reviews and assesses the performance, future growth prospects, clinical trial risks, business plans and the overall strategic direction of Cerevel, and considers a variety of strategic alternatives that may be available to Cerevel, including continuing to pursue its strategy as a standalone company or pursuing potential strategic, business development or financing transactions with third parties, in each case, with the goal of maximizing stockholder value.

As part of that review, Cerevel regularly engages with other industry leaders regarding potential business development opportunities. In early 2023, Cerevel engaged in discussions regarding a potential Japanese regional partnership for emraclidine, its M4-selective positive allosteric modulator in development for schizophrenia and Alzheimer’s disease psychosis and lead asset. In connection therewith, representatives of Cerevel contacted 17 potential counterparties who might be interested in a Japan partnership for emraclidine, including AbbVie, and executed confidentiality agreements with eight of such parties, including with AbbVie on March 28, 2023, one of which (which was not the confidentiality agreement entered into with AbbVie) included a standstill provision containing standard fall-away rights. Also in early 2023, Cerevel engaged in discussions regarding a potential global partnership for tavapadon, its D1/D5 partial agonist currently in Phase 3 development for the treatment of Parkinson’s disease, and, in connection therewith, representatives of Cerevel executed confidentiality agreements with two such parties, neither of which included a standstill provision.

On May 3, 2023, Cerevel announced the appointment of Ron Renaud as President, Chief Executive Officer and a member of the Board, effective June 12, 2023, to succeed Tony Coles, who continued in his role as Chairperson of the Board. On May 10, 2023, Cerevel announced the appointment of Susan Altschuller as Chief Financial Officer, effective May 15, 2023. On June 15, 2023, Cerevel announced the appointment of Paul Burgess as Chief Business Development and Strategic Operations Officer, effective June 20, 2023.

Following the appointment of these executive officers, Cerevel continued to pursue a potential regional partnership in Japan, and in connection therewith, members of Cerevel management held meetings in Japan with AbbVie and two other potential counterparties for a Japan partnership for emraclidine and one potential counterparty for a global partnership for tavapadon in July 2023. Discussions between Cerevel and AbbVie regarding a potential regional partnership in Japan continued until August 2023, at which point Cerevel indicated to AbbVie that its non-binding indicative terms were not sufficient for AbbVie to continue participating in the process and communicated that Cerevel was terminating discussions with AbbVie unless AbbVie enhanced its economic terms. Cerevel continued to negotiate non-binding indicative terms with two other parties regarding the potential regional partnership in Japan through early November 2023.

On September 25, 2023, representatives of AbbVie contacted representatives of Cerevel to inform them that AbbVie would not be capable of enhancing its bid for the potential regional partnership in Japan; however, representatives of AbbVie stated that AbbVie would ascribe value to the Japan region if Cerevel retained the commercial rights to that region. The conversation focused on Cerevel’s retention of commercial rights in Japan and AbbVie did not indicate that an offer to acquire Cerevel would be forthcoming.

On September 27, 2023, the Board met, along with representatives of Cerevel management, at a regularly scheduled meeting to discuss Cerevel’s strategic plan, clinical program updates, financial outlook and cash needs, enterprise risk management and business development options. The Board discussed Cerevel’s then-current cash balance that would support operations into 2025, together with potential options to extend its operating cash runway, including a regional partnership in Japan; a royalty financing transaction; and/or an equity financing transaction. The Board conducted an executive session and invited representatives of Centerview Partners LLC (“Centerview”), Cerevel’s financial advisor, to discuss certain business development topics. Given the assessment of Cerevel management that Pfizer could be an interested party if Cerevel were to engage in a strategic process for the potential acquisition of Cerevel, the Board (inclusive of the directors nominated by Pfizer) determined that Deborah Baron and Suneet Varma, directors nominated to serve on the Board by Pfizer, should be recused from the executive session, and Ms. Baron and Mr. Varma then recused themselves from the meeting. Centerview discussed with the Board the status of the biopharmaceutical market, perspectives on Cerevel’s value and outlook, considerations around asset out-licensing, financing alternatives to fund Cerevel’s strategic plan, and the challenges of finding a potential acquiror who would consummate an acquisition of Cerevel that recognized the intrinsic value of Cerevel in advance of pivotal data. Following such discussions, the Board directed Cerevel management to continue to execute on its strategic plan and develop options to extend Cerevel’s cash runway into 2026, which would be expected to provide Cerevel with at least 12 months of capital beyond the anticipated data readout of the Phase 2 trials of emraclidine for the treatment of schizophrenia in the second half of 2024. The Board further directed representatives of Cerevel management to make clear to AbbVie given their September 25, 2023 outreach that Cerevel was focused on a potential regional partnership in Japan and was not considering other strategic transactions, and on October 2, 2023, a representative of Cerevel communicated to representatives of AbbVie the same.

On October 10, 2023, the Board, along with members of Cerevel management, met to continue prior discussions on market conditions and Cerevel’s strategic plans, including alternatives to fund its clinical and non-clinical programs, including the four ongoing clinical trials for tavapadon in Parkinson’s, three ongoing clinical trials for emraclidine in schizophrenia, two ongoing clinical trials for darigabat, its α2/3/5-selective GABAA receptor positive allosteric modulator, in focal epilepsy and one ongoing clinical trial for darigabat in panic disorder. After considering a royalty financing, a regional partnership in Japan and an equity financing, the Board determined that extending the cash runway for Cerevel into 2026 by way of a public equity offering would best position Cerevel for future success. On October 11, 2023, Cerevel announced the pricing of a follow-on public offering of Company Shares at a price to the public of $22.81 per Company Share, raising approximately $498.7 million in aggregate net proceeds, inclusive of the full exercise of the underwriters’ option to purchase additional Company Shares.

On October 19, 2023, representatives of AbbVie contacted representatives of Cerevel and made an unsolicited offer to acquire all of the outstanding Company Shares at a price of $35.00 per Company Share, and later that day, representatives of AbbVie submitted to representatives of Cerevel a written non-binding indication of interest on the same terms (the “October 19 Proposal”). The October 19 Proposal was subject to customary conditions, including completion of diligence.

The Board met on October 24, 2023 with representatives of Cerevel management, Centerview and Latham & Watkins LLP (“Latham”), Cerevel’s outside legal counsel, in attendance. The directors nominated to the Board by Pfizer were recused from the meeting. Mr. Renaud described the terms of the October 19 Proposal and representatives of Centerview gave their perspectives on AbbVie as a potential acquirer and other market information. Representatives of Latham then discussed the Board’s fiduciary obligations in assessing the October 19 Proposal and any potential sale process. The Board engaged in discussions with representatives of Cerevel management and its legal and financial advisors regarding the October 19 Proposal, including the timeline for a potential transaction, various regulatory and value considerations, other potential strategic alternatives, including remaining as a standalone company, other potential acquirers who might be interested in and capable of acquiring Cerevel, the challenges of consummating an acquisition of Cerevel that recognized the intrinsic value of Cerevel in advance of pivotal data, and how best to respond to the October 19 Proposal. Following discussion, the Board determined that the price per Company Share in the October 19 Proposal provided insufficient value to Cerevel stockholders; however, the Board determined to investigate whether AbbVie would consider a meaningfully higher offer. The Board instructed Cerevel management to inform representatives of AbbVie that the October 19 Proposal provided insufficient value to Cerevel stockholders and that AbbVie would need to meaningfully increase its offer for the Board to consider a strategic transaction. The Board also instructed Centerview to reach out to additional third parties who might be interested in a potential strategic transaction, including Pfizer.

On October 27, 2023, representatives of Cerevel management communicated to representatives of AbbVie that the October 19 Proposal provided insufficient value to Cerevel and its stockholders to warrant further discussions regarding a potential strategic transaction. Representatives of AbbVie followed up on October 28, 2023 to communicate that AbbVie was willing to consider an increased offer price and requested to schedule a meeting between Mr. Renaud and Richard Gonzalez, Chairman of the Board of Directors and Chief Executive Officer of AbbVie.

On October 30, 2023, at the direction of the Board, representatives of Centerview contacted representatives of Pfizer to discuss Pfizer’s interest in a potential strategic transaction with Cerevel, and on November 2, 2023, representatives of Pfizer informed representatives of Centerview that Pfizer was not interested in pursuing a potential strategic transaction in advance of Cerevel’s 2024 clinical trial results. Pfizer confirmed that it would not submit a competing offer to acquire Cerevel prior to 2024 clinical trial results if a third party made an offer to acquire Cerevel during that time period.

On November 6, 2023, at the direction of the Board, representatives of Centerview contacted representatives of a large pharmaceutical company that we refer to as “Party A” to discuss Party A’s interest in a potential strategic transaction; however, representatives of Party A stated that Party A would not be interested in pursuing a potential strategic transaction in advance of Cerevel’s 2024 clinical trial results.

Also on November 6, 2023, Messrs. Renaud and Burgess met with Mr. Gonzalez and Nicholas Donoghoe, Chief Business and Strategy Officer of AbbVie, to discuss, among other things, potential next steps with respect to the October 19 Proposal.

On November 7, 2023, representatives of AbbVie sent to representatives of Cerevel a revised written non-binding indication of interest to acquire all of the outstanding Company Shares at a price of $40.00 per Company Share, subject to customary conditions, including completion of diligence (the “November 7 Proposal”).

On November 8, 2023, the Board met, with representatives of Cerevel management, Centerview and Latham in attendance. The Board was informed that Pfizer had confirmed to representatives of Centerview that it would not pursue a strategic opportunity and as a result, Ms. Baron and Mr. Varma would participate in further Board discussions regarding a potential strategic transaction. Gabrielle Sulzberger, a member of the Board, elected to recuse herself from additional meetings until the Board had clarity on which additional parties would be participating in any process, and Ms. Sulzberger did not participate in any Board meetings in which the potential strategic transaction was considered from the November 8, 2023 meeting through the execution of the Merger Agreement. Mr. Renaud then reviewed with the Board the November 7 Proposal and updated the Board regarding communications between Cerevel management and representatives of AbbVie since the prior Board meeting. Representatives of Cerevel management and Centerview provided their preliminary perspectives on the November 7 Proposal and other potential strategic alternatives, including remaining as a standalone company. Representatives of Latham provided their preliminary assessment of the likely regulatory approvals required in connection with a strategic transaction. Representatives of Cerevel management and, at the direction of the Board, Centerview then reviewed with the Board Cerevel management’s preliminary business plan and projections, including the material assumptions included therein. Following these discussions, the Board instructed representatives of Cerevel management and Centerview to continue their outreach to certain third parties and to continue discussions with AbbVie.

On November 9, 2023, Mr. Renaud met with representatives of a large pharmaceutical company that we refer to as “Party B” and discussed Party B’s potential interest in a strategic transaction. Party B expressed interest in exploring the opportunity further and, following negotiation between the legal representatives of Cerevel and Party B, entered into a confidentiality agreement with Cerevel on November 11, 2023, which included a customary standstill provision containing standard fall-away rights, including upon execution of the Merger Agreement.

Also on November 9, 2023, and at the direction of the Board, representatives of Centerview contacted representatives of a large pharmaceutical company that we refer to as “Party C” to evaluate Party C’s potential interest in a strategic opportunity. Party C expressed interest in exploring the opportunity further and, following negotiation between the legal representatives of Cerevel and Party C, entered into a confidentiality agreement with Cerevel on November 16, 2023, which included a customary standstill provision containing standard fall-away rights, including upon execution of the Merger Agreement.

On November 10, 2023, Mr. Renaud met with representatives of AbbVie to further discuss the November 7 Proposal. During the meeting, the parties discussed the potential timeline for entering into a transaction if definitive terms could be agreed to, including AbbVie’s desire to announce a transaction expeditiously.

The Board met on November 11, 2023, with representatives of Cerevel management, Centerview and Latham in attendance. Mr. Renaud updated the Board on his communications with AbbVie since the prior Board meeting and on the discussions with each of Party B and Party C. Representatives of Centerview provided their perspectives on the November 7 Proposal, the valuation of Cerevel and other potential strategic alternatives, including remaining as a standalone company. Representatives of Centerview then provided an overview of potential additional acquirers, biopharmaceutical mergers and acquisitions market dynamics and their preliminary financial analysis based on the November 7 Proposal and discussed with the Board and representatives of Cerevel management Cerevel management’s business plan and projections, including the material assumptions included therein. Next, representatives of Latham reviewed the Board’s fiduciary obligations in assessing the November 7 Proposal and any potential sale process and summarized the legal process for further exploring a potential change of control transaction. The Board, along with members of Cerevel management and its advisors, discussed the appropriate response to AbbVie and certain timing, regulatory and value considerations. Following the discussion, the Board instructed representatives of Cerevel management to communicate to representatives of AbbVie that its offer to acquire all of the outstanding Company Shares at a price of $40.00 per Company Share provided insufficient value to Cerevel stockholders, and that AbbVie would need to increase its offer to a price per Company Share in the mid-$40 range to justify Cerevel providing confidential information to AbbVie. Representatives of Cerevel management communicated this message to representatives of AbbVie on November 14, 2023.

On November 12, 2023, representatives of Cerevel management discussed with representatives of Party B Party B’s potential interest in a strategic transaction and provided Party B with certain confidential information regarding Cerevel. Following these discussions, on November 13, 2023, representatives of Party B informed representatives of Cerevel that Party B did not intend to submit a bid to acquire Cerevel.

The Board met on November 15, 2023, with representatives of Cerevel management, Centerview and Latham in attendance. Mr. Renaud updated the Board on his communications with AbbVie since the prior Board meeting as well as feedback from Party B that it would not be submitting a bid to acquire Cerevel. Representatives of Centerview provided further perspectives on the November 7 Proposal and a broader market update, and representatives of Latham also reviewed the Board’s fiduciary obligations in assessing strategic alternatives. The Board engaged in discussions with members of Cerevel management and their legal and financial advisors regarding the November 7 Proposal, other potential acquirers and other potential strategic alternatives, including the regulatory, clinical trial, commercial and market risks associated with moving forward as a standalone company.

On November 17, 2023, Mr. Renaud met with Mr. Gonzalez to discuss potential next steps with respect to the November 7 Proposal. Mr. Gonzalez informed Mr. Renaud that AbbVie was sending a revised written offer to acquire all the Company Shares at $41.50 per Company Share. Mr. Renaud informed Mr. Gonzalez that the price of $41.50 per Company Share would not provide enough value to Cerevel and that Cerevel would not move forward with a strategic transaction at that price. Mr. Gonzalez indicated that AbbVie could be willing to increase its offer to $45.00 per Company Share, subject to completion of legal and business diligence and announcing a transaction with Cerevel prior to the Christmas holiday (the “November 17 Proposal”). Mr. Gonzalez agreed to further discuss the $45.00 offer with the AbbVie board of directors and to update Mr. Renaud on their determination. Later that day, representatives of AbbVie sent to representatives of Cerevel the revised written non-binding indication of interest to acquire all of the outstanding Company Shares at a price of $41.50 per Company Share, subject to customary conditions, including completion of diligence.

Later on November 17, 2023, the Board met, with representatives of Cerevel management, Centerview and Latham in attendance. Mr. Renaud updated the Board regarding the most recent written offer received from AbbVie and the November 17 Proposal. Mr. Renaud also summarized for the Board the conversations with Party C since the prior Board meeting and informed the Board that Party C had indicated its continued interest in a potential transaction, but that they were not yet prepared to make a formal offer. The Board discussed with representatives of Cerevel management and its legal and financial advisors Cerevel management’s business plan and projections, execution risk in a standalone scenario, including risks of successfully completing key clinical trials and obtaining regulatory approval in key markets. Representatives of Latham then outlined for the Board the process and timeline for negotiating transaction documents, the key terms that would be subject to negotiation and gave their view on the likely regulatory approvals required and likely timeline to obtain such approvals in connection with a strategic transaction. Following discussions, the Board authorized representatives of Cerevel management to inform AbbVie that Cerevel would provide it with additional confidential information and engage in further discussions. The Board also instructed representatives of Cerevel management to communicate to AbbVie that closing speed and certainty would be critical factors for the Board in ultimately determining whether to approve any transaction with AbbVie. Finally, the Board instructed representatives of Cerevel management to provide additional confidential information of Cerevel to Party C and instructed Latham to deliver a draft merger agreement containing customary terms for the sale of a public company to AbbVie.

On November 17, 2023, representatives of Cerevel met with representatives of AbbVie to discuss the timeline for the potential transaction. Representatives of AbbVie indicated that they wanted to accelerate the signing timeline such that the transaction would be announced the week of December 11, 2023.

On November 18, 2023, Cerevel and AbbVie amended their confidentiality agreement to, among other things, account for a potential change of control transaction and to include a customary standstill provision containing standard fall-away rights, including upon execution of the Merger Agreement.

Also on November 18, 2023, AbbVie and its advisors were given access to a virtual data room containing confidential information of Cerevel. Thereafter and through the date of the Merger Agreement, AbbVie engaged in an extensive review of the virtual data room and participated in numerous diligence calls with members of Cerevel management regarding business, clinical and non-clinical programs, chemistry and manufacturing, regulatory, quality assurance, intellectual property, commercial profile, benefits and legal matters. Also on November 18, 2023, representatives of Latham and representatives of Kirkland & Ellis LLP (“Kirkland”), outside counsel to AbbVie, held a call to discuss certain legal matters regarding the potential strategic transaction, and representatives of Latham emphasized, as directed by the Board, the importance of deal certainty to Cerevel given the clinical trial data readouts anticipated in the second half of 2024 and the anticipated regulatory process for the potential strategic transaction. Representatives of Kirkland raised that AbbVie expected certain key stockholders of Cerevel to execute support agreements in favor of the Merger.

On November 20, 2023, Party C was given access to a virtual data room containing confidential information of Cerevel. From November 20, 2023 through December 4, 2023, Party C engaged in an extensive review of the virtual data room, participated in a management presentation with representatives of Cerevel management and participated in numerous diligence calls with members of Cerevel management regarding business, clinical and non-clinical programs, chemistry and manufacturing regulatory and quality assurance matters.

On November 26, 2023, representatives of Latham delivered an initial draft of the Merger Agreement to representatives of Kirkland. The draft Merger Agreement contemplated, among other things, (1) a seller-favorable definition of Company Material Adverse Effect, (2) a “hell or high water” standard for regulatory efforts with no reverse termination fee and (3) a termination fee of 1.5% of the equity value of Cerevel if Cerevel terminated the Merger Agreement to accept a superior offer from a third party within 60 days of the Merger Agreement, increasing to 2.5% of the equity value of Cerevel after 60 days.

On November 28, 2023, representatives of Kirkland delivered an initial draft of the Support Agreement to representatives of Latham. The draft Support Agreement contemplated that Bain and other stockholders would execute the agreement and that the agreement would not terminate upon the Board changing its recommendation in favor of the Merger. On November 29, 2023, representatives of Kirkland delivered a revised draft of the Merger Agreement to representatives of Latham, which contemplated, among other things, (1) buyer-favorable revisions to the representations, warranties and covenants and the definition of Company Material Adverse Effect, (2) no obligation on AbbVie to divest assets, agree to remedies or litigate with any governmental authority in order to obtain regulatory approval, but a reverse termination fee of 5.0% of the equity value of Cerevel if either party terminates due to failure to obtain regulatory approval and (3) a Cerevel termination fee of 3.75% of the equity value of Cerevel if Cerevel terminated the Merger Agreement to accept a superior offer from a third party. Through the following week, representatives of Latham and representatives of Kirkland exchanged multiple drafts of the Merger Agreement, the Support Agreement and the various schedules thereto and attended several calls to negotiate the key open points in the drafts. Latham also engaged with representatives of Bain and other stockholders to address their comments and concerns on the draft Support Agreement.

On November 30, 2023, AbbVie announced that it had entered into a definitive acquisition agreement to acquire all of the outstanding shares of ImmunoGen, Inc. (“ImmunoGen”) for $31.26 per share, for a total equity value of approximately $10.1 billion. On December 1, 2023, Mr. Renaud and other members of Cerevel management engaged in multiple discussions with representatives of AbbVie regarding the impact of the ImmunoGen acquisition on a strategic transaction between the parties. Representatives of AbbVie assured representatives of Cerevel management that AbbVie’s diligence to date had not identified any material issues, that AbbVie remained interested in a potential strategic transaction and confirmed that AbbVie would support a transaction to acquire Cerevel at a price of $45.00 per Company Share. Representatives of AbbVie expressed confidence in their ability to obtain regulatory approval for each transaction and indicated a willingness to increase the reverse termination fee payable by AbbVie if regulatory approval could not be obtained. Representatives of AbbVie also proposed accelerating the announcement of a potential transaction to the week of December 4, 2023.

On December 1, 2023, the Board met, with representatives of Cerevel management, Centerview and Latham in attendance. Mr. Renaud updated the Board on discussions with AbbVie since the prior Board meeting, including discussions regarding AbbVie’s announced transaction with ImmunoGen. Mr. Renaud also updated the Board on the status of Party C’s diligence review. Representatives of Latham then outlined to the Board the process and timeline for negotiating transaction documents and certain key open issues in the draft Merger Agreement and draft Support Agreement, including (1) the appropriate carveouts to the definition of Company Material Adverse Effect, (2) AbbVie’s obligations to obtain regulatory approval and the corresponding reverse termination fee if regulatory approval is not obtained, (3) the size of the Cerevel termination fee, (4) certain employee protections and retention benefits and (5) the Cerevel stockholders to execute the Support Agreement in favor of the Merger and the conditions upon which the Support Agreement will terminate. The Board then discussed the terms of the draft Merger Agreement and draft Support Agreement with representatives of Cerevel management and its legal and financial advisors. Following discussion, the Board instructed representatives of Latham and Cerevel management to continue to negotiate the terms of the transaction documents with a focus on closing certainty. Cerevel management and Cerevel’s advisors were also instructed to provide Party C with a draft merger agreement containing customary terms for the sale of a public company, and to continue to engage with Party C.

Later on December 1, 2023, representatives of Latham sent an initial draft merger agreement to outside counsel to Party C, and on December 4, 2023, representatives of Latham and representatives of Party C’s outside counsel held a call to discuss the draft merger agreement. Counsel to Party C indicated that Party C expected key stockholders of Cerevel to execute support agreements with customary terms.

On December 4, 2023, representatives of Party C reached out to representatives of Centerview to inform them that while they were impressed with the Cerevel business, any formal bid Party C would make would not exceed $40.00 per Company Share and asked whether such a bid would be sufficient. At the direction of the Board, representatives of Centerview informed representatives of Party C that such an offer would be inadequate and as a result, representatives of Party C communicated that Party C would not make a formal offer. Later that day, Party C’s access to the virtual data room was terminated.

Also on December 4, 2023, Centerview submitted a relationship disclosure letter to the Board, and the Board later determined on this basis that there were no conflicts of interest that would affect the ability of Centerview to fulfill its responsibilities as financial advisor to Cerevel. On December 5, 2023, Cerevel and Centerview executed an engagement letter.

On December 5, 2023, the Board met, with representatives of Cerevel management, Centerview and Latham in attendance. Representatives of Cerevel management updated the Board that Party C no longer intended to make an offer to acquire Cerevel. Representatives of Cerevel management also discussed with the Board and their legal and financial advisors the status of the negotiation process with AbbVie, remaining material open points in the draft transaction documents, and the increase in the trading price per Company Share on Nasdaq since the market opened on December 4, 2023. The closing price per Company Share increased from $24.64 per Company Share on November 17, 2023, the last trading day before AbbVie was provided access to Cerevel’s virtual data room and commenced fulsome diligence, to $35.59 per Company Share at the close of trading on December 5, 2023, though no major media outlet publicly speculated or reported a potential deal was pending until Reuters published a report regarding the potential transaction with AbbVie less than an hour prior to the public announcement of the Merger by AbbVie and Cerevel following the closing of trading on December 6, 2023. Representatives of Centerview reviewed the process conducted by Cerevel to explore alternative bids to date, including contacting five parties, including AbbVie, signing three confidentiality agreements, including with AbbVie, and that certain third parties indicated they were unwilling to make a compelling offer prior to the release of 2024 clinical trial results. Centerview presented to the Board regarding their preliminary financial analyses and, at the direction of the Board, Cerevel management and Centerview discussed with the Board Cerevel management’s final Unaudited Prospective Financial Information, including the material assumptions included therein. For a detailed discussion regarding the Unaudited Prospective Financial Information, please see “The Merger—Certain Unaudited Prospective Financial Information” beginning on page 61 of this proxy statement. Representatives of Latham then updated the Board on the negotiated terms of the Merger Agreement and related ancillary agreements, including the remaining open points: (1) the percentages of both the Cerevel termination fee and the reverse termination fee payable by AbbVie if parties were unable to obtain regulatory approvals, including whether there would be a reduced Cerevel termination fee for a certain number of days following the signing of the Merger Agreement; (2) the extent of AbbVie’s obligations to obtain regulatory approval; (3) whether the Support Agreement to be executed with Bain would terminate upon the Board changing its recommendation in favor of the Merger Agreement; and (4) certain employee protections and retention benefits. Latham then discussed with the Board their fiduciary obligations under Delaware law in connection with considering and approving a sale transaction. The Board considered the risks and benefits in engaging in a potential sale transaction with AbbVie as compared to the other available strategic alternatives, including remaining as a standalone company. Following discussion, the Board instructed Latham and management to negotiate final terms on the remaining open points in the transaction documents.

Throughout the evening of December 5, 2023 and into the morning of December 6, 2023, representatives of Cerevel management and AbbVie management, along with their respective advisors, had a number of calls to complete diligence and finalize the remaining open points in the transaction documents. Following extensive discussion, the parties reached agreement that (1) the Cerevel termination fee would be 3.25% of Cerevel’s equity value and the fee payable by AbbVie if parties were unable to secure regulatory approval would be 7.50% of Cerevel’s equity value, each valued at the proposed Merger Consideration price, (2) that AbbVie would be obligated to litigate if the transaction was challenged by regulatory authorities, (3) that Bain, who held 36.4% of the outstanding Company Shares as of December 1, 2023, would execute the Support Agreement and that such agreement would terminate if the Board validly exercised its right to terminate the Merger Agreement, and (4) that AbbVie would agree to certain employee protections and retention benefits.

Later on December 6, 2023, the Board convened, with Cerevel management and representatives of Centerview and Latham in attendance. Representatives of Latham reviewed the proposed final terms of the Merger Agreement and the ancillary agreements with the Board as negotiated with AbbVie and presented to the Board regarding their fiduciary obligations under Delaware law in connection with considering and approving the Merger. Members of Cerevel management reviewed with the Board the process undertaken to reach out to additional potential bidders and that no other bidder, including Party C, had made a formal offer to acquire Cerevel. The Board discussed with its legal and financial advisors and representatives of Cerevel management, among other things, the terms of the Merger Agreement and the Merger Consideration. That same day and at the request of the Board, representatives of Centerview reviewed with the Board financial analysis of the Merger

Consideration, and rendered to the Board an oral opinion, which was subsequently confirmed by delivery of a written opinion dated such date that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken in preparing its opinion, the Merger Consideration to be paid to the holders of Company Shares (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Centerview’s opinion, please see below under the caption “Opinion of Centerview Partners LLC”. Representatives of Cerevel management also informed the Board that, based upon, among other things, their views of Cerevel’s prospects on a standalone basis, their consideration of all the alternatives available to Cerevel and the information and advice provided by Centerview and Latham, it was the recommendation of Cerevel management that the Board approve the transaction as proposed by AbbVie upon the terms negotiated by the parties and as set forth in the Merger Agreement. The Board then discussed the various reasons to approve the Merger and certain countervailing factors. For a detailed description of the various reasons considered by the Board, see “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 50 of this proxy statement. After further discussion, including on the process that led to the proposed Merger, the alternatives available to Cerevel, including remaining as a standalone public company, and the risks and benefits associated with the proposed transaction, the Board, by the unanimous vote of those directors voting at the meeting, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, were advisable, fair to and in the best interests of Cerevel and its stockholders, and declared it advisable for Cerevel to enter into the Merger Agreement, (ii) approved and declared advisable the execution and delivery by Cerevel of the Merger Agreement, the performance by Cerevel of its covenants and agreements contained in the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the Cerevel stockholders and (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Cerevel stockholders adopt the Merger Agreement at such meeting of the Cerevel stockholders.

Immediately following the conclusion of the Board meeting, Latham and Kirkland finalized all transaction documents and Cerevel, AbbVie, Intermediate Holdco and Merger Sub executed the Merger Agreement, and Bain, AbbVie, Intermediate Holdco and Merger Sub executed the Support Agreement. Following the closing of trading on December 6, 2023, AbbVie and Cerevel issued a joint press release announcing their entry into the Merger Agreement.

Board Recommendation

The Board, after considering the various factors more fully described under “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 50 of this proxy statement, by the unanimous vote of those directors voting at the meeting (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Cerevel and its stockholders and declared it advisable for Cerevel to enter into the Merger Agreement, (ii) approved and declared advisable the execution and delivery by Cerevel of the Merger Agreement, the performance by Cerevel of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby upon the terms and subject to the conditions contained therein, (iii) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of Cerevel’s stockholders and (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Merger Agreement be adopted by Cerevel’s stockholders (the matters described in clauses (i) through (iv), the “Company Board Recommendation”).

The Board, by the unanimous vote of those directors voting at the meeting, recommends that you vote “FOR” the Merger Proposal. In addition, the Board unanimously recommends that you vote “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

Recommendation of the Board and Reasons for the Merger

Recommendation of the Board

The Board, by the unanimous vote of those directors voting at the meeting, has: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Cerevel and its stockholders, and declared it advisable for Cerevel to enter into the Merger Agreement; (ii) approved and declared advisable the execution and delivery by Cerevel of the Merger Agreement, the performance by Cerevel of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby upon the terms and subject to the conditions contained therein; (iii) directed that the adoption of the Merger Agreement be submitted to a vote at a special meeting of the holders of Company Shares; and (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Merger Agreement be adopted by Cerevel stockholders.

The Board, by the unanimous vote of those directors voting at the meeting, recommends that Cerevel stockholders vote “FOR” the Merger Proposal. In addition, the Board unanimously recommends that Cerevel stockholders vote “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

Reasons for the Merger

In evaluating the Merger Agreement and the transactions contemplated thereby, the Board consulted with members of Cerevel’s senior management, representatives of Cerevel’s legal advisor, Latham & Watkins LLP, and representatives of Cerevel’s financial advisor, Centerview. In the course of reaching its determination and recommendation, the Board reviewed, evaluated and considered a significant amount of information and numerous factors and benefits, including those listed below (which are not listed in any relative order of importance), all of which the Board viewed as supporting its: (i) determination that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Cerevel and its stockholders and its direction that Cerevel enter into the Merger Agreement; (ii) approval and declaration that it is advisable for Cerevel to execute and deliver the Merger Agreement; (iii) direction that the adoption of the Merger Agreement be submitted to a vote of Cerevel’s stockholders at the Special Meeting; and (iv) resolution, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Merger Agreement be adopted by Cerevel’s stockholders:

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Implied Premium. The Board considered the relationship of the Merger Consideration to the price of the Company Shares immediately prior to the execution of the Merger Agreement and the recent historical market price and volatility of the Company Shares, including the fact that the Merger Consideration represents (i) a premium of approximately 73% to the $26.00 closing price per Company Share on Nasdaq on December 1, 2023, the last full trading day prior to the subsequent increase in trading price and volume of the Company Shares (the “Reference Date”), (ii) a premium of approximately 80% to the trailing volume-weighted average price per share of $25.07 for the thirty (30) calendar day period ended the Reference Date, (iii) a premium of approximately 26% to the $35.59 closing price per Company Share on Nasdaq on December 5, 2023, the last trading day prior to the date on which the Merger Agreement was executed, (iv) a premium of approximately 98% to the $22.71 closing price per Company Share on Nasdaq on October 18, 2023, the trading day prior to the date on which Cerevel received AbbVie’s $35.00 written proposal, (v) a premium of approximately 83% to the $24.65 closing price per Company Share on Nasdaq on November 16, 2023, the trading day prior to the date on which Cerevel received AbbVie’s $41.50 written proposal and (vi) a premium of approximately 53% to the trailing volume-weighted average price per share of $29.32 for the thirty (30) calendar day period ended December 5, 2023. The Board believed that the Merger Consideration represents the highest value reasonably available for the Company Shares for the foreseeable future, taking into account the Board’s familiarity with the business strategy, assets and prospects of Cerevel and the recent historical market price of the Company Shares.

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Cash Consideration; Certainty of Value. The Board considered the all-cash at closing nature of the Merger Consideration to be received by Cerevel’s stockholders in the Merger, which would provide liquidity and certainty of value to our stockholders while avoiding exposure to Cerevel’s clinical, non-clinical, regulatory, commercialization and other business risks. Taking into account the business, operations, prospects, strategic and short- and long-term operating plans, access to capital to fund operating plans and cost of such capital, assets, liabilities and financial condition of Cerevel, the Board weighed the certainty of realizing compelling value for Company Shares by virtue of the Merger against the uncertain prospect that the trading value of Company Shares would approach the Merger Consideration in the foreseeable future and the risks and uncertainties associated with our business generally, including those described below and those discussed in Cerevel’s public filings with the SEC. See “Where You Can Find More Information” beginning on page 121 of this proxy statement.

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Possible Strategic Alternatives. The Board considered the process conducted by Cerevel, with the assistance of representatives of Centerview, to identify whether other potential parties might be interested in pursuing an acquisition of Cerevel, taking into account the expected interest of such parties generally, their financial capability to consummate a transaction of this size, their ability to provide deal certainty, and their ability to move expeditiously and efficiently to enter into a definitive agreement with respect to an acquisition of Cerevel and consummate such transaction. After a thorough review of strategic alternatives and discussions with management and Cerevel’s financial and legal advisors, the Board determined that the Merger Consideration is more favorable to Cerevel stockholders than the potential value that might result from other strategic options available, including, but not limited to, remaining a standalone company.

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Full and Fair Value. The Board believed that the Merger Consideration of $45.00 per Company Share represents full and fair value for our Company Shares, taking into account the Board’s familiarity with the business strategy, assets, capital requirements and prospects of Cerevel on a standalone basis and the relative certainty of the cash consideration payable in the Merger as compared to the risks and uncertainties of continuing on a standalone basis as an independent publicly-traded biopharmaceutical company.

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Highest Value Reasonably Obtainable. The Board believed that the Merger Consideration of $45.00 per Company Share represents the highest value reasonably obtainable for our Company Shares for the foreseeable future, taking into account the business, operations, prospects, product development and commercialization risks, business strategy, assets, liabilities and general financial condition of Cerevel. The Board also considered the progress and the outcome of Cerevel’s negotiations with AbbVie, including the increase in the consideration offered by AbbVie from the time of its initial expression of interest to the end of the negotiations, a number of changes in the terms and conditions of the Merger Agreement from the version initially proposed by AbbVie that were more favorable to Cerevel, and the fact that a number of other strategic parties that had been contacted with respect to a potential acquisition of Cerevel had determined not to engage with Cerevel, had determined that they would not be capable of entering into a strategic transaction with Cerevel at such time, or had otherwise failed to submit a proposal that the Board considered compelling relative to the terms of the Merger and the Merger Consideration of $45.00 per Company Share. Further, the Board believed, based on these negotiations, that the Merger Consideration was the highest price per share that AbbVie was willing to pay and that the Merger Agreement contained the most favorable terms to Cerevel to which AbbVie was willing to agree.

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Product Development and Commercialization Risks. The Board considered the uncertain nature of the development of pharmaceutical products to treat neuropsychiatric and neurological diseases, acknowledging that product candidates may fail to reach the market for several reasons, including: clinical trial results may show the product candidates to be less effective than expected or have an unacceptable safety or tolerability profile; uncertainties inherent in the product development process (including with respect to the timing of results and whether such results will be predictive of future results); and failure to receive the necessary regulatory approvals or a delay in receiving such approvals, which, among other things, may be caused by unexpected safety or manufacturing issues. In addition, the Board considered the fact that Cerevel has no prior marketing, sales and distribution experience and capabilities, and, if Cerevel’s product candidates receive regulatory approval, Cerevel would need to develop or access such capabilities within the United States and globally, which it may fail to do successfully or at reasonable cost, along with the risks related to competition, market acceptance, pricing and reimbursement and other factors affecting the revenues and profitability of product candidates generally.

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Likelihood of Consummation. The Board considered the anticipated timing of the consummation of the transactions contemplated by the Merger Agreement, including the likelihood of consummation, based upon the scope of the conditions to the consummation of the Merger, the relative likelihood of obtaining required regulatory approvals, the remedies available to Cerevel under the Merger Agreement in the event of various breaches by AbbVie, including specific performance, and AbbVie’s reputation in the biopharmaceutical industry, its track record in successfully acquiring other companies and its financial capacity to complete an acquisition of this size, which the Board believed supported the conclusion that a transaction with AbbVie could be completed relatively expeditiously and in an orderly manner.

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Centerview’s Opinion and Related Analysis. The Board considered the opinion of Centerview rendered to the Board on December 6, 2023, which was subsequently confirmed by delivery of a written opinion dated such date that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the holders of Company Shares (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below under the caption “Opinion of Centerview Partners LLC”.

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Voting Agreement. The Board considered the fact that BC Perception Holdings, LP, the holder of approximately 36.4% of the Company common stock as of December 1, 2023, was willing to enter into the voting and support agreement, as described under “The Support Agreement” beginning on page 107 and the fact that the voting agreement terminates upon the termination of the Merger Agreement.

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Terms of the Merger Agreement. The Board considered the terms and conditions of the Merger Agreement, which was the product of arm’s-length negotiations with the assistance of Cerevel’s advisors, including the structure of the transaction, the all-cash form of the Merger Consideration, the limited scope of the conditions to the consummation of the Merger, and the customary nature of the representations, warranties, and the covenants and agreements of the parties. For the reasons noted below, the Board believed that the provisions of the Merger Agreement were advisable and fair to, and in the best interests of, Cerevel and our stockholders. In particular:

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No Financing Condition. The Board considered the representation of AbbVie that AbbVie would have available sufficient funds for the satisfaction of all of its obligations under the Merger Agreement and to pay all related fees and expenses required to be paid by AbbVie, Intermediate Holdco or Merger Sub pursuant to the terms of the Merger Agreement, and that the consummation of the Merger is not subject to a financing condition.

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No Solicitation Covenants and Fiduciary Outs. The Board considered the non-solicitation covenants and “fiduciary out” provisions of the Merger Agreement, which, subject to the terms and conditions thereof and limitations set forth therein, permit Cerevel to furnish information to, and to engage in discussions with, third parties that make unsolicited Acquisition Proposals meeting certain criteria, permit the Board to change its recommendation to Cerevel stockholders regarding the Merger Agreement under certain circumstances and permit Cerevel to terminate the Merger Agreement in order to enter into a definitive agreement relating to a Superior Proposal, subject to, among other things, payment of a termination fee to AbbVie. The Board further considered its ability to change its recommendation to Cerevel stockholders regarding the Merger Agreement in response to an Intervening Event if the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Board under applicable law. The Board further considered the fact that the Cerevel Termination Fee, in the opinion of the Board, (i) is reasonable in light of the overall terms of the Merger Agreement and the benefits of the Merger, (ii) is consistent with the amount of such fees payable in comparable transactions on a relative basis, (iii) would not be a substantial impediment or preclude another party from making a competing proposal to acquire Cerevel, and (iv) fair in light of the AbbVie Termination Fee in the event that the Merger Agreement is terminated due to a failure to effect the Merger prior to the Termination Date because of an inability to obtain the necessary competition approvals or due to the entry of a final, non-appealable antitrust law or order permanently restraining, enjoining, preventing, or prohibiting or making illegal the Merger.

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Termination Date. The Board considered the fact that the Termination Date under the Merger Agreement, on which either party, subject to certain exceptions, can terminate the Merger Agreement, allows for sufficient time to consummate the transactions contemplated by the Merger Agreement, but also prevents the Merger Agreement from being extended for an unreasonable amount of time, which could adversely impact operations.

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Enforcement. The Board considered Cerevel’s ability to obtain specific enforcement of the obligations of AbbVie, Intermediate Holdco and Merger Sub under the Merger Agreement, thereby ensuring that Cerevel has an appropriate remedy in the event AbbVie, Intermediate Holdco and Merger Sub were to decline to comply with their obligations under the Merger Agreement.

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Stockholder Approval; Appraisal Rights. The Board considered that the adoption of the Merger Agreement would be subject to the approval of our stockholders, that stockholders would be free to vote against the adoption of the Merger Agreement, and that stockholders who do not vote to adopt the Merger Agreement and who properly exercise their appraisal rights under Delaware law will be entitled to such appraisal rights in connection with the Merger.

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Conditions to Closing; Interim Operations. The Board considered the fact that the terms and conditions of the Merger Agreement minimize, to the extent reasonably practical, the risk that a condition to consummation of the Merger would not be satisfied and also provide reasonable flexibility to operate Cerevel’s business during the pendency of the Merger.

The Board, in consultation with members of Cerevel’s senior management, also assessed Cerevel’s prospects for substantially increasing stockholder value as a standalone company in excess of the Merger Consideration given the risks and uncertainties in Cerevel’s business, including, but not limited to, the following (which are not listed in any relative order of importance) and those discussed in Cerevel’s public filings with the SEC (see “Where You Can Find More Information” beginning on page 121 of this proxy statement):

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Cerevel’s programs are all in the clinical, preclinical or discovery stage and if Cerevel is unable to successfully develop, obtain regulatory approval and ultimately commercialize its product candidates, or experience significant delays in doing so, Cerevel’s business will be materially harmed.

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Preclinical and clinical development involves a lengthy and expensive process with an uncertain outcome, and the results of preclinical studies and early clinical trials are not necessarily predictive of future results and Cerevel’s product candidates may not have favorable results in clinical trials, if any, or receive regulatory approval on a timely basis, if at all.

•

Any difficulties or delays in the commencement or completion, or termination or suspension, of Cerevel’s ongoing or planned clinical trials or due to the failure of third-party manufacturers to comply with manufacturing regulations, could result in increased costs to Cerevel, delay or limit Cerevel’s ability to generate revenue and adversely affect Cerevel’s commercial prospects.

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Cerevel’s limited operating history, the fact that Cerevel has incurred significant operating losses since its inception and expects to incur significant losses for the foreseeable future, and the fact that Cerevel may not be able to generate sufficient revenue to achieve and maintain profitability.

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Cerevel will require substantial additional financing to achieve its goals, which may cause stockholder dilution and certain other challenges, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, could force Cerevel to delay, limit, reduce or terminate its product discovery and development programs, commercialization efforts or other operations.

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Cerevel has entered into, and may in the future seek to enter into, collaborations, licenses and other similar arrangements and may not be successful in doing so, and even if successful, Cerevel may relinquish valuable rights and may not realize the benefits of such relationships.

•	Cerevel relies on third parties to assist in conducting many of its clinical trials, and these third parties may not perform satisfactorily.

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Cerevel faces significant competition, and if Cerevel’s competitors develop product candidates more rapidly than Cerevel does or their product candidates are more effective and/or safe, Cerevel’s ability to develop and successfully commercialize products may be adversely affected.

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If Cerevel is unable to obtain and maintain patent protection for any product or technology it may develop, or if the scope of the patent protection obtained is not sufficiently broad, Cerevel’s competitors could develop and commercialize products similar or identical to Cerevel’s, and Cerevel ability to successfully commercialize any product candidates it may develop may be adversely affected.

•	Cerevel may not be able to protect its intellectual property and proprietary rights throughout the world.

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If Cerevel fails to comply with its obligations under its intellectual property licenses, if the licenses are terminated or if disputes regarding these licenses arise, Cerevel could lose significant rights that are important to its business.

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The current state of the U.S. and global economies, increased volatility resulting from macroeconomic factors such as interest rates and inflation, escalating political and global trade tensions, and the current and potential impact in both the near term and long term on the biopharmaceutical industry and the future commercialization efforts required with respect to Cerevel’s products or product candidates that may become approved for sale, including the numerous risks, costs and uncertainties associated with research, development and commercialization of Cerevel’s pipeline programs.

In the course of its deliberations, the Board, in consultation with members of Cerevel’s senior management and representatives of Cerevel’s outside financial and legal advisors, also considered a variety of uncertainties, risks and other potentially negative factors concerning the Merger Agreement and the transactions contemplated by the Merger Agreement, including, but not limited to, the following (which are not listed in any relative order of importance):

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No Stockholder Participation in Future Earnings or Growth. The Board considered that the nature of the Merger as an all-cash transaction means that, if the Merger is consummated, our stockholders will not participate in future earnings or growth of Cerevel and will not benefit from any appreciation in the value of Cerevel’s business, the success of any of Cerevel’s product candidates or any appreciation in the shares of the surviving corporation.

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Risk Associated with Failure to Consummate the Merger. The Board considered the possibility that the transactions contemplated by the Merger Agreement, including the Merger, might not be consummated, and that consummation of the Merger is subject to the satisfaction of certain conditions that may not be within our control, including receipt of the necessary regulatory clearances and approvals and that no Company Material Adverse Effect with respect to Cerevel has occurred that is continuing. The Board considered the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the Merger will be satisfied and, as a result, it is possible that the Merger may not be consummated even if the Merger Agreement is adopted by our stockholders. The

Board considered the fact that if the Merger is not consummated (i) Cerevel will have incurred significant transaction and opportunity costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on our business relationships, (ii) the trading price of the Company Shares may be adversely affected, and (iii) the market’s perceptions of our prospects could be adversely affected.

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Interim Operating Covenants. The Board considered the restrictions on the conduct of our business during the pendency of the Merger, which may delay or prevent Cerevel from undertaking potential business opportunities that may arise, may have a material adverse effect on our ability to respond to changing market and business conditions in a timely manner (or at all), or may negatively affect our ability to attract, retain and motivate key personnel. The Board also considered that the focus and resources of Cerevel’s management may become diverted from other important business opportunities and operational matters while working to consummate the Merger, which could adversely affect our business.

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No Solicitation Covenants and Termination Fee. The Board considered the fact that, subject to certain exceptions, the Merger Agreement precludes Cerevel and its representatives from soliciting, or entering into or participating in discussions or negotiations relating to, alternative acquisition proposals, and requires Cerevel to pay to AbbVie the Cerevel Termination Fee if the Merger Agreement is terminated under certain circumstances, including a termination of the Merger Agreement by Cerevel to enter into a definitive agreement for a Superior Proposal, as described in “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 104 of this proxy statement. The Board also considered, but did not consider preclusive, the fact that the right afforded to AbbVie under the Merger Agreement to propose amendments or modifications to the terms and conditions of the Merger Agreement in response to a Superior Proposal may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, Cerevel. The Board also considered that the amount of the Cerevel Termination Fee, as compared to termination fees in transactions of a similar size, in the opinion of the Board, was reasonable and would not likely deter competing bids. The Board also recognized that the provisions in the Merger Agreement relating to non-solicitation and the termination fee were required by AbbVie as conditions to entering into the Merger Agreement.

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Effect of Transaction Announcement. The Board considered the potential effect of the announcement of the Merger Agreement, including effects on our stock price and operations, including our relationships with suppliers, collaborators and employees, and our ability to attract and retain key personnel during the pendency of the transactions contemplated by the Merger Agreement, as well as the possibility of a suit, action or proceeding in respect of the Merger Agreement or the transactions contemplated thereby.

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Transaction Costs. The Board considered the fact that we have incurred and will continue to incur significant transaction costs and expenses in connection with the Merger, regardless of whether the Merger is consummated.

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Taxable Transaction. The Board considered that receipt of the all-cash Merger Consideration would be taxable to our stockholders that are treated as U.S. Holders (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 73 of this proxy statement) for United States federal income tax purposes.

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Interests of Directors and Executive Officers. The Board considered the possibility that Cerevel’s directors and executive officers may have interests in the transactions contemplated by the Merger Agreement that may be different from, or in addition to, those of Cerevel’s stockholders generally. See “The Merger—Interests of the Directors and Executive Officers of Cerevel in the Merger” beginning on page 64 of this proxy statement.

After considering the foregoing potentially negative factors, the Board concluded that the potential benefits of the Merger substantially outweighed the risks or potential negative consequences.

The foregoing discussion of the information and factors considered by the Board is intended to be illustrative and not exhaustive, but includes the material reasons and factors considered by the Board in reaching its conclusions and recommendation in relation to the Merger, the Merger Agreement and the transactions proposed thereby. In light of the variety of reasons and factors considered and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons or factors considered in reaching their determinations and recommendations. The Board based its recommendation on the totality of the information presented, including thorough discussions with, and questioning of, members of our senior management and representatives of our outside financial advisors and legal counsel. Individual directors may have given differing weights to different factors or may have had different reasons for their ultimate determination. In addition, the Board did not reach any specific conclusion with respect to any of the factors or reasons considered. Instead, the Board conducted an overall analysis of the factors and reasons described above and determined in its business judgment that, in the aggregate, the potential benefits of the Merger to the stockholders of Cerevel outweighed the risks or potential negative consequences. It should be noted that this explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 38 of this proxy statement.

Opinion of Centerview Partners LLC

On December 6, 2023, Centerview rendered to the Board its oral opinion, subsequently confirmed in a written opinion dated such date, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the holders of Company Shares (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated December 6, 2023, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety to the full text of Centerview’s written opinion attached as Annex B. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the holders of Company Shares (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Transaction and does not constitute a recommendation to any Cerevel stockholder or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:

•	a draft of the Merger Agreement dated December 5, 2023, referred to in this summary of Centerview’s opinion as the “Draft Merger Agreement”;

•	Annual Reports on Form 10-K of Cerevel for the years ended December 31, 2022, December 31, 2021 and December 31, 2020;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Cerevel;

•	certain publicly available research analyst reports for Cerevel;

•	certain other communications from Cerevel to its stockholders; and

•

certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Cerevel, including certain financial forecasts, analyses and projections relating to Cerevel prepared by management of Cerevel and furnished to Centerview by Cerevel for purposes of Centerview’s analysis, which are referred to in this summary of Centerview’s opinion as the “Unaudited Prospective Financial Information” and which are collectively referred to in this summary of Centerview’s opinion as the “Internal Data.”

Centerview also participated in discussions with members of the senior management and representatives of Cerevel regarding their assessment of the Internal Data. In addition, Centerview conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.

Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with Cerevel’s consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at Cerevel’s direction, that the Internal Data (including, without limitation, the Unaudited Prospective Financial Information) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Cerevel as to the matters covered thereby and Centerview relied, at Cerevel’s direction, on the Internal Data for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Internal Data or the assumptions on which it was based. In addition, at Cerevel’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Cerevel, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of Cerevel. Centerview assumed, at Cerevel’s direction, that the final executed Merger Agreement would not differ in any respect material to Centerview’s analysis or opinion from the Draft Merger Agreement reviewed by Centerview. Centerview also assumed, at Cerevel’s direction, that the Transaction will be consummated on the terms set forth in the Merger Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of Cerevel, or the ability of Cerevel to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.

Centerview’s opinion expressed no view as to, and did not address, Cerevel’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to Cerevel or in which Cerevel might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of the Company Shares (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of Cerevel or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of Cerevel or any party, or class of such persons in connection with the Transaction, whether relative to the Merger Consideration to be paid to the holders of the Company Shares (other than Excluded Shares) pursuant to the Merger Agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’s written opinion. Centerview’s opinion does not constitute a recommendation to any Cerevel stockholder or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter. Centerview’s financial advisory services and its written opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Summary of Centerview Financial Analysis

The following is a summary of the material financial analyses prepared and reviewed with the Board in connection with Centerview’s opinion, dated December 6, 2023. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of Cerevel. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Cerevel or any other parties to the Transaction. None of Cerevel, AbbVie, Intermediate Holdco, Merger Sub or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Cerevel do not purport to be appraisals or reflect the prices at which Cerevel may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 5, 2023 (the last full trading day before the Board approved the Merger) and is not necessarily indicative of current market conditions.

Discounted Cash Flow Analysis

Centerview performed a discounted cash flow analysis of Cerevel based on the Unaudited Prospective Financial Information, as set forth in the Internal Data as further described below under the section entitled “The Merger—Certain Unaudited Prospective Financial Information” beginning on page 61 of this proxy statement and the calculations of after-tax unlevered free cash flows based thereon, which reflect certain assumptions, including projected future financing needs of Cerevel. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

In performing this analysis, Centerview calculated a range of equity values for the Company Shares by (a) discounting to present value as of December 31, 2023 using discount rates ranging from 12.0% to 14.0% (based on Centerview’s analysis of Cerevel’s weighted average cost of capital) and using a mid-year convention: (i) the forecasted risk-adjusted, after-tax unlevered free cash flows of Cerevel over the period beginning on January 1, 2024 and ending on December 31, 2045, as set forth in the Unaudited Prospective Financial

Information, utilized by Centerview at the direction of Cerevel management and as approved by the Board for use by Centerview as set forth in the section captioned “The Merger—Certain Unaudited Prospective Financial Information”, (ii) an implied terminal value of Cerevel, calculated by Centerview by assuming that (as directed by Cerevel management) Cerevel’s unlevered free cash flows would decline in perpetuity after December 31, 2045 at a rate of free cash flow decline of 50% year over year, and (iii) tax savings from usage of Cerevel’s estimated federal net operating losses and Cerevel’s estimated future losses, as provided by Cerevel management, (b) adding to the foregoing results, Cerevel’s estimated net cash balance of as of December 31, 2023, as provided by Cerevel management, and (c) subtracting from the foregoing results the present value of the impact of assumed equity raises, as set forth in the Unaudited Prospective Financial Information and as instructed by Cerevel management.

Centerview then calculated a range of implied equity values per Company Share by dividing the result of the foregoing calculations by Cerevel’s fully diluted outstanding Company Shares calculated on a treasury stock method basis (taking into account outstanding in-the-money stock options, unvested RSUs and unvested PSUs) as of December 1, 2023 and as set forth in the Internal Data, as instructed by Cerevel management. The resulting range of implied equity values per Company Share was $35.20 to $43.45, rounded to the nearest $0.05. Centerview then compared the results of the above analysis to the $45.00 per Company Share value of the Merger Consideration to be paid to the holders of Company Shares (other than Excluded Shares) pursuant to the Merger Agreement.

Other Factors

Centerview noted for the Board certain additional factors solely for reference and informational purposes only, including, among other things, the following:

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Historical Stock Trading Price Analysis. Centerview reviewed historical closing trading prices of the Company Shares during the 52-week period ended December 5, 2023 (the last full trading day before the Board approved the Merger), which reflected low and high stock closing prices for Cerevel during such period of approximately $20.26 to $35.59 per Company Share;

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Analyst Price Target Analysis. Centerview reviewed stock price targets for the Company Shares in publicly available Wall Street research analyst reports, which indicated low and high stock price targets for Cerevel ranging from $24.00 to $42.00 per Company Share; and

•

Precedent Premium Paid Analysis. Centerview performed an analysis of premiums paid in selected transactions involving publicly traded biopharmaceutical companies for which premium data were available. The premiums in this analysis were calculated by comparing the per share acquisition price in each transaction (excluding contingent consideration, if any) to: (i) the closing price of the target company’s common stock as of the Reference Date and (ii) the unaffected 30 calendar day volume weighted average price prior to the Reference Date. Based on the foregoing analysis and other considerations that Centerview deemed relevant in its professional judgment and experience, Centerview applied a range of 55% to 80% to (i) the Company Share price on the Reference Date of $26.00 and (ii) Cerevel’s unaffected 30 calendar day volume weighted average price prior to the Reference Date of $29.32, which resulted in an implied price range of (i) $40.30 to $46.80 and (ii) $45.45 to $52.75 (each rounded to the nearest $0.05), respectively, per Company Share.

General

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Board in its evaluation of the Transaction. Consequently, the analyses described above should not be viewed as determinative of the views of the Board or management of Cerevel with respect to the Merger Consideration or as to whether the Board would have been willing to determine that a different consideration was fair. The consideration for the transaction was determined through arm’s-length negotiations between Cerevel and AbbVie and was approved by the Board. Centerview provided advice to Cerevel during these negotiations. Centerview did not, however recommend any specific amount of consideration to Cerevel or the Board or that any specific amount of consideration constituted the only appropriate consideration for the transaction.

Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, except for its current engagement with respect to the Transaction, Centerview had not been engaged to provide financial advisory or other services to Cerevel, and Centerview did not receive any compensation from Cerevel during such period. In the two years prior to the date of its written opinion, Centerview had been engaged to provide and, in certain cases, was providing, as of the date of its written opinion, financial advisory services to entities in which certain affiliates of Bain Capital, a significant stockholder of Cerevel, held a controlling or significant minority ownership interest, in connection with matters unrelated to Cerevel, including to Diversey Holdings, Ltd. in connection with its sale to Solenis International LLC in 2023 and to Nexi S.p.A. on its merger with Nets A/S, and Centerview has received, and may in the future receive, compensation for certain of the foregoing services. In the two years prior to the date of its written opinion, Centerview received aggregate fees of between $40,000,000 and $45,000,000 in connection with the foregoing services. In addition, in the two years prior to the date of its written opinion, Centerview had been engaged to provide financial advisory services unrelated to Cerevel to two financial creditor groups (of which one or more affiliates of Bain Capital was a member) in connection with restructurings or potential restructurings involving the relevant issuer, and Centerview received aggregate compensation of between $10,000,000 and $15,000,000 for such services. In the two years prior to the date of its written opinion, Centerview had been engaged to provide financial advisory services to Pfizer Inc. (“Pfizer”), a significant stockholder of Cerevel, in connection with matters unrelated to Cerevel, including its acquisition of Arena Pharmaceuticals, Inc. in 2021 and other strategic matters. In the two years prior to the date of its written opinion, Centerview received aggregate fees of between $30,000,000 and $35,000,000 in connection with the foregoing services provided to Pfizer. In the two years prior to the date of its written opinion, Centerview had not been engaged to provide financial advisory or other services to AbbVie, Intermediate Holdco or Merger Sub, and Centerview did not receive any compensation from AbbVie, Intermediate Holdco or Merger Sub during such period. Centerview may provide financial advisory and other services to or with respect to Cerevel, AbbVie, Bain Capital, Pfizer or their respective affiliates, including portfolio companies of Bain Capital, in the future, for which Centerview may receive compensation. Certain (i) of Centerview’s and Centerview’s affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of Centerview’s affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, Cerevel, AbbVie, Bain Capital, Pfizer or any of their respective affiliates, including portfolio companies of Bain Capital, or any other party that may be involved in the Transaction.

The Board selected Centerview as its financial advisor in connection with the Transaction based on Centerview’s familiarity with Cerevel, their reputation as an internationally recognized investment banking firm and their substantial experience in similar transactions. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction.

In connection with Centerview’s services as the financial advisor to the Board, Cerevel has agreed to pay Centerview an aggregate fee of approximately $80 million, $3 million of which was payable upon the rendering of Centerview’s opinion and approximately $77 million of which is payable contingent upon consummation of the Transaction. In addition, Cerevel has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.

Certain Unaudited Prospective Financial Information

Cerevel does not, as a matter of course, make public projections as to our future financial performance, due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates and the inherent difficulty of predicting financial performance for future periods for a clinical-stage biopharmaceutical company. However, Cerevel’s management regularly prepares and reviews with the Board estimates regarding the success and timing of the development of, regulatory filings and approvals for and the commercialization of our products and product candidates. In connection with our strategic planning process and the Board’s evaluation of the Merger, as described further in the section captioned “The Merger—Background of the Merger” beginning on page 41 of this proxy statement, Cerevel’s management prepared and reviewed with the Board certain unaudited prospective financial information of Cerevel as an independent company for the fiscal years 2024 through 2045, as prepared and used as described below (referred to as the “Unaudited Prospective Financial Information”).

The Unaudited Prospective Financial Information was prepared for internal use only and not for public disclosure and was provided to the Board for the purposes of considering, analyzing and evaluating the Merger. The Unaudited Prospective Financial Information was also provided to, approved by Cerevel for use by, and relied upon by, Centerview, Cerevel’s financial advisor, for use in connection with rendering the fairness opinion in connection with the Merger and performing its related financial analyses (as described in more detail in the sections captioned “The Merger—Opinion of Centerview Partners LLC” beginning on page 56 of this proxy statement), and were the only financial projections with respect to the Company used by Centerview in performing such financial analysis. The Unaudited Prospective Financial Information was not provided to AbbVie or any other prospective bidder. The Unaudited Prospective Financial Information includes estimates of Cerevel’s financial performance on a risk-adjusted basis. With Cerevel’s consent and at Cerevel’s direction, Centerview assumed that the Unaudited Prospective Financial Information was reasonably prepared on bases reflecting the best then-available estimates and judgments of our management as to our future financial performance, and relied on Cerevel’s assessments as to the validity of, and risks associated with, our products and product candidates.

The Unaudited Prospective Financial Information was developed based on Cerevel’s management’s knowledge of and assumptions with respect to Cerevel’s business, including with respect to the development and potential commercialization of its pipeline drug candidates tavapadon for the treatment of Parkinson’s disease, emraclidine for the treatment of schizophrenia, Alzheimer’s disease psychosis, bipolar disorder and tardive dyskinesia, darigabat for the treatment of focal epilepsy and panic disorder and CVL-871 and CVL-354 for the treatment of dementia-related apathy and major depressive/substance use disorders, respectively. The Unaudited Prospective Financial Information was developed without giving effect to the Merger, including any impact of the negotiation or execution of the Merger Agreement or the Merger, the expenses that have already or may be incurred in connection with completing the Merger or any changes to Cerevel’s operations or strategy that may be implemented during the pendency of or following the consummation of the Merger. The Unaudited Prospective Financial Information also does not consider the effect of any failure of the Merger to be completed and it should not be viewed as accurate or continuing in that context.

The Unaudited Prospective Financial Information was not prepared with a view toward public disclosure or complying with accounting principles generally accepted in the United States (which we refer to as “GAAP”). In addition, the Unaudited Prospective Financial Information was not prepared with a view toward complying with the guidelines established by the SEC or the American Institute of Certified Public Accountants with respect to prospective financial information. Neither our independent registered public accounting firm nor any other independent accountants have (1) compiled, reviewed, audited, examined or performed any procedures with respect to the Unaudited Prospective Financial Information, (2) expressed any opinion or any other form of assurance on such information or the achievability of the Unaudited Prospective Financial Information or (3) assumed any responsibility for the Unaudited Prospective Financial Information.

Because the Unaudited Prospective Financial Information reflects estimates and judgments, it is susceptible to sensitivities and assumptions, as well as multiple interpretations based on actual experience and business developments. The Unaudited Prospective Financial Information also covers multiple years, and such information by its nature becomes less predictive with each succeeding year. The Unaudited Prospective Financial Information is not, and should not be considered to be, a guarantee of future operating results. Further, the Unaudited Prospective Financial Information is not fact and should not be relied upon as being necessarily indicative of our future results.

Although the Unaudited Prospective Financial Information is presented with numerical specificity, it reflects numerous assumptions and estimates as to future events. The Unaudited Prospective Financial Information will be affected by, among other factors, our ability to achieve our goals for the development, regulatory approval and commercialization of our products and product candidates, including on the timeline assumed for purposes of the Unaudited Prospective Financial Information. The Unaudited Prospective Financial Information reflects assumptions and uncertainties that are subject to change. Important factors that may affect actual results and cause the Unaudited Prospective Financial Information not to be achieved are described in various risk factors described in the section captioned “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 38 of this proxy statement, and in our other filings with the SEC, including those listed under the section captioned “Where You Can Find More Information” beginning on page 121 of this proxy statement. All of these factors are difficult to predict, and many of them are outside of our control. As a result, there can be no assurance that the Unaudited Prospective Financial Information will be realized, and actual results may be materially better or worse than those contained in the Unaudited Prospective Financial Information, whether or not the Merger is consummated. The Unaudited Prospective Financial Information also reflects assumptions as to certain business decisions that are subject to change. The Unaudited Prospective Financial Information may differ from publicized analyst estimates and forecasts and does not consider any events or circumstances after the date that it was prepared, including the announcement of the entry into the Merger Agreement. The Unaudited Prospective Financial Information has not been updated or revised to reflect information or results after the date it was prepared or as of the date of this proxy statement. Except to the extent required by applicable federal securities laws, we do not intend to update or otherwise revise the Unaudited Prospective Financial Information to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events. Cerevel has or may report results of operations for periods included in the Unaudited Prospective Financial Information that were or will be completed following the preparation of the Unaudited Prospective Financial Information. Stockholders and investors are urged to refer to Cerevel’s periodic filings with the SEC for information on Cerevel’s actual historical results.

Certain of the financial measures included in the Unaudited Prospective Financial Information are “non-GAAP financial measures.” These are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. In certain circumstances, including those applicable to the Unaudited Prospective Financial Information, financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Unaudited Prospective Financial Information is not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Board or Centerview. Accordingly, no reconciliation of the financial measures included in the Unaudited Prospective Financial Information is provided in this proxy statement.

The Unaudited Prospective Financial Information constitutes forward-looking statements. By including the Unaudited Prospective Financial Information in this proxy statement, neither we nor any of our affiliates, advisors, officers, directors, partners or representatives (including Centerview) has made or makes any representation to any person regarding our ultimate performance as compared to the information contained in the Unaudited Prospective Financial Information. The inclusion of the Unaudited Prospective Financial Information should not be regarded as an indication that the Board, Cerevel or any other person considered, or now considers, the Unaudited Prospective Financial Information to be predictive of actual future results. Further, the inclusion of the Unaudited Prospective Financial Information in this proxy statement does not constitute an admission or representation by Cerevel that the information presented is material. The Unaudited Prospective Financial Information is included in this proxy statement solely to give our stockholders access to the information that was provided to the Board and Centerview. The Unaudited Prospective Financial Information is not included in this proxy statement in order to influence any Cerevel stockholder to make any investment decision with respect to the Merger, including whether or not to seek appraisal rights with respect to their shares.

Unaudited Prospective Financial Information

Various judgments and assumptions were made when preparing the Unaudited Prospective Financial Information, including, among others: Cerevel’s ability to raise an aggregate of approximately $1.85 billion in gross proceeds of capital in equity financing transactions in order to bring its product candidates through clinical trials, manufacturing and commercialization and to continue operating its business; the probability of success of clinical development and FDA approval of its product candidates and the timing of clinical trials, regulatory approval and commercial launch of these products; market demand for, and pricing of, its products; market size; market share; competition; reimbursement; distribution; estimated costs and expenses; contractual relationships, including upfront, royalty and milestone payments from assumed potential ex-U.S. partnerships; effective tax rate; utilization of net operating losses; and other relevant factors relating to Cerevel’s long-term operating plan, as well as future economic, competitive and regulatory conditions and financial market conditions, all of which are highly uncertain, difficult or impossible to predict and many of which are beyond Cerevel’s control.

The following table presents estimates of Cerevel’s total revenue, gross profit, EBIT and unlevered free cash flow, in each case, on a risk-adjusted basis and for the fiscal years 2024 through 2045, as reflected in the Unaudited Prospective Financial Information, as approved by Cerevel management.

Projected Non-GAAP

($ in millions, Unaudited)

	Fiscal Year Ending December 31,
	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034
Total Revenue	$25	$516	$390	$631	$1,365	$1,847	$2,768	$3,920	$4,769	$5,579	$6,350
Gross Profit	$25	$516	$255	$508	$1,089	$1,387	$2,251	$3,214	$3,922	$4,574	$5,218
EBIT(1)	($442)	($215)	($650)	($517)	$146	$381	$1,271	$2,189	$2,877	$3,499	$4,121
Unlevered Free Cash Flow(2)	($442)	($215)	($657)	($526)	$94	$271	$930	$1,613	$2,137	$2,604	$3,071

	Fiscal Year Ending December 31,
	2035	2036	2037	2038	2039	2040	2041	2042	2043	2044	2045
Total Revenue	$6,882	$7,331	$7,600	$6,890	$5,903	$5,636	$5,633	$1,657	$736	$418	$279
Gross Profit	$5,697	$6,080	$6,309	$5,725	$4,901	$4,665	$4,656	$1,372	$620	$356	$245
EBIT(1)	$4,595	$4,979	$5,236	$4,776	$4,120	$3,977	$3,978	$1,267	$573	$330	$228
Unlevered Free Cash Flow(2)	$3,433	$3,723	$3,920	$3,600	$3,115	$2,990	$2,984	$1,050	$453	$255	$174

(1)	“EBIT” refers to Cerevel’s gross profit, less total operating expenses.
(2)	“Unlevered Free Cash Flow” refers to EBIT, less tax expenses, capital expenditures and changes in net working capital, plus depreciation and amortization.

Treatment of the Convertible Notes

The closing of the Merger will constitute a “Make-Whole Fundamental Change” under the Convertible Notes Indenture. Following the closing of the Merger, the cash Merger Consideration will become the reference property into which the Convertible Notes are convertible. Under the terms of the Convertible Notes Indenture, holders of the Convertible Notes may convert their Convertible Notes in connection with the Make-Whole Fundamental Change during the 35-trading day period after the closing of the Merger (the “Make-Whole Fundamental Change Conversion Period”) and if converted during the Make-Whole Fundamental Change Conversion Period, holders will receive, for each $1,000 principal amount of Convertible Notes converted, an amount in cash equal to (i) the per share Merger Consideration multiplied by (ii) Conversion Rate in effect on the applicable conversion date, as adjusted by the make-whole table in the Convertible Notes Indenture. Holders of Convertible Notes that do not elect to convert their Convertible Notes during the Make-Whole Fundamental Change Conversion Period will continue to hold such Convertible Notes, which will remain outstanding subject to the terms and conditions of the Convertible Notes Indenture.

Interests of the Directors and Executive Officers of Cerevel in the Merger

Members of the Board and Cerevel’s executive officers may have various interests in the Merger that may be in addition to, or different from, the interests of Cerevel’s stockholders generally. The members of the Board were aware of these potential interests and considered them, among other matters, at the time they approved the Merger Agreement and in making their recommendation that Cerevel’s stockholders adopt the Merger Agreement. These potential interests are described below.

Treatment of Equity Awards

Pursuant to the Merger Agreement, outstanding Cerevel equity awards held by our directors and executive officers will be treated as follows:

•

Company Options. Effective as of immediately prior to the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, will be automatically cancelled and converted into the right to receive cash, without interest, in an amount equal to the product of (i) the aggregate number of Company Shares underlying such Company Option immediately prior to the Effective Time, multiplied by (ii) an amount equal to the Merger Consideration less the applicable per share exercise price of such Company Option, subject to applicable withholding taxes. Each Company Option that has a per share exercise price that is equal to or greater than the Merger Consideration will be cancelled without consideration.

•	Company RSU Awards. The treatment of Company RSU Awards is as follows:

•

Existing Company RSU Awards. Effective as of immediately prior to the Effective Time, each Existing Company RSU Award that is outstanding immediately prior to the Effective Time will be automatically cancelled and converted into the right to receive cash, without interest, in an amount equal to the product of (i) the aggregate number of Company Shares underlying such Existing Company RSU Award immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration, subject to any applicable withholding taxes.

•

New Company RSU Awards. Effective as of immediately prior to the Effective Time, fifty percent (50%) of each New Company RSU Award that is outstanding immediately prior to the Effective Time will be assumed by AbbVie and converted into an Assumed RSU Award on the same terms and conditions as applied to each such New Company RSU Award immediately prior to the Effective Time, except that each Assumed RSU Award will cover that number of whole shares of AbbVie common stock equal to the product of (i) the number of unvested Company Shares underlying such New Company RSU Award immediately prior to the Effective Time, multiplied by (ii) the Equity Award Exchange Ratio, with the result rounded down to the nearest whole number of shares of AbbVie’s common stock. The other fifty percent (50%) of each New Company RSU Award that is outstanding immediately prior to the Effective Time will be automatically cancelled and converted into the right to receive cash, without interest, in an amount equal to the product of (i) the aggregate number of Company Shares underlying such New Company RSU Award immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration, subject to any applicable withholding taxes.

•

Company PSU Awards. Effective as of immediately prior to the Effective Time, each Company PSU Award that is outstanding immediately prior to the Effective Time will be automatically cancelled and converted into the right to receive cash, without interest, in an amount equal to the product of (i) the aggregate number of Company Shares subject to such Company PSU Award, determined assuming that the applicable performance goals have been deemed to be achieved at the greater of target and actual level of performance as determined by the Board (or committee administering the Company’s Equity Incentive Plan) in its reasonable discretion, by (ii) the Merger Consideration, subject to any applicable withholding taxes.

The following table sets forth, for each of Cerevel’s directors and executive officers, (i) the number of Company Shares underlying the Company Options (whether vested or unvested), Company RSU Awards, and Company PSU Awards held by each Cerevel executive officer and director as of December 31, 2023, the latest practicable date to determine these numbers before the filing of this proxy statement, and (ii) the value of such equity awards as of such date, determined in each case by multiplying (a) the number of Company Shares subject to the Cerevel equity award, by (b) the Merger Consideration (or in the case of Company Options, the Merger Consideration less the applicable exercise price for such Company Option). All such amounts actually payable to each of Cerevel’s directors and executive officers will be subject to any applicable withholding taxes and will be payable without interest. These amounts do not attempt to forecast any New Company RSU Awards that may be granted following the date of this proxy statement. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts to be received by Cerevel’s directors and executive officers may materially differ from the amounts set forth below.

This table also does not include any outstanding rights to purchase shares under the Company ESPP held by our executive officers. For additional information regarding the Company ESPP, see “The Merger Agreement—Treatment of Equity Awards and the Company ESPP” beginning on page 80 of this proxy statement.

Name	Company Options (#)	Value of Company Options ($)	Company RSU Awards (#)(2)	Value of Company RSU Awards ($)	Company PSU Awards (#)(1)	Value of Company PSU Awards ($)	Total Value of Company Options, Company RSU Awards, and Company PSU Awards ($)
Non-Employee Directors
N. Anthony Coles, M.D.	5,134,418	179,124,641	61,762	2,779,290	—	—	181,903,931
Suneet Varma, M.B.A.	—	—	—	—	—	—	—
Christopher Gordon, M.B.A.	80,189	1,989,757	3,282	147,690	—	—	2,137,447
Deborah Baron, M.B.A.	—	—	—	—	—	—	—
Doug Giordano, M.B.A.	95,242	2,457,454	3,282	147,690	—	—	2,605,144
Adam Koppel, M.D., Ph.D.	80,189	1,989,757	3,282	147,690	—	—	2,137,447
Ruth McKernan, Ph.D., CBE, FMedSci	92,986	2,249,107	3,282	147,690	—	—	2,396,797
Marijn Dekkers, Ph.D.	95,242	2,457,454	3,282	147,690	—	—	2,605,144
Deval Patrick, J.D.	49,794	1,061,831	3,282	147,690	—	—	1,209,521
Norbert Riedel, Ph.D.	95,242	2,457,454	3,282	147,690	—	—	2,605,144
Gabrielle Sulzberger, J.D., M.B.A.	95,242	2,457,454	3,282	147,690	—	—	2,605,144

Name	Company Options (#)	Value of Company Options ($)	Company RSU Awards (#)(2)	Value of Company RSU Awards ($)	Company PSU Awards (#)(1)	Value of Company PSU Awards ($)	Total Value of Company Options, Company RSU Awards, and Company PSU Awards ($)
Executive Officers
Ronald Renaud, M.B.A.	215,749	2,649,398	160,452	7,220,340	841,947	37,887,615	47,757,353
Ramiro “Raymond” Sanchez, M.D..	1,393,153	45,648,004	24,825	1,117,125	—	—	46,765,129
Kenneth DiPietro	711,827	23,492,402	13,913	626,085	—	—	24,118,487
John Renger, Ph.D.	778,418	21,584,529	20,081	903,645	—	—	22,488,174
Kathleen Tregoning, M.A.	614,428	17,859,552	13,804	621,180	—	—	18,480,732
Scott Akamine, J.D.	367,126	9,525,606	13,796	620,820	—	—	10,146,426
Susan Altschuller, Ph.D., M.B.A.	124,168	1,545,892	30,721	1,382,445	—	—	2,928,337
Paul Burgess, J.D.	95,931	1,299,865	23,847	1,073,115	—	—	2,372,980
Mark Bodenrader	277,817	8,867,703	19,284	867,780	—	—	9,735,483
Abraham Ceesay, M.B.A.(3)	—	—	—	—	—	—	—

(1)

For purposes of this table, the value of the Company PSU Award is determined based on an estimate of actual performance based on the expected closing of the Merger, which would currently be expected to result in the maximum achievement of all performance-based vesting conditions.

(2)

Amounts reported are inclusive of Existing Company RSU Awards that were accelerated in December 2023 to eliminate or mitigate the potential impact of Sections 280G and 4999 of the Code in connection with the Merger, as described below under “280G Mitigation Actions.”

(3)	Mr. Ceesay is no longer an employee and executive officer of Cerevel as he resigned from his position as President of Cerevel on February 22, 2023.

Stock Ownership

Certain non-employee directors and executive officers hold Company Shares. For additional information, see the section entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 117 of this proxy statement.

Change in Control Severance Benefits

Employment Agreement with Mr. Renaud.

On May 1, 2023, Cerevel entered into an employment agreement with Mr. Renaud, which governs the terms of his employment with Cerevel as Chief Executive Officer. In the event Cerevel terminates Mr. Renaud without “cause” or he resigns for “good reason” (as both terms are defined therein) within the period that commences three months prior to, and ends 12 months following, the occurrence of the first event constituting a “sale event” (referred to for purposes of this disclosure as a “change in control”) subject to his execution and non-revocation of a separation agreement, which includes a general release of claims, a 12-month post-employment non-competition provision and certain other post-employment restrictive covenants substantially as set forth in his restrictive covenant agreement, Mr. Renaud will be entitled to (i) two times his base salary (or two times his base salary in effect immediately prior to the change in control, if higher), reduced by any garden leave pay he is paid in the same calendar year of such severance payment, which will be payable in substantially equal installments over the 12-month period immediately following the date of termination, or if later, the change in control, (ii) a lump sum payment equal to his target cash bonus for the calendar year in which his date of termination occurs, (iii) if timely elected, subsidized COBRA continuation coverage for a period of 18 months, and (iv) accelerated vesting of any unvested equity awards subject to time-based vesting conditions, and the potential for accelerated vesting of any unvested equity awards subject to performance-based vesting in the

Board’s discretion or to the extent specified in the applicable award agreement. Mr. Renaud’s restrictive covenant agreement includes a (i) 12-month post-employment non-competition provision (applicable on certain terminations, excluding a termination due to a layoff or a termination without “cause”) and (ii) two-year post-employment non-solicitation of customers and employees provision applicable on any termination.

Cerevel’s Severance Benefits Policy for Specified C-Suite Executives.

Executive officers eligible to participate under Cerevel’s Severance Benefits Policy for Specified C-Suite Executives (which includes all current executive officers other than Mr. Renaud and Mr. Bodenrader and excludes former executive officers Dr. Coles and Mr. Ceesay) may be entitled to receive the following severance pay and benefits if Cerevel terminates such executive officer’s employment without “cause,” or if the executive officer terminates his or her employment for “good reason” (as such terms are defined in each eligible executive officer’s respective employment agreement) within the period that commences three months prior to, and ends 12 months following, the occurrence of the first event constituting a change in control: (i) continuation of their base salary over the 12-month period following the date of their termination, (ii) their target cash bonus for the calendar year in which the date of their respective termination occurs, both of which amounts in clauses (i) and (ii) will be payable in substantially equal installments over the 12-month period following the date of their termination in accordance with Cerevel’s payroll practices, (iii) if elected, subsidized COBRA continuation coverage for a period of 12 months, and (iv) accelerated vesting of any unvested equity awards subject to time-based vesting conditions, and the potential for accelerated vesting of any unvested equity awards subject to performance-based vesting in the Board’s discretion or to the extent specified in the applicable award agreement. The receipt of severance pay and benefits under this severance program is subject to the execution and non-revocation of a separation agreement, which includes a general waiver and release and certain post-employment restrictive covenants. The executive officers are also subject to restrictive covenant agreements, which generally include a (i) 12-month post-employment non-competition provision (applicable on certain terminations, excluding a termination due to a layoff or a termination without “cause”) and (ii) two-year post-employment non-solicitation of customers and employees provision applicable on any termination.

Cerevel’s Severance Benefits Policy for Senior Vice Presidents and Vice Presidents.

Mr. Bodenrader is eligible to participate under Cerevel’s Severance Benefits Policy for Senior Vice Presidents and Vice Presidents, pursuant to which he may be entitled to receive the following severance pay and benefits if Cerevel terminates his employment without “cause,” or if Mr. Bodenrader terminates his employment with Cerevel for “good reason” (each both terms are defined therein) within the period that commences three months prior to, and ends 12 months following, the occurrence of the first event constituting a change in control: (i) continuation of his base salary over the nine-month period following the date of his termination, (ii) the product of (a) 0.75, multiplied by (b) his target cash bonus for the calendar year in which the date of his termination occurs, both of which amounts in clauses (i) and (ii) will be payable in substantially equal installments over the nine-month period following the date of his termination in accordance with Cerevel’s payroll practices, (iii) if elected, subsidized COBRA continuation coverage for a period of nine months, and (iv) accelerated vesting of any unvested equity awards subject to time-based vesting conditions, and the potential for accelerated vesting of any unvested equity awards subject to performance-based vesting in the Board’s discretion or to the extent specified in the applicable award agreement. The receipt of severance pay and benefits under this severance program is subject to the execution and non-revocation of a separation agreement, which includes a general waiver and release and certain post-employment restrictive covenants. Mr. Bodenrader is subject to a restrictive covenant agreement, which includes a (i) 12-month post-employment non-competition provision (applicable on certain terminations, excluding a termination due to a layoff or a termination without “cause”) and (ii) a 12-month post-employment non-solicitation of customers and employees provision applicable on any termination.

Non-Employee Director Compensation

Prior to the Effective Time, Cerevel will continue to compensate its non-employee directors for their service on the Board in accordance with Cerevel’s Non-Employee Director Compensation Policy, as may be amended from time to time. The equity compensation portion of such compensation will consist solely of Company RSU Awards. Cerevel’s Non-Employee Director Compensation Policy provides that upon the occurrence of a change in control (which includes this transaction), all equity retainer awards granted to non-employee directors will become fully vested and exercisable.

2024 Bonus Awards

With respect to annual bonuses payable under Cerevel’s annual bonus program with respect to fiscal year 2024, if the Effective Time occurs in 2024, each eligible Cerevel employee will be paid their target annual bonus for 2024, prorated for the portion of 2024 elapsed as of the Effective Time.

280G Mitigation Actions

Cerevel may, in consultation with AbbVie, implement strategies to mitigate the possible impact of Sections 280G and 4999 of the Code. If such mitigation strategies are insufficient to eliminate the impact of Sections 280G and 4999 of the Code, Cerevel may make gross-up payments up to an aggregate of $25 million to the executive officers for any excise taxes under Sections 280G and 4999 of the Code in connection with the Merger.

Cerevel has taken the following agreed upon steps to eliminate or mitigate the potential impact of Sections 280G and 4999 of the Code in connection with the Merger: (i) accelerating into 2023 the vesting of the Existing Company RSU Awards held by each named executive officer, other than Dr. Coles and Dr. Renger, that would otherwise vest effective upon the Closing Date, and (ii) the payment in December 2023 of the corporate component of the annual incentive plan cash bonus amounts under the 2023 annual incentive plan based on a reasonable, good faith estimate of achievement of actual corporate performance (collectively, the “280G Mitigation Actions”).

Each of the affected named executive officers entered into a repayment agreement with Cerevel, pursuant to which the executive officer is required to repay the net after-tax amount received in respect of (i) the 2023 annual incentive plan cash bonus payment in the event the executive officer resigned from employment prior to December 31, 2023 and/or (ii) the accelerated Company RSU Awards in the event that the executive officer’s employment terminates for any reason prior to the date the accelerated Company RSU Awards otherwise would vest (or, if earlier, the Effective Time) to the extent such Company RSU Awards would have remained unvested under the terms of the applicable award agreement, the executive officer’s employment agreement with Cerevel or Cerevel’s applicable Severance Benefits Policy.

Indemnification of Directors and Officers; Insurance

Directors and officers of Cerevel are also entitled to indemnification and covered by insurance in certain circumstances. For a detailed description of these requirements, please see “The Merger Agreement—Other Covenants and Agreements—Indemnification of Directors and Officers; Insurance” beginning on page 99 of this proxy statement.

Financing of the Merger

The Merger Agreement is not conditioned upon receipt of financing by AbbVie. We anticipate that the total amount of funds necessary to consummate the Merger and the related transactions, not including fees and expenses, will be approximately $8.7 billion, including the estimated funds needed to (i) pay our stockholders the Merger Consideration due to them under the Merger Agreement and (ii) make payments in respect of outstanding equity awards of Cerevel pursuant to the Merger Agreement.

AbbVie, Intermediate Holdco and Merger Sub have represented in the Merger Agreement that they have available or, with respect to Intermediate Holdco and Merger Sub, will have available as of the Effective Time, sufficient funds for the satisfaction of all of their obligations under the Merger Agreement and to pay all related fees and expenses required to be paid by AbbVie, Intermediate Holdco or Merger Sub pursuant to the terms of the Merger Agreement.

Closing and Effective Time of the Merger

The closing of the Merger will take place by electronic exchange of signatures and documents on a date to be specified by the parties, which shall be not later than the second business day after the satisfaction (or waiver, if permitted by applicable law) of the last to be satisfied of the conditions set forth in the Merger Agreement (other than those conditions that, by their nature, are to be satisfied at the closing of the Merger, but subject to the satisfaction (or waiver, if permitted by applicable law) of those conditions), or at such other location, date and time as Cerevel and AbbVie shall mutually agree upon in writing.

On the Closing Date, AbbVie, Cerevel, Intermediate Holdco and Merger Sub will cause the Merger to be consummated under the DGCL by filing a certificate of merger in such form as required by, and executed in accordance with, the DGCL with the Secretary of State of the State of Delaware and will take such further actions as may be required to make the Merger effective on the Closing Date. The Merger will become effective at the time and day of the filing of such certificate of merger with the Secretary of State of the State of Delaware, or such later time and day as may be agreed in writing by Cerevel and AbbVie and specified in the certificate of merger.

Appraisal Rights

If the Merger is consummated, persons who do not wish to accept the Merger Consideration are entitled to seek appraisal of their Company Shares under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive payment in cash for the fair value of their Company Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your Company Shares as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Merger Consideration that you are otherwise entitled to receive under the Merger Agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.

Persons who exercise appraisal rights under Section 262 will not receive the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their Company Shares following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal should recognize that the fair value of their Company Shares determined under Section 262 could be more than, the same as or less than the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise their appraisal rights under Section 262. A person who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration under the Merger Agreement.

A holder of record of Company Shares and a beneficial owner who (i) continuously holds or beneficially owns, as applicable, such Company Shares through the Effective Time, (ii) has not consented to the Merger in writing or otherwise voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with the procedures under Section 262, (iv) does not thereafter withdraw his, her or its demand for appraisal of such Company Shares and (v) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the Company Shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by the surviving corporation and to be set forth on the Chancery List (as defined below), will be entitled to receive the fair value of his, her or its Company Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

Section 262 requires that where a proposed merger is to be submitted for approval at a meeting of stockholders, the corporation must notify stockholders that appraisal rights will be available not less than twenty (20) days before the meeting to vote on the merger. Such notice must include either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes Cerevel’s notice to our stockholders that appraisal rights are available in connection with the Merger, in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your Company Shares, you must satisfy each of the following conditions: you must deliver to Cerevel a written demand for appraisal of your Company Shares prior to the Special Meeting, which must (i) reasonably inform us of the identity of the holder of record of Company Shares who intends to demand appraisal of his, her or its Company Shares (and, for beneficial owners only, such demand is accompanied by documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by Cerevel and to be set forth on the Chancery List) and (ii) that you intend to demand the appraisal of your shares. In addition, as described above, you must not vote or submit a proxy in favor of the proposal to adopt the Merger Agreement; you must hold or beneficially own, as applicable, your Company Shares continuously through the effective date; and you must comply with the other applicable requirements of Section 262.

A Cerevel stockholder who elects to exercise appraisal rights must mail or deliver his, her or its written demand for appraisal to the following address:

Cerevel Therapeutics Holdings, Inc.

222 Jacobs Street, Suite 200

Cambridge, Massachusetts 02141

Attention: Corporate Secretary

Within ten (10) days after the Effective Time, the surviving corporation must give written notice that the Merger has become effective to each stockholder of any class or series of stock of Cerevel who is entitled to appraisal rights that the Merger was approved and that appraisal rights are available for any or all shares of such class or series of stock.

Within one hundred twenty (120) days after the Effective Time, but not thereafter, the surviving corporation or any person who has properly and timely demanded appraisal and otherwise complied with Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a person, demanding a determination of the fair value of the Company Shares held by all persons that have demanded appraisal. There is no present intent on the part of Cerevel or the surviving corporation to file an appraisal petition and persons seeking to exercise appraisal rights should assume that Cerevel and the surviving corporation will not file such a petition or initiate any negotiations with respect to the fair value of Company Shares. Accordingly, persons who desire to have their Company Shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. If, within one hundred twenty (120) days after the Effective Time, no petition has been filed as provided above, all rights to appraisal will cease and any person that previously demanded appraisal will become entitled only to the Merger Consideration under the Merger Agreement.

At any time within sixty (60) days after the Effective Time, any person who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the Merger Consideration specified by the Merger Agreement for that person’s Company Shares by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than sixty (60) days after the Effective Time will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the person within sixty (60) days after the effective date, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the person will be entitled to receive only the fair value of such person’s Company Shares determined by the Delaware Court of Chancery in any such appraisal proceeding, which value could be less than, equal to or more than the Merger Consideration offered pursuant to the Merger Agreement.

In addition, within one hundred twenty (120) days after the Effective Time, any person who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of Company Shares not consented in writing or otherwise voted in favor of the Merger and with respect to which demands for appraisal were received by the surviving corporation and the aggregate number of holders of such Company Shares. Such statement must be given within ten (10) days after the written request therefor has been received by the surviving corporation or within ten (10) days after the expiration of the period for the delivery of demands as described above, whichever is later.

Upon the filing of a petition by a person, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation shall be required to, within twenty (20) days after such service, file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal of their Company Shares and with whom the surviving corporation has not reached agreements as to the value of such Company Shares (the “Chancery List”). The Register in Chancery, if so ordered by the Delaware Court of Chancery, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to all such persons set forth on the Chancery List.

If a petition for an appraisal is timely filed by a person, at the hearing on such petition, the Delaware Court of Chancery will determine which persons have complied with Section 262 and have become entitled to appraisal rights provided thereby. The Delaware Court of Chancery may require the persons who have demanded an appraisal of their Company Shares and who hold Company Shares represented by certificates to submit their certificates of Company Shares to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.

Upon application by the surviving corporation or any person entitled to participate in the appraisal proceedings, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to appraisal. Any person whose name appears on the Chancery List and may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.

Where proceedings are not dismissed, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceedings the Delaware Court of Chancery shall determine the fair value of Company Shares taking into account all relevant factors, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at five percent (5%) over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue after such payment only on the sum of (x) the difference, if any, between the amount so paid and the fair value of the Company Shares as determined by the Delaware Court of Chancery, and (y) interest theretofore accrued, unless paid at that time.

When the fair value of the Company Shares is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the persons entitled to receive the same.

Although Cerevel believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and persons should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Moreover, the surviving corporation does not anticipate offering more than the Merger Consideration to any person exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of the relevant Company Shares is less than the Merger Consideration.

In determining “fair value”, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. The Delaware Supreme Court has indicated that transaction price is one of the relevant factors the Delaware Court of Chancery may consider in determining “fair value” and that absent deficiencies in the sale process the transaction price should be given “considerable weight.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”

The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. Each person is responsible for his, her or its attorneys’ and expert witness fees, although, upon application of a person whose name appears on the Chancery List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ and expert witness fees, be charged pro rata against the value of all Company Shares entitled to appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL. Determinations by the Delaware Court of Chancery are subject to appellate review by the Delaware Supreme Court.

Any person who has duly demanded appraisal in compliance with Section 262 will not be entitled to vote for any purpose any Company Shares subject to such demand or to receive payment of dividends or other distributions on such Company Shares, except for dividends or distributions payable to Cerevel stockholders of record at a date prior to the Effective Time.

To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern.

Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of a stockholder’s statutory appraisal rights.

Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares

The following discussion is a summary of certain material U.S. federal income tax consequences of the Merger that may be relevant to holders of Company Shares whose Company Shares are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to holders that hold their Company Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary of material U.S. federal income tax consequences is not a complete description of all potential U.S. federal income tax consequences of the Merger. This summary does not describe any of the tax consequences arising under the laws of any state, local or non-U.S. tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., state, gift or alternative minimum tax, the Medicare net investment income surtax, or any withholding considerations under the Foreign Account Tax Compliance Act of 2010 (including regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith)). In addition, this summary does not address the U.S. federal income tax consequences to holders of Company Shares that exercise appraisal rights under the DGCL. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder or both, as the context may require.

This discussion is for general information only and does not address all of the U.S. federal income tax considerations that may be relevant to holders in light of their particular facts and circumstances, including, but not limited to:

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holders that may be subject to special treatment under U.S. federal income tax laws, such as: financial institutions, tax-exempt organizations, governmental organizations, S corporations, partnerships or any other entities or arrangements treated as pass-through entities or partnerships for U.S. federal income tax purposes or any investor therein, insurance companies, mutual funds, brokers or dealers in stocks, securities, commodities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, regulated investment companies, real estate investment trusts, “controlled foreign corporations,” “passive foreign investment companies” or certain former citizens or long-term residents of the United States;

•	holders holding their Company Shares as part of a hedging, straddle or other risk reducing transaction or as part of a conversion transaction or other integrated investment;

•	holders deemed to sell their Company Shares under the constructive sale provisions of the Code;

•	holders that received their Company Shares in compensatory transactions;

•	holders that hold their Company Shares through individual retirement or other tax-deferred accounts;

•	holders that own an equity interest, actually or constructively, in AbbVie or the surviving corporation;

•	U.S. Holders whose “functional currency” is not the U.S. dollar;

•	holders that are required to report income no later than when such income is reported in an “applicable financial statement”; or

•	holders that own or have owned (directly, indirectly or constructively) 5% or more of the Company Shares (by vote or value).

If a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of Company Shares, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding Company Shares and partners therein should consult their tax advisors regarding the particular tax consequences to them of the Merger.

We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

THIS DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR OTHER TAX LAWS.

U.S. Holders

For purposes of this proxy statement, a “U.S. Holder” is a beneficial owner of Company Shares who or that is for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the United States;

•	A corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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A trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more “United States persons” as defined in Section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

The receipt of cash by a U.S. Holder in exchange for Company Shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the Company Shares surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the Company Shares. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such Company

Shares is more than one year at the time of the consummation of the Merger. A reduced tax rate on capital gains generally will apply to long-term capital gains of non-corporate U.S. Holders, including individuals. There are limitations on the deductibility of capital losses. If a U.S. Holder acquired different blocks of Company Shares at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of Company Shares.

Payments made to a U.S. Holder in exchange for Company Shares pursuant to the Merger may be subject to information reporting to the IRS and backup withholding at a rate of 24%. To avoid backup withholding on such payments, U.S. Holders that do not otherwise establish an exemption should complete and return to the exchange agent a properly executed IRS Form W-9 included in the letter of transmittal certifying that such holder is a United States person for U.S. federal income tax purposes, that the taxpayer identification number provided is correct and that such holder is not subject to backup withholding. Certain types of U.S. Holders (including, with respect to certain types of payments, corporations) generally are not subject to backup withholding or information reporting rules.

Backup withholding is not an additional tax. Any amounts withheld from cash payments to a U.S. Holder pursuant to the Merger under the backup withholding rules generally will be allowed as a refund or a credit against such U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders

For purposes of this proxy statement, the term “Non-U.S. Holder” means a beneficial owner of Company Shares that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to them in light of their particular circumstances.

Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

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the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to an additional branch profits tax at a rate of 30% (or a lower rate specified under an applicable tax treaty);

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such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate specified under an applicable tax treaty), which may be offset by U.S.-source capital losses of such Non-U.S. Holder recognized in the same taxable year (if any) provided the Non-U.S. Holder timely files U.S. federal income tax returns with respect to such losses; or

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Company Shares held by such Non-U.S. Holder constitute a United States real property interest (a “USRPI”) by reason of Cerevel’s status as a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code (a “USRPHC”), at any time during the shorter of the five-year period ending on the date of the Effective Time or the period that the Non-U.S. Holder held the applicable Company Shares.

With respect to the third bullet point above, Cerevel is not currently, has not been during the preceding five years and prior to or at the time of the Merger does not expect to become a USRPHC. Because the determination of whether Cerevel is a USRPHC depends, however, on the fair market value of its USRPIs relative to the fair market value of its non-U.S. real property interests and other business assets, there can be no assurance Cerevel is not a USRPHC. Even if Cerevel is a USRPHC, gain arising from the sale or other taxable disposition of Cerevel common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if Cerevel common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of Cerevel common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Payments made to Non-U.S. Holders in exchange for Company Shares pursuant to the Merger may be subject to information reporting to the IRS and backup withholding at a rate of 24%. Non-U.S. Holders generally can avoid backup withholding by providing the exchange agent with the applicable and properly completed and executed IRS Form W-8 certifying the holder’s non-U.S. status or by otherwise establishing an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Regulatory Approvals Required for the Merger

HSR Act and U.S. Antitrust Matters

Under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission (the “FTC”), the Merger cannot be consummated until Cerevel and AbbVie each file a notification and report form with the FTC and the Antitrust Division of the U.S. Department of Justice (the “DOJ”) under the HSR Act and the applicable waiting period thereunder has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. Cerevel and AbbVie filed their respective HSR Act notifications on December 15, 2023. The waiting period under the HSR Act is set to expire at 11:59 p.m., Eastern Time, on January 16, 2024. The DOJ or the FTC may extend the 30-day waiting period by issuing a Request for Additional Information and documentary materials (a “Second Request”). If either agency issues a Second Request, the waiting period will be extended until 30 days after the parties substantially comply with the request.

At any time before or after consummation of the Merger, notwithstanding the expiration or termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC could take such action under applicable antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the consummation of the Merger, and notwithstanding the expiration or termination of the waiting period under the HSR Act, any state could take such action under its applicable antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under applicable antitrust laws under certain circumstances.

General

Subject to the terms of the Merger Agreement, Cerevel and AbbVie have agreed to use their respective reasonable best efforts to promptly take any and all actions reasonably necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and any non-U.S. antitrust laws as soon as practicable (and in any event prior to the Termination Date), and to avoid any impediment to the consummation of the Merger under the HSR Act or any non-U.S. antitrust laws. Notwithstanding the foregoing or anything to the contrary contained in the Merger Agreement, neither AbbVie nor any of its affiliates shall be required to agree to any of the following actions (and the Company shall not agree to any of the following actions without the express written consent of AbbVie): (1) selling, licensing, assigning, transferring, divesting, holding separate, granting any commercial rights to or otherwise disposing of any assets, business or portion of any business (or interests therein) of the Company, the surviving corporation, AbbVie or any of their respective affiliates; (2) proposing, negotiating, committing to or effecting, by consent decree, hold separate order or otherwise, any conduct of business restrictions; (3) amending or terminating (or agreeing to amend or terminate) any existing relationship, contractual right or obligation or venture or other arrangement of AbbVie or its affiliates or the Company or its affiliates; (4) offering, agreeing or consenting to any change (including through a licensing arrangement or the creation of any relationship or contractual right or obligation) to or restriction on, or other impairment of, AbbVie’s ability to own or operate the businesses, product lines, fields of use, divisions, business arrangements, contracts, assets or interests therein of AbbVie or its affiliates (including, after the Closing, the surviving corporation and its affiliates); or (5) otherwise taking or committing to take actions after the Closing with respect to one or more of the businesses, product lines, fields of use, or assets of AbbVie and its affiliates (including the surviving corporation and its affiliates), including any obligation to obtain any “prior approval” or other affirmative approval from a governmental authority to carry out any future transaction. AbbVie shall, after reasonable consultation with the Company and consideration in good faith of the views and comments of the Company in connection with the following, have the right to (A) direct, devise and implement the strategy for obtaining any necessary approval of, for responding to any request from, inquiry or investigation by (including coordinating with the Company with respect to the timing, nature and substance of all such responses), and in connection with all meetings and communications (including any negotiations) with, any governmental authority that has authority to enforce any non-U.S. antitrust laws or foreign investment law, (B) control the defense and settlement of any legal proceeding brought by or before any governmental authority that has authority to enforce any antitrust law or foreign investment law and (C) determine whether to pull and refile, on one or more occasions, any filing made under the HSR Act, or any other antitrust law, in connection with the transactions contemplated hereby, prior to the Termination Date; provided that neither AbbVie nor the Company may enter into any agreement with the FTC, the Antitrust Division of the DOJ or any other governmental authority not to consummate the transactions contemplated by the Merger Agreement without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed). Further, subject to Section 6.2(a) of the Merger Agreement, if any legal proceeding, including any proceeding by a private party, is instituted (or threatened) challenging or seeking to restrain, prohibit or place conditions on the consummation of the transactions contemplated by the Merger Agreement, including the Merger, or the ownership or operation by AbbVie, the Company or any of their respective subsidiaries of all or any portion of their respective businesses as presently conducted and as currently proposed to be conducted, AbbVie (and its subsidiaries) and the Company (and its subsidiaries) shall use their reasonable best efforts to defend or contest, including through litigation or other means, any objection to, or legal proceedings challenging, the consummation of the transactions contemplated by the Merger Agreement, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the Merger Agreement, including the Merger.

Other than the filings required under the HSR Act as described above, we currently do not expect that any clearance, approval or consent would be required under any other applicable antitrust law in connection with the Merger.

Delisting and Deregistration of Company Shares

If the Merger is consummated, following the Effective Time, the Company Shares will cease trading on Nasdaq and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

THE MERGER AGREEMENT

The following summary describes certain material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about Cerevel contained in this proxy statement or in Cerevel’s public reports filed with the SEC may supplement, update or modify the factual disclosures about Cerevel contained in the Merger Agreement and described in this summary. The representations, warranties, covenants, and agreements made in the Merger Agreement by Cerevel and AbbVie were qualified and subject to important limitations agreed to by Cerevel and AbbVie in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations, warranties, covenants, and agreements contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations, warranties, covenants, and agreements were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right to not close the Merger if the representations and warranties of the other party prove to be untrue (or such covenants and agreements were not complied with), due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations, warranties, covenants, and agreements may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by disclosures contained in the disclosure letter delivered by Cerevel to AbbVie in connection with the Merger Agreement (the “Disclosure Letter”), which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement or in the respective public filings made by each of Cerevel or AbbVie with the SEC. For the foregoing reasons, the representations, warranties, covenants, and agreements and any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of Cerevel, AbbVie or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this proxy statement or incorporated by reference into this proxy statement.

Additional information about Cerevel may be found elsewhere in this proxy statement and Cerevel’s other public filings. See “Where You Can Find More Information” beginning on page 121 of this proxy statement.

When the Merger Becomes Effective

The closing of the Merger will take place by electronic exchange of signatures and documents on a date to be specified by the parties, which shall be not later than the second business day after the satisfaction (or waiver, if permitted by applicable law) of the last to be satisfied of the conditions set forth in the Merger Agreement (other than those conditions that, by their nature, are to be satisfied at the closing of the Merger, but subject to the satisfaction (or waiver, if permitted by applicable law) of those conditions), or at such other location, date and time as Cerevel and AbbVie shall mutually agree upon in writing (such date, the “Closing Date”).

On the Closing Date, Cerevel, AbbVie and Merger Sub will cause the Merger to be consummated under the DGCL by filing a certificate of merger in such form as required by, and executed in accordance with, the DGCL with the Secretary of State of the State of Delaware and will take such further actions as may be required to make the Merger effective on the Closing Date. The Merger will become effective at the time and day of the filing of such certificate of merger with the Secretary of State of the State of Delaware, or such later time and day as may be agreed in writing by Cerevel and AbbVie and specified in the certificate of merger.

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

Pursuant to the terms and conditions of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into Cerevel and the separate corporate existence of Merger Sub will cease. Cerevel will continue as the surviving corporation and as a wholly owned subsidiary of AbbVie. At the Effective Time, the certificate of incorporation of Cerevel will be amended and restated in its entirety as set forth on Annex A of the Merger Agreement and such amended and restated certificate of incorporation will be the certificate of incorporation of the surviving corporation until thereafter amended as provided therein or by applicable law. At the Effective Time, the bylaws of the surviving corporation will be amended and restated in their entirety to read in their entirety as set forth on Annex B of the Merger Agreement, and as so amended and restated, will be the bylaws of the surviving corporation until thereafter amended as provided therein, pursuant to the terms of the certificate of incorporation of the surviving corporation or in accordance with applicable law.

Effect of the Merger on Company Shares

At the Effective Time, each Company Share issued and outstanding immediately prior to the Effective Time (other than Company Shares held by AbbVie, Intermediate Holdco, Merger Sub or Cerevel, or by any direct or indirect wholly owned subsidiary of AbbVie, Intermediate Holdco, Merger Sub or Cerevel, in each case, immediately prior to the Effective Time (“Canceled Company Shares”) and Company Shares that are issued and outstanding immediately prior to the Effective Time held by a stockholder of Cerevel who is entitled to and has properly and validly demanded statutory rights of appraisal in respect of such Company Shares in compliance in all respects with Section 262 of the DGCL (“Dissenting Company Shares”)) will be canceled and extinguished and automatically cease to exist and will be converted into the right to receive the Merger Consideration.

At the Effective Time, each Canceled Company Share will be canceled and extinguished, without any conversion thereof or consideration paid therefor at the Effective Time.

If, during the period from December 6, 2023 until the Effective Time, the Merger Consideration and any other amount payable pursuant the Merger Agreement (including consideration payable in respect of Cerevel Stock Options, Cerevel RSU Awards or Cerevel PSU Awards) will be equitably adjusted to reflect the effect of any reorganization, reclassification, recapitalization, stock split (including a reverse stock split), subdivision or combination, exchange or readjustment of Company Shares or any stock dividend or stock distribution (including any dividend or other distribution of securities convertible into Company Shares) with a record date occurring during such period.

Treatment of Equity Awards and the Company ESPP

Under the Merger Agreement, effective as of immediately prior to the Effective Time:

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Each Company Option that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Shares underlying such Company Option immediately prior to the Effective Time, multiplied by (ii) an amount equal to the Merger Consideration less the applicable per share exercise price of such Company Option, subject to any applicable withholding taxes. Each Company Option that has a per share exercise price that is equal to or greater than the Merger Consideration will be cancelled without consideration.

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Each Existing Company RSU Award that is outstanding immediately prior to the Effective Time will be automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Shares underlying such Existing Company RSU Award immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration, subject to any applicable withholding taxes.

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Fifty percent (50%) of each New Company RSU Award that is outstanding immediately prior to the Effective Time will be assumed by AbbVie and converted into an Assumed RSU Award on the same terms and conditions as applied to each such New Company RSU Award immediately prior to the Effective Time, except that each Assumed RSU Award will cover a number of shares of AbbVie common stock (rounded down to the nearest whole number of shares of AbbVie common stock) equal to the product of (i) the number of unvested Company Shares underlying the New Company RSU Award immediately prior to the Effective Time, multiplied by (ii) the Equity Award Exchange Ratio. The remaining fifty percent (50%) of each New Company RSU Award that is outstanding immediately prior to the Effective Time will be automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Shares underlying such New Company RSU Award immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration, subject to any applicable withholding taxes.

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Each Company PSU Award that is outstanding immediately prior to the Effective Time will automatically be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Shares subject to such Company PSU Award, determined assuming that the applicable performance goals have been deemed to be achieved at the greater of target and actual level of performance as determined by the Board (or, if applicable, the committee administering Cerevel’s Equity Incentive Plan) in its reasonable discretion, multiplied by (ii) the Merger Consideration, subject to any applicable withholding taxes.

Prior to the Effective Time, the Company shall take such actions as are necessary (including obtaining any resolutions of the Board or, if appropriate, any committee designated thereby) to provide that: (i) except for the Final Offering Period under the Company ESPP, no new offering period under the Company ESPP will commence following the date of the Merger Agreement; and (ii) from and after the date of the Merger Agreement, no new participants will be permitted to participate in the Company ESPP and no participant will be able to increase their payroll deductions or purchase elections from those in effect on the date of the Merger Agreement. If the Effective Time occurs during the Final Offering Period, (i) the final exercise date(s) under the Company ESPP will be such date as Cerevel determines in its sole discretion (which date must be no later than the date that is five days prior to the Effective Time), and (ii) each Company ESPP participant’s accumulated contributions under the Company ESPP will be used to purchase whole Company Shares in accordance with the terms of the Company ESPP as of such final exercise date. If the Effective Time occurs after the end of the Final Offering Period, all amounts allocated to each participant’s account under the Company ESPP at the end of the Final Offering Period will be used to purchase whole Company Shares under the terms of the Company ESPP for such offering period. In either case, as promptly as practicable following the purchase of Company Shares under the terms of the Company ESPP, Cerevel will return to each participant the funds, if any, that remain in such participant’s account after such purchase.

Dissenting Company Shares

The Merger Agreement provides that Dissenting Company Shares will not be converted into, or represent the right to receive, the Merger Consideration, but instead at the Effective Time will be converted into such consideration as may be determined to be due to the holders thereof in respect of such Dissenting Company Shares pursuant to Section 262 of the DGCL. If any holder of Dissenting Company Shares fails to perfect, withdraws or otherwise loses or forfeits the right to appraisal of the fair value of such Dissenting Company

Shares under Section 262 of the DGCL, such Dissenting Company Shares will no longer be considered to be Dissenting Company Shares and will be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive, without interest, the Merger Consideration.

Payment for Company Shares

Prior to the Closing Date, AbbVie will deposit, or cause to be deposited, with a paying agent designated by AbbVie that is reasonably acceptable to Cerevel, for payment to and for the sole benefit of holders of Company Shares pursuant to the provisions of the Merger Agreement, cash in an amount equal to the aggregate Merger Consideration to which the Cerevel stockholders are entitled under the Merger Agreement (which such amount does not include the consideration payable to holders of Cerevel Stock Options, Cerevel RSU Awards and Cerevel PSU Awards (collectively, “Cerevel Stock Awards”) pursuant to the Merger Agreement).

As soon as practicable after the Effective Time (and in any event not later than the third business day thereafter), AbbVie or the surviving corporation will cause the paying agent to mail to each person that was, immediately prior to the Effective Time, a holder of record of Company Shares represented by certificates (the “Certificates”), which Company Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to the Merger Agreement: (i) a letter of transmittal in customary form reasonably acceptable to AbbVie and Cerevel, which (A) will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the paying agent, (B) will have a customary release of all claims against AbbVie, Merger Sub and Cerevel and its subsidiaries arising out of or related to such holder’s ownership of Company Shares and (C) will otherwise be in such form as AbbVie, Cerevel and the paying agent reasonably agree on and (ii) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) in exchange for payment of the Merger Consideration, the forms of which letter of transmittal and instructions are subject to the reasonable approval of Cerevel prior to the Effective Time.

Upon surrender of a Certificate (or an affidavit of loss in lieu thereof) to the paying agent or to such other agent or agents as may be appointed in writing by Merger Sub, and upon delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates, the holder of the Company Shares represented by such Certificates as of immediately prior to the Effective Time will be entitled to receive the Merger Consideration for each such Company Share represented by such Certificate (subject to any required tax withholdings), and any Certificate so surrendered will forthwith be canceled.

No holder of non-certificated Company Shares represented by book-entry (“Book-Entry Shares”) will be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through DTC immediately prior to the Effective Time, an executed letter of transmittal to the paying agent, to receive the Merger Consideration that such holder is entitled to receive pursuant to the terms of the Merger Agreement. In lieu thereof, each holder of record of one or more Book-Entry Shares held through DTC immediately prior to the Effective Time whose Company Shares were converted into the right to receive the Merger Consideration will upon the Effective Time, in accordance with DTC’s customary procedures (including receipt by the paying agent of an “agent’s message” (or such other evidence of transfer or surrender as the paying agent may reasonably request)) and such other procedures as agreed by Cerevel, AbbVie, the paying agent and DTC, be entitled to receive, and AbbVie will cause the paying agent to pay and deliver to DTC or its nominee, for the benefit of the holder of such Book-Entry Shares held through it immediately prior to the Effective Time, as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share, the Merger Consideration for each such Book-Entry Share (subject to any required tax withholdings) and such Book-Entry Shares of such holder will forthwith be canceled.

As soon as practicable after the Effective Time (and in no event later than five business days after the Effective Time), the surviving corporation will cause the paying agent to mail to each person that was, immediately prior to the Effective Time, a holder of record of Book-Entry Shares not held through DTC (A) a letter of transmittal and (B) instructions for returning such letter of transmittal in exchange for the Merger Consideration, the forms of which letter of transmittal and instructions are subject to the reasonable approval of Cerevel prior to the Effective Time. Upon delivery of such letter of transmittal, in accordance with the terms of such letter of transmittal, duly executed and in proper form, the holder of such Book-Entry Shares immediately prior to the Effective Time will be entitled to receive in exchange therefor the Merger Consideration, for each such Book-Entry Share (subject to any required tax withholdings), and such Book-Entry Shares so surrendered will forthwith be canceled.

Until paid or surrendered as contemplated, each Book-Entry Share will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by the Merger Agreement, except for Book-Entry Shares representing Dissenting Company Shares, which will be deemed to represent the right to receive payment in accordance with and to the extent provided by Section  262 of the DGCL, or Canceled Company Shares.

Representations and Warranties

The Merger Agreement contains representations and warranties of each of Cerevel, AbbVie, Intermediate Holdco and Merger Sub (subject to certain qualifications or exceptions in the Merger Agreement and the Disclosure Letter) as to, among other things:

•	corporate organization, existence, good standing and corporate power and authority to conduct its business as currently conducted;

•	corporate power and authority to enter into the Merger Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby;

•	required regulatory filings or actions and authorizations, consents or approvals of governmental entities and other persons;

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the absence of certain violations, defaults or consent requirements under certain contracts, organizational documents, applicable requirements of Nasdaq (in the case of Cerevel) and The New York Stock Exchange (in the case of AbbVie), and applicable law, in each case arising out of the execution, delivery or performance of, or consummation of the transactions contemplated by, the Merger Agreement;

•	the absence of certain litigation, orders and judgments and governmental proceedings and investigations pending against the parties;

•	matters relating to information to be included in required filings with the SEC, including this proxy statement, in connection with the Merger; and

•	the absence of any fees owed by Cerevel to investment bankers or brokers in connection with the Merger, other than those specified in the Disclosure Letter.

The Merger Agreement also contains representations and warranties of Cerevel (subject to certain qualifications or exceptions in the Merger Agreement and the Disclosure Letter) as to, among other things:

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the qualification and good standing of Cerevel and its subsidiaries as a foreign corporation or other entity authorized to do business in each jurisdiction in which the character of the properties owned or held under lease by it or the nature or conduct of the business transacted by it makes such qualification necessary;

•	the capitalization of Cerevel, including the authorized and outstanding Company Shares and Company Shares held by Cerevel in its treasury, and its subsidiaries;

•	all Company Shares and the equity interests of Cerevel’s subsidiaries having been, or being when issued, duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights;

•	outstanding Cerevel Stock Options, PSU awards and RSU awards, Company Shares reserved for issuance under the Equity Incentive Plan, Company Shares reserved for issuance under the ESPP and

Company Shares reserved for issuance upon the conversion of the convertible notes Cerevel has issued pursuant to the Indenture, dated as of August 16, 2022, between Cerevel and U.S. Bank Trust Company, National Association, as trustee (the “Convertible Notes”);

•	the exercise price of each Cerevel Stock Option as compared to fair market value and the exemption of all such Cerevel Stock Options under Section 409A of the Code;

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except as otherwise disclosed, the absence of (i) outstanding securities of Cerevel convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in Cerevel, (ii) options, warrants, rights or other agreements or commitments requiring Cerevel to issue any capital stock, voting securities or other ownership interests in Cerevel, (iii) obligations requiring Cerevel to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in Cerevel (clauses (i), (ii) and (iii), together with the capital stock of Cerevel, being referred to collectively as “Company Securities”) and (iv) obligations by Cerevel to make any payments based on the price or value of the Company Shares;

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as of two business days prior to the date of the Merger Agreement, (i) the absence of outstanding obligations requiring Cerevel or any of its subsidiaries to purchase, redeem or otherwise acquire any Company Securities, (ii) the absence of voting trusts or other agreements or understandings to which Cerevel or any of its subsidiaries is a party with respect to the voting of capital stock of Cerevel or any of its subsidiaries and (iii) that all outstanding securities of Cerevel were offered and issued in compliance with all applicable securities laws;

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that, assuming the due authorization, execution and delivery of the Merger Agreement by AbbVie, Intermediate Holdco and Merger Sub, the Merger Agreement constitutes a legal, valid and binding obligation of Cerevel;

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the Board’s (i) determination that the Merger Agreement and Merger are advisable, fair and in the best interests of Cerevel and its stockholders and that it is advisable for Cerevel to enter into the Merger Agreement, (ii) approval and declaration that it is advisable for Cerevel to execute and deliver the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) direction that the adoption of the Merger Agreement be submitted to a vote of Cerevel stockholders and (iv) resolution to recommend that the Cerevel stockholders adopt the Merger Agreement;

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the affirmative vote of the holders of a majority of the outstanding Company Shares entitled to vote thereon as the only vote of any holders of any class or series of the Company’s capital stock necessary under applicable law and the certificate of incorporation and bylaws of Cerevel to adopt the Merger Agreement and approve the Merger;

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the timeliness and accuracy of Cerevel’s filings with the SEC, and the compliance of such filings and financial statements with SEC rules, GAAP (in the case of financial statements), the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002;

•	the absence of outstanding or unresolved comments received from the SEC staff with respect to Cerevel’s SEC filings;

•	Cerevel’s disclosure controls and procedures and internal control over financial reporting;

•	the absence of off-balance sheet arrangements required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K, which have not been so described in Cerevel’s SEC filings;

•	the absence of certain undisclosed liabilities of Cerevel;

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from September 30, 2023 through the date of the Merger Agreement, Cerevel and its subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice (except for the negotiation, execution, delivery and performance of the Merger Agreement) and have not suffered a Company Material Adverse Effect;

•	the compliance as to form of the proxy statement with the applicable requirements of the Exchange Act and the accuracy of the information provided in such proxy statement;

•	Cerevel’s employee benefit plans and other agreements with its employees;

•	labor matters, including the absence of certain employee related disputes since January 1, 2022;

•	the payment of taxes, filing of tax returns, absence of tax obligations, audits or proceedings and other tax matters;

•	the compliance by Cerevel with applicable laws and the possession by Cerevel of all permits necessary to conduct its business;

•	environmental matters, including compliance with environmental laws by Cerevel and its subsidiaries;

•	Cerevel’s intellectual property rights;

•	the compliance by Cerevel and its subsidiaries with data privacy and protection laws and the absence of material failures of Cerevel and its subsidiaries information technology systems;

•	real property leased by Cerevel and its subsidiaries;

•	certain categories of specified material contracts;

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certain regulatory matters, including with respect to regulatory approvals from the FDA, and the compliance with various applicable rules of the FDA and health care laws applicable to the conduct of the business of Cerevel and its subsidiaries;

•	insurance policies maintained by Cerevel and its subsidiaries;

•	compliance with anti-bribery and anti-corruption laws, rules and regulations, including the Foreign Corrupt Practices Act of 1977;

•	transactions with certain affiliates of Cerevel;

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the receipt by the Board of the opinion of Centerview as to the fairness of the Merger Consideration, from a financial point of view, to the holders of Company Shares (other than holders of Dissenting Company Shares and Cancelled Company Shares); and

•	non-applicability of certain anti-takeover laws to the Merger Agreement and the Merger.

The Merger Agreement also contains representations and warranties of AbbVie and Merger Sub (subject to certain qualifications or exceptions in the Merger Agreement) as to, among other things:

•	the absence of any ownership by AbbVie, Intermediate Holdco and Merger Sub or any of their respective affiliates of Company Shares or securities convertible into or exchangeable for Company Shares;

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the availability to AbbVie, Intermediate Holdco and Merger Sub, as of the Closing Date, of sufficient funds to consummate the Merger and the other transactions contemplated by the Merger Agreement that require payment on the Closing Date;

•	ownership and operations of Intermediate Holdco and Merger Sub since their respective formation;

•	the solvency of AbbVie, Intermediate Holdco and Merger Sub; and

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other than the Support Agreement, the absence of certain arrangements between AbbVie, Intermediate Holdco, Merger Sub or any of their respective affiliates and any stockholder, director, officer, employee or other affiliate of Cerevel relating to the Merger Agreement, the Merger or the surviving corporation, pursuant to which (i) any holder of Company Shares would be entitled to receive consideration other than the Merger Consideration, (ii) any holder of Company Shares has agreed to vote against any Superior Proposal or (iii) such stockholder, director, officer, employee or other affiliate of Cerevel has agreed to provide equity investment to AbbVie, Intermediate Holdco, Merger Sub or Cerevel to finance any portion of the Merger.

Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a “Company Material Adverse Effect” clause.

For purposes of the Merger Agreement, a “Company Material Adverse Effect” means any change, occurrence, effect, event, circumstance or development (each an “Effect,” and collectively, “Effects”) that has had, or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities, financial condition or results of operations of Cerevel or its subsidiaries, taken as a whole; provided, however, that no Effect directly or indirectly resulting from, attributable to or arising out of any of the following shall (either alone or in combination) be deemed to be or constitute a Company Material Adverse Effect, and no Effect directly or indirectly resulting from, attributable to or arising out of any of the following shall (either alone or in combination) be taken into account when determining whether a Company Material Adverse Effect has occurred, in each case to the extent such Effects do not disproportionately and adversely affect Cerevel and its subsidiaries in any material respect relative to other similarly situated companies operating in any industry or industries in which Cerevel or its subsidiaries operate in the events described in the first through the sixth bullets below (in which case, the incremental disproportionate impact or impacts may be taken into account in determining whether there has occurred a Company Material Adverse Effect):

•	general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;

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conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

•	conditions (or changes in such conditions) in the life sciences, pharmaceutical or biotechnology industry;

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political conditions (or changes in such conditions) in the United States or any other country or region in the world, or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world (including any acts of war or sanctions imposed in connection with the current disputes involving (i) the Russian Federation and Ukraine or (ii) Israel, Hamas, Lebanon, Syria, Iran and any other state or non-state actors involved);

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earthquakes, hurricanes, tsunamis, tornadoes, floods, epidemics, pandemics (including COVID-19), cyberattacks, mudslides, wildfires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;

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actual or proposed changes in law or other legal or regulatory conditions, any COVID-19 measures or any change in any COVID-19 measures (or the interpretation thereof), or changes in GAAP or other accounting standards (or the interpretation thereof) in each case, enacted after the date of the Merger Agreement;

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the announcement of the Merger Agreement, or the pendency or consummation of the transactions contemplated hereby (provided that this clause shall not apply with respect to any representation or warranty to the extent such representation or warranty addresses the consequences resulting from the execution and delivery of the Merger Agreement or the consummation of the transactions contemplated thereby), including (A) the identity of AbbVie, Merger Sub or their affiliates, (B) the termination or potential termination of (or the failure or potential failure to renew or enter into) any contracts with customers, licensors, suppliers, distributors or other business partners, (provided that this bullet shall not apply with respect to any termination of the License Agreement, dated as of August 13, 2018, by and between Pfizer and Cerevel Therapeutics, LLC (the “Pfizer License Agreement”)) and (C) any

other negative development (or potential negative development) in Cerevel’s relationships with any of its customers, licensors, suppliers, distributors or other business partners (other than Pfizer, in its capacity as the licensor under to the Pfizer License Agreement);

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any actions taken or failure to take action, in each case, by AbbVie or any of its controlled affiliates, or to which AbbVie has expressly consented in writing, or which AbbVie has expressly requested or approved in writing, or the taking of any action expressly required by the Merger Agreement, or the failure to take any action expressly prohibited by the Merger Agreement;

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any departure or termination of any officers, directors, employees or independent contractors of Cerevel or its subsidiaries (but not, in each case, the underlying cause of such departure or termination, unless such departure or termination would otherwise be excepted from this definition of a Company Material Adverse Effect);

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changes in Cerevel’s stock price or the trading volume of Cerevel’s stock, in and of itself, or any failure by Cerevel to meet any estimates or expectations of Cerevel’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by Cerevel to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition of a Company Material Adverse Effect);

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other than a legal proceeding by Pfizer pursuant to the Pfizer License Agreement, any legal proceedings made or brought by any of the current or former Cerevel stockholders (directly on their own behalf or derivatively in the right of or otherwise on behalf of Cerevel) against Cerevel, including legal proceedings arising out of the Merger or in connection with any other transactions contemplated by the Merger Agreement; or

•	certain other matters set forth in the Disclosure Letter.

Conduct of Business Pending the Merger

The Merger Agreement provides that except (a) as set forth in the Disclosure Letter, (b) as required by applicable law (including any COVID-19 measures or such reasonable actions after notice has been provided to AbbVie or AbbVie’s counsel as may be taken in response to acts of war or sanctions, including in connection with the current disputes involving (i) the Russian Federation and Ukraine or (ii) Israel, Hamas, Lebanon, Syria or Iran), (c) as consented to in writing by AbbVie (which consent shall not be unreasonably withheld, conditioned or delayed) or (d) as expressly required by the Merger Agreement, during the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement or the Effective Time, (i) Cerevel is required to and to cause each of its subsidiaries to (A) use commercially reasonable efforts to conduct its operations in all material respects according to its ordinary and usual course of business consistent with past practice, (B) use commercially reasonable efforts to preserve intact its business organization and to preserve the present relationships with those persons having significant business relationships with it (provided that during any period of full or partial suspension of operations related to COVID-19 or any COVID-19 measures, Cerevel and its subsidiaries may, in connection with COVID-19 or any COVID-19 measures, take such actions as are reasonably necessary (x) to protect the health and safety of Cerevel’s or its subsidiaries’ employees and other individuals having business dealings with Cerevel or (y) to respond to third-party supply or service disruptions caused by COVID-19 or any COVID-19 measures); provided, further, that Cerevel and its subsidiaries may take such reasonable actions after notice has been provided to AbbVie or AbbVie’s counsel as may be taken in response to acts of war or sanctions in connection with the current disputes involving (1) the Russian Federation and Ukraine or (2) Israel, Hamas, Lebanon, Syria or Iran, and (ii) without limiting the generality of the foregoing, Cerevel will not, and will not permit any of its subsidiaries to:

•	adopt any amendments to its certificate of incorporation or bylaws (or equivalent governing documents);

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issue, sell, grant options or rights to purchase, encumber, pledge, or authorize or propose the issuance, sale, grant of options or rights to purchase, encumber or pledge, any securities of Cerevel or any of its subsidiaries, other than any Company Shares issuable (A) with respect to the exercise, vesting or settlement of Cerevel stock awards outstanding as of the date of the Merger Agreement or granted in compliance with the Merger Agreement, (B) pursuant to the ESPP in accordance with its terms as of the date of and in compliance with the Merger Agreement or (C) upon settlement of the Convertible Notes, in accordance with their terms;

•

acquire or redeem or offer to acquire or redeem, directly or indirectly, or amend any securities of Cerevel, other than (A) as required by any stock plan of Cerevel in accordance with its terms as of the date of the Merger Agreement or (B) the satisfaction of exercise price or tax withholding obligations in connection with the vesting, exercise and/or settlement of any Cerevel stock award outstanding as of the date of the Merger Agreement or granted in compliance with the Merger Agreement;

•

split, combine, subdivide or reclassify its capital stock or establish a record date for, declare, set aside, authorize, make or pay any dividend or distribution (whether in cash, stock or property) on any shares of its capital stock (other than dividends paid to Cerevel or one of its wholly owned subsidiaries by a wholly owned subsidiary of Cerevel with regards to its capital stock or other equity interests);

•

(A) acquire, by means of a merger, consolidation, recapitalization or otherwise, any business, assets or securities (other than, in each case, capital expenditures in accordance with the applicable bullet below and any acquisition of assets, including active pharmaceutical ingredients and other supplies, in the ordinary course of business consistent with past practice) for consideration in excess of $2,500,000, individually or $5,000,000 in the aggregate, (B) sell, lease, license or otherwise dispose of, transfer or encumber any assets of Cerevel or its subsidiaries with a fair market value in excess of $2,500,000, individually or $5,000,000 in the aggregate, except (1) sales of products or services in the ordinary course of business consistent with past practice, (2) incidental contracts, (3) non-exclusive licenses entered into in the ordinary course of business consistent with past practice, (4) dispositions of marketable securities (other than, for clarity, Company Securities) in the ordinary course of business consistent with past practice, and (5) dispositions or abandonments of immaterial tangible assets in the ordinary course of business consistent with past practice, or (C) adopt a plan of complete or partial liquidation, dissolution, recapitalization or restructuring;

•

incur, assume or otherwise become liable or responsible for any indebtedness for borrowed money or issue or sell any debt securities or warrants or other rights to acquire debt securities, except for indebtedness for borrowed money in an amount not to exceed $3,000,000 in the aggregate;

•

assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person in an amount not to exceed $3,000,000 in the aggregate;

•

make any loans, advances (other than for ordinary course business expenses) or capital contributions to, or investments in, any other person (other than with respect to wholly owned subsidiaries) in excess of $3,000,000 in the aggregate, except for (A) advancement of expenses under (1) any indemnification agreement made available to AbbVie prior to the date of the Merger Agreement or (2) the certificate of incorporation or bylaws of Cerevel or (B) investments in cash equivalents (including bank account balances, marketable securities, commercial paper, treasury bills and short term investments) in the ordinary course of business consistent with past practice;

•	change, in any material respect, any financial accounting methods, principles or practices used by it, except as required by GAAP or applicable law;

•

(1) change any annual tax accounting period, (2) make or change any material tax election, (3) file any material amended tax return, (4) enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign law), tax allocation agreement or tax sharing agreement (other than any commercial agreement that does not relate primarily to taxes), in each case, relating to or affecting any material tax liability of the Cerevel or any of its subsidiaries, (5) extend or waive the application of any statute of limitations regarding the assessment or collection of any material tax or (6) settle or compromise any material tax liability or surrender a right to a material tax refund, except in each case, other than as required by applicable law or in the ordinary course of business consistent with past practice;

•

except as required by applicable law or required by the terms of a plan in effect on the date of the Merger Agreement, (1) grant any cash or equity or equity-based incentive awards, retention, change in control, transaction, severance, termination pay or similar compensation, (2) grant any increase in, or accelerate the funding, vesting or payment of, the base compensation, bonus or other compensation and benefits payable to any of the employees, officers, directors or other individual service providers of Cerevel and its subsidiaries, (3) establish, adopt, enter into, materially amend or terminate any material plan or any other benefit or compensation plan, policy, program, contract, agreement or arrangement that would be a material plan if in effect on the date of the Merger Agreement, other than with respect to the provision of de minimis and non-recurring fringe benefits, (4) hire, promote or otherwise enter into any employment or consulting agreement or offer letter with, any employee, officer, director or other individual service provider of Cerevel or any of its subsidiaries other than at or below the level of vice president in the ordinary course of business consistent with past practice (and so long as such employment offers are made with offer letters on terms consistent in all material respects with Cerevel’s standard form) or (5) terminate any employee, officer, director or other individual service provider of Cerevel or any of its subsidiaries (other than for “cause”) other than an employee at or below the level of vice president;

•

(A) modify, extend, terminate enter into any collective bargaining or similar labor contract, (B) recognize or certify any labor union or other labor organization as the bargaining representative for any employees of Cerevel or any of its subsidiaries or (C) implement or announce any mass employee layoffs, plant closings, or other similar actions that trigger notice obligations under the Worker Adjustment Retraining and Notification Act of 1988 or any similar state law;

•

make or authorize any capital expenditure or incur any obligations, liabilities or indebtedness in respect thereof, except for those contemplated by Cerevel’s 2024 budget attached to the Disclosure Letter;

•

settle any suit, action, claim, proceeding or investigation(other than certain Cerevel stockholder litigation) or a settlement solely for monetary damages (net of insurance proceeds received) not in excess of $1,500,000 individually or $5,000,000 in the aggregate;

•

except in the ordinary course of business consistent with past practice or in connection with any transaction to the extent specifically permitted by the provisions of the Merger Agreement governing conduct of business of Cerevel pending the Merger, (A) enter into any contract that would, if entered into prior to the date of the Merger Agreement, be a material contract, except for any statement of work issued under an existing material contract (other than contracts (1) containing certain restrictive covenants, (2) governing the formation, creation, operation, management or control of any partnership, joint venture, co-development, co-promotion, profit-sharing or strategic alliance, in each case, that contemplates payment(s) in excess of $5,000,000 in any calendar year, (3) relating to any in-license or out-license, (4) between Cerevel or any of its subsidiaries, on the one hand, and Bain, Pfizer or any of their respective affiliates, on the other hand, (5) containing a put, call, right of first refusal or similar right pursuant to which Cerevel could be required to sell offer or purchase equity interest in any person or assets or business for an amount in excess of $5,000,000 in the aggregate or (6) containing any milestone payments) or (B) materially modify, materially amend or terminate (other than expirations in accordance with its terms) any material contract or any contract that would, if entered into prior to the date of the Merger Agreement, be a material contract under the Merger Agreement) or waive, release or assign any material rights or material claims thereunder;

•

(A) sell, assign, transfer, convey, license (as licensor, except in the ordinary course of business consistent with past practice or as permitted by the provisions of the Merger Agreement governing conduct of business of Cerevel pending the Merger, non-exclusive licenses entered into in the ordinary course of business consistent with past practice or pursuant to incidental contracts), waive rights, encumber, fail to maintain or otherwise dispose of any Cerevel intellectual property right, (B) fail to diligently prosecute, maintain or exercise a right of renewal or extension under any contract relating to, or with respect to any Cerevel registered intellectual property right, except for dispositions or abandonments of immaterial Cerevel registered intellectual property right, in the ordinary course of business consistent with past practice or (C) disclose any trade secrets of Cerevel or any of its subsidiaries except pursuant to a commercially reasonable written agreement requiring the counterparty to hold in confidence such trade secrets;

•

abandon, cease to prosecute, fail to maintain, sell, license, assign or encumber any permit (A) issued by the FDA under the United States Food, Drug and Cosmetic Act of 1938 or the United States Public Health Service Act (and FDA’s implementing regulations), investigational new drug applications and (B) of any applicable governmental authority necessary for the lawful operation of the businesses of the Cerevel and its subsidiaries;

•

modify, amend or terminate the Pfizer License Agreement or the Research Collaboration and License Agreement, dated as of June 2, 2022, by and between Pfizer and Cerevel Therapeutics, LLC or grant any material waiver or material release thereunder;

•

unless mandated by any governmental authority, discontinue, terminate or suspend any ongoing research and development program, pre-clinical study or clinical study with respect to any Cerevel Product currently in a clinical study; or

•	agree or commit, in writing or otherwise, to take any of the foregoing actions.

In furtherance and not in limitation of any other provision of the Merger Agreement, to the extent permitted by applicable law, Cerevel shall keep AbbVie informed on a reasonably current basis of any material developments (including the occurrence of any serious adverse event and any material governmental inquiries or investigations), material discussions or negotiations relating to any pharmaceutical product that is being researched, tested, developed, commercialized, manufactured, sold or distributed by or on behalf of Cerevel or any of its subsidiaries and that is owned by, licensed to, or otherwise used in the business of, Cerevel, or any of its subsidiaries, or for which Cerevel or any of its subsidiaries has the right to receive payment (each a “Cerevel Product”) between or with the FDA or the European Medicines Agency (the “EMA”). Without limiting the generality of the foregoing, to the extent permitted by applicable law, Cerevel (A) shall keep AbbVie reasonably informed as far in advance as reasonably practicable under the circumstances, of any material meetings, filings, submissions or correspondence to be made by or on behalf of Cerevel between or with the FDA or the EMA relating to any Cerevel Product, and shall provide AbbVie with copies of any such material filings, submissions or correspondence and (B) shall keep AbbVie reasonably informed of any material change to any research program protocol, adding any new research programs, making any material change to a manufacturing plan or process, making any material change to a development timeline or initiating, or making any material change to any Company Product. None of the obligations of Cerevel set forth in this paragraph shall be taken into account for purposes of determining whether the closing condition with respect to Cerevel’s performance of its covenants and agreements has been or will be satisfied.

Notwithstanding the foregoing, nothing in the Merger Agreement is intended to give AbbVie, Intermediate Holdco or Merger Sub, directly or indirectly, the right to control or direct the business or operations of Cerevel or any of its subsidiaries at any time prior to the Effective Time. Prior to the Effective Time, Cerevel or any of its subsidiaries shall exercise, consistent with the terms and conditions of the Merger Agreement, complete control and supervision over its business and operations.

Other Covenants and Agreements

Special Meeting and Related Actions

Unless the Merger Agreement is terminated in accordance with its terms, Cerevel must, as promptly as practicable after the date of the Merger Agreement, establish a record date for, duly call, give notice of, convene and hold the Special Meeting for the purpose of obtaining the Cerevel Stockholder Approval. Cerevel will schedule such stockholder meeting within 30 days of the initial mailing of this proxy statement (or if Cerevel’s nationally recognized proxy solicitor advises that 30 days from the date of mailing this proxy statement is insufficient time to submit and obtain the Cerevel Stockholder Approval, such later date to which AbbVie consents (such consent not to be unreasonably withheld, conditioned or delayed)). Cerevel is permitted to postpone, adjourn or recess the Special Meeting if, and only if, (i) Cerevel is unable to obtain a quorum of its stockholders at such time, to the extent (and only to the extent) necessary to obtain a quorum of its stockholders and Cerevel will use its reasonable best efforts to obtain such a quorum as promptly as practicable, (ii) the Board has determined in good faith (after consultation with outside legal counsel) that such delay is required by (A) applicable law to comply with comments made by the SEC with respect to this proxy statement or (B) to allow for the dissemination of any supplement or amendment to this proxy statement that is required to be filed and disseminated under applicable law or (iii) Cerevel is required to do so by a court of competent jurisdiction in connection with any legal proceeding commenced after the date of the Merger Agreement against Cerevel (and/or any of its directors in their capacity as such) by any Cerevel stockholders relating to the Merger Agreement or transactions contemplated thereby. Cerevel may not postpone or adjourn the Special Meeting by more than 15 days past the originally scheduled date for the Special Meeting without AbbVie’s consent (such consent not to be unreasonably withheld, conditioned or delayed). Except to the extent a Company Board Recommendation Change (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Cerevel Acquisition Proposals; Company Board Recommendation Change” beginning on page 92 of this proxy statement) has been effected, the Board will include the Company Board Recommendation in the proxy statement and Cerevel will use its reasonable best efforts to solicit votes of the Cerevel stockholders in favor of obtaining Cerevel Stockholder Approval.

Access and Information

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, Cerevel will afford AbbVie and its representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books and records and personnel of Cerevel and its subsidiaries, in each case for the purpose of transition and integration planning and reviewing the performance and operations of the business, Cerevel and its subsidiaries during such period (and not for the purpose of any actual or potential adverse action or dispute between the parties or their affiliates) (provided, however, that (A) Cerevel may restrict or otherwise prohibit access to any documents or information to the extent that (i) any applicable law (including any COVID-19 measures) requires Cerevel or any of its subsidiaries to restrict or otherwise prohibit access to such documents or information, (ii) granting such access would violate any obligations of Cerevel or any of its subsidiaries with respect to confidentiality to any third party or otherwise breach, contravene or violate, constitute a default under or give a third party the right to terminate or accelerate an obligation under any then-effective contract to which Cerevel or any of its subsidiaries is a party, (iii) access to such documents or information would reasonably be expected to result in a waiver of any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information or (iv) such documents or information relate to the evaluation or negotiation of the Merger Agreement, the transactions contemplated thereby or, subject to the terms of the Merger Agreement, an Acquisition Proposal or a Superior Proposal, and (B) in each case, access may be limited to the extent Cerevel reasonably determines, in light of COVID-19 or any COVID-19 measures, that such access would jeopardize the health and safety of any employee of Cerevel. In the event that Cerevel does not provide access or information in reliance on any of the foregoing provisos in clause (A), it shall use its reasonable best efforts to communicate the applicable information to AbbVie in a way that would not violate any applicable law, contract or obligation or waive such a privilege and, with respect to access limited in respect of COVID-19 or COVID-19 measures, Cerevel shall use its reasonable best efforts to communicate the applicable information to AbbVie in a way that Cerevel reasonably determines would not jeopardize the health and safety of any Cerevel employee).

Any investigations conducted pursuant to the access contemplated by the Merger Agreement (A) must be conducted in a manner that does not unreasonably interfere with the conduct of the business of Cerevel or any of its subsidiaries or create a risk of damage or destruction to any property or assets of Cerevel or any of its subsidiaries, (B) will be subject to Cerevel’s reasonable security measures and insurance requirements and (C) shall not include the right to perform invasive testing without Cerevel’s prior written consent, in its sole discretion.

The terms and conditions of the confidentiality agreement between AbbVie and Cerevel apply to any information obtained by AbbVie or any of its representatives in connection with any investigation conducted pursuant to the access contemplated by the Merger Agreement.

Nothing in the Merger Agreement will be construed to require Cerevel or its representatives to prepare any reports, analyses, appraisals, opinions or other information.

No Solicitation; Cerevel Acquisition Proposals; Company Board Recommendation Change

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, Cerevel and its subsidiaries will not, nor will they authorize or knowingly permit any of their other representatives to, and Cerevel will direct and use its reasonable best efforts to cause such other representatives not to, directly or indirectly:

•	solicit, initiate or knowingly encourage, any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

•

furnish to any person (other than AbbVie, Merger Sub or any designees or representatives of AbbVie or Merger Sub), or any representative thereof, any non-public information relating to Cerevel or any of its subsidiaries, or afford to any person (other than AbbVie, Merger Sub or any designees or representatives of AbbVie or Merger Sub) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Cerevel or any of its subsidiaries, in any such case with the intent to facilitate the making, submission or announcement of any proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

•

participate or engage in any discussions or negotiations with any person with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (except to notify any person of Cerevel’s obligations relating to non solicitation as set forth in the Merger Agreement);

•	enter into any merger agreement, purchase agreement, letter of intent or similar agreement with respect to an Acquisition Transaction (other than an Acceptable Confidentiality Agreement); and

•	approve, authorize, agree or publicly announce any intention to do any of the foregoing.

In addition, from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement pursuant to its terms and the Effective Time, Cerevel must, and must cause its subsidiaries, and their respective directors and officers to, and must direct its other representatives to, cease all discussions or negotiations with any person (other than AbbVie, Merger Sub and their representatives) conducted prior to the date of the Merger Agreement with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to any Acquisition Proposal.

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, Cerevel must, as promptly as practicable, and in any event within two business days following receipt of an Acquisition Proposal, or request for information or inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, (i) provide AbbVie with written notice of such Acquisition Proposal, request for information, inquiry, proposal or offer, and (ii) communicate to AbbVie the material terms and conditions of such Acquisition Proposal, request for information, inquiry, proposal or offer and the identity of the person making such Acquisition Proposal, request for information, inquiry, proposal or offer (or, where such Acquisition Proposal, proposal or offer is not in writing, a description of the material terms and conditions of such Acquisition Proposal, proposal or offer including any modifications thereto). Cerevel must keep AbbVie reasonably informed on a reasonably prompt basis with respect to the status of discussions or negotiations regarding, and of any changes to the material terms and conditions of, any such Acquisition Proposal, request for information or inquiry, proposal or offer submitted to Cerevel or any of its subsidiaries or representatives, and must, as promptly as reasonably practicable (and in any event within two business days of receipt thereof), provide AbbVie with unredacted copies of all written offers, requests for information, inquiries or proposals and any proposed transaction agreements (including all schedules, exhibits and attachments thereto) relating to any such Acquisition Proposal, proposal or offer.

Notwithstanding the limitations in the preceding paragraphs or any other provision in the Merger Agreement, if at any time after the date of the Merger Agreement and prior to the receipt of Cerevel Stockholder Approval, Cerevel or any of its representatives has received a written Acquisition Proposal or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal from any person or group of persons that did not result from a material breach of Cerevel’s obligations relating to non-solicitation as set forth in the Merger Agreement, then if the Board (or a committee thereof) determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and that the failure to take action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, then Cerevel and any of its representatives may enter into an Acceptable Confidentiality Agreement with such person or group of persons, contact and engage in discussions with such person or group of persons making the Acquisition Proposal, inquiry, proposal or offer or its or their representatives and financing sources solely to clarify the terms and conditions thereof, to request that any Acquisition Proposal made orally be made in writing or to notify such person or group of persons or its or their representatives of the provisions of the solicitation restrictions of the Merger Agreement, or furnish information with respect to Cerevel and its subsidiaries to, the person or group of persons making such Acquisition Proposal (provided that Cerevel must promptly (and in any event within one business day) provide or make available to AbbVie any information concerning Cerevel that is provided to such person or group of persons and which was not previously provided or made available to AbbVie and Cerevel must have entered into an Acceptable Confidentiality Agreement with such person or group of persons) and participate and engage in discussions or negotiations with the person or group of persons making such Acquisition Proposal regarding such Acquisition Proposal. Prior to or substantially concurrently with Cerevel first taking any of the actions described in the immediately preceding sentence with respect to an Acquisition Proposal, Cerevel must provide written notice to AbbVie of the determination of the Board (or a committee thereof) relating to such Acquisition Proposal.

Subject to limited exceptions as described herein, neither the Board nor any committee thereof shall (i) withdraw, amend, modify or qualify in a manner adverse to AbbVie or Merger Sub, or publicly propose to withhold, withdraw, amend, modify or qualify in a manner adverse to AbbVie or Merger Sub the Company Board Recommendation, (ii) publicly approve or recommend an Acquisition Proposal, (iii) fail to include the Company Board Recommendation in the proxy statement when disseminated to Cerevel stockholders or (iv) publicly propose to do any of the foregoing (each of clauses (i), (ii), (iii), and (iv), a “Company Board Recommendation Change”); provided that notwithstanding the foregoing, a “stop, look and listen” communication by the Board or any committee thereof to Cerevel stockholders pursuant to Rule 14d-9(f) of the Exchange Act, or the taking and disclosure to Cerevel stockholders of a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act, or any substantially similar communication to either of the foregoing will not be prohibited under the terms of the Merger Agreement nor shall it be deemed a Company Board Recommendation Change or constitute a breach of the Merger Agreement (provided that any such disclosure by Cerevel shall state that the Company Board Recommendation continues to be in effect unless, prior to the time of such public disclosure, a Company Board Recommendation Change has been made in accordance with the terms of the Merger Agreement).

Notwithstanding the limitations in the preceding paragraphs or any other provision in the Merger Agreement, at any time prior to the receipt of the Cerevel Stockholder Approval, the Board (or a committee thereof) may (i) in response to the receipt of a written Acquisition Proposal received after the date of the Merger Agreement that did not result from a material breach of Cerevel’s obligations relating to non-solicitation as set forth in the Merger Agreement, or the occurrence of an Intervening Event, effect a Company Board Recommendation Change, or (ii) in response to an Acquisition Proposal received after the date of the Merger Agreement that did not result in a material breach of Cerevel’s obligations relating to non-solicitation as set forth in the Merger Agreement, enter into a definitive agreement with respect to such applicable Acquisition Proposal and terminate the Merger Agreement, provided that (a) the Board (or a committee thereof) determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, (b) in the case of receipt of an Acquisition Proposal, the Board (or a committee thereof) determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal, (c) Cerevel provides written notice to AbbVie at least three business days prior to effecting a Company Board Recommendation Change or terminating the Merger Agreement pursuant to its terms of its intent to take such action, specifying the reasons therefor (a “Change of Recommendation Notice”), (d) prior to effecting such Company Board Recommendation Change or terminating the Merger Agreement pursuant to its terms, Cerevel must, and must cause its representatives to, be reasonably available to negotiate with AbbVie in good faith (to the extent AbbVie desires to negotiate) during such three business day period to make such adjustments in the terms and conditions of the Merger Agreement as would obviate the basis for a Company Board Recommendation Change or the termination of the Merger Agreement and (e) no earlier than the end of such three business day period, the Board (or a committee thereof) determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, after considering any amendments to the terms and conditions of the Merger Agreement proposed by AbbVie in a binding written offer irrevocably made by AbbVie during such three business day period, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law (and, in the case of receipt of such Acquisition Proposal, that such Acquisition Proposal continues to constitute a Superior Proposal). Following delivery of a Change of Recommendation Notice in the case of a Superior Proposal, in the event of any change to the financial terms (including any change to the amount or form of consideration payable) or other revision to the material terms or conditions of such Acquisition Proposal, Cerevel must provide a new Change of Recommendation Notice to AbbVie, and any Company Board Recommendation Change or termination of the Merger Agreement pursuant to its terms following delivery of such new Change of Recommendation Notice must again be subject to clause (c) and clause (d) of the immediately preceding sentence for a period of two business days.

Notwithstanding the limitations in the preceding paragraphs or any other provision in the Merger Agreement, nothing in the Merger Agreement prohibits Cerevel or the Board (or a committee thereof) from (i) taking and disclosing to Cerevel stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act, and (ii) making any disclosure to Cerevel stockholders if the Board (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would reasonably be expected to be inconsistent with its fiduciary duties to Cerevel stockholders under applicable law, provided that a Company Board Recommendation Change may only be made to the extent expressly permitted by the terms of the Merger Agreement (summarized in the “No Solicitation; Cerevel Acquisition Proposals; Company Board Recommendation Change” Section beginning on page 92 of this proxy statement).

For purposes of the Merger Agreement:

•

“Acceptable Confidentiality Agreement” means any confidentiality agreement containing provisions limiting the disclosure and use of non-public information of or with respect to Cerevel that (i) contains confidentiality provisions that are not, in the aggregate, materially less favorable to Cerevel than the terms of the confidentiality agreement Cerevel entered into with AbbVie, and does not contain any exclusivity provision or other term that would restrict, Cerevel’s ability to comply with the terms of the Merger Agreement, except that such confidentiality agreement need not include explicit or implicit standstill provisions that would restrict the making of or amendment or modification to Acquisition Proposals, or (ii) was entered into prior to the date of the Merger Agreement.

•	“Acquisition Proposal” means any indication of interest, offer or proposal (other than an indication of interest, offer or proposal by AbbVie or Merger Sub) to engage in an Acquisition Transaction.

•

“Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by the Merger Agreement) directly or indirectly resulting in: (a) any acquisition by (or issuance to) any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than 20% of the outstanding voting securities of Cerevel or any tender offer or exchange offer that if consummated would result in any person or group (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning more than 20% of the outstanding voting securities of Cerevel; (b) any merger, consolidation, business combination, recapitalization, reorganization or other similar transaction involving Cerevel or its subsidiaries (i) pursuant to which any person or “group” (as defined in or under Section 13(d) of the Exchange Act), other than Cerevel stockholders (as a group) immediately prior to the consummation of such transaction, would hold Company Shares representing more than 20% of the voting power of the surviving entity or (ii) as a result of which Cerevel stockholders (as a group) immediately prior to the consummation of such transaction would hold Company Shares representing less than 80% of the voting power of the surviving entity after giving effect to the consummation of such transaction; (c) any sale, license or disposition of more than 20% of the assets of the Company or its subsidiaries on a consolidated basis determined on a fair market value basis as of the date thereof (including voting securities of the subsidiaries of Cerevel); or (d) any liquidation or dissolution of Cerevel; provided, however, the Merger and the transactions contemplated thereby shall not be deemed an Acquisition Transaction in any case.

•

“Intervening Event” means an effect that (a) was not known to the Board as of the date of the Merger Agreement or, if known, the material consequences of which were not reasonably foreseeable to the Board as of the date of the Merger Agreement and (b) does not relate to an Acquisition Proposal, provided that in no event shall the fact, in each case in and of itself, that Cerevel meets or exceeds any internal or published projections, forecasts or estimates of its revenue, earnings or other financial performance or results of operations for any period ending on or after the date of the Merger Agreement, or any change in and of itself after the date of the Merger Agreement in the market price or trading volume of Company Shares or credit rating of Cerevel constitute an Intervening Event provided further that the underlying cause of such Effect may constitute or be taken into account in determining whether there has been an Intervening Event (solely to the extent such underlying cause would not otherwise be excluded from this definition pursuant to subclause (a) or (b) of this definition).

•

“Superior Proposal” means a bona fide written Acquisition Proposal that did not result from a material breach of Cerevel’s obligations relating to non-solicitation as set forth in the Merger Agreement for a transaction or series of related transactions contemplated by clauses (a), (b) or (c) of the definition of “Acquisition Transaction” on terms that the Board (or a committee thereof) determines in good faith, after consultation with outside legal counsel and its financial advisor(s), to be more favorable to Cerevel stockholders, from a financial point of view, than the terms of the Merger (including any adjustment to the terms and conditions proposed by AbbVie in response to such proposal); provided, however, that for purposes of the reference to an “Acquisition Proposal” in this definition of a “Superior Proposal,” all references to (a) “more than 20%” in the definition of “Acquisition Transaction” shall be deemed to be references to “a majority” and (b) “less than 80%” shall be deemed to be references to “less than a majority.”

Employee Matters

For the 12-month period following the Effective Time, AbbVie will provide, or will cause the surviving corporation to provide, to each continuing employee (during such employee’s employment) with:

•	base salary or wage rate, as applicable, that is not less than the base salary or wage rate (as applicable) provided to such continuing employee immediately prior to the Effective Time;

•

short-term (annual or more frequent) target cash bonus or commission opportunities that are not less than the short-term (annual or more frequent) target cash bonus or commission opportunities provided to such continuing employee immediately prior to the Effective Time;

•	severance benefits no less favorable than the severance benefits provided to such continuing employee immediately prior to the Effective Time;

•	long-term incentive compensation opportunities that are no less favorable than those provided to similarly situated employees of AbbVie and its affiliates;

•

employee benefits (other than defined benefit pension, post-employment health or welfare benefits, change in control, nonqualified deferred compensation, incentive, retention and equity or equity-based compensation or benefits (the “Excluded Benefits”)) that are no less favorable in the aggregate to the continuing employee than the benefits provided to such continuing employee immediately prior to the Effective Time.

With respect to certain employee benefit plans maintained by AbbVie, the surviving corporation, or any of its subsidiaries (each, an “AbbVie plan”), in each case, in which any continuing employee will participate on or after the Effective Time, AbbVie is required to cause each continuing employee to receive credit for all of his or her years of service with Cerevel and its subsidiaries rendered prior to the Effective Time for all purposes to the same extent and for the same purpose as such continuing employee was entitled, prior to the Effective Time, to credit for such service under the analogous Cerevel employee benefit plan. However, AbbVie is not required to credit service with Cerevel and its subsidiaries rendered prior to the Effective Time for (i) any purpose under any plan, program or arrangement providing for Excluded Benefits (other than continued vesting of Assumed RSU Awards) or (ii) to the extent that doing so would result in the duplication of benefits. In addition, AbbVie is required to use reasonable best efforts to (i) ensure that each continuing employee is immediately eligible to participate, without any waiting time, in any AbbVie employee benefit plan to the extent the AbbVie plans replace coverage under a comparable Cerevel plan in which such continuing employee participates immediately before the Effective Time, (ii) waive, or cause to be waived for such continuing employee and his or her covered dependents, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements, and actively-at-work or similar requirements under AbbVie health or welfare plans to the same extent such limitations are waived under any comparable plan of Cerevel applicable to such continuing employee prior to the Effective Time, (iii) for the year in which the Effective Time occurs, give full credit under the AbbVie group health plans for any eligible expenses paid by such continuing employee and his or her covered dependents that were credited under the corresponding Cerevel group health plan in which such continuing employee participates immediately before the Effective Time, for purposes of satisfying the deductible, coinsurance, and maximum out-of-pocket expenses under such AbbVie group health plans for the applicable plan year, and (iv) ensure that the accounts of such continuing employees under any new AbbVie plan that is a flexible spending plan are credited with any unused balance in the account of such continuing employee under the prior Cerevel plan.

Prior to the Effective Time, Cerevel will take all actions reasonably necessary or appropriate (i) to terminate Cerevel’s equity incentive plans, effective as of, and contingent upon, the Effective Time and (ii) if requested by AbbVie not later than twenty days prior to the Closing Date, to terminate Cerevel’s 401(k) plan, effective no later than one day prior to the Closing Date. If Cerevel’s 401(k) plan is so terminated, then on the Closing Date, AbbVie will permit all continuing employees who were eligible to participate in Cerevel’s 401(k) plan immediately prior to the termination of Cerevel’s 401(k) plan to be eligible to participate in AbbVie’s 401(k) plan and will permit each such continuing employee to elect to transfer his or her account balance when distributed from Cerevel’s terminated 401(k) plan in the form of cash and notes or other agreements evidencing any outstanding participant loans (to the extent permitted by AbbVie’s 401(k) plan), to AbbVie’s 401(k) plan if so elected by the continuing employee in accordance with the terms of Cerevel’s 401(k) plan and applicable laws.

Efforts to Consummate the Merger

Each of Cerevel and AbbVie must use their reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective, as promptly as reasonably practicable, and in any event prior to the Termination Date, the Merger and each other transaction contemplated by the Merger Agreement, including (i) to cause the conditions to the other party’s obligation to close to be satisfied as promptly as reasonably practicable after the date of the Merger Agreement, (ii) obtaining, as promptly as reasonably practicable after the date of the Merger Agreement, and maintaining all necessary actions or non-actions and consents from governmental authorities and making all necessary registrations, declarations and filings with governmental authorities, that are necessary to consummate the Merger, (iii) resisting, contesting, appealing and removing any legal proceeding and vacating, lifting, reversing or overturning any order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, restricts or restrains the consummation of the transactions contemplated by the Merger Agreement (including any legal proceeding or order in connection with the terms of the Merger Agreement), (iv) upon the reasonable written request of AbbVie or Merger Sub, obtaining all necessary or appropriate consents under material contracts to which Cerevel or any of its subsidiaries is a party in connection with the Merger Agreement and the consummation of the transactions contemplated thereby (neither Cerevel nor any of its subsidiaries shall make, or commit to make, any such payment without the prior written consent of AbbVie (not to be unreasonably withheld, conditioned or delayed)), and (v) reasonably cooperate with the other party or parties with respect to any of the foregoing.

Subject to the terms of the Merger Agreement, each of AbbVie and Cerevel have agreed to (i) reasonably cooperate and coordinate with the other in the making of the filings required by the HSR Act, (ii) supply the other with any information and documentary material that may be required in order to make the HSR filings, (iii) supply any additional information that reasonably may be required or requested by the FTC, the DOJ or any foreign governmental authority responsible for the enforcement of any foreign antitrust law and (iv) use their respective reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and any foreign antitrust laws as soon as practicable (and in any event prior to the Termination Date), and to avoid any impediment to the consummation of the Merger under the HSR Act or any foreign antitrust laws.

Notwithstanding the agreements and obligations set forth in the immediately preceding paragraphs or any other provision in the Merger Agreement, neither AbbVie nor any of its affiliates shall be required to agree to any of the following actions (and Cerevel shall not agree to any of the following actions without the express written consent of AbbVie): (i) selling, licensing, assigning, transferring, divesting, holding separate, granting any commercial rights to or otherwise disposing of any assets, business or portion of any business (or interests therein) of Cerevel, the surviving corporation, AbbVie or any of their respective affiliates; (ii) proposing, negotiating, committing to or effecting, by consent decree, hold separate order or otherwise, any conduct of business restrictions; (iii) amending or terminating (or agreeing to amend or terminate) any existing relationship, contractual right or obligation or venture or other arrangement of AbbVie or its affiliates or Cerevel or its affiliates; (iv) offering, agreeing or consenting to any change (including through a licensing arrangement or the creation of any relationship or contractual right or obligation) to or restriction on, or other impairment of, AbbVie’s ability to own or operate the businesses, product lines, fields of use, divisions, business arrangements, contracts, assets or interests therein of AbbVie or its affiliates (including, after the Closing, the surviving corporation and its affiliates); or (v) otherwise taking or committing to take actions after the closing with respect to one or more of the businesses, product lines, fields of use, or assets of parent and its affiliates (including the surviving corporation and its affiliates), including any obligation to obtain any “prior approval” or other affirmative approval from a governmental authority to carry out any future transaction. AbbVie, after reasonable consultation with Cerevel and consideration in good faith of the views and comments of Cerevel in connection with the following, have the right to (A) direct, devise and implement the strategy for obtaining any necessary approval of, for responding to any request from, inquiry or investigation by (including coordinating with Cerevel with respect to the timing, nature and substance of all such responses), and in connection with all meetings and communications (including any negotiations) with, any governmental authority that has authority to enforce any antitrust law or foreign investment law, (B) control the defense and settlement of any legal proceeding brought by or before any governmental authority that has authority to enforce any antitrust law or foreign investment law and (C) determine whether to pull and refile, on one or more occasions, any filing made under the HSR Act, or any other antitrust law, in connection with the transactions contemplated hereby, prior to the Termination Date; provided that neither AbbVie nor Cerevel may enter into any agreement with the FTC, the Antitrust Division of the DOJ or any other governmental authority not to consummate the transactions contemplated by the Merger Agreement without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed). Further, subject to the foregoing provisions, if any legal proceeding, including any proceeding by a private party, is instituted (or threatened) challenging or seeking to restrain, prohibit or place conditions on the consummation of the transactions contemplated by the Merger Agreement, including the Merger, or the ownership or operation by AbbVie, Cerevel or any of their respective subsidiaries of all or any portion of their respective businesses as presently conducted and as currently proposed to be conducted, AbbVie (and its subsidiaries) and Cerevel (and its subsidiaries) shall use their reasonable best efforts to defend or contest, including through litigation or other means, any objection to, or legal proceedings challenging, the consummation of the transactions contemplated by the Merger Agreement, and to have vacated, lifted, reversed or overturned any order that may result from such legal proceedings, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the Merger Agreement, including the Merger.

AbbVie has also agreed, on behalf of itself and its controlled affiliates, that between the date of the Merger Agreement and the Effective Time, it will not, and will cause its controlled affiliates not to, directly or indirectly, acquire, purchase, lease or license (or agree to acquire, purchase, lease or license), by merging with or into or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, certain businesses, if doing so would or would reasonably be expected to prevent, materially impair, materially delay or otherwise materially adversely affect the consummation of the Merger or the ability of AbbVie to fully perform its obligations under the Merger Agreement in accordance with the terms hereof.

To the extent permitted by applicable law or by the applicable governmental authority, each of AbbVie and Cerevel (and their respective affiliates, if applicable) must (among other things) (i) keep the other party reasonably apprised with respect to any non-ministerial oral communications with any governmental authority regarding the Merger and cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the Merger, articulating any regulatory or competitive argument and/or responding to requests or objections made by any governmental authority, (ii) promptly inform the other party of any substantive communication from any governmental authority regarding any of the transactions contemplated by the Merger Agreement in connection with any filings or investigations with, by or before any governmental authority relating to the Merger Agreement or the transactions contemplated thereby, including any proceedings initiated by a private party, and (iii) provide the other party a reasonable advance opportunity to review all written communication with a governmental authority regarding the Merger, and give each other an opportunity to participate in each of such non-ministerial meetings and non-ministerial conference calls.

If, prior to the Effective Time (i) the U.K. Competition and Markets Authority (the “CMA”) indicates in writing to AbbVie that it has decided to formally investigate the Merger and, accordingly, requests AbbVie to submit a merger notice in the form prescribed under the Enterprise Act 2002 or (ii) the European Commission (the “EC”) indicates in writing to AbbVie that a member state of the European Union or the EC is making, or has made, a referral of the Merger to the EC under Article 22 of the EU Merger Regulation, then AbbVie shall provide to the Company a copy of such written indication or filing, form or other submission as promptly as practicable after its receipt or submission thereof, as applicable, and if such indication or filing, form or other submission shall have been so provided, approval of the Merger by each of the CMA under the Enterprise Act of 2002 and the EC under Article 22 of the EU Merger Regulation, as the case may be, will become a closing condition under the Merger Agreement.

Indemnification of Directors and Officers; Insurance

Commencing at the Effective Time, AbbVie, the surviving corporation and its subsidiaries must (and AbbVie is required to cause the surviving corporation and its subsidiaries to) (i) honor and fulfill in all respects the obligations of Cerevel and its subsidiaries under (a) certain indemnification agreements entered into between Cerevel and its subsidiaries, on the one hand, and any of its and their respective current and former officers and directors and any person who becomes a director or officer of Cerevel or any of its subsidiaries, on the other hand and (b) certain indemnification agreements entered into between Cerevel or any corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise, on the one hand, and any person serving or who served as a director, officer, member, manager, partner, trustee or other fiduciary of any of the foregoing at the request of Cerevel or any of its Subsidiaries, in each case, for acts or omissions arising prior to the Effective Time, on the other hand ((a) and (b) collectively, the “Indemnified Persons”), and (c) the indemnification, expense advancement and exculpation provisions in the certificate of incorporation or bylaws and in the certificate of incorporation or bylaws (or equivalent governing documents) of any of Cerevel’s subsidiaries, in each case as in effect on the date of the Merger Agreement, and (ii) during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, to the fullest extent permitted by applicable law, indemnify and hold harmless each Indemnified Person against any costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement of or in connection with any threatened or actual action, suit, claim, proceeding, investigation, arbitration or inquiry, whether civil, criminal, administrative or investigative (each an “Indemnified Proceeding”) to the extent such Indemnified Proceeding arises directly or indirectly out of or pertains or relates directly or indirectly to (A) any action or omission or alleged action or omission in such Indemnified Person’s capacity as (or the fact that such Indemnified Person is or was) a director, officer, employee or agent of Cerevel or other controlled affiliates (including as a fiduciary with respect to any employment benefit plan) or by reason of the fact that such Indemnified Person is or was serving as a director, officer, employee or agent of Cerevel or its affiliates or at the request of Cerevel as such (including as a fiduciary with respect to any employee benefit plan) of another person (regardless, in each case, of whether such action or omission, or alleged action or omission, occurred prior to or at the Effective Time), (B) any of the transactions contemplated by the Merger Agreement or (C) the enforcement of any of the rights of such Indemnified Person (or his or her heirs or legal representatives) under the Merger Agreement. In addition, for six years after the Effective Time, the surviving corporation is required to (and AbbVie shall cause the surviving corporation to) cause the certificate of incorporation and bylaws of the surviving corporation to contain provisions with respect to indemnification, exculpation and advancement of expenses that are no less favorable to the Indemnified Persons than the corresponding provisions in the certificate of incorporation and bylaws of the Company as of the date of the Merger Agreement, and during such six-year period, such provisions cannot be repealed, amended or otherwise modified in any manner adverse to such Indemnified Persons (whether by merger, consolidation, division, conversion, domestication, transfer, continuance, share exchange, operation of law, or otherwise).

For six years after the Effective Time and to the fullest extent permitted by applicable law, AbbVie and the surviving corporation and its subsidiaries shall (and AbbVie shall cause the surviving corporation and its subsidiaries to) advance, prior to the final disposition of any Indemnified Proceeding for which indemnification may be sought under the Merger Agreement, promptly following request by an Indemnified Person therefor, all costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses) incurred by such Indemnified Person in connection with any such Indemnified Proceeding upon receipt of an undertaking by such Indemnified Person, to the extent required by law, to repay such advances if it is ultimately decided in a final, non-appealable judgment by a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification under the Merger Agreement.

For six years after the Effective Time, AbbVie is required to, and shall cause the surviving corporation to, maintain for the benefit of the directors and officers of Cerevel, as of the date of the Merger Agreement and as of the Effective Time, an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (“D&O Insurance”) that is substantially equivalent to and in any event provides coverage not less favorable to the insured persons than. Cerevel’s equivalent insurance policies in effect as of the date of the Merger Agreement. However, in no event will the surviving corporation be required to pay an annual premium for the D&O Insurance in excess of 300% of the last annual premium amount paid by Cerevel prior to the date of the Merger Agreement. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies (including a “tail” policy) have been obtained by Cerevel prior to the Effective Time. The surviving corporation will (and AbbVie shall cause the surviving corporation to) maintain the D&O Insurance “tail” policy in full force and effect and continue to honor their respective obligations thereunder for six years after the Effective Time.

If any Indemnified Person notifies the surviving corporation on or prior to the sixth anniversary of the Effective Time that a claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) has been made, brought or threatened against such Indemnified Person, the indemnification provisions of the Merger Agreement shall continue in effect until the final non-appealable disposition of such claim, action, suit, proceeding or investigation.

In the event that AbbVie or the surviving corporation (or any of their respective successor or assigns) consolidates with or merges into any other person and is not the continuing entity of such consolidation or merger, or engages in any division transaction or transfers, coneys or otherwise disposes of all or substantially all of its properties and assets to any person, then, in each case, proper provision shall be made so that the successors and assigns of AbbVie and the surviving corporation shall assume all of the obligations set forth in the indemnification section of the Merger Agreement.

Convertible Notes

At or prior to the Effective Time, Cerevel will take all actions required under the terms of the Convertible Notes Indenture or the Convertible Notes in connection with the Merger and the other transactions contemplated by this Agreement, including (i) giving any notices that may be required in connection with the Merger and the other transactions contemplated by this Agreement, (ii) preparing, executing and delivering, and using reasonable best efforts to cause the trustee under the Convertible Notes Indenture to execute and deliver, any supplemental indenture(s) required in connection with the Merger and the other transactions contemplated by the Merger Agreement, in form and substance reasonably satisfactory to the trustee and AbbVie, (iii) delivering any opinions of counsel required to be delivered prior to the Effective Time and any officer’s certificates or other documents or instruments, as may be necessary to comply with all of the terms and conditions of the Convertible Notes Indenture in connection with the Merger and the other transactions contemplated by the Merger Agreement and (iv) delivering the Conversion Consideration (as defined in the Convertible Notes Indenture) in respect of any conversion of the Convertible Notes occurring prior to the Effective Time in accordance with the terms of the Convertible Notes Indenture.

Prior to the Effective Time, Cerevel has agreed not amend, modify, supplement or terminate the Convertible Notes Indenture without the prior written consent of AbbVie, other than as required by the preceding paragraph.

Cerevel has agreed, unless otherwise prohibited by applicable law, to provide AbbVie and its counsel as promptly as possible, and to the extent practicable, at least three (3) business days prior to issuance or delivery an opportunity to review and comment on any notices, certificates, press releases, supplemental indentures, opinions of counsel or other documents or instruments deliverable pursuant to the Convertible Notes Indenture prior to the dispatch or making thereof, and shall incorporate all reasonable comments provided by AbbVie and its counsel with respect thereto.

Miscellaneous Covenants

The Merger Agreement contains additional agreements among Cerevel, AbbVie, Intermediate Holdco and Merger Sub relating to, among other matters:

•	the filing by Cerevel of this proxy statement with the SEC and cooperation in response to any comments from the SEC with respect to this proxy statement;

•	notification upon the occurrence or non-occurrence of certain matters;

•	the coordination of press releases and other public announcements or filings relating to the Merger;

•	actions necessary to cause Intermediate Holdco and Merger Sub to perform their respective obligations under the Merger Agreement;

•	reporting requirements under Section 16 of the Exchange Act;

•	the delisting of the Company Shares from Nasdaq and the deregistration of Company Shares under the Exchange Act;

•	anti-takeover statutes that become applicable to the transactions; and

•	any litigation against Cerevel and/or its directors or its officers relating to or in connection with the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement.

Conditions to the Merger

The respective obligations of Cerevel, AbbVie, Intermediate Holdco and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived in whole or in part by mutual consent of AbbVie, Intermediate Holdco, Merger Sub and Cerevel, to the extent permitted by applicable law:

•	the Cerevel Stockholder Approval shall have been obtained;

•

(i) the expiration or termination of any applicable waiting period (and extensions thereof) under the HSR Act, (ii) all other waivers, approvals and waiting periods under certain other specified antitrust laws have been obtained, terminated or expired, as applicable, and (iii) no voluntary agreement between AbbVie, Intermediate Holdco, Merger Sub or Cerevel and any governmental authority not to consummate the Merger shall be in effect; and

•

the absence of any law that is in effect as of immediately prior to the Effective Time that has the effect of making the Merger illegal and the absence of any injunction, order or decree that is in effect as of immediately prior to the Effective Time that has the effect of making the Merger illegal in the United States or in certain other specified jurisdictions, or, in each case, that prohibits or otherwise prevents the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

The obligations of AbbVie, Intermediate Holdco and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived in whole or in part by mutual consent of AbbVie, Intermediate Holdco and Merger Sub, to the extent permitted by applicable law:

•

the representations and warranties made by Cerevel in the Merger Agreement with respect to the occurrence of a Company Material Adverse Effect being true and correct as of the date of the Merger Agreement and as of the Closing Date as though made as of such date;

•

except for any inaccuracies that are, individually or in the aggregate, de minimis, certain specified representations and warranties made by Cerevel in the Merger Agreement with respect to the capitalization of Cerevel being true and correct as of the date of the Merger Agreement and as of the Closing Date as though made as of such date;

•

the representations and warranties made by Cerevel in the Merger Agreement with respect to corporate organization and qualification, authorization and valid issuance of Company Shares, outstanding Company Securities, stockholder approval and brokers’ and certain expenses (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein) being true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date as though made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•

except where any failures of any such representations and warranties to be true and correct would not have, individually or in the aggregate, a Company Material Adverse Effect, the other representations and warranties made by Cerevel in the Merger Agreement being true and correct (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein) as of the date of the Merger Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date);

•

Cerevel having performed and complied with in all material respects the agreements or covenants required to be performed, or complied with, by it under the Merger Agreement at or prior to the Effective Time;

•	the non-occurrence since the date of the Merger Agreement of a Company Material Adverse Effect that is continuing; and

•

the delivery by Cerevel of a certificate signed by the Chief Executive Officer or the Chief Financial Officer of Cerevel certifying that the conditions described in the preceding six bullets have been satisfied.

The obligations of Cerevel to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived in whole or in part by the Company, to the extent permitted by applicable law:

•

the representations and warranties of AbbVie, Intermediate Holdco and Merger Sub made in the Merger Agreement being true and correct (without giving effect to any qualification as to “materiality” qualifiers set forth therein) as of the date of the Merger Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date), except, in each case, where the failure to be so true and correct would not or would not reasonably be expected to prevent, materially impede or materially delay AbbVie or Merger Sub from consummating the Merger on a timely basis and in any event on or before the Termination Date;

•

AbbVie, Intermediate Holdco and Merger Sub having performed and complied with in all material respects the agreements or covenants required to be performed, or complied with, by them under the Merger Agreement at or prior to the Effective Time; and

•	the delivery by AbbVie of a certificate signed on behalf of AbbVie by an officer certifying that the conditions described in the preceding two bullets have been satisfied.

Termination

The Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned, at any time prior to the Effective Time, as follows:

•	by mutual written agreement of Cerevel and AbbVie;

•	by either Cerevel or AbbVie, if:

•	the Effective Time shall not have occurred on or before the Termination Date, which shall be automatically extended for up to three periods of 90 days each, if at the time of each such extension all closing conditions (other than the closing conditions with respect to receipt of HSR Act clearance and approvals under certain other specified antitrust laws or there being no law or order permanently restraining, enjoining, preventing or otherwise prohibiting or making illegal the consummation of the Merger, if such law or order relates to the receipt of HSR clearance or approvals under the antitrust laws of certain specified jurisdictions) have been satisfied or waived; provided that the terminating party’s breach of its obligations under the Merger Agreement may not have been a principal cause of the failure of the Effective Time to occur on or before the Termination Date;

•

a court of competent jurisdiction or any other governmental authority of competent jurisdiction has issued any order or law permanently restraining, enjoining, preventing, or otherwise prohibiting or making illegal prior to the Effective Time, the consummation of the transactions contemplated by the Merger Agreement that becomes final and non-appealable (except that the party seeking to terminate the Merger Agreement as described in this bullet must have performed and complied in all material respects with its obligation to reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective, as promptly as reasonably practicable, and in any event prior to the Termination Date, the Merger and each of the other transactions contemplated by the Merger Agreement, and, if applicable, taking certain actions as required by the Merger Agreement to obtain antitrust approvals as more fully described under “The Merger Agreement—Other Covenants and Agreements—Efforts to Consummate the Merger” beginning on page 97 of this proxy statement) prior to asserting the right to terminate arising pursuant to this bullet; or

•	the Special Meeting has been held and the Cerevel Stockholder Approval was not obtained (including at any adjournment or postponement thereof);

•	by AbbVie, if:

•

Cerevel breaches or fails to perform any of its covenants or agreements or other obligations set forth in the Merger Agreement, such that the closing condition with respect to Cerevel’s performance of its covenants and agreements would not be satisfied if such breach or failure to perform were continuing as of immediately prior to the Effective Time, or any of the representations and warranties of Cerevel set forth in the Merger Agreement become inaccurate, such that the closing conditions with respect to Cerevel’s representations and warranties are not capable of being satisfied by the Termination Date, and such breach, failure to perform or inaccuracy of Cerevel has not been cured by the Termination Date or is not cured by Cerevel within 20 business days following AbbVie’s delivery of written notice to Cerevel of such breach, failure to perform or inaccuracy, except that AbbVie will not have the right to terminate the Merger Agreement as described in this bullet if AbbVie, Intermediate Holdco or Merger Sub is in breach of the Merger Agreement such that Cerevel has the right to terminate the Merger Agreement pursuant to the terms thereof; or

•

a Company Board Recommendation Change occurs or a tender or exchange offer constituting an Acquisition Proposal has been publicly commenced by a person who is not an affiliate or representative of AbbVie and Cerevel fails to publicly reaffirm the Company Board Recommendation (as defined below) within 10 business days following the receipt of a written request from AbbVie to do so;

•	by Cerevel, if:

•

AbbVie, Intermediate Holdco or Merger Sub breaches or fails to perform any of their respective covenants, agreements, or other obligations under the Merger Agreement such that the closing condition with respect to AbbVie’s, Intermediate Holdco’s and Merger Sub’s performance of their covenants and agreements would not be satisfied if such breach or failure to perform were continuing as of immediately prior to the Effective Time, or any of the representations or warranties of AbbVie, Intermediate Holdco and/or Merger Sub become inaccurate, such that the closing conditions with respect to AbbVie’s, Intermediate Holdco’s and Merger Sub’s representations and warranties are not capable of being satisfied by the Termination Date and such breach, failure to perform or inaccuracy of AbbVie, Intermediate Holdco and/or Merger Sub is not capable of being cured by the Termination Date or is not cured within twenty business days following Cerevel’s delivery of written notice to AbbVie of such breach, failure to perform or inaccuracy, except that Cerevel will not have the right to terminate the Merger Agreement as described in this bullet if Cerevel is in breach of the Merger Agreement, such that AbbVie has the right to terminate the Merger Agreement pursuant to the terms thereof; or

•

at any time prior to obtaining the Cerevel Stockholder Approval, the Board (or a committee thereof) has determined to terminate the Merger Agreement and enters into, substantially concurrently with such termination, a definitive agreement with respect to a Superior Proposal, and substantially concurrently with or prior to such termination, Cerevel pays AbbVie the Cerevel Termination Fee.

Any party terminating the Merger Agreement pursuant to the foregoing shall give prompt written notice of such termination to the other party or parties to the Merger Agreement, as applicable.

Termination Fee; Certain Expenses

Cerevel must pay to AbbVie the Cerevel Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by AbbVie in the event that the Merger Agreement is terminated:

•

by either Cerevel or AbbVie because (i) the Merger has not been consummated by the Termination Date or (ii) the Cerevel Stockholder Approval has not been obtained upon a vote taken at the Special Meeting (including any adjournment or postponement thereof), and in each case:

•

following the execution and delivery of the Merger Agreement and prior to the Special Meeting, a bona fide Acquisition Proposal had been publicly announced or had otherwise become publicly disclosed; and

•

within 12 months after such termination, Cerevel enters into a definitive agreement with any third party with respect to any Acquisition Proposal or consummates any Acquisition Proposal (provided that for purposes of this provision, each reference to “twenty percent (20%)” and “eighty percent (80%)”;

•

by Cerevel, at any time prior to obtaining the Cerevel Stockholder Approval, if the Board (or a committee thereof) has determined to terminate the Merger Agreement in order to substantially concurrently with such termination enter into a definitive agreement with respect to a Superior Proposal, and substantially concurrently with or prior to such termination, Cerevel pays to AbbVie the Cerevel Termination Fee; or

•

by AbbVie if (i) a Company Board Recommendation Change occurred or (ii) a tender or exchange offer constituting an Acquisition Proposal was publicly commenced by a person who is not an affiliate or representative of AbbVie and Cerevel failed to publicly reaffirm the Company Board Recommendation within 10 business days following the receipt of a written request from AbbVie to do so.

AbbVie must pay to Cerevel the AbbVie Termination Fee by wire transfer of immediately available funds (within two business days of any such termination) to an account or accounts designed in writing by Cerevel in the event that the Merger Agreement is terminated:

•

by Cerevel or AbbVie because (i) the Merger has not been consummated by the Termination Date or (ii) any order or law permanently restraining, enjoining, preventing or otherwise prohibiting or making illegal prior to the Effective Time the consummation of the transactions contemplated by the Merger Agreement becomes final and non-appealable, if such law or order relates to the receipt of HSR clearance or approvals under the antitrust laws of certain specified jurisdictions; and

•

at the time of such termination, all other closing conditions set forth in the Merger Agreement have been satisfied or validly waived (except for those conditions that by their terms must be satisfied at the closing; provided that such conditions would have been so satisfied if the closing would have occurred on the date of such termination).

In no event shall either party be required to pay the Cerevel Termination Fee or the AbbVie Termination Fee, as applicable, on more than one occasion, whether or not the applicable termination fee would be payable under more than one provision of the Merger Agreement at the same or at different times.

The Merger Agreement further provides that in the event Cerevel or AbbVie fails to pay any termination fee that becomes due pursuant to, and within the time frame provided in, the Merger Agreement, and Cerevel or AbbVie commences a legal proceeding resulting in a judgment against Cerevel or AbbVie, as applicable, for any portion of the fees or expenses due, Cerevel or AbbVie, as applicable, will be required to pay to Cerevel or AbbVie, as applicable, its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in prosecuting such legal proceeding, together with interest on the amount of the applicable termination fee for the date such payment was required to be made until the date that payment was actually received.

Other than in the case or fraud or a willful breach of the Merger Agreement, any termination fee payable by Cerevel or AbbVie will be the sole and exclusive remedy of Cerevel, AbbVie, and Merger Sub, and their related parties, as applicable. In the event AbbVie receives the Cerevel Termination Fee in circumstances in which it is payable by Cerevel, Cerevel will have no further liability to AbbVie or Merger Sub under the Merger Agreement except in certain limited circumstances. Similarly, if Cerevel receives the AbbVie Termination Fee in circumstances in which it is payable by AbbVie, AbbVie will have no further liability to Cerevel under the Merger Agreement except in certain limited circumstances.

Expenses Generally

Except as otherwise described above or provided in the Merger Agreement, whether or not the Merger is consummated, Cerevel, AbbVie, Intermediate HoldCo and Merger Sub are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the transactions contemplated by the Merger Agreement.

Specific Performance

The parties to the Merger Agreement are entitled (in addition to any other remedy to which they may be entitled in law or equity) to seek an injunction to prevent breaches of the Merger Agreement and to seek to enforce specifically the terms and provisions of the Merger Agreement.

Amendments; Waiver

Any provision of the Merger Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

Governing Law and Jurisdiction

The Merger Agreement, including any claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to the Merger Agreement, or the negotiation, execution or performance thereof or the transactions contemplated thereby, is governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Any action or lawsuit seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Merger Agreement or the transactions contemplated thereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) is required to be brought in the Delaware Court of Chancery or, if such court does not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court.

THE SUPPORT AGREEMENT

The following is a summary of selected material provisions of the Support Agreement and is qualified in its entirety by reference to the full text of the Support Agreement. This summary does not purport to be complete and may not contain all of the information about the Support Agreement that may be important to you. You are encouraged to read the Support Agreement carefully and in its entirety. A copy of the Support Agreement is attached as Annex C to this proxy statement and is incorporated into this proxy statement by reference.

Voting Provisions

Pursuant to the terms of the Support Agreement, Bain has agreed to vote all of its Company Shares in the following manner:

•	in favor of the adoption and approval of the Merger Agreement and the approval of the Merger;

•	in favor of any adjournment or postponement of any stockholders meeting proposed in accordance with the Merger Agreement;

•	in favor of any other proposal necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement;

•	against any Acquisition Transaction or Acquisition Proposal;

•	against any action that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Cerevel in the Merger Agreement; and

•	against any other action that is intended or could reasonably be expected to impede or interfere with or materially delay the Merger;

As of December 31, 2023, Bain held voting power over 65,679,781 Company Shares (approximately 36.2% of the outstanding Company Shares).

In addition, Bain has appointed AbbVie as Bain’s attorney-in-fact and proxy, with full power of substitution, to vote Bain’s Company Shares in accordance with the terms of the Support Agreement if (i) Bain has not delivered to Cerevel, at least two business days prior to the applicable meeting of the Cerevel stockholders or deadline for action by written consent, as applicable, a duly executed irrevocable proxy card or written consent, as applicable, directing that its Company Shares be voted in accordance with Bain’s obligations described in the bullets above or (ii) Bain otherwise fails to act in accordance with its obligations described in the bullets above.

Except as described above, nothing in the Support Agreement limits the rights of Bain to vote in favor of or against, or abstain with respect to, any other matter presented to the Cerevel stockholders. The Support Agreement is entered into only in Bain’s capacity as a stockholder.

Restrictions on Transfer

Under the terms of the Support Agreement, Bain has agreed that prior to termination of the Support Agreement, Bain shall not, subject to certain limited exceptions, directly or indirectly:

•

create or permit to exist any liens, other than liens as may be applicable under the Securities Act of 1933, as amended (the “Securities Act”), or other applicable securities laws, on all or any portion of the Company Shares held by Bain;

•

transfer, sell, assign, gift, hedge, pledge or otherwise dispose of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), all or any portion of the Company Shares held by Bain, or any right or interest therein (or consent to any of the foregoing);

•	enter into any contract with respect to any Transfer of the Company Shares held by Bain, or any interest therein;

•	grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to all or any portion of the Company Shares held by Bain;

•

deposit or permit the deposit of all or any portion of the Company Shares held by Bain into a voting trust or enter into a voting agreement or arrangement with respect to all or any portion of such Company Shares;

•	tender any portion of the Company Shares held by Bain into any tender or exchange offer; or

•

take or permit any other action that would reasonably be expected to prevent, impede or delay Bain from performing its obligations under the Support Agreement in any material respect or to consummate or the transactions contemplated thereby or seek to do or solicit any of the foregoing actions, or cause or permit any other person to take any of the foregoing actions.

Termination

The Support Agreement will terminate upon the earliest of:

•	the valid termination of the Merger Agreement in accordance with its terms;

•	the Effective Time;

•	receipt of Cerevel Stockholder Approval;

•	September 6, 2024;

•

any modification or amendment to the Merger Agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to the Cerevel stockholder pursuant to the Merger Agreement; and

•	the mutual agreement of the parties to the Support Agreement.

PROPOSAL NO. 1: APPROVAL OF THE MERGER PROPOSAL

The Merger Proposal

We are asking you to approve a proposal to adopt the Merger Agreement, which we refer to as the “Merger Proposal.” For a detailed discussion of the terms and conditions of the Merger Agreement, see “The Merger Agreement” beginning on page 79 of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. See also “The Merger” beginning on page 40 of this proxy statement.

Vote Required

As described under “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 50 of this proxy statement, after considering various factors described in such section, the Board has, by the unanimous vote of those directors voting at the meeting, determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, Cerevel and our stockholders. The Board has, by the unanimous vote of those directors voting at the meeting, approved and declared advisable the execution and delivery by Cerevel of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, and the Board recommends that you vote “FOR” the Merger Proposal.

Under Delaware law, approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding Company Shares entitled to vote thereon as of the Record Date. Each Company Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting. If a stockholder signs and returns a proxy and does not indicate how he, she or it wishes to vote on the Merger Proposal, such stockholder’s Company Shares will be voted in favor of the Merger Proposal.

Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the Merger Proposal.

Board Recommendation

THE BOARD, BY THE UNANIMOUS VOTE OF THOSE DIRECTORS VOTING AT THE MEETING, RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL.

PROPOSAL NO. 2: ADVISORY VOTE ON THE MERGER COMPENSATION PROPOSAL

The Merger Compensation Proposal

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Cerevel is required to submit a proposal to Cerevel stockholders for a non-binding, advisory vote to approve certain compensation that may be paid or become payable to the named executive officers of Cerevel that is based on or otherwise relates to the Merger, as determined in accordance with Item 402(t) of Regulation S-K. This compensation is summarized in the table set forth below, including the footnotes to the table. This proposal is commonly known as a “say-on-golden parachute proposal,” and we refer to it as the “Merger Compensation Proposal.”

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger, assuming the Merger is consummated on the latest practicable date prior to the filing of this proxy statement, or December 31, 2023.

Please note that the amounts indicated below are estimates based on the material assumptions described below, which may or may not actually occur. Some of these assumptions are based on information that is currently available and, as a result, the actual amounts, if any, that may become payable to a named executive officer may differ in material respects from the amounts set forth below. For purposes of this disclosure, “single-trigger” refers to payments and benefits that arise solely as a result of the completion of the Merger and “double-trigger” refers to payments and benefits that require two conditions, which are the completion of the Merger and a qualifying termination of employment.

Furthermore, for purposes of calculating such amounts, we have assumed:

•	a Closing Date of December 31, 2023 (which is the latest practicable date prior to the filing of this proxy statement);

•

the employment of each named executive officer is terminated by Cerevel without “cause” or by the named executive officer for “good reason” (each, a “qualifying termination”), in either case, immediately following the consummation of the Merger;

•	the consummation of the Merger constitutes a change in control for purposes of the applicable compensation plan or agreement (referred to as a “sale event” therein);

•	the named executive officer’s base salary and target bonus will remain unchanged from those applicable as of December 31, 2023;

•

each named executive officer’s outstanding Cerevel equity awards are those that are outstanding and unvested as of December 31, 2023 (i.e., excluding any additional awards that may be granted following such date, such as 2024 equity grants);

•	each named executive officer will receive subsidized COBRA continuation coverage, as applicable, for the maximum eligible period;

•	a price per Company Share equal to the Merger Consideration of $45.00;

•	no cutback or reduction will be necessary to mitigate the impact of Sections 280G and 4999 of the Code; and

•	no named executive officer enters into any new agreement or becomes entitled to, prior to the closing, additional compensation or benefits related to the Merger.

Quantification of Potential Payments and Benefits to Cerevel’s Named Executive Officers

Name(1)	Cash ($)(2)	Equity ($)(3)	Perquisites/ Benefits ($)(4)	Tax Reimbursement ($)(5)	Total ($)
Ronald Renaud, M.B.A.	1,788,750	47,757,353	42,962	24,300,000	73,889,065
Susan Altschuller, Ph.D., M.B.A.	725,000	2,928,337	28,641	—	3,681,978
N. Anthony Coles, M.D.	—	17,356,115	—	—	17,356,115
Mark Bodenrader	379,080	2,698,889	17,523	—	3,095,492
Ramiro “Raymond” Sanchez, M.D.	751,165	7,264,958	16,328	—	8,032,451
John Renger, Ph.D.	726,936	6,447,192	28,641	—	7,202,769
Abraham Ceesay, M.B.A.	—	—	—	—	—

(1)

Under the relevant SEC rules, we are required to provide information in this table with respect to our “named executive officers,” who are generally the individuals whose compensation was required to be reported in the summary compensation table of our most recent proxy statement. While disclosure is, therefore, required with respect to each of N. Anthony Coles, M.D., our former Chief Executive Officer, and Abraham Ceesay, M.B.A., our former President, each of these listed individuals terminated employment with us prior to our entry into the Merger Agreement. Dr. Coles resigned in his capacity as Chief Executive Officer on May 3, 2023 but remains a member of Cerevel’s Board of Directors. Mr. Ceesay resigned from his role with a separation date of March 9, 2023 and will not receive any compensation or benefit that is payable or that may become payable that is based on, or otherwise relates to, the Merger other than the Merger Consideration in respect of any shares of Cerevel common stock that he owns. As a result, he is not included in the disclosure below.

(2)

Amounts in this column reflect “double-trigger” cash severance that each named executive officer (other than Dr. Coles and Mr. Ceesay, who are no longer employees of Cerevel) would be eligible to receive if they experience a qualifying termination within the period that is three months prior to, and ends 12 months following, the occurrence of the first event constituting a change in control (the “change in control period”). The amounts shown in this column do not reflect any potential reduction for “garden leave” payments under applicable state law.

Under Mr. Renaud’s employment agreement with Cerevel, if Mr. Renaud experiences a qualifying termination during the specified change in control period, he would be entitled to (i) two times his base salary (or two times his base salary in effect immediately prior to the change in control, if higher), which will be payable in substantially equal installments over the 12-month period immediately following the date of termination, or if later, the change in control, and (ii) his lump sum target cash bonus for the calendar year in which his date of termination occurs. The receipt of Mr. Renaud’s cash severance is subject to his execution and non-revocation of a separation agreement, which includes a general release of claims and certain post-employment restrictive covenants.

Under Cerevel’s Severance Benefits Policy for Specified C-Suite Executives, if Dr. Altschuller, Dr. Sanchez, and Dr. Renger, respectively, experience a qualifying termination during the specified change in control period, Dr. Altschuller, Dr. Sanchez, and Dr. Renger would, respectively, be entitled to (i) continuation of their respective base salaries over the 12-month period following the date of their respective termination, and (ii) their target cash bonus for the calendar year in which the date of their respective termination occurs, both of which amounts in clauses (i) and (ii) are payable in substantially equal installments over the 12-month period following the date of their respective termination in accordance with Cerevel’s payroll practices. Under Cerevel’s Severance Benefits Policy for Senior Vice Presidents and Vice Presidents, if Mr. Bodenrader experiences a qualifying termination during the specified change in control period, he would be entitled to (x) continuation of his base salary over the nine-month period following the date of his termination, and (y) 0.75 times his target cash bonus for the calendar year in which the date of his termination occurs, both of which amounts in clauses (x) and (y) are payable in substantially equal installments over the nine-month period following the date of their respective termination in accordance with Cerevel’s payroll practices. The receipt of the cash severance for each of Dr. Altschuller, Dr. Sanchez, Dr. Renger and Mr. Bodenrader is subject to each of their respective execution and non-revocation of a separation agreement, which includes a general waiver and release and certain post-employment restrictive covenants.

The following table quantifies each separate form of cash severance compensation included in the aggregate total reported in this column.

Name	Base Salary Severance ($)	Bonus Severance ($)	Total ($)
Ronald Renaud, M.B.A.	1,350,000	438,750	1,788,750
Susan Altschuller, Ph.D., M.B.A.	500,000	225,000	725,000
Mark Bodenrader	280,800	98,280	379,080
Ramiro “Raymond” Sanchez, M.D.	518,045	233,120	751,165
John Renger, Ph.D.	501,335	225,601	726,936

(3)

The estimated amounts shown in this column represent the aggregate intrinsic value of the named executive officers’ outstanding unvested Company Options (the excess, if any, of the per share Merger Consideration over the applicable exercise price) and the aggregate value of outstanding unvested Company RSU Awards and Company PSU Awards (with the value of the Company PSU Awards determined based on an estimate of actual performance based on the expected closing of the Merger, which would currently be expected to result in the maximum achievement of all performance-based vesting conditions). Under the terms of the Merger Agreement, the payments in respect of the named executive officers’ unvested Company Options, Company RSU Awards and Company PSU Awards (as estimated in the following table) will be paid to the named executive officers as soon as practicable and in no event later than the second regularly scheduled payroll date following the Closing Date after the Effective Time. (i.e., “single trigger”). The forgoing treatment of equity awards of the named executive officers is further described in the section of this proxy statement entitled “The Merger—Interests of the Directors and Executive Officers of Cerevel in the Merger —Treatment of Equity Awards.” The estimated value of each such benefit is shown in the table below. Amounts reported are inclusive of the Existing Company RSU Awards that were accelerated to eliminate or mitigate the potential impact of Sections 280G and 4999 of the Code in connection with the Merger, as described below under footnote (5) below.

Name	Value of Accelerated Stock Options ($)	Value of Accelerated RSUs ($)	Value of Accelerated PSUs ($)	Total ($)
Ronald Renaud, M.B.A.	2,649,398	7,220,340	37,887,615	47,757,353
Susan Altschuller, Ph.D., M.B.A.	1,545,892	1,382,445	—	2,928,337
N. Anthony Coles, M.D.	14,576,825	2,779,290	—	17,356,115
Mark Bodenrader	1,831,109	867,780	—	2,698,889
Ramiro “Raymond” Sanchez, M.D.	6,147,833	1,117,125	—	7,264,958
John Renger, Ph.D.	5,543,547	903,645	—	6,447,192

(4)

Amounts in this column represent the cost of subsidized COBRA continuation coverage for a period of 18 months (in the case of Mr. Renaud pursuant to his employment agreement), 12 months (in the case of Dr. Altschuller, Dr. Sanchez, and Dr. Renger pursuant to Cerevel’s Severance Benefits Policy for Specified C-Suite Executives), and 9 months (in the case of Mr. Bodenrader pursuant to Cerevel’s Severance Benefits Policy for Senior Vice Presidents and Vice Presidents). These COBRA continuation coverage payments are “double-trigger” benefits in that they will only be paid if the named executive officer experiences a qualifying termination of employment during the change in control period.

(5)

Amounts in this column represent an estimate of the tax reimbursement that is expected to be paid to the individual assuming a Closing Date of April 1, 2024. Cerevel may make gross-up payments up to an aggregate of $25 million to our executive officers, including the named executive officers, for any excise taxes under Sections 280G and 4999 of the Code in connection with the Merger. These payments will be “single trigger.” Mr. Renaud was recently hired as president and chief executive officer effective as of June 12, 2023, and in connection with this appointment, Mr. Renaud received substantial performance-based equity compensation awards in 2023 in order to facilitate an alignment of interests between Mr. Renaud and Cerevel stockholders. Notwithstanding the strong positive alignment these performance awards have with stockholders, these performance awards generally have much worse treatment under Section 4999 of the Code than time vested awards. In light of these considerations, Cerevel intends to enter into a letter agreement with Mr. Renaud providing that, in the event that he receives any payments or benefits that are subject to an excise tax imposed by Section 4999 of the Code, he will receive a payment that puts him in the same after-tax position as though such tax did not apply (subject to the $25 million tax gross-up limitation for all executive officers described above). In addition, Cerevel has taken the following agreed upon steps to eliminate or mitigate the potential impact of Sections 280G and 4999 of the Code in connection with the Merger: (a) accelerating into 2023 the vesting of the Existing Company RSU Awards held by each named executive officer, other than Dr. Coles and Dr. Renger, that would otherwise vest effective upon the Closing Date, and (b) the payment in December 2023 of the corporate component of the 2023 annual incentive plan cash bonuses under the 2023 annual incentive plan based on a reasonable, good faith estimate of achievement of actual corporate performance. Each of the affected named executive officers entered into a repayment agreement with Cerevel, pursuant to which the executive is required to repay the net after-tax amount received in respect of (i) the 2023 annual bonus payment in the event the executive officer resigned from employment prior to December 31, 2023 and/or (ii) the accelerated Company RSU Awards in the event that the executive officer’s employment terminates for any reason prior to the date on the accelerated Company RSU Awards otherwise would vest (or, if earlier, the Effective Time) to the extent such Company RSU Awards would have remained unvested under the terms the applicable award agreement, employment agreement with Cerevel or Cerevel’s applicable Severance Benefits Policy.

Vote Required

The Board unanimously recommends that the stockholders of Cerevel approve the following resolution:

“BE IT RESOLVED THAT: the compensation that may be paid or become payable to Cerevel’s named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the section entitled “Proposal No. 2: Advisory Vote on the Merger Compensation Proposal—The Merger Compensation Proposal—Quantification of Potential Payments and Benefits to Cerevel’s Named Executive Officers” beginning on page 111 of the proxy statement dated [ ● ], 2024, including the tables, associated footnotes and narrative discussion, is hereby approved, ratified and confirmed on a non-binding, advisory basis.”

Approval of the Merger Compensation Proposal will be obtained if the number of votes cast FOR the proposal at the Special Meeting exceeds the number of votes cast AGAINST the proposal. Each Company Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting. If a stockholder signs and returns a proxy and does not indicate how he, she or it wishes to vote on the Merger Compensation Proposal, such stockholder’s Company Shares will be voted in favor of the Merger Compensation Proposal. If a Cerevel stockholder abstains from voting, it will not be considered to be a vote cast on the Merger Compensation Proposal and will have no effect on the Merger Compensation Proposal. If a Cerevel stockholder fails to vote, it will have no effect on the Merger Compensation Proposal. Broker non-votes, if any, will have no effect on the Merger Compensation Proposal.

The vote on the Merger Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote against or abstain with respect to the Merger Compensation Proposal and vice versa. Because the vote on the Merger Compensation Proposal is advisory only, it will not be binding on either Cerevel or AbbVie. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Cerevel’s stockholders on the Merger Compensation Proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER COMPENSATION PROPOSAL.

PROPOSAL NO. 3: ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

We are asking you to approve a proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting, which we refer to as the “Adjournment Proposal.” If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Merger Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Merger Proposal such that the Merger Proposal would be defeated, we could adjourn the Special Meeting without a vote on the Merger Proposal and seek to convince the holders of those Company Shares to change their votes to vote in favor of the Merger Proposal. In addition, the chairperson of the Special Meeting could adjourn the Special Meeting if under our amended and restated bylaws a quorum is not present for the meeting.

Notwithstanding the foregoing, Cerevel’s right to adjourn or postpone the Special Meeting, and the number of times that Cerevel may adjourn or postpone the Special Meeting, and the duration of any such adjournment or postponement, is subject to the terms of the Merger Agreement as described further under “The Merger Agreement—Other Covenants and Agreements—Special Meeting and Related Actions” beginning on page 91 of this proxy statement.

If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed. Cerevel does not intend to call a vote on the Adjournment Proposal if the Merger Proposal is approved at the Special Meeting.

The Board unanimously believes that it is in the best interests of Cerevel and our stockholders to be able to adjourn the Special Meeting if necessary for the purpose of soliciting additional proxies in respect of the Merger Proposal if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.

Vote Required

Approval of the Adjournment Proposal will be obtained if the number of votes cast FOR the proposal at the Special Meeting exceeds the number of votes cast AGAINST the proposal. Each Company Share issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting. If a stockholder signs and returns a proxy and does not indicate how he, she or it wishes to vote on the Adjournment Proposal, such stockholder’s Company Shares will be voted in favor of the Adjournment Proposal. If a Cerevel stockholder abstains from voting, it will not be considered to be a vote cast on the Adjournment Proposal and will have no effect on the Adjournment Proposal. If a Cerevel stockholder fails to vote, it will have no effect on the Adjournment Proposal. Broker non-votes, if any, will have no effect on the Adjournment Proposal.

The vote on the Adjournment Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote against or abstain with respect to the Adjournment Proposal and vice versa.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

MARKET PRICES AND DIVIDEND DATA

Company Shares are listed on Nasdaq under the symbol “CERE.”

As of [ ● ], 2024, there were [ ● ] Company Shares issued and outstanding, held by approximately [ ● ] stockholders of record.

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay, nor under the Merger Agreement may we pay without the prior written consent of AbbVie, any cash dividends on our capital stock in the foreseeable future.

On December 5, 2023, the last full trading day before the Board approved the Merger, the high and low sale prices for the Company Shares as reported on Nasdaq were $37.83 and $31.30 per share, respectively. The closing price of the Company Shares on Nasdaq on December 5, 2023 was $35.59 per share.

On [ ● ], 2024, the latest practicable trading day before the printing of this proxy statement, the closing price of the Company Shares on Nasdaq was $[ ● ] per share. You are encouraged to obtain current market quotations for Company Shares.

Upon the consummation of the Merger, there will be no further market for Company Shares and, as promptly as practicable thereafter, the Company Shares will cease trading on and be delisted from Nasdaq and deregistered under the Exchange Act. As a result, following the Merger and such deregistration, we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of December 31, 2023 (unless stated otherwise) for each of our NEOs, each of our directors, all of our executive officers and directors as a group and each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options or the vesting of restricted stock units, within 60 days of December 31, 2023. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days of December 31, 2023 or subject to restricted stock units that vest within 60 days of December 31, 2023 are considered outstanding and beneficially owned by the person holding such warrants, options or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted in the footnotes, and subject to community property laws where applicable, based on the information provided to us, we believe that the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them. Unless otherwise noted, the business address of each of our directors and executive officers is c/o Cerevel Therapeutics Holdings, Inc., 222 Jacobs Street, Suite 200, Cambridge, Massachusetts 02141. The percentage of beneficial ownership of our shares of common stock is calculated based on 181,362,064 shares of common stock outstanding as of December 31, 2023.

Name of Beneficial Owner	Number of Shares	%
Greater than 5% Holders
BC Perception Holdings, LP(1)	65,679,781	36.2%
Pfizer Inc.(2)	27,349,211	15.1%
Certain funds and accounts affiliated with Fidelity(3)	23,453,788	12.9%
Perceptive Advisors LLC(4)	10,965,193	6.0%
NEOs and Directors
N. Anthony Coles, M.D.(5)	4,525,131	2.4%
Ron Renaud, M.B.A.(6)	244,309	*
Susan Altschuller, Ph.D., M.B.A.(7)	16,913	*
Mark Bodenrader(8)	229,270	*
Raymond Sanchez, Ph.D.(9)	1,147,746	*
John Renger, Ph.D.(10)	551,883	*
Abraham Ceesay, M.B.A.(11)	—	—
Deborah Baron, M.B.A.	—	—
Marijn Dekkers, Ph.D.(12)	512,328	*
Doug Giordano, M.B.A.(13)	81,462	*
Christopher Gordon, M.B.A.(13)(14)	66,409	*
Adam Koppel, M.D., Ph.D.(13)(15)	66,409	*
Ruth McKernan, Ph.D., CBE, FMedSci(13)	79,206	*
Deval Patrick, J.D.(13)	36,014	*
Norbert Riedel, Ph.D.(16)	124,272	*
Gabrielle Sulzberger, J.D., M.B.A.(17)	126,595	*
Suneet Varma, M.B.A.	—	—
All directors and executive officers as a group (21 persons)	9,159,533	4.8%

*	Less than 1%
(1)	Based solely on Amendment No. 5 to a Schedule 13D filed with the SEC on December 8, 2023. Bain Capital Investors, LLC is the ultimate general partner of BC Perception Holdings, LP. As a result, Bain

Capital Investors, LLC may be deemed to exercise voting and dispositive power with respect to the shares reported in the table above. Voting and investment decisions with respect to securities held by BC Perception Holdings, LP are made by the Partners of Bain Capital Investors, LLC, of whom there are three or more and none of whom individually has the power to direct such decisions. The address of BC Perception Holdings, LP is c/o Bain Capital Private Equity, LP, 200 Clarendon Street, Boston, Massachusetts 02116.
(2)

Based solely on Amendment No. 4 to a Schedule 13D filed with the SEC on October 18, 2023. Ms. Baron and Mr. Varma, each of whom is a member of our board of directors, are each employed by Pfizer Inc. Neither Ms. Baron nor Mr. Varma has voting or dispositive power over such shares and each of them disclaims beneficial ownership of all such shares. The address of Pfizer Inc. is 66 Hudson Boulevard East, New York, New York 10001.

(3)	Based solely on Amendment No. 2 to a Schedule 13G filed with the SEC on February 9, 2023. The address of such entities is 245 Summer Street, Boston, Massachusetts 02210.
(4)

Based solely on Amendment No. 2 to a Schedule 13D filed with the SEC on October 17, 2023. Includes 10,794,876 shares held by Perceptive Life Sciences Master Fund, Ltd. (the “Master Fund”). Perceptive Advisors LLC serves as the investment advisor to the Master Fund, and Joseph Edelman is the managing member of Perceptive Advisors LLC. Mr. Giordano, a member of our board of directors, is a Managing Director of Perceptive Advisors LLC. Mr. Giordano does not have voting or dispositive power over such shares and disclaims beneficial ownership of all such shares. The address of Perceptive Advisors LLC is 51 Astor Place, 10th Floor, New York, New York, 10003.

(5)

Consists of (i) 2,704 shares of common stock, (ii) options to purchase 4,506,987 shares of common stock exercisable within 60 days of December 31, 2023, and (iii) 15,440 restricted stock units that vest within 60 days of December 31, 2023.

(6)

Consists of (i) 160,452 shares of common stock held by Mr. Renaud and (ii) 83,857 shares of common stock held by The Ronald C Renaud Jr Trust 2 U/A DTD 06/08/2007, of which Mr. Renaud and his spouse serve as trustees.

(7)	Consists of 16,913 shares of common stock.
(8)	Consists of (i) 17,724 shares of common stock and (ii) options to purchase 211,546 shares of common stock exercisable within 60 days of December 31, 2023.
(9)	Consists of (i) 14,673 shares of common stock and (ii) options to purchase 1,133,073 shares of common stock exercisable within 60 days of December 31, 2023.
(10)

Consists of (i) 3,511 shares of common stock, (ii) options to purchase 543,352 shares of common stock exercisable within 60 days of December 31, 2023 and (iii) 5,020 restricted stock units that vest within 60 days of December 31, 2023.

(11)	Mr. Ceesay left the Company in March 2023.
(12)

Consists of 28,540 shares of common stock and options to purchase 81,462 shares of common stock exercisable within 60 days of December 31, 2023, in each case, held directly by Dr. Dekkers, and 402,326 shares of common stock held by Novalis LifeSciences Investments I, L.P., or Novalis LifeSciences. Dr. Dekkers, the Manager of the general partner of Novalis LifeSciences, has sole voting and dispositive power over the shares held by Novalis LifeSciences and, as a result, may be deemed to share beneficial ownership of the shares held by Novalis LifeSciences. The address of Novalis LifeSciences is 1 Liberty Lane E, Suite 100, Hampton, New Hampshire 03842.

(13)	Consists solely of options exercisable within 60 days of December 31, 2023.
(14)

Does not include shares of common stock held by BC Perception Holdings, LP, which is reflected elsewhere in the table. Mr. Gordon, who is a member of our board of directors, is a Partner of Bain Capital Investors, LLC, the ultimate general partner of BC Perception Holdings, LP, and as a result, and by virtue of the relationships described in footnote 1 above, may be deemed to share beneficial ownership of the shares held by BC Perception Holdings, LP. The address for Mr. Gordon is c/o Bain Capital Private Equity, LP, 200 Clarendon Street, Boston, MA 02116.

(15)

Does not include shares of common stock held by BC Perception Holdings, LP. Dr. Koppel, who is a member of our board of directors, is a Partner of Bain Capital Life Sciences Investors, LLC, which is the general partner of Bain Capital Life Sciences Fund, LP, and, as a result, may be deemed to share beneficial ownership of the shares held by BC Perception Holdings, LP. The address for Dr. Koppel is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, MA 02116.
(16)	Consists of (i) 42,810 shares of common stock and (ii) options to purchase 81,462 shares of common stock exercisable within 60 days of December 31, 2023.
(17)	Consists of (i) 45,133 shares of common stock and (ii) options to purchase 81,462 shares of common stock exercisable within 60 days of December 31, 2023.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is consummated, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the Merger is not consummated, our stockholders will continue to be entitled to attend and participate in meetings of our stockholders.

We intend to hold an annual meeting of stockholders in 2024 only if the Merger is not consummated.

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2024 pursuant to Rule 14a-8 under the Exchange Act must have submitted the proposal to our Secretary at our offices at 222 Jacobs Street, Suite 200, Cambridge, Massachusetts 02141 in writing not later than December 30, 2023, which is 120 days prior to the one-year anniversary of the mailing date of Cerevel’s proxy statement for its annual meeting of stockholders held on June 7, 2023, unless the date of the 2024 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2023 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals to be included in the proxy statement.

Stockholders intending to present a proposal at the 2024 annual meeting of stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our amended and restated bylaws. Our amended and restated bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must have received notice of such a proposal or nomination for the 2024 annual meeting of stockholders no earlier than the close of business on February 8, 2024 and no later than the close of business on March 9, 2024. The notice must contain the information required by the amended and restated bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2024 annual meeting of stockholders is more than 30 days before or more than 60 days after the one-year anniversary of our 2023 annual meeting of stockholders, then our Corporate Secretary must receive such written notice not later than the close of business on the 90th day prior to the 2024 annual meeting and the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases, notwithstanding the stockholder’s compliance with this deadline. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Cerevel’s nominees must have provided notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 8, 2024, which is 60 days prior to the one-year anniversary of the preceding year’s annual meeting, unless the date of the 2024 annual meeting of stockholders changes by more than 30 days from the anniversary of the 2023 annual meeting of stockholders, in which case, notice must be provided by the later of 60 days prior to the date of the 2024 annual meeting of stockholders or the 10th day following the date on which public disclosure of the date of such meeting is first made by us.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement. Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

The following Cerevel filings with the SEC are incorporated by reference:

•

Cerevel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Cerevel’s Amendment No.  1 to such Annual Report on Form 10-K, filed with the SEC on February 22, 2023 and May 19, 2023, respectively;

•

Cerevel’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September  30, 2023, filed with the SEC on May 3, 2023, August 2, 2023 and November 1, 2023, respectively; and

•

Cerevel’s Current Reports on Form 8-K filed with the SEC on January 9, 2023, February 22, 2023 (with respect to Item 5.02 only), May 3, 2023 (with respect to Item 5.02 only), May 10, 2023 (with respect to Item 5.02 only), June 8, 2023, October 12, 2023 and December 7, 2023 (other than the portions of each of the foregoing documents not deemed to be filed).

We also incorporate by reference into this proxy statement any documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. The information provided on our website is not part of this proxy statement and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

Stockholders may obtain free copies of the documents filed with the SEC by Cerevel through the SEC’s website, www.sec.gov, or through the Investors section of our website, www.cerevel.com, and the “SEC Filings” section therein.

You may obtain any of the documents incorporated by reference into this proxy statement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by requesting them in writing or by telephone from us at the following address:

Cerevel Therapeutics Holdings, Inc.

222 Jacobs Street, Suite 200

Cambridge, Massachusetts 02141

Attention: Corporate Secretary

Call: (844) 304-2048

If you would like to request documents from us, please do so by [ ● ], 2024, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail or another equally prompt method, within 1 business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.cerevel.com, and the “SEC Filings” section therein. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions about this proxy statement, the Special Meeting or the Merger or need assistance with voting procedures, you should contact our proxy solicitor or us at:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free: (800) 322-2885

or

Cerevel Therapeutics Holdings, Inc.

222 Jacobs Street, Suite 200

Cambridge, Massachusetts 02141

Attention: Corporate Secretary

Call: (844) 304-2048

MISCELLANEOUS

Cerevel has supplied all information relating to Cerevel, and AbbVie has supplied, and Cerevel has not independently verified, all of the information relating to AbbVie, Intermediate Holdco and Merger Sub contained in “Summary—The Companies” beginning on page 14 of this proxy statement and “The Companies” beginning on page 29 of this proxy statement.

If you hold any certificates representing Company Shares, you should not send in such certificates until you receive transmittal materials after the Merger is consummated.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference into this proxy statement to vote on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [ ● ], 2024. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

Confidential

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

ABBVIE INC.,

SYMPHONY HARLAN LLC,

SYMPHONY HARLAN MERGER SUB INC.

and

CEREVEL THERAPEUTICS HOLDINGS, INC.

Dated as of December 6, 2023

i

(Continued)

ii

(Continued)

Annexes

A – Certificate of Incorporation of the Surviving Corporation
B – Bylaws of the Surviving Corporation

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of December 6, 2023, by and among AbbVie Inc., a Delaware corporation (“Parent”), Symphony Harlan LLC, a Delaware limited liability company and a wholly owned Subsidiary of Parent (“Intermediate Holdco”), Symphony Harlan Merger Sub Inc., a Delaware corporation and a direct wholly owned Subsidiary of Intermediate Holdco (“Merger Sub”), and Cerevel Therapeutics Holdings, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, it is proposed that Merger Sub will merge with and into the Company (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and each Company Share that is outstanding immediately prior to the Effective Time (other than Canceled Company Shares and Dissenting Company Shares) will thereupon be canceled and converted into the right to receive cash in an amount equal to the Merger Consideration, and the Company will survive the Merger as a wholly owned Subsidiary of Parent, all upon the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has, upon the terms and subject to the conditions set forth herein, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, and declared it advisable for the Company to enter into this Agreement, (ii) approved and declared advisable the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Merger and the other transactions contemplated by this Agreement upon the terms and subject to the conditions contained herein, (iii) directed that the adoption of this Agreement be submitted to a vote at a meeting of the Company Stockholders and (iv) resolved to recommend that the Company Stockholders adopt this Agreement (such recommendation, the “Company Board Recommendation”);

WHEREAS, (i) the Board of Directors of each of Parent and Merger Sub have (A) declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement, and (B) approved the execution and delivery by Parent and Merger Sub, respectively, of this Agreement, the performance by Parent and Merger Sub of their respective covenants and agreements contained herein and the consummation of the Merger upon the terms and subject to the conditions contained herein, (ii) the Board of Directors of Merger Sub has recommended that Intermediate Holdco, as the sole stockholder of Merger Sub, adopt this Agreement by written consent in lieu of a meeting effective immediately following the execution and delivery of this Agreement and (iii) the board of managers of Intermediate Holdco has approved the execution and delivery by Intermediate Holdco of this Agreement, the performance by Intermediate Holdco of its covenants and agreements contained herein and the consummation of the Merger upon the terms and subject to the conditions contained herein;

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the transactions contemplated hereby and to prescribe certain conditions with respect to the consummation of the transactions contemplated by this Agreement; and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent, Intermediate Holdco and Merger Sub to enter into this Agreement, certain Company Stockholders have delivered to Parent, Intermediate Holdco and Merger Sub a support agreement, dated as of the date hereof (each, a “Support Agreement”), providing that such Company Stockholder has, among other things, agreed to (i) vote all of the Company Shares beneficially owned by it in favor of the approval and adoption of this Agreement, and (ii) support the Merger and the other transactions contemplated hereby, each on the terms and subject to the conditions set forth therein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub, Intermediate Holdco and the Company hereby agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

“Acceptable Confidentiality Agreement” shall mean any confidentiality agreement containing provisions limiting the disclosure and use of non-public information of or with respect to the Company that (i) contains confidentiality provisions that are not, in the aggregate, materially less favorable to the Company than the terms of the Confidentiality Agreement and does not contain any exclusivity provision or other term that would restrict the Company’s ability to comply with the terms of this Agreement, except that such confidentiality agreement need not include explicit or implicit standstill provisions that would restrict the making of or amendment or modification to Acquisition Proposals, or (ii) was entered into prior to the date of this Agreement.

“Acquisition Proposal” shall mean any indication of interest, offer or proposal (other than an indication of interest, offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction.

“Acquisition Transaction” shall mean any transaction or series of related transactions (other than the transactions contemplated by this Agreement) directly or indirectly resulting in: (a) any acquisition by (or issuance to) any Person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than twenty percent (20%) of the outstanding voting securities of the Company or any tender offer or exchange offer that if consummated would result in any Person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning more than twenty percent (20%) of the outstanding voting securities of the Company; (b) any merger, consolidation, business combination, recapitalization, reorganization or other similar transaction involving the Company or its Subsidiaries (i) pursuant to which any Person or “group” (as defined in or under Section 13(d) of the Exchange Act), other than the Company Stockholders (as a group) immediately prior to the consummation of such transaction, would hold Company Shares representing more than twenty percent (20%) of the voting power of the surviving entity or (ii) as a result of which the Company Stockholders (as a group) immediately prior to the consummation of such transaction would hold Company Shares representing less than eighty percent (80%) of the voting power of the surviving entity after giving effect to the consummation of such transaction; (c) any sale, license or disposition of more than twenty percent (20%) of the assets of the Company or its Subsidiaries on a consolidated basis determined on a fair market value basis as of the date thereof, it being understood that voting securities of any Subsidiaries of the Company are to be deemed assets of the Company; or (d) any liquidation or dissolution of the Company; provided, however, the Merger and the transactions contemplated hereby shall not be deemed an Acquisition Transaction in any case.

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise.

“Antitrust Law” shall mean the Sherman Antitrust Act of 1890, as amended, the Clayton Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act, as amended, any Foreign Antitrust Laws, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the transactions contemplated by this Agreement.

“Business Day” shall have the meaning given to such term in Rule 14d-1(g) under the Exchange Act.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Company ESPP” shall mean the Company’s Amended and Restated 2020 Employee Stock Purchase Plan.

“Company Intellectual Property Rights” shall mean all Intellectual Property Rights (a) owned by or purported to be owned by (solely or jointly) the Company or any of its Subsidiaries, (b) exclusively licensed to the Company or any of its Subsidiaries, or (c) material Know-How licensed by Pfizer Inc., a Delaware corporation (“Pfizer”), or its Affiliates to the Company or any of its Subsidiaries pursuant to the terms of the Pfizer License Agreement (“Material Know-How”).

“Company Licensor” means (a) any Person who grants to the Company or any of its Subsidiaries an exclusive license (including any sublicense) or other exclusive right under any Intellectual Property Rights and (b) Pfizer.

“Company Material Adverse Effect” shall mean any change, occurrence, effect, event, circumstance or development (each an “Effect,” and collectively, “Effects”) that has had, or would reasonably be expected to have, a material adverse effect on the business, assets, Liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that no Effect directly or indirectly resulting from, attributable to or arising out of any of the following shall (either alone or in combination) be deemed to be or constitute a “Company Material Adverse Effect,” and no Effect directly or indirectly resulting from, attributable to or arising out of any of the following shall (either alone or in combination) be taken into account when determining whether a “Company Material Adverse Effect” has occurred, in each case to the extent such Effects do not disproportionately and adversely affect the Company and its Subsidiaries in any material respect relative to other similarly situated companies operating in any industry or industries in which the Company or its Subsidiaries operate in the events of clauses (i) through (vi) below (in which case, the incremental disproportionate impact or impacts may be taken into account in determining whether there has occurred a “Company Material Adverse Effect”):

(i) general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;

(ii) conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (A) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

(iii) conditions (or changes in such conditions) in the life sciences, pharmaceutical or biotechnology industry;

(iv) political conditions (or changes in such conditions) in the United States or any other country or region in the world, or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world (including any acts of war or sanctions imposed in connection with the current disputes involving (i) the Russian Federation and Ukraine or (ii) Israel, Hamas, Lebanon, Syria, Iran and any other state or non-state actors involved);

(v) earthquakes, hurricanes, tsunamis, tornadoes, floods, epidemics, pandemics (including COVID-19), cyberattacks, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;

(vi) actual or proposed changes in Law or other legal or regulatory conditions, any COVID-19 Measures or any change in any COVID-19 Measures (or the interpretation thereof), or changes in GAAP or other accounting standards (or the interpretation thereof), in each case, enacted after the date hereof;

(vii) the announcement of this Agreement, or the pendency or consummation of the transactions contemplated hereby (provided that this clause (vii) shall not apply with respect to any representation or warranty to the extent such representation or warranty addresses the consequences resulting from the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby), including (A) the identity of Parent, Merger Sub or their Affiliates, (B) the termination or potential termination of (or the failure or potential failure to renew or enter into) any Contracts with customers, licensors, suppliers, distributors or other business partners (provided further that this clause (vii) shall not apply with respect to any termination of the License Agreement, dated as of August 13, 2018, by and between Pfizer and Cerevel Therapeutics, LLC (the “Pfizer License Agreement”)), and (C) any other negative development (or potential negative development) in the Company’s relationships with any of its customers, licensors, suppliers, distributors or other business partners (other than Pfizer, in its capacity as the licensor under to the Pfizer License Agreement);

(viii) any actions taken or failure to take action, in each case, by Parent or any of its controlled Affiliates, or to which Parent has expressly consented in writing, or which Parent has expressly requested or approved in writing, or the taking of any action expressly required by this Agreement, or the failure to take any action expressly prohibited by this Agreement;

(ix) any departure or termination of any officers, directors, employees or independent contractors of the Company or its Subsidiaries (but not, in each case, the underlying cause of such departure or termination, unless such departure or termination would otherwise be excepted from this definition of a Company Material Adverse Effect);

(x) changes in the Company’s stock price or the trading volume of the Company’s stock, in and of itself, or any failure by the Company to meet any estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition of a Company Material Adverse Effect);

(xi) any matter set forth on Section 1.1(a) of the Company Disclosure Letter; or

(xii) other than a Legal Proceeding by Pfizer pursuant to the Pfizer License Agreement, any Legal Proceedings made or brought by any of the current or former Company Stockholders (directly on their own behalf or derivatively in the right of or otherwise on behalf of the Company) against the Company, including Legal Proceedings arising out of the Merger or in connection with any other transactions contemplated by this Agreement.

“Company Option” shall mean an option to purchase Company Shares.

“Company Preferred Stock” shall mean the preferred stock, par value $0.0001 per share, of the Company.

“Company Product” shall mean any pharmaceutical product that is being researched, tested, developed, commercialized, manufactured, sold or distributed by or on behalf of the Company or any of its Subsidiaries and that is owned by, licensed to, or otherwise used in the business of, the Company, or any of its Subsidiaries, or for which the Company or any of its Subsidiaries has the right to receive payment.

“Company Registered Intellectual Property Rights” shall mean all of the Registered Intellectual Property Rights (a) owned by or purported to be owned by (solely or jointly) the Company or any of its Subsidiaries, (b) exclusively licensed to the Company or any of its Subsidiaries or (c) Material Know-How.

“Company PSU Award” shall mean any award of restricted stock units with respect to Company Shares subject to performance-based vesting or forfeiture conditions.

“Company RSU Award” shall mean any award of restricted stock units with respect to Company Shares that is subject to vesting or forfeiture conditions (excluding the Company PSU Awards).

“Company Shares” shall mean shares of common stock, par value $0.0001 per share, of the Company.

“Company Stock Awards” shall mean the Company Options, the Company RSU Awards, and the Company PSU Awards.

“Company Stock Plan” shall mean the Company’s 2020 Equity Incentive Plan, as amended from time to time.

“Company Stockholders” shall mean holders of Company Shares prior to the Effective Time in their capacity as such.

“Consent” shall mean any approval, consent, license, ratification, permission, waiver, order or authorization (including from any Governmental Authority).

“Continuing Employees” shall mean all employees of the Company or any of its Subsidiaries who, as of the Closing, continue their employment with Parent, the Company or any Subsidiaries or Affiliates thereof.

“Contract” shall mean any legally binding contract, subcontract, agreement, obligation, license, sublicense, note, bond, mortgage, indenture, deed of trust, franchise, lease, sublease, loan, credit agreement or other instrument.

“Convertible Notes” shall mean the Company’s 2.50% Convertible Senior Notes Due 2027.

“Convertible Notes Indenture” shall mean the Indenture, dated as of August 16, 2022, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

“Covered Rights” shall mean the right to research, develop, license, make, have made, offer for sale, sell, import, export, commercialize, use and otherwise exploit any Company Product in any jurisdiction.

“COVID-19” shall mean SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” shall mean any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the Coronavirus Aid, Relief and Economic Security Act, as may be amended, and Families First Coronavirus Response Act, as may be amended.

“Data Protection Laws” shall mean any Laws applicable to the Company or any of its Subsidiaries relating to the Processing of data, data privacy, data security and data breach notification.

“Data Protection Requirements” shall mean (a) all applicable Data Protection Laws, (b) the Company’s published and posted policies relating to the Company’s Processing of Personal Information, and (c) the terms of any Contracts binding on the Company concerning the Processing of Personal Information.

“DOJ” shall mean the United States Department of Justice or any successor thereto.

“Domain Names” shall mean Internet domain names that are registered with any domain name registrar.

“Environmental Law” shall mean all Laws relating in any way to the environment, preservation or reclamation of natural resources, the presence, management or Release of, or exposure to, Hazardous Substances, or to human health and safety, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), each of their state and local counterparts or equivalents, each of their foreign and international equivalents, and any transfer of ownership notification or approval statute, as each has been amended and the regulations promulgated pursuant thereto.

“Equity Award Exchange Ratio” shall mean the quotient obtained by dividing (a) the Merger Consideration by (b) the volume-weighted average price of one share of the Parent Common Stock for the ten trading day period starting with the opening of trading on the 11th trading day prior to the Effective Date to the closing of trading on the second to last trading day prior to the Effective Date, as reported by Bloomberg.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which is, or has at any relevant time been, under common control, or treated as a single employer, with the Company or any its Subsidiaries under Sections 414(b), (c), (m) or (o) of the Code.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

“Existing Company RSU Award” shall mean each Company RSU Award that was granted prior to the date of this Agreement.

“FDA” shall mean the United States Food and Drug Administration or any successor thereto.

“FTC” shall mean the United States Federal Trade Commission or any successor thereto.

“GAAP” shall mean generally accepted accounting principles, as applied in the United States.

“Governmental Authority” shall mean (a) any government, (b) any governmental or regulatory entity, body, department, commission, subdivision, board, administrative agency or instrumentality, (c) any court, tribunal, judicial body, or an arbitrator or arbitration panel, or (d) any non-governmental self-regulatory agency, securities exchange, commission or authority, in each of (a) through (d) whether supranational, national, federal, state, county, municipal, provincial, and whether local, domestic or foreign. For the avoidance of doubt, Governmental Authority includes the FDA and any other domestic or foreign entity that regulates or has jurisdiction over the quality, identity, strength, purity, safety, efficacy, testing, manufacturing, marketing, distribution, sale, storage, pricing, import or export of any Company Product.

“Hazardous Substance” shall mean any material, substance or waste that is defined, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” a “pollutant,” a “contaminant,” “radioactive” or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, urea formaldehyde insulation, silica, chlorofluorocarbons, and all other ozone-depleting substances.

“Health Care Laws” shall mean any Law governing the safety, efficacy, quality research, development, manufacturing or distribution of pharmaceutical products, including the Federal Food Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.), the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the exclusion laws (42 U.S.C. § 1320a-7), the Healthcare Fraud Statute (18 U.S.C. §1347) and the civil monetary penalties law (42 U.S.C. § 1320a-7a), in each case, as amended and the regulations promulgated thereunder.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

“Incidental Contracts” shall mean (a) shrink-wrap, click-wrap and off-the-shelf Contracts for commercially available software or services, (b) immaterial Contracts that are ancillary to a sale of products or services to customers or the purchase or use of software, services, equipment, reagents or other materials, and (c) non-disclosure agreements, in each case, entered into in the ordinary course of business consistent with past practice.

“Intellectual Property Rights” shall mean all (a) patents, including utility models, industrial designs and design patents, and applications therefor (and any patents that issue as a result of those patent applications), and including all divisionals, continuations, continuations-in-part, continuing prosecution applications, substitutions, reissues, re-examinations, renewals, substitutions, revisions, provisionals and extensions thereof, and any counterparts worldwide claiming priority therefrom, and all rights in and to any of the foregoing (“Patents”); (b) trade names, logos, trademarks, service marks, service names, trade dress, company names, collective membership marks, certification marks, slogans, social media pages and other forms indicia of origin, whether or not registerable as a trademark in any given country, together with registrations and applications therefor, and the goodwill associated with any of the foregoing (“Trademarks”); (c) trade and industrial secrets, confidential or proprietary information, data, databases and documentation related thereto and any know how (“Know-How”); (d) copyrights, and any other rights of authors or in published or unpublished works of authorship, including audiovisual works, collective works, computer software, compilations, databases, derivative works, literary works, mask works, all moral and economic rights of authors and inventors, however denominated, throughout the world (“Copyrights”); (e) rights in Domain Names, and (f) all other similar or equivalent intellectual property or proprietary rights now known or hereafter recognized anywhere in the world, including the right to enforce and recover damages for the infringement or misappropriation of any of the foregoing.

“Intervening Event” shall mean an Effect that (a) was not known to the Company Board as of the date of this Agreement or, if known, the material consequences of which were not reasonably foreseeable to the Company Board as of the date of this Agreement and (b) does not relate to an Acquisition Proposal; provided that in no event shall the fact, in each case in and of itself, that the Company meets or exceeds any internal or published projections, forecasts or estimates of its revenue, earnings or other financial performance or results of operations for any period ending on or after the date hereof, or any change in and of itself after the date of this Agreement in the market price or trading volume of the Company Shares or the credit rating of the Company, constitute an Intervening Event; provided further, that the underlying cause of such Effect may constitute or be taken into account in determining whether there has been an Intervening Event (solely to the extent such underlying cause would not otherwise be excluded from this definition pursuant to subclause (a) or (b) of this definition).

“IRS” shall mean the United States Internal Revenue Service or any successor thereto.

“IT Systems” shall mean computer systems, networks, hardware, digital storage media, applications and software that are owned, leased or licensed by the Company or any of its Subsidiaries in the conduct of their respective businesses.

“Knowledge” shall mean, (a) with respect to the Company, the actual knowledge of any of the individuals listed on Section 1.1(b) of the Company Disclosure Letter and (b) with respect to Parent or Merger Sub, the actual knowledge of the following executive officer of Parent: Scott Reents.

“Law” shall mean any and all applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, ordinance, code, rule, regulation, ruling or other legal requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Legal Proceeding” shall mean any (a) civil, criminal or administrative actions, or (b) litigations, arbitrations or other proceedings, in each of (a) and (b), before any Governmental Authority.

“Liabilities” shall mean any liability, obligation or commitment of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise and whether or not required to be recorded or reflected on a balance sheet prepared in accordance with GAAP).

“Lien” shall mean any lien, license, pledge, hypothecation, charge, mortgage, security interest, encumbrance or other restriction of similar nature (including any restriction on the transfer of any security or other asset, or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Multiemployer Plan” shall mean any “multiemployer plan” within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA.

“NASDAQ” shall mean The Nasdaq Stock Market LLC.

“New Company RSU Award” shall mean each Company RSU Award that was granted on or after the date of this Agreement.

“Order” shall mean any order, judgment, award, decision, decree, injunction, ruling, writ or assessment of any Governmental Authority (whether temporary, preliminary or permanent) that is binding on any Person or its property under applicable Law.

“Parent Common Stock” shall mean the common stock, par value $0.01 per share, of Parent.

“Parent Termination Fee” shall mean $653,276,908.

“Permit” shall mean franchises, grants, authorizations, registrations, licenses, permits, easements, variances, exceptions, Consents, certificates, approvals and Orders of any Governmental Authority.

“Permitted Liens” shall mean any of the following: (a) Liens for Taxes, assessments and governmental charges or levies either not yet delinquent or which are being contested in good faith by appropriate proceedings; (b) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s, landlords’ or other Liens arising or incurred in the ordinary course of business consistent with past practice relating to obligations as to which there is no default for a period greater than sixty (60) days or that are being contested in good faith by appropriate proceedings; (c) easements, covenants and rights of way (unrecorded and of record) and other similar restrictions, zoning, entitlements, conservation, building and other land use and environmental restrictions or regulations promulgated by Governmental Authorities, in each case, that do not materially and adversely impact the current use of the affected property; (d) Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 or the Company’s subsequent Quarterly Reports on Form 10-Q; (e) all exceptions, restrictions, imperfections of title, charges and other Liens that do not materially and adversely interfere with the present use of the assets of the Company or any of its Subsidiaries, taken as a whole; (f) Liens arising under any lines of credit or other credit facilities or arrangements of the Company or any of its Subsidiaries in effect on the date hereof (or any replacement facilities thereto permitted pursuant to Section 5.1); (g) Liens incurred in the ordinary course of business consistent with past practice in connection with workers’ compensation, unemployment insurance and other types of social security; (h) non-exclusive licenses of Intellectual Property Rights granted in the ordinary course of business consistent with past practice; and (i) Liens described in Section 1.1(c) of the Company Disclosure Letter.

“Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Authority.

“Personal Information” shall mean (a) any information that identifies or could reasonably be linked to a particular individual, and (b) any other information defined as “personal data,” “personal information,” “protected health information,” or “personally identifiable information” under applicable Data Protection Laws.

“Pfizer Research Collaboration Agreement” shall mean that certain Research Collaboration and License Agreement, dated as of June 2, 2022, by and between Pfizer and Cerevel Therapeutics, LLC.

“Process” or “Processing” shall mean, with respect to data, the access, use, collection, treatment, processing, storage, hosting, recording, organization, adaption, alteration, transfer, retrieval, transmittal, consultation, disclosure, disposal or combination of such data.

“Registered Intellectual Property Rights” shall mean (a) Patents, (b) Domain Names, (c) Trademarks and (d) Copyrights, in each case, that are the subject of an application, certificate, filing, registration, or other document issued by, filed with, or recorded by, any Governmental Authority in any jurisdiction.

“Release” shall mean any release, spill, emission, discharge, leaking, pouring, dumping or emptying, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including soil, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property.

“Representative” shall mean with respect to any Person, its directors, officers or other employees, controlled Affiliates, or any investment banker, attorney or other authorized agent or representative retained by such Person.

“Research Program” shall mean all, pre-clinical studies and clinical trials, including those involving any Company Product.

“Sanctioned Person” shall mean any Person that is the target of sanctions or restrictions under Trade Controls including: (i) any Person listed on any U.S. or non-U.S. sanctions- or export-related restricted party list; (ii) any Person organized or resident in a country or region (or government thereof) that is or has been in the last five (5) years the subject or target of a comprehensive embargo under Trade Controls (including Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, the so-called “Donetsk People’s Republic,” and the so-called “Luhansk People’s Republic”) (each, a “Sanctioned Country”); (iii) any Person that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clauses (i) and (ii); or (iv) any national of a Sanctioned Country with whom U.S. persons are prohibited from dealing.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

“SEC” shall mean the United States Securities and Exchange Commission or any successor thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

“Studies” shall mean all non-clinical studies, pre-clinical studies, clinical trials, and other comparable investigations conducted or being conducted or sponsored by, on behalf of, or at the direction of the Company or any Subsidiary with respect to any Company Product.

“Subsidiary” of any Person shall mean (a) a corporation more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (b) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (c) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company or (d) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Superior Proposal” shall mean a bona fide written Acquisition Proposal that did not result from a material breach of Section 5.2 for an Acquisition Transaction on terms that the Company Board (or a committee thereof) determines in good faith, after consultation with outside legal counsel and its financial advisor(s), to be more favorable to the Company Stockholders, from a financial point of view, than the terms of the Merger (including any adjustment to the terms and conditions proposed by Parent in response to such proposal); provided, however, that for purposes of the reference to an “Acquisition Proposal” in this definition of a “Superior Proposal,” all references to (a) “more than twenty percent (20%)” in the definition of “Acquisition Transaction” shall be deemed to be references to “a majority” and (b) “less than eighty percent (80%)” shall be deemed to be references to “less than a majority.”

“Tax” shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, ad valorem, value added, alternative or add-on minimum or estimated tax or other tax of any kind or any charge of any kind in the nature of taxes imposed by any Governmental Authority, including any interest, penalty or addition to tax imposed by such Governmental Authority.

“Tax Return” shall mean any report, declaration, return, designation, information return, statement or other document filed or required to be filed with any Governmental Authority in connection with the determination, assessment or collection of Taxes or the administration of any Laws, regulations or administrative requirements relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Willful Breach” shall mean a material breach of this Agreement that is the consequence of an act or omission by the breaching party with the actual knowledge that the taking of such act or failure to take such action would reasonably cause or constitute a material breach of this Agreement.

1.2 Certain Interpretations. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to “this Agreement” shall include the Company Disclosure Letter. All exhibits annexed to this Agreement or referred to in this Agreement are hereby incorporated in and made a part of this Agreement as if set forth in full in this Agreement. Any terms used in the Company Disclosure Letter, any exhibit or any certificate or other document made or delivered pursuant to this Agreement but not otherwise defined therein shall have the meaning as defined in this Agreement. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning as the word “shall.” The words “include,” “includes” and “including” shall be deemed, in each case, to be followed by the phrase “without limitation.” The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All references to “dollars” or “$” shall refer to the lawful currency of the United States. Unless the context requires otherwise (i) any definition of or reference to any Contract, instrument or other document or any Law in this Agreement shall be construed as referring to such Contract, instrument or other document or Law as from time to time amended, supplemented or otherwise modified, including comparable successor Law and any rules or regulations promulgated thereunder and references to all attachments thereto and instruments incorporated therein, but only to the extent, in the case of any amendment, supplement or other modification to any Contract, instrument or other document listed in the Company Disclosure Letter, that such amendment, supplement or other modification has been made available to Parent and is also listed on the appropriate section of the Company Disclosure Letter, (ii) any reference in this Agreement to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references in this Agreement to articles, sections and exhibits shall be construed to refer to articles and sections of, and exhibits to, this Agreement, unless otherwise indicated, (v) references to clauses without a cross-reference to a section or subsection are references to clauses within the same section or, if more specific, subsection and (vi) references from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party hereto drafting or causing any instrument to be drafted. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement. Unless indicated otherwise, (i) any action required to be taken by or on a day or Business Day may be taken until 11:59 p.m., Eastern Time, on such day or Business Day, (ii) all references to “days” shall be to calendar days unless otherwise indicated as a “Business Day”, (iii) all days, Business Days, times and time periods contemplated by this Agreement will be determined by reference to Eastern Time and (iv) whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. Unless indicated otherwise, all mathematical calculations contemplated by this Agreement shall be rounded to the fourth decimal place, except in respect of payments, which shall be rounded down to the nearest whole United States cent. Where used with respect to information, the phrases “delivered” and “made available” mean that the information referred to has been physically or electronically delivered to the relevant parties or their respective Representatives including, in the case of “made available” to Parent, Intermediate Holdco or Merger Sub or its Representatives, material that has been posted at least one (1) day prior to the date hereof in the “data room” (virtual or otherwise) established by the Company in respect of the transactions contemplated by this Agreement. Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall thereupon cease and the Company shall continue as the surviving corporation of the Merger and as a Subsidiary of Parent (the “Surviving Corporation”).

2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated under the DGCL by filing a certificate of merger in such form as required by, and executed in accordance with, the DGCL (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, and shall take such further actions as may be required to make the Merger effective on the Closing Date. The Merger shall become effective at the time and day of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or such later time and day as may be agreed in writing by Parent and the Company and specified in the Certificate of Merger (such time and date being referred to herein as the “Effective Time”).

2.3 The Closing. The consummation of the Merger shall take place by electronic exchange of signatures and documents (the “Closing”) on a date to be specified by the parties, which shall be no later than the second (2nd) Business Day after the satisfaction (or waiver, if permitted by applicable Law) of the last to be satisfied of the conditions set forth in Article VII (other than those conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction (or waiver, if permitted by applicable Law) of those conditions), or at such other location, date and time as Parent and the Company shall mutually agree upon in writing. The date upon which the Closing shall actually occur pursuant hereto is referred to herein as the “Closing Date.”

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, in each case, except as provided by the DGCL.

2.5 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 6.8(a), by virtue of the Merger and without necessity of further action by the Company or any other Person, the certificate of incorporation of the Company shall be amended and restated in its entirety to read in its entirety as set forth on Annex A hereto, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

(b) Bylaws. At the Effective Time, subject to the provisions of Section 6.8(a), without necessity of further action by the Company or any other Person, the bylaws of the Company shall be amended and restated in their entirety to read in their entirety as set forth on Annex B hereto, and as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein, in the certificate of incorporation of the Surviving Corporation or in accordance with applicable Law.

2.6 Directors and Officers.

(a) Directors. At the Effective Time, the Company and the Surviving Corporation shall take all necessary action such that the directors of Merger Sub immediately prior to the Effective Time, or such other individuals designated by Parent as of the Effective Time, shall become the directors of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected and qualified, or until their earlier death, resignation or removal in accordance with the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation.

(b) Officers. At the Effective Time, the officers of the Company immediately prior to the Effective Time, or such other individuals designated by Parent as of the Effective Time, shall become the officers of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, until their respective successors have been duly appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

2.7 Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, or the holders of any of the following securities, the following shall occur:

(i) Company Shares. Each Company Share that is issued and outstanding immediately prior to the Effective Time (excluding (A) Canceled Company Shares and (B) any Dissenting Company Shares) shall be canceled and extinguished and automatically converted into the right to receive cash in an amount equal to $45.00 per Company Share (the “Merger Consideration”), without interest thereon and subject to any applicable withholding Tax pursuant to Section 2.8(e), upon compliance with the procedures set forth in Section 2.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit in the manner provided in Section 2.10).

(ii) Excluded Company Shares. Each Company Share held by Parent, Intermediate Holdco, Merger Sub or the Company, or by any direct or indirect wholly owned Subsidiary of Parent, Intermediate Holdco, Merger Sub or the Company, in each case, immediately prior to the Effective Time (“Canceled Company Shares”), shall be canceled and extinguished, without any conversion thereof or consideration paid therefor, at the Effective Time.

(iii) Capital Stock of Merger Sub. Each share of common stock, par value of $0.01 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, par value of $0.01 per share, of the Surviving Corporation, and, from and after the Effective Time, shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing shares of common stock of Merger Sub outstanding immediately prior to the Effective Time shall thereafter be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which such shares of common stock of Merger Sub were converted in accordance with the immediately preceding sentence.

(b) Adjustment to the Merger Consideration. Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement until the Effective Time, any change in the outstanding equity interests of the Company shall occur as a result of any reorganization, reclassification, recapitalization, stock split (including a reverse stock split), subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution (including any dividend or other distribution of securities convertible into Company Shares) with a record date during such period, the Merger Consideration and any other similarly dependent items (including the Option Consideration, the RSU Consideration, the Assumed RSUs and the PSU Consideration), as the case may be, will be equitably adjusted to reflect such change and provide the holders of each Company Share, Company Option, Company RSU Award and Company PSU Award the same economic effect as contemplated by this Agreement prior to such event.

(c) Statutory Rights of Appraisal.

(i) Notwithstanding anything to the contrary set forth in this Agreement, all Company Shares that are issued and outstanding as of immediately prior to the Effective Time and held by a Company Stockholder (or held either in a voting trust or by a nominee on behalf of a beneficial owner who beneficially owns such Company Shares) who is entitled to demand and who shall have properly and validly demanded such Person’s statutory rights of appraisal in respect of such Company Shares in compliance in all respects with Section 262 of the DGCL (collectively, “Dissenting Company Shares”) shall not be converted into, or represent the right to receive, the Merger Consideration pursuant to Section 2.7(a), but instead such Person will be entitled to receive such consideration as may be determined to be due to such Person in respect of such Dissenting Company Shares pursuant to Section 262 of the DGCL, except that all Dissenting Company Shares held by Company Stockholders (or beneficially owned by a beneficial owner that made an appraisal demand with respect thereto) who shall have failed to perfect or who shall have effectively withdrawn or otherwise lost or forfeited their rights to appraisal of such Dissenting Company Shares under such Section 262 of the DGCL shall no longer be considered to be Dissenting Company Shares and shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without interest thereon, and subject to any applicable withholding Tax pursuant to Section 2.8(e), upon the terms and conditions hereof, including the surrender of the certificate or certificates evidencing such Company Shares in the manner provided in Section 2.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit in the manner provided in Section 2.10).

(ii) The Company shall give Parent (A) prompt notice of any demands for appraisal received by the Company or withdrawals of such demands received by the Company in respect of Dissenting Company Shares and (B) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL in respect of Dissenting Company Shares. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), voluntarily make any payment with respect to any demands for appraisal, or settle or offer to settle any such demands for payment, in respect of Dissenting Company Shares. For purposes of this Section 2.7(c)(ii), “participate” means that Parent will be kept promptly apprised of the proposed material strategy and other material decisions with respect to demands for appraisal pursuant to Section 262 of the DGCL in respect of Dissenting Company Shares (to the extent that the maintenance by the Company of the attorney-client or other applicable legal privilege is not (or could not reasonably be expected to be) jeopardized or otherwise affected in any respect), and Parent may offer comments or suggestions with respect to such demands (which shall be considered in good faith by the Company) but will not be afforded any decision-making power or other authority over such demands, except with respect to the provision of its consent to any payment, settlement or compromise set forth above.

(d) Company Options. Effective as of immediately prior to the Effective Time, each Company Option that is outstanding and unexercised immediately prior thereto, whether vested or unvested, shall by virtue of the Merger automatically and without any action on the part of the Company, Parent or the holder thereof, be canceled and terminated and converted solely into the right to receive from the Surviving Corporation an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of Company Shares underlying such Company Option immediately prior to the Effective Time, by (y) an amount equal to (A) the Merger Consideration, less (B) the per share exercise price of such Company Option (the “Option Consideration”) (it being understood and agreed that such exercise price shall not actually be paid to the Surviving Corporation by the holder of a Company Option), subject to any applicable withholding Taxes pursuant to Section 2.8(e); provided, however, that any such Company Option with respect to which the applicable per share exercise price of such Company Option is equal to or greater than the Merger Consideration shall be canceled without consideration therefor. On the Closing Date, Parent shall pay by wire transfer of immediately available funds to the Surviving Corporation, and the Surviving Corporation shall, and Parent shall cause the Surviving Corporation or a Subsidiary of the Surviving Corporation to, pay to each of the holders of Company Options the applicable Option Consideration (subject to any applicable withholding Taxes pursuant to

Section 2.8(e)) as promptly as practicable (and in no event later than the second regularly scheduled payroll date following the Closing) thereafter.

(e) Company RSU Awards.

(i) Effective as of immediately prior to the Effective Time, each Existing Company RSU Award that is outstanding immediately prior thereto shall by virtue of the Merger automatically and without any action on the part of the Company, Parent or the holder thereof, be canceled and terminated and converted solely into the right to receive from the Surviving Corporation an amount in cash (without interest) equal to the product obtained by multiplying (x) the aggregate number of Company Shares underlying such Existing Company RSU Award immediately prior to the Effective Time, by (y) the Merger Consideration (the “RSU Consideration”), subject to any applicable withholding Taxes pursuant to Section 2.8(e). Parent shall pay by wire transfer of immediately available funds to the Surviving Corporation, and the Surviving Corporation shall, and Parent shall cause the Surviving Corporation or a Subsidiary of the Surviving Corporation to, pay to each holder of Existing Company RSU Awards the applicable RSU Consideration (subject to any applicable withholding Taxes pursuant to Section 2.8(e)) as promptly as practicable (and in no event later than the second regularly scheduled payroll date following the Closing) after the Effective Time. Notwithstanding anything to the contrary contained in this Agreement, any payment in respect of any Existing Company RSU Award that, immediately prior to such cancellation, constitutes “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in compliance with Section 409A of the Code, including on the applicable original settlement date for such Existing Company RSU Award if required in order to comply with Section 409A of the Code.

(ii) Effective as of immediately prior to the Effective Time, fifty percent (50%) of each New Company RSU Award that is outstanding immediately prior thereto shall by virtue of the Merger automatically and without any action on the part of the Company, Parent or the holder thereof, be assumed by Parent and converted into a Parent restricted stock unit award (each, an “Assumed RSU Award”) on the same terms and conditions (including applicable vesting, acceleration upon a termination without “cause” or for “good reason” (as such terms are defined in the applicable employment agreement or severance program covering the holder as in effect on the date of this Agreement) and expiration provisions) as applied to each such New Company RSU Award immediately prior to the Effective Time, except that each Assumed RSU Award shall cover that number of whole shares of Parent Common Stock equal to the product of (A) the number of unvested Company Shares underlying the New Company RSU Award immediately prior to the Effective Time multiplied by (B) the Equity Award Exchange Ratio, with the result rounded down to the nearest whole number of shares of Parent Common Stock. The remaining fifty percent (50%) of each New Company RSU Award that is outstanding immediately prior to the Effective Time shall be treated in accordance with the provisions of Section 2.7(e)(i). For clarity, fifty percent (50%) of each vesting tranche of each New Company RSU Award that is outstanding immediately prior to the Effective Time shall be treated in accordance with the provisions of Section 2.7(e)(i) and fifty percent (50%) of each vesting tranche of each New Company RSU Award that is outstanding immediately prior to the Effective Time shall be treated in accordance with the provisions of Section 2.7(e)(ii).

(f) Company PSU Awards. Effective as of immediately prior to the Effective Time, each Company PSU Award that is outstanding immediately prior thereto shall by virtue of the Merger automatically and without any action on the part of the Company, Parent or the holder thereof, be cancelled and terminated and converted solely into the right to receive from the Surviving Corporation an amount in cash (without interest) equal to the product obtained by multiplying (x) the aggregate number of Company Shares subject to such Company PSU Award, determined assuming that the applicable performance goals have been deemed to be achieved at the greater of target and actual level of performance determined by the Company Board (or, if applicable, the committee administering the Company Stock Plan) in its reasonable discretion, by (y) the Merger Consideration (the “PSU Consideration”), less any applicable withholding Taxes. Parent shall pay by wire transfer of immediately available funds to the Surviving Corporation, and the Surviving Corporation shall, and Parent shall cause the Surviving Corporation or a Subsidiary of the Surviving Corporation to, pay to each holder of Company PSU Awards the applicable PSU Consideration (subject to any applicable withholding Taxes pursuant to

Section 2.8(e)) as promptly as practicable (and in no event later than the second regularly scheduled payroll date following the Closing) after the Effective Time. Notwithstanding anything to the contrary contained in this Agreement, any payment in respect of any Company PSU Award that, immediately prior to such cancellation, constitutes “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in compliance with Section 409A of the Code, including on the applicable original settlement date for such Company PSU Award if required in order to comply with Section 409A of the Code.

(g) Company ESPP. The Company Board (or, if appropriate, the committee administering the Company ESPP) will pass such resolutions and take all actions reasonably necessary with respect to the Company ESPP to provide that (i) except for the offering period under the Company ESPP in effect on the date hereof (the “Final Offering Period”), no new offering period will commence following the date hereof unless and until this Agreement is terminated; and (ii) from and after the date hereof, no new participants will be permitted to participate in the Company ESPP and participants will not be permitted to increase their payroll deductions or purchase elections from those in effect on the date of this Agreement. If the Effective Time occurs: (x) during the Final Offering Period, (A) the final exercise date(s) under the Company ESPP shall be such date as the Company determines in its sole discretion (provided that such date shall be no later than the date that is five (5) days prior to the Effective Time) (the “Final Exercise Date”), and (B) each Company ESPP participant’s accumulated contributions under the Company ESPP shall be used to purchase whole Company Shares in accordance with the terms of the Company ESPP as of the Final Exercise Date, which Company Shares, to the extent outstanding immediately prior to the Effective Time, shall be canceled at the Effective Time in exchange for the right to receive the Merger Consideration in accordance with Section 2.7(a); or (y) after the end of the Final Offering Period, all amounts allocated to each participant’s account under the Company ESPP at the end of the Final Offering Period shall thereupon be used to purchase whole Company Shares under the terms of the Company ESPP for such offering period, which Company Shares, to the extent outstanding immediately prior to the Effective Time, shall be canceled at the Effective Time in exchange for the right to receive the Merger Consideration in accordance with Section 2.7(a). As promptly as practicable following the purchase of Company Shares in accordance with the foregoing clauses (x) or (y), the Company shall return to each participant the funds, if any, that remain in such participant’s account after such purchase.

(h) Prior to the Effective Time, the Company shall take such actions as are necessary, other than any actions that involve the payment of additional consideration, to effectuate the treatment of the Company Options, Company RSUs, Company PSUs and the Company ESPP under this Section 2.7 and to cause the Company Stock Plan and the Company ESPP to be terminated effective as of the Effective Time.

2.8 Payment for Company Securities; Exchange of Certificates.

(a) Paying Agent. Prior to the Effective Time, Parent and Merger Sub shall designate and appoint a nationally recognized, reputable U.S. bank or trust company (the identity and terms of designation and appointment of which shall be subject to the reasonable prior approval of the Company) to act as the paying agent for the Company Stockholders entitled to receive Merger Consideration pursuant to this Article II (the “Paying Agent”).

(b) Exchange Fund. Prior to the Closing, Parent shall deposit (or cause to be deposited) with the Paying Agent, for payment to and for the sole benefit of the Company Stockholders pursuant to the provisions of this Article II, an amount of cash equal to the aggregate consideration to which Company Stockholders are entitled under this Article II (which, for the avoidance of doubt, shall not include the Option Consideration, RSU Consideration or PSU Consideration) (such cash amount being referred to herein as the “Exchange Fund”). Until disbursed in accordance with the terms and conditions of this Agreement, such funds shall be invested by the Paying Agent, as directed by Parent or the Surviving Corporation, in obligations of or guaranteed by the United States of America or obligations of an agency of the United States of America which are backed by the full faith and credit of the United States of America. Any interest and other income resulting from such investments shall be paid to Parent or the Surviving Corporation in accordance with Section 2.8(g). No investment or losses thereon shall affect the consideration to which holders of Company Shares are entitled under this Article II and to the extent that there are any losses with respect to any investments of the Exchange Fund, or the Exchange Fund diminishes for any reason below the amount required to promptly pay in full the cash amounts contemplated by this Article II, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make in full such payments contemplated by this Article II. The Exchange Fund shall not be used for any purpose other than as expressly provided in this Agreement. The Exchange Fund shall be invested by the Paying Agent as directed by Parent or Merger Sub, in its sole discretion, pending payment thereof by the Paying Agent to the holders of the Company Shares as of immediately prior to the Effective Time; provided that, unless otherwise agreed by Parent and the Company prior to the Closing, any such investments shall be in obligations of, or guaranteed by, the United States government or any agency or instrumentality thereof, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $5.0 billion (based on the most recent financial statements of such bank that are then publicly available). Earnings from such investments shall be the sole and exclusive property of Parent or Merger Sub, and no part of such earnings shall accrue to the benefit of holders of Company Shares as of immediately prior to the Effective Time.

(c) Payment Procedures.

(i) As soon as practicable after the Effective Time (and in no event later than three (3) Business Days after the Effective Time), Parent or the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Company Shares represented by certificates (the “Certificates”), which Company Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement: (A) a letter of transmittal, which shall be in a customary form reasonably acceptable to the Company and Parent prior to the Effective Time and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, shall have a customary release of all claims against Parent, Merger Sub and the Company and its Subsidiaries arising out of or related to such holder’s ownership of Company Shares and shall otherwise be in such form as Parent, the Company and the Paying Agent shall reasonably agree upon (a “Letter of Transmittal”) and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) in exchange for payment of the Merger Consideration, the forms of which Letter of Transmittal and instructions shall be subject to the reasonable approval of the Company prior to the Effective Time. Upon surrender of a Certificate (or affidavit of loss in lieu thereof) to the Paying Agent or to such other agent or agents as may be appointed in writing by Merger Sub, and upon delivery of a Letter of Transmittal, duly executed and in proper form, with respect to such Certificates, the holder of the Company Shares represented by such Certificates as of immediately prior to the Effective Time shall be entitled to receive the Merger Consideration for each such Company Share formerly represented by such Certificates (subject to any required Tax withholdings as provided in Section 2.8(e)), and any Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any transfer Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder in whose name the Certificate so surrendered is registered and shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated hereby, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Agreement, except for Certificates representing any Dissenting Company Shares, which shall represent the right to receive payment of the fair value of such Company Shares in accordance with and to the extent provided by Section 262 of the DGCL, or any Canceled Company Shares.

(ii) Notwithstanding anything to the contrary contained in this Agreement, no holder of non-certificated Company Shares represented by book-entry (“Book-Entry Shares”) shall be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company immediately prior to the Effective Time, an executed Letter of Transmittal to the Paying Agent, to receive the Merger Consideration that such holder is entitled to receive pursuant to the terms hereof. In lieu thereof, each holder of record of one (1) or more Book-Entry Shares held through The Depository Trust Company immediately prior to the Effective Time whose Company Shares were converted into the right to receive the Merger Consideration shall upon the Effective Time, in accordance with The Depository Trust Company’s customary procedures (including receipt by the Paying Agent of an “agent’s message” (or such other evidence of transfer or surrender as the Paying Agent may reasonably request)) and such other procedures as agreed by the Company, Parent, the Paying Agent and The Depository Trust Company, be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver to The Depository Trust Company or its nominee, for the benefit of the holder of such Book-Entry Shares held through it immediately prior to the Effective Time, as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share, the Merger Consideration for each such Book-Entry Share (subject to any required Tax withholdings as provided in Section 2.8(e)) and such Book-Entry Shares of such holder shall forthwith be canceled. As soon as practicable after the Effective Time (and in no event later than five (5) Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Book-Entry Shares not held through The Depository Trust Company (A) a Letter of Transmittal and (B) instructions for returning such Letter of Transmittal in exchange for the Merger Consideration, the forms of which Letter of Transmittal and instructions shall be subject to the reasonable approval of the Company prior to the Effective Time. Upon delivery of such Letter of Transmittal, in accordance with the terms of such Letter of Transmittal, duly executed and in proper form, the holder of such Book-Entry Shares immediately prior to the Effective Time shall be entitled to receive in exchange therefor the Merger Consideration, for each such Book-Entry Share (subject to any required Tax withholdings as provided in Section 2.8(e)), and such Book-Entry Shares so surrendered shall forthwith be canceled. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered immediately prior to the Effective Time. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until paid or surrendered as contemplated hereby, each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Agreement, except for Book-Entry Shares representing Dissenting Company Shares, which shall be deemed to represent the right to receive payment in accordance with and to the extent provided by Section 262 of the DGCL, or Canceled Company Shares.

(d) Transfers of Ownership. In the event that a transfer of ownership of Company Shares is not registered in the stock transfer books or ledger of the Company, or if the Merger Consideration is to be paid in a name other than that in which the Certificates or Book-Entry Shares surrendered in exchange therefor are registered in the stock transfer books or ledger of the Company, the Merger Consideration may be paid to a Person other than the Person in whose name the Certificate or Book-Entry Share so surrendered is registered in the stock transfer books or ledger of the Company only if such Certificate or Book-Entry Shares is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid any transfer Taxes required by reason of the payment of the Merger Consideration to a Person other than the Person in whose name such Certificate is registered or the registered holder of such Book-Entry Shares, or established to the reasonable satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable.

(e) Required Withholding. Each of the Paying Agent, Parent, Merger Sub and the Surviving Corporation (each, a “Payor”) shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to any holder or former holder of Company Shares, Company Options, Company RSU Awards and Company PSU Awards such amounts as are required to be deducted or withheld therefrom under applicable Tax Laws. Parent and the Company agree to cooperate and use reasonable effort to lawfully avoid or reduce Tax withholding in respect of payments under this Agreement. To the extent that such amounts are so deducted and withheld, each such Payor shall take all action as may be necessary to ensure any such amounts so withheld are timely and properly remitted to the appropriate Governmental Authority. Any amounts deducted and withheld under this Agreement that are timely and properly remitted to the appropriate Governmental Authority shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Paying Agent, Parent, Merger Sub, the Surviving Corporation or any other party hereto shall be liable to a holder of Company Shares as of immediately prior to the Effective Time for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund (including any interest or other amounts earned with respect thereto) that remains undistributed to the Company Stockholders on the date that is twelve (12) months after the Effective Time shall be delivered to Parent upon demand, and any Company Stockholders who have not theretofore surrendered their Certificates that represented Company Shares or Book-Entry Shares that were issued and outstanding immediately prior to the Effective Time for exchange pursuant to the provisions of this Section 2.8 shall thereafter look for payment of the Merger Consideration payable in respect of the Company Shares formerly represented by such Certificates or such Book-Entry Shares solely to Parent or the Surviving Corporation, as general creditors thereof, for any claim to the applicable Merger Consideration to which such Company Stockholders may be entitled pursuant to the provisions of this Article II.

2.9 No Further Ownership Rights in Company Shares. At the Effective Time, the stock transfer books of the Company shall be closed with respect to the Company Shares outstanding prior to the Effective Time, and thereafter there shall be no further recording or registration of transfers of Company Shares on the records of the Company. From and after the Effective Time, the holders of the issued and outstanding Company Shares represented by Certificates and Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Shares, except the right to receive the Merger Consideration payable therefor upon the surrender thereof in accordance with the provisions of this Article II, or Certificates representing, and Book-Entry Shares that constitute, Dissenting Company Shares, which shall be deemed to represent the right to receive payment in accordance with and to the extent provided by Section 262 of the DGCL, or Canceled Company Shares. The Merger Consideration paid to such Company Stockholders in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Shares, except for Certificates representing any Book-Entry Shares that constitute Dissenting Company Shares, which shall represent the right to receive payment in accordance with and to the extent provided by Section 262 of the DGCL. Notwithstanding the foregoing, if, after the Effective Time, Certificates or any other valid evidence of ownership of Company Shares as of immediately prior to the Effective Time that have not previously been surrendered are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for the applicable Merger Consideration as provided in this Agreement.

2.10 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit, in customary form reasonably acceptable to Parent, of that fact by the holder thereof, the Merger Consideration payable in respect thereof; provided, however, that the Paying Agent may, in its discretion and as a condition precedent to the payment of such Merger Consideration, require the owner(s) of such lost, stolen or destroyed Certificates to deliver a bond in a customary and reasonable sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.11 Further Actions. As of the Effective Time, the officers and directors of the Surviving Corporation and Merger Sub shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, as applicable, any such deeds, bills of sale, assignments, assumptions and assurances and to take and do, in the name and on behalf of the Company or Merger Sub, as applicable, or otherwise, all such other actions and things as may be necessary or desirable to continue, vest, perfect or confirm of record or otherwise any and all right, title and interest in, to and under, or duty or obligation with respect to, such property, rights, privileges, powers or franchises, or any such debts or Liabilities, in the Surviving Corporation or otherwise to carry out the intent of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as disclosed in the letter delivered by the Company to Parent on the date of this Agreement (the “Company Disclosure Letter”), or (ii) other than with respect to Section 3.2, Section 3.3, Section 3.4, Section 3.5 and Section 3.9(a), as disclosed in any Company SEC Reports filed with or furnished to the SEC and publicly available prior to the date hereof (excluding any disclosure under the heading “Risk Factors” or “Cautionary Statements Regarding Forward-Looking Statements” (and other disclosures to the extent predictive, cautionary or forward-looking in nature but, for the purpose of clarification, including and giving effect to any factual or historical statements included in any such statements)), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Organization and Qualification.

(a) The Company is duly organized and validly existing and in good standing under the Laws of the State of Delaware. The Company has all corporate power and authority to own, lease and operate its properties and conduct its business as currently conducted, except for such failures to be in good standing or have such power that would not, individually or in the aggregate, reasonably be expected to (i) have a Company Material Adverse Effect or (ii) prevent, materially delay or materially impede the ability of the Company to consummate the Merger or the other transactions contemplated hereby prior to the Termination Date (this clause (ii), a “Company Impairment Effect”). The Company is duly qualified and in good standing as a foreign corporation or other entity authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature or conduct of the business transacted by it makes such qualification necessary, except for such failures to be so qualified and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) Each of the Company’s Subsidiaries is duly organized and validly existing and in good standing (to the extent such concepts are recognized in the applicable jurisdiction) under the Laws of its jurisdiction of incorporation, with all corporate power and authority to own, lease and operate its properties and conduct its business as currently conducted, except for such failures to be in good standing or have such power that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each of the Company’s Subsidiaries is duly qualified and in good standing as a foreign corporation or other entity authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature or conduct of the business transacted by it makes such qualification necessary, except for such failures to be so qualified and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) The Company has heretofore made available to Parent true, correct and complete copies of the certificate of incorporation and bylaws (or similar governing documents) as currently in effect for the Company and each of its Subsidiaries.

(d) Except as set forth on Section 3.1(d) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries, directly or indirectly, owns any interest in any Person other than the Company’s Subsidiaries.

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 500,000,000 Company Shares and 10,000,000 shares of Company Preferred Stock. At the close of business on December 1, 2023 (the “Capitalization Date”), (i) 180,634,431 Company Shares were issued and outstanding, (ii) no shares of Company Preferred Stock were issued and outstanding and (iii) no Company Shares were held by the Company in its treasury. From the Capitalization Date to the execution of this Agreement, the Company has not issued any Company Shares or other securities (including Company Securities) except for the issuance of Company Shares pursuant to the exercise of the purchase rights under the Company ESPP, the exercise of Company Options and the settlement of Company RSU Awards, Company PSU Awards or Convertible Notes outstanding as of the Capitalization Date in accordance with their terms. All of the outstanding Company Shares have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights.

(b) As of the close of business on the Capitalization Date, (i) 17,552,932 Company Shares were subject to issuance pursuant to outstanding Company Options, (ii) 1,004,508 Company Shares were subject to issuance pursuant to outstanding Company RSU Awards, (iii) 320,742 Company Shares were subject to issuance pursuant to outstanding Company PSU Awards (assuming target performance), (iv) 33,725,086 Company Shares were reserved for future issuance under the Company Stock Plan, (v) 5,780,069 Company Shares were reserved for future issuance under the Company ESPP and (vi) $345.0 million aggregate principal amount of the Convertible Notes (with a conversion rate as of the date hereof equal to 21.5633 Company Shares per $1,000 principal amount, subject to adjustment as provided in the Convertible Notes Indenture) were issued and outstanding, and 9,857,133 Company Shares were reserved for future issuance upon conversion of the Convertible Notes. Section 3.2(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the Capitalization Date, of all Company Stock Awards, indicating as applicable, with respect to each Company Stock Award then outstanding, the name of the holder of the Company Stock Award, the type of Company Stock Award, the number of Company Shares subject to such Company Stock Award, the grant date for such Company Stock Award, the exercise or purchase price and expiration date of such Company Stock Award (as applicable), and the vesting schedule for such Company Stock Award (with the number of shares subject to issuance pursuant to outstanding Company PSU Awards based on target performance achievement). Each Company Stock Award has been granted in compliance in all material respects with all applicable securities Laws or exemptions therefrom and all requirements set forth in the Company Stock Plan. The exercise price of each Company Option is not less than the fair market value (within the meaning of Section 409A of the Code) of a Company Share on the date of grant of such Company Option and all such Company Options are exempt from Section 409A of the Code.

(c) Except as set forth in Section 3.2(b) and for changes since the Capitalization Date resulting from the issuance of Company Shares pursuant to the Company Stock Awards, the exercise of purchase rights under the Company ESPP or the exercise of Convertible Notes set forth in Section 3.2(b) or as otherwise set forth on Section 3.2(b) of the Company Disclosure Letter, as of the date of this Agreement, there are no outstanding (i) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in the Company, (ii) options, warrants, rights or other agreements or commitments requiring the Company to issue, or other obligations requiring the Company to issue, any capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock or voting securities or other ownership interests in) the Company (or, in each case, the economic equivalent thereof), (iii) obligations requiring the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of the Company, being referred to collectively as “Company Securities”) or (iv) obligations by the Company to make any payments based on the price or value of the Company Shares.

(d) (i) Except for the Company Stock Awards and Convertible Notes in accordance with their terms, there are no outstanding obligations requiring the Company or any of its Subsidiaries to purchase, redeem or otherwise acquire any Company Securities; (ii) there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of capital stock of the Company; and (iii) all outstanding securities of the Company have been offered and issued in compliance in all material respects with all applicable securities Laws, including the Securities Act and “blue sky” Laws.

(e) Each Subsidiary of the Company existing as of the date of this Agreement is set forth on Section 3.2(e) of the Company Disclosure Letter. All the issued and outstanding ordinary shares of, or other equity interests in, each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are wholly owned, directly or indirectly, by the Company free and clear of all Liens, other than Permitted Liens. Except as set forth on Section 3.2(e) of the Company Disclosure Letter (which shall set forth the beneficial and record owner thereof), there are no (i) voting, ownership or other securities or interests of any Subsidiary of the Company, (ii) options, warrants, securities or other interests convertible into or exchangeable for or which could result in the issuance of voting, ownership or other securities or interests in any Subsidiary of the Company or (iii) obligations requiring any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in any Subsidiary of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as “Company Subsidiary Securities”). There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of any Company Subsidiary Securities.

3.3 Corporate Power; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its covenants and obligations hereunder and, assuming the accuracy of the representation set forth in the first sentence of Section 4.5 and, with respect to the Merger, subject to obtaining the Stockholder Approval to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder and, assuming the accuracy of the representation set forth in the first sentence of Section 4.5 and, with respect to the Merger, subject to obtaining the Stockholder Approval, the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no additional corporate proceedings or actions on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder or the consummation of the transactions contemplated hereby. Assuming the accuracy of the representation set forth in the first sentence of Section 4.5, this Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, Intermediate Holdco and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally, and (b) is subject to general principles of equity (collectively, the “Enforceability Exceptions”).

3.4 Company Board Approval. The Company Board, at a meeting duly called and held at which all of the directors of the Company were present, duly and unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, and declared it advisable for the Company to enter into this Agreement, (ii) approved and declared advisable the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Merger and the other transactions contemplated by this Agreement upon the terms and subject to the conditions contained herein, (iii) directed that the adoption of this Agreement be submitted to a vote at a meeting of the Company Stockholders and (iv) resolved to recommend that the Company Stockholders adopt this Agreement, which resolutions, except to the extent expressly permitted by Section 5.3, have not been rescinded, modified or withdrawn in any way.

3.5 Stockholder Approval. Assuming the accuracy of the representation set forth in the first sentence of Section 4.5, the affirmative vote of the holders of a majority of the outstanding Company Shares entitled to vote thereon (the “Stockholder Approval”) is the only vote of the holders of any class or series of the Company’s capital stock that is necessary under applicable Law and the Company’s certificate of incorporation and bylaws to adopt this Agreement and approve the Merger.

3.6 Consents and Approvals; No Violation. Assuming the accuracy of the representation set forth in the first sentence of Section 4.5, neither the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder nor the consummation of the transactions contemplated hereby will (a) violate or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of the Company or any of its Subsidiaries, (b) require any Permit of, or filing with or notification to, any Governmental Authority except (i) as may be required under the HSR Act or any applicable foreign Antitrust Laws (“Foreign Antitrust Laws”), (ii) the applicable requirements of any federal or state securities Laws, including compliance with the Exchange Act and the rules and regulations promulgated thereunder, (iii) the filing and recordation of appropriate merger documents as required by the DGCL, including the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or (iv) the applicable requirements of NASDAQ, (c) violate, conflict with, or result in a breach of any provisions of or loss of any benefit under, or require any Consent or result in a default (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a breach or default or give rise to any such right) under any of the terms, conditions or provisions of any Material Contract, (d) result in (or, with the giving of notice, the passage of time or otherwise, would result in) the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries (other than Permitted Liens or a Lien created by Parent or Merger Sub) or (e) violate any Law or Order applicable to the Company or any of its Subsidiaries or by which any of their respective assets are bound, except, in the case of clauses (b) through (e), inclusive, as have not and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and have not had and would not, individually or in the aggregate, reasonably be expected to have a Company Impairment Effect.

3.7 Reports; Financial Statements.

(a) Since January 1, 2022, the Company has timely filed or furnished all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC (as amended or supplemented since the time of filing, the “Company SEC Reports”), all of which have complied as of their respective filing dates or, if amended, supplemented or superseded by a subsequent filing, as of the date of the last such amendment, supplement or superseding filing, in all material respects with all applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Sections 302 or 906 of the Sarbanes-Oxley Act with respect to any Company SEC Report. As of their respective dates (to the extent that information contained in such Company SEC Report has been amended or supplemented by a later filed Company SEC Report prior to the date of this Agreement, as of the date of such amendment or supplement) none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information filed or furnished by the Company to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the Company SEC Reports, and to the Knowledge of the Company, none of the Company SEC Reports are subject to ongoing SEC review or investigation.

(b) The audited and unaudited consolidated financial statements, including the related notes and schedules thereto, of the Company included (or incorporated by reference) in the Company SEC Reports (i) complied as to form in all material respects with the applicable accounting requirements and the applicable published rules and regulations of the SEC with respect thereto in effect at the time of such filing, (ii) have been prepared in accordance with GAAP (except as may be described in the notes to such financial statements or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q or any successor form under the Exchange Act) applied on a consistent basis throughout the periods involved and (iii) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of their respective dates, and the consolidated income, stockholders equity, results of operations and changes in consolidated financial position or cash flows for the periods presented therein (subject, in the case of the unaudited financial statements, to the absence of footnotes and normal year-end audit adjustments).

(c) The Company maintains, and at all times since January 1, 2022, has maintained, a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and the Company Board; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company or its Subsidiaries that could have a material effect on the financial statements. The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2022, and, except as set forth in the Company SEC Reports filed prior to the date of this Agreement, that assessment concluded that those controls were effective.

(d) The Company maintains and since January 1, 2022, has maintained “disclosure controls and procedures” as defined in and required by Rule 13a-15 or 15d-15 under the Exchange Act that are reasonably designed to ensure that all information required to be disclosed in the Company’s reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.

(e) There are no off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K that have not been so described in the Company SEC Reports.

3.8 No Undisclosed Liabilities. Other than as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries do not have any Liabilities, except for (a) liabilities disclosed on the Company’s audited balance sheet as of December 31, 2022, including the footnotes thereto, including in the Company’s Annual Report on Form 10-K for the period ended December 31, 2022, (b) for liabilities incurred in the ordinary course of business consistent with past practice since January 1, 2023, (c) for performance obligations on the part of the Company or any of its Subsidiaries pursuant to the terms of any Material Contract (other than liabilities or obligations due to breaches or defaults thereunder) and (d) for liabilities arising out of or in connection with this Agreement and the transactions contemplated hereby.

3.9 Absence of Certain Changes. Since September 30, 2023 until the date of this Agreement, (a) the Company and its Subsidiaries have not suffered any Company Material Adverse Effect and (b) the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice in all material respects and in a manner consistent with past practice in all material respects, except for the negotiation, execution, delivery and performance of this Agreement.

3.10 Brokers; Certain Expenses. Except for the advisors set forth on Section 3.10 of the Company Disclosure Letter, whose fees and expenses shall be paid by the Company, no broker, finder, investment banker or financial advisor is or would be entitled to receive any brokerage, finder’s, financial advisor’s, transaction or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of the Company or any of its Subsidiaries or any of their respective officers, directors or employees.

3.11 Employee Benefit Matters/Employees.

(a) Section 3.11(a) of the Company Disclosure Letter sets forth a complete list of each material Plan. For purposes of this Agreement, “Plan” shall mean any (i) “employee benefit plan” as that term is defined in Section 3(3) of ERISA, whether or not subject to ERISA, (ii) employment, individual consulting, commission, pension, retirement, profit sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, paid time off, vacation, bonus or other incentive plans, programs, policies, arrangements or agreements and (iii) medical, vision, dental or other health or welfare benefit, life insurance, retiree or post-employment welfare, fringe benefit or other benefit or compensation plans, programs, policies, agreements or arrangements, in each case, sponsored, maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries and under or with respect to which the Company or any of its Subsidiaries has or could reasonably be expected to have any material Liability, excluding any plan or program that is sponsored solely by a Governmental Authority to which the Company or any of its controlled Affiliates or Subsidiaries contributes pursuant to applicable Law. With respect to each of the Plans listed on Section 3.11(a) of the Company Disclosure Letter, to the extent applicable, correct and complete copies of the following have been made available to Parent by the Company: (A) the current Plan and trust document, including amendments thereto (and a summary of the material terms of any unwritten Plan); (B) the most recent annual report on Form 5500 filed with respect to each Plan for which a Form 5500 filing is required by applicable Law; (C) the most recent summary plan description for each Plan for which a summary plan description is required by applicable Law and all related summaries of material modifications; (D) the most recent IRS determination, advisory, or opinion letter, if any, received with respect to any applicable Plan; (E) all related insurance contracts or other funding arrangements; and (F) all non-routine correspondence with any Governmental Authority within the last three (3) years.

(b) Each Plan that is intended to be qualified under Section 401(a) of the Code either has received a favorable determination letter from the IRS or may rely upon a favorable prototype opinion or advisory letter from the IRS as to its qualified status. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each Plan and any related trust complies, and has been established, maintained, funded and administered in compliance, with its terms and the requirements of ERISA, the Code and other applicable Laws and, to the Knowledge of the Company, no event has occurred and no condition exists that would reasonably be expected to adversely affect the qualification of any Plan intended to be qualified under Section 401(a) of the Code, (ii) other than routine claims for benefits, there are no Legal Proceedings, claims, disputes, governmental audits or investigations that are pending, or to the Knowledge of the Company, threatened against or involving any Plan (or the assets thereof) or asserting any rights to or claims for benefits under any Plan and (iii) neither the Company nor any of its Subsidiaries has incurred (whether or not assessed) any Tax, penalty or other Liability under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code.

(c) No Plan is, and neither the Company nor any of its ERISA Affiliates has any material Liability under or with respect to: (i) a Multiemployer Plan, (ii) any “defined benefit plan” (as such term is defined under Section 3(35) of ERISA) or any other pension plan that is or was subject to Section 302 or Title IV of ERISA or Section 412 or 430 of the Code, (iii) “multiple employer plan” (within the meaning of Section 413(c) of the Code or Section 210 of ERISA) or (iv) a “multiple employer welfare arrangement” (as defined under Section 3(40) of ERISA).

(d) Except as would not be material to the Company and its Subsidiaries, taken as a whole, no Plan provides, and neither the Company nor any of its Subsidiaries has any Liability to provide, for retiree, post-

termination or other post-employment health, life or other welfare benefits to any Person other than (i) statutory liability for providing group health care continuation coverage as required by Section 4980B of the Code or any similar state Law (“COBRA”), (ii) if provided for under the terms of the applicable insurance contract, coverage through the end of the calendar month in which a termination of employment occurs, or (iii) under an employment agreement or severance agreement, plan or policy requiring the Company to pay or subsidize COBRA premiums or other post-employment welfare benefits for a terminated employee or the employee’s beneficiaries following such employee’s termination for a limited period of time.

(e) Except as otherwise required under this Agreement or as set forth in Section 3.11(e) of the Company Disclosure Letter, neither the execution by the Company of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon occurrence of any additional or subsequent events): (i) entitle any current or former employee, officer, director or other individual service provider of the Company or any of its Subsidiaries to any material payment of compensation or benefits; (ii) materially increase the amount of compensation or benefits due to any employee, officer, director or other individual service provider of the Company or any of its Subsidiaries; (iii) accelerate the vesting, funding or time of payment of any material compensation, equity award or other material benefit to any such Person; or (iv) result in any “excess parachute payment” under Section 280G of the Code.

(f) Since January 1, 2022, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is or has been the subject of any pending Legal Proceeding alleging that the Company or any of its Subsidiaries has engaged in any unfair labor practice under any Law and (ii) there is no and have been no pending or threatened labor strike, dispute, walkout, work stoppage, slowdown or lockout with respect to employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to or bound by any Collective Bargaining Agreement, there are no labor unions, works councils or other labor organizations representing any employee of the Company or any of its Subsidiaries and, since January 1, 2022, to the Knowledge of the Company, there have been no union organizing activities with respect to employees of the Company or any of its Subsidiaries.

(g) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and each of its Subsidiaries are, and since January 1, 2022 have been, in compliance with all applicable Laws relating to labor, employment, employee benefits and employment practices (including with respect to classification of employees and independent contractors).

(h) The Company has no current or contingent obligation to indemnify, gross-up, reimburse or otherwise make whole any Person for any Taxes payable pursuant to Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A of the Code.

(i) Except as would not, individually or in the aggregate, reasonably be excepted to have a Company Material Adverse Effect, since January 1, 2022, there have been no allegations of sexual harassment or sexual misconduct against any of the Company’s or any of its Subsidiary’s current or former officers, or employees who during their employment received annual base compensation at or exceeding $300,000.

3.12 Litigation. As of the date hereof, there is no Legal Proceeding or governmental or administrative investigation, audit, inquiry or action pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, that, individually or in the aggregate, would reasonably be expected to (i) be material to the Company and its Subsidiaries, taken as a whole, or (ii) have a Company Impairment Effect. None of the Company or its Subsidiaries is subject to any outstanding Order that, individually or in the aggregate, would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

3.13 Tax Matters. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole:

(a) (i) The Company and each of its Subsidiaries have timely filed all Tax Returns required to be filed (taking into account any extensions of time within which to file such Tax Returns) and (ii) all such Tax Returns are true, complete and accurate in all respects. The Company and each of its Subsidiaries have paid all Taxes reflected as due and owing on such Tax Returns or have established an adequate reserve therefor in accordance with GAAP.

(b) To the Knowledge of the Company, (i) there are no current, pending or threatened audits, examinations, assessments or other proceedings in respect of Taxes of the Company or any Subsidiary, and (ii) none of the Company or its Subsidiaries has received written notice of any such audits, examinations or proceedings.

(c) The Company and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person.

(d) The Company has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code or any similar provision of state, local, or foreign Law) in a distribution of stock intended to qualify for Tax-free treatment under Section 355 or Section 361 of the Code within the past two (2) years.

(e) (i) There are no Liens for Taxes (other than Taxes not yet due and payable or the amount or validity of which is being contested in good faith) upon any of the assets of the Company or any of its Subsidiaries and (ii) neither the Company nor any of its Subsidiaries has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4.

(f) There has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Tax of the Company or any of its Subsidiaries that is currently in force.

(g) Neither the Company nor any of its Subsidiaries (i) is a party to or bound by any Tax allocation, sharing or similar agreement (other than any commercial agreement entered into in the ordinary course of business consistent with past practice or an agreement that does not relate primarily to Taxes), (ii) has been a member of an affiliated group filing a combined, consolidated or unitary Tax Return (other than a group the parent of which is the Company) or (iii) has liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law).

3.14 Compliance with Law; Permits. Except in each case as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) none of the Company or its Subsidiaries is, or since January 1, 2022, has been, in conflict with, in default with respect to or in violation of any Laws applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected; (b) the Company and each of its Subsidiaries have all Permits required to conduct its businesses as currently conducted and such Permits are valid and in full force and effect; (c) neither the Company nor any of its Subsidiaries has since January 1, 2022 received any written notice from any Governmental Authority threatening to revoke or suspend any such Permit; and (d) the Company and each of its Subsidiaries are in compliance with the terms of such Permits.

3.15 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(a) each of the Company and its Subsidiaries is, and at all times since January 1, 2022, has been, in compliance with all applicable Environmental Laws;

(b) there is no Legal Proceeding or Order relating to or arising under Environmental Laws that is pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any real property currently operated or leased by the Company or any of its Subsidiaries that remains open or unresolved;

(c) neither the Company nor its Subsidiaries has, since January 1, 2022, received any written notice of or entered into or assumed (by Contract or operation of Law or otherwise), any Liability for the Company relating to or arising under Environmental Laws; and

(d) since January 1, 2022, there have been no Releases of Hazardous Substances on properties currently (or, to the Knowledge of the Company, formerly) owned, operated or leased by the Company or any of its Subsidiaries that would reasonably be expected to form the basis of any Legal Proceeding or Order relating to or arising under Environmental Laws involving the Company.

3.16 Intellectual Property.

(a) Section 3.16(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date hereof, of all Company Registered Intellectual Property Rights, together with the name of the current owner(s), the applicable jurisdictions and the application or registration numbers. Except as otherwise indicated, the Company or a Subsidiary of the Company is the exclusive owner or exclusive licensee of all Company Registered Intellectual Property Rights set forth in Section 3.16(a) of the Company Disclosure Letter, free and clear of any Liens other than (i) Permitted Liens and (ii) licenses and similar rights granted under the Contracts identified in Section 3.19(a)(vi) of the Company Disclosure Letter.

(b) The Company and its Subsidiaries, and, to the Knowledge of the Company, with respect to Company Intellectual Property Rights licensed to the Company or its Subsidiaries, the applicable Company Licensor, have had each Person who is or was an employee or contractor of the Company or a Company Licensor and who is or was involved in the creation or development of the applicable Intellectual Property Rights for or on behalf of the Company or its Subsidiaries (or a Company Licensor, if such Company Intellectual Property Rights are licensed to the Company or one of its Subsidiaries) execute and deliver to the Company, its Subsidiary, or to the Knowledge of the Company, the Company Licensor, each as applicable, a valid agreement containing an assignment to the Company, its Subsidiary, or the Company Licensor, each as applicable, of such employee’s or contractor’s rights to such Intellectual Property Rights. To the Knowledge of the Company, no current or former employee or contractor of the Company, its Subsidiaries, or a Company Licensor in connection with Company Intellectual Property Rights licensed to the Company or one of its Subsidiaries by such Company Licensor is in violation of any term of any such assignment agreement. The Company and its Subsidiaries possess the right to use all Intellectual Property Rights material to or otherwise necessary for the conduct of the businesses of the Company and its Subsidiaries as currently conducted and, to the Knowledge of the Company, for the exercise of the Covered Rights; provided, however, that the foregoing will not be interpreted as a representation of the Company’s or its Subsidiaries’ non-infringement of third-party Intellectual Property Rights, which is dealt with exclusively in Section 3.16(d) below.

(c) Each material Company Registered Intellectual Property Right owned by Company or its Subsidiaries, and to the Knowledge of the Company licensed to the Company, is subsisting and in full force and effect, and to the Knowledge of the Company, all material Company Registered Intellectual Property Rights that have been issued or that have completed registration are valid and enforceable. Since January 1, 2022, the Company and its Subsidiaries, and, to the Knowledge of the Company, each Company Licensor, in connection with Company Intellectual Property Rights licensed to the Company or one of its Subsidiaries by such Company Licensor, have not received written notice from any third party challenging the validity, enforceability or ownership of any Company Intellectual Property Rights, nor is the Company, its Subsidiaries, or to the Knowledge of the Company, any Company Licensor in connection with Company Intellectual Property Rights licensed to the Company or one of its Subsidiaries by such Company Licensor, currently a party to any proceeding relating to any such challenge, except for office actions and other ex parte proceedings in the ordinary course of prosecuting or maintaining the Company Registered Intellectual Property Rights.

(d) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, and to the Knowledge of the Company, (i) the Company, its

Subsidiaries, the Company Products, and the operation of the business of the Company or any of its Subsidiaries (including the exercise of any Covered Rights), is not, and will not through the exercise of the Covered Rights as currently contemplated, infringe or misappropriate the Intellectual Property Rights of any third party and (ii) since January 1, 2022 until the date hereof, neither the Company nor any of its Subsidiaries has received any written notice from any third party, and there is no other assertion or threat from any third party, that the operation of the business of the Company or any of its Subsidiaries as is currently conducted, or the Company Products, infringe or misappropriate the Intellectual Property Rights of any third party. No facts or circumstances exist that would be reasonably expected to give rise to any such claims described in the foregoing sentence that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(e) To the Knowledge of the Company, no third party is currently infringing or misappropriating any material Company Intellectual Property Rights. Neither the Company, any of its Subsidiaries, or a Company Licensor (with respect to Company Intellectual Property Rights licensed to the Company or one of its Subsidiaries by such Company Licensor) is currently a party to any proceeding (i) challenging the validity, enforceability or ownership of any third party Intellectual Property Rights or (ii) asserting that the operation of the business of any third party, or any third party products or services, infringes or misappropriates any Company Intellectual Property Rights.

(f) None of the trade secrets or other material confidential or proprietary information of the Company or any of its Subsidiaries have been disclosed to any Person unless such disclosure was made pursuant to a commercially reasonable written agreement requiring such Person to maintain the confidentiality of such information, and, to the Knowledge of the Company, there has not been any breach by any such Person of any such agreement in any material respect.

(g) Except as otherwise disclosed in Section 3.16(g) of the Company Disclosure Letter, no third party, including academic institution, research center, international organization, nonprofit organization or Governmental Authority or any Person working for or on behalf of any of the foregoing entities, has, or would reasonably be expected to have, any right, title or interest (including any “march in” or co-ownership rights) in or to any Company Intellectual Property Rights or any other Intellectual Property Rights owned by the Company or any of its Subsidiaries or, to the Knowledge of the Company, exclusively licensed to the Company or any of its Subsidiaries.

3.17 Data Privacy and Security.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since January 1, 2022, (i) the IT Systems have not suffered any failures, bugs, or outages; (ii) the Company and its Subsidiaries have implemented commercially reasonable administrative and technical safeguards designed to protect the integrity, security and confidentiality of Personal Information stored in the IT Systems; and (iii) to the Knowledge of the Company, there have been no unauthorized intrusions or breaches of the security of the IT Systems. The Company and each of its Subsidiaries have purchased a sufficient number of license seats, and scope of rights, for all material third party software used by the Company and its Subsidiaries for their respective businesses as currently conducted and have complied in all material respects with the terms of the corresponding agreement.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) the Company and its Subsidiaries are, and since January 1, 2022 have been, in compliance with applicable Data Protection Requirements; and (ii) since January 1, 2022, to the Knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to Personal Information maintained by the Company or its Subsidiaries that would require notification of individuals, law enforcement or any Governmental Authority under any applicable Data Protection Law. Since January 1, 2022 until the date hereof, neither the Company nor any of its Subsidiaries has received written communication from any Governmental Authority that alleges that the Company or any of its Subsidiaries is not in compliance with any Data Protection Laws.

(c) To the Knowledge of the Company, and to the extent required under applicable Data Protection Laws, the Company and its Subsidiaries have provided all notices and obtained all consents and approvals necessary to use and disclose the Personal Information maintained by the Company and its Subsidiaries to the extent required in connection with the operation of the Company’s business as currently conducted except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, the consummation of the transactions contemplated by this Agreement shall not result in the violation of any Data Protection Requirement in any material respect.

3.18 Real Property.

(a) Neither the Company nor any of its Subsidiaries owns any real property.

(b) The Company has heretofore made available to Parent true, correct and complete copies of all material leases, subleases, licenses, occupancy agreements and other agreements under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property (including all material modifications, amendments, supplements, waivers and side letters thereto) (the “Real Property Leases”). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each Real Property Lease is valid and binding on the Company and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, subject to the Enforceability Exceptions, (ii) all rent and other sums and charges payable by the Company or any of its Subsidiaries as tenants thereunder are current, (iii) no termination event or condition or uncured default of a material nature on the part of the Company or, if applicable, its Subsidiaries or, to the Knowledge of the Company, the landlord thereunder, exists under any Real Property Lease, (iv) the Company and each of its Subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except Permitted Liens and (v) neither the Company nor any of its Subsidiaries has received written notice of any pending, and to the Knowledge of the Company, there is no threatened, condemnation with respect to any property leased pursuant to any of the Real Property Leases.

3.19 Material Contracts.

(a) Section 3.19(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date hereof, and the Company has made available to Parent and Merger Sub (or Parent’s outside counsel) true, correct and complete copies of, each Contract (other than Plans), which is in effect as of the date hereof (or pursuant to which the Company or any of its Subsidiaries has any continuing material obligations thereunder) and under which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets are bound, that:

(i) would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K;

(ii) involves, by its terms, aggregate payments by the Company or any of its Subsidiaries or aggregate payments payable to the Company or any of its Subsidiaries under such Contract of more than $5,000,000 in the most recent completed fiscal year (including by means of royalty payments), other than Incidental Contracts made in the ordinary course of business consistent with past practice;

(iii) contains (A) covenants that limit in any material respect the freedom of the Company or any of its Subsidiaries to compete or engage in any line of business or in any geographic area, (B) “most favored nation” terms, including such terms for pricing, (C) any minimum purchase obligations, including for the purchase of product or materials, that exceed $5,000,000 in any calendar year to the extent such Contract is not terminable without penalty on ninety (90) days’ or shorter notice or (D) terms providing for exclusive relations, in the case of each of clauses (A) through (D), terms that, following the Closing, would so limit or impose obligations on Parent or any of its Affiliates (including the Surviving Corporation or any of its Subsidiaries);

(iv) provides for or governs the formation, creation, operation, management or control of any partnership, joint venture, co-development, co-promotion, profit-sharing or strategic alliance, in each case, that contemplates payment(s) in excess of $5,000,000 in any calendar year;

(v) provides for the use or license by the Company or any of its Subsidiaries of any material Intellectual Property Rights owned by a third party, other than Incidental Contracts;

(vi) provides for the license by the Company or any of its Subsidiaries of any material Company Intellectual Property Rights to any third party, other than Incidental Contracts;

(vii) (A) involves the acquisition or disposition by the Company or its Subsidiaries, directly or indirectly (by merger or otherwise), of the business, assets or capital stock or other equity interest of (or to, in the case of disposition) another Person that has continuing consideration payment obligations by the Company or any of its Subsidiaries in excess of $5,000,000 in the aggregate in respect of such agreement or (B) gives any Person the right to acquire any material assets of the Company or any of its Subsidiaries after the date of this Agreement;

(viii) constitutes a material manufacturing, supply, distribution or marketing agreement that provides for minimum payment obligations by the Company or any of its Subsidiaries of at least $5,000,000 in any prospective twelve (12) month period;

(ix) other than solely among the Company and wholly owned Subsidiaries of the Company, relates to indebtedness for borrowed money having an outstanding principal amount in excess of $5,000,000 or any swap or hedging transactions or other derivative Contract;

(x) involves the settlement of any pending or threatened claim, action or proceeding which (A) requires payment obligations after the date hereof in excess of $5,000,000 or (B) imposes any other material and continuing non-payment obligations on the Company or any of its Subsidiaries after the date hereof;

(xi) requires any capital commitment or capital expenditure (or series of capital expenditures) by the Company or any of its Subsidiaries other than as set forth in the budget of the Company set forth on Section 3.19(a)(xi) of the Company Disclosure Letter (the “2024 Company Budget”);

(xii) is between the Company or any of its Subsidiaries, on the one hand, and Pfizer or BC Perception Holdings, LP (or any of their respective Affiliates), on the other hand;

(xiii) provides for the settlement, co-existence or other similar restriction on the Company or its Subsidiaries or another Person related to the filing, registering, enforcing, disposing of or otherwise exploiting any Company Intellectual Property Rights to Company Product;

(xiv) is a collective bargaining agreement or other Contract with a union, works council, labor organization, or other employee representative body (each a “Collective Bargaining Agreement”);

(xv) corporate integrity agreements, consent decrees, deferred prosecution agreements, or other similar types of Contracts with Governmental Authorities that have existing or contingent performance obligations;

(xvi) contains a put, call, right of first refusal or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, or offer for purchase or sale, as applicable, any (A) equity interests of any Person or (B) assets (excluding ordinary course commitments to purchase goods, products and off-the-shelf software) or businesses for an amount in excess, in the aggregate, of $5,000,000; and

(xvii) (A) pursuant to which products are developed that would be co-owned by the Company or any of its Subsidiaries, on the one hand, and a third party, on the other hand, or (B) involves milestone payments, earn-outs or the payment of royalties or other amounts calculated based upon (x) the revenues, profits or income of the Company or any of its Subsidiaries, (y) the income, profits or revenues related to any Company Product or Company Intellectual Property Rights or (z) the completion of (or any achieved metric in) any Study or obtaining of any regulatory approval, that will result in payment by the Company or any of its Subsidiaries of more than $5,000,000 in the aggregate over any twelve (12) month period.

Each Contract of the type described in clauses (i) through (xiv) above, other than a Plan, is referred to herein as a “Material Contract.”

(b) Except (other than with respect to the Pfizer License Agreement) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each Material Contract is valid and binding on the Company or the Subsidiary of the Company that is party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, subject to the Enforceability Exceptions, (ii) the Company and its Subsidiaries (A) have, and to the Knowledge of the Company, each other party thereto has, complied with all obligations required to be performed or complied with by them under each Material Contract and (B) have not waived, or failed to enforce, any of their respective material rights under any Material Contract, (iii) there is no default or, to the Knowledge of the Company, any event or condition which, with or without notice or lapse of time or both, constitutes or would constitute a default, under any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, by any other party thereto and (iv) to the Knowledge of the Company neither the Company nor any of its Subsidiaries has received any written notice from any third party to any Material Contract that such party intends to terminate, not renew or adversely modify such Material Contract.

3.20 Regulatory Compliance.

(a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) the Company and its Subsidiaries are, and since January 1, 2022, have been, in compliance with all applicable Health Care Laws, (ii) since January 1, 2022, the Company has not received any written notification of any pending or, to the Knowledge of the Company, threatened, claim, suit, proceeding, hearing, enforcement, audit, investigation or arbitration from any Governmental Authority, including the FDA, alleging non-compliance by, or Liability of, the Company or any of its Subsidiaries under any Health Care Laws, and (iii) since January 1, 2022, neither the Company, any of its Subsidiaries nor, to the Knowledge of the Company, any of its employees, officers, directors, vendors or agents (A) has been excluded, suspended or debarred from participation in any United States federal or state health care program or human clinical research, (B) is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension or exclusion or (C) has entered into any corporate integrity agreement, deferred prosecution agreement, non-prosecution agreement, or similar agreement or settlement with any Governmental Authority with respect to any actual or alleged violation of any Health Care Law. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, and as set forth on Section 3.20(a) of the Company Disclosure Letter, since January 1, 2022, neither the Company nor any of its Subsidiaries have received any written notice or communication from any Governmental Authority withdrawing or placing any Studies on “clinical hold” or requiring the termination, suspension, of any such Studies.

(b) The Company and its Subsidiaries hold such Permits required by the FDA for the conduct of their respective businesses as currently conducted (collectively, the “FDA Permits”) and, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, all such FDA Permits are in full force and effect.

(c) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, since January 1, 2022, (i) all reports, documents, claims and notices required to be filed, maintained, or furnished to the FDA or other comparable Governmental Authorities by the Company and its Subsidiaries have been so filed, maintained or furnished, (ii) all such reports, documents, claims and notices were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing) and (iii) none of the Company, any of its Subsidiaries or to the Knowledge of the Company, any agent acting for the Company, has committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made or failure to disclose occurred, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for any Governmental Authority to invoke any similar Law regarding the communication or submission of false information to any applicable Governmental Authority.

(d) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, since January 1, 2022, the Studies conducted or sponsored by or on behalf of the Company or its Subsidiaries have been and, if still pending, are being conducted in accordance with all applicable Health Care Laws and FDA Permits.

(e) Except in each case as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, since January 1, 2022: (i) the manufacture of the Company Products has been and is being conducted in compliance with applicable Health Care Laws’ and (ii) neither the Company, any of its Subsidiaries nor to the Knowledge of the Company, any agent acting for the Company or any of its Subsidiaries, has (A) been subject to a Governmental Authority shutdown or import or export prohibition or (B) received any “warning letter,” “untitled letter” or similar written notice from the FDA or comparable Governmental Authority alleging or asserting noncompliance applicable Health Care Law or FDA Permits and, to the Knowledge of the Company, no Governmental Authority has threatened such action.

3.21 Insurance. Section 3.21 of the Company Disclosure Letter sets forth a true, correct and complete list of all currently effective material insurance policies issued in favor of the Company or any of its Subsidiaries. With respect to each such insurance policy, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) the policy is in full force and effect and all premiums due thereon have been paid, (b) neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification of, any such policy, (c) to the Knowledge of the Company, no insurer on any such policy has been declared insolvent by a court or insurance regulator of competent and applicable jurisdiction or placed in receivership, conservatorship or liquidation, and no notice of cancellation or termination has been received with respect to any such policy and (d) as of the date hereof, there are no pending claims under any such policy as to which coverage has been questioned, denied or disputed by the underwriters thereof.

3.22 Certain Payments. During the past three (3) years, none of the Company nor any of its Subsidiaries (nor any of their respective directors, executives, or, to the Knowledge of the Company, representatives, agents or employees) (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses to influence political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees, (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption, anti-bribery, or anti-corruption Laws (collectively, “Anti-Corruption Laws”), (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties, (e) has made any bribe, unlawful rebate, unlawful payoff, influence payment, kickback or other unlawful payment of any nature and (f) has been a Sanctioned Person, (g) has, in the past three (3) years, been engaging in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country, or (h) otherwise in violation of any Laws or orders relating to economic or trade sanctions or import or export controls or U.S. antiboycott requirements (collectively, “Trade Controls”). Neither the Company nor any of its Subsidiaries has received any written notice or made any written disclosure to a Governmental Authority or, to the Knowledge of the Company, been the subject of any investigation, allegation or inquiry, in each case, related to Trade Controls or Anti-Corruption Laws.

3.23 Related Party Transactions. No current director, officer or controlled Affiliate of the Company or any of its Subsidiaries (a) has outstanding any indebtedness to the Company or any of its Subsidiaries, or (b) is otherwise a party to, or directly or indirectly benefits from, any Contract, arrangement or understanding with the Company or any of its Subsidiaries (other than a Plan) of a type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

3.24 Opinion of Financial Advisor of the Company. The Company Board (in such capacity) has received the oral opinion (to be subsequently confirmed in writing) from the Company’s financial advisor, on or prior to the date of this Agreement, that, as of the date of such opinion, and based upon and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered and qualifications and limitations as set forth therein, the consideration consisting of $45.00 per Company Share to be paid to the Company Stockholders (other than Parent, the Company or any of their respective Affiliates) pursuant to this Agreement is fair, from a financial point of view, to such holders.

3.25 State Takeover Statutes Inapplicable. Assuming that the representations of Parent and Merger Sub set forth in this Agreement are true, accurate and complete, the Company Board (or a committee thereof) has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL are not applicable to this Agreement and the transactions contemplated hereby, and to the Knowledge of the Company, no other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger or the other transactions contemplated hereby.

3.26 Proxy Statement. The Proxy Statement, when filed with the SEC, at the time of any amendment or supplement thereto, at the time of any publication, distribution or dissemination thereof, at the time the Proxy Statement is mailed to Company Stockholders and at the time of the Stockholders Meeting, will comply as to form in all material respects with the applicable requirements of the Exchange Act and all other applicable Laws and will not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to information supplied by or on behalf of Parent or Merger Sub or any of their Representatives.

3.27 No Other Representations or Warranties. Except for the express written representations and warranties made by the Company contained in this Article III and the certificate delivered pursuant to Section 7.2(d), or in any Support Agreement, neither the Company nor any Representative or other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or any of its Affiliates, or the Company’s business, assets, Liabilities, financial condition or results of operations or with respect to any other information provided to Parent or Merger Sub in connection with the transactions contemplated hereby, and Parent and Merger Sub expressly disclaim reliance on any representation or warranty of the Company or any other Person other than the representations and warranties expressly contained in this Article III and the certificate delivered pursuant to Section 7.2(d) or in any Support Agreement. Notwithstanding anything herein to the contrary, nothing in this Section 3.27 shall limit any remedy available to Parent in the event of fraud with respect to the representations and warranties made by the Company in this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

PARENT, INTERMEDIATE HOLDCO AND MERGER SUB

Parent, Intermediate Holdco and Merger Sub hereby represent and warrant to the Company as follows:

4.1 Organization and Qualification. Each of Parent, Intermediate Holdco and Merger Sub is duly organized and validly existing and in good standing under the Laws of the jurisdiction of its organization, with all requisite power and authority to own its properties and conduct its business as currently conducted, except for such failures to be in good standing or have such power that would not, individually or in the aggregate, reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby. All of the issued and outstanding shares of capital stock of Merger Sub are owned directly and held of record by Intermediate Holdco and all of the issued and outstanding membership interests of Intermediate Holdco are owned directly and held of record by Parent. Each of Parent, Intermediate Holdco and Merger Sub are in compliance with the provisions of their respective certificates of incorporation and bylaws (or other similar governing documents).

4.2 Authority. Each of Parent, Intermediate Holdco and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform their respective covenants and obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent, Intermediate Holdco and Merger Sub and, subject to the adoption of this Agreement by Intermediate Holdco, as the sole stockholder of Merger Sub (which adoption shall occur immediately after the execution and delivery of this Agreement), the performance by Parent, Intermediate Holdco and Merger Sub of their respective covenants and obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate actions on the part of Parent, Intermediate Holdco and Merger Sub and no additional corporate proceedings or action on the part of Parent, Intermediate Holdco or Merger Sub are necessary to authorize the execution and delivery by Parent, Intermediate Holdco and Merger Sub of this Agreement, the performance by Parent, Intermediate Holdco and Merger Sub of their respective covenants and obligations hereunder or the consummation by Parent, Intermediate Holdco and Merger Sub of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent, Intermediate Holdco and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding agreement of each of Parent, Intermediate Holdco and Merger Sub, enforceable against each of Parent, Intermediate Holdco and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions. As of the date of this Agreement, (a) the Board of Directors of Parent has approved this Agreement and the transactions contemplated hereby, including the Merger, and (b) the Board of Directors of Merger Sub has (i) determined that it is in the best interests of Merger Sub and Intermediate Holdco, as its sole stockholder, and declared it advisable, to enter into this Agreement and consummate the transactions contemplated hereby, (ii) approved the execution and delivery by Merger Sub of this Agreement, the performance by Merger Sub of its covenants and agreements contained herein and the consummation of the Merger upon the terms and subject to the conditions contained herein and (iii) recommended that Intermediate Holdco, as the sole stockholder of Merger Sub, adopt this Agreement and approve the transactions contemplated hereby (including the Merger), in each case of clauses (a) and (b) above, at meetings duly called and held (or by unanimous written consent). No vote of Parent’s stockholders is necessary to approve this Agreement or any of the transactions contemplated hereby.

4.3 Consents and Approvals; No Violation. Except as would not, individually or in the aggregate, reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby, the execution and delivery of this Agreement by Parent, Intermediate Holdco or Merger Sub, the performance by Parent, Intermediate Holdco and Merger Sub of their respective covenants and obligations hereunder and the consummation of the transactions contemplated hereby do not and will not, (a) violate or conflict with or result in any breach of any provision of the respective certificate of incorporation or bylaws (or other similar governing documents) of Parent, Intermediate Holdco or Merger Sub, (b) require any Permit of, or filing with or notification to, any Governmental Authority, except (i) as may be required under the HSR Act and any Foreign Antitrust Laws, (ii) the applicable requirements of any federal or state securities Laws, including compliance with the Exchange Act and the rules and regulations promulgated thereunder, (iii) the filing and recordation of appropriate merger documents as required by the DGCL, including the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or (iv) the applicable requirements of The New York Stock Exchange, (c) violate, conflict with or result in a breach of any provision of, or require any notice or Consent or result in a default (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract or obligation to which Parent, Intermediate Holdco or Merger Sub or any of their respective Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets may be bound, or (d) violate any Law or Order applicable to Parent or any of its Subsidiaries (including Merger Sub) or by which any of their respective assets are bound.

4.4 Litigation. As of the date hereof, there is no Legal Proceeding or governmental or administrative investigation or action pending or, to the Knowledge of Parent, threatened against or relating to Parent or any of its Subsidiaries that would, or seeks to, prevent, materially impede or materially delay the ability of Parent, Intermediate Holdco or Merger Sub to consummate the Merger or the other transactions contemplated hereby. As of the date hereof, neither Parent nor any of its Subsidiaries is subject to any outstanding Order that, individually or in the aggregate, would, or seeks to, prevent, materially impede or materially delay the ability of Parent, Intermediate Holdco or Merger Sub to consummate the Merger or the other transactions contemplated hereby.

4.5 Interested Stockholder. Neither Parent nor any of its Affiliates (including Merger Sub), nor any “affiliate” or “associate” (as such terms are defined in Section 203 of the DGCL) thereof, is, or has been at any time during the period commencing three (3) years prior to the date hereof, an “interested stockholder” of the Company, as such term is defined in Section 203 of the DGCL. Other than as a result of the Support Agreement, none of Parent, Intermediate Holdco, Merger Sub nor any of their Affiliates beneficially owns (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any Company Shares or other securities of the Company or any options, warrants or other rights to acquire securities of, or any other economic interest (through derivative securities or otherwise) in, the Company.

4.6 Sufficient Funds. Parent currently has, and at all times from and after the date hereof and through the Effective Time will have, available to it, and Merger Sub and Intermediate Holdco will have as of the Effective Time, sufficient funds for the satisfaction of all of Parent’s, Intermediate Holdco’s and Merger Sub’s obligations under this Agreement, including the payment of the aggregate Merger Consideration and the consideration in respect of the Company Options and the Company RSU Awards and to pay all related fees and expenses required to be paid by Parent, Intermediate Holdco or Merger Sub pursuant to the terms of this Agreement. Parent’s, Intermediate Holdco’s and Merger Sub’s obligations hereunder, including their obligations to consummate the Merger, are not subject to a condition regarding Parent’s, Intermediate Holdco’s or Merger Sub’s obtaining of funds to consummate the transactions contemplated by this Agreement.

4.7 No Other Operations. Each of Merger Sub and Intermediate Holdco was formed solely for the purpose of effecting the Merger. Each of Merger Sub and Intermediate Holdco has not and will not prior to the Effective Time engage in any activities other than those incidental to its formation or those contemplated by this Agreement and has, and will have as of immediately prior to the Effective Time, no liabilities other than those contemplated by this Agreement.

4.8 Brokers. The Company will not be responsible for any brokerage, finder’s, financial advisor’s or other fee or commission payable to any broker, finder or investment banker in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent, Intermediate Holdco and Merger Sub.

4.9 Solvency. None of Parent, Intermediate Holdco or Merger Sub is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors. Immediately after giving effect to the transactions contemplated by this Agreement, the payment of the aggregate Merger Consideration and any other repayment or refinancing of debt that may be contemplated, and payment of all related fees and expenses, the Surviving Corporation will be Solvent. For purposes of this Section 4.9, the term “Solvent” with respect to the Surviving Corporation means that, as of any date of determination: (a) the amount of the fair saleable value of the assets of the Surviving Corporation and its Subsidiaries, taken as a whole, exceeds, as of such date, the amount of all Liabilities of the Surviving Corporation and its Subsidiaries, taken as a whole, including contingent and other liabilities, as of such date; (b) the amount of the fair saleable value of the assets of the Surviving Corporation and its Subsidiaries, taken as a whole, is greater than the amount that will be required to pay the probable Liabilities of the Surviving Corporation and its Subsidiaries, taken as a whole (including contingent liabilities), as such debts and other Liabilities become absolute and matured; (c) the Surviving Corporation will not have, as of such date, an unreasonably small amount of capital for the operation of the business in which it is engaged or proposed to be engaged by Parent following such date; and (d) the Surviving Corporation will be able to pay its Liabilities, including contingent and other liabilities, as they mature.

4.10 Absence of Certain Arrangements.. As of the date of this Agreement, other than this Agreement and the Support Agreements, none of Parent, Intermediate Holdco or Merger Sub nor any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, employee or other Affiliate of the Company (a) relating to (i) this Agreement, the Merger or (ii) the Surviving Corporation, any of its Subsidiaries or any of their respective businesses or operations (including as to continuing employment) from and after the Effective Time or (b) pursuant to which any (i) such holder of Company Shares would be entitled to receive consideration of a different amount or nature than the Merger Consideration in respect of such holder’s Company Shares, (ii) such holder of Company Shares has agreed to vote against any Superior Proposal or (iii) such stockholder, director, officer, employee or other Affiliate of the Company or any of its Subsidiaries has agreed to provide, directly or indirectly, equity investment to Parent, Intermediate Holdco, Merger Sub or the Company to finance any portion of the Merger.

4.11 Proxy Statement.. None of the information provided or to be provided in writing by or on behalf of Parent, Intermediate Holdco or Merger Sub or any of their Representatives for inclusion or incorporation by reference in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.12 No Other Representations or Warranties. Except for the express written representations and warranties made by Parent, Intermediate Holdco and Merger Sub contained in this Article IV and the certificate delivered pursuant to Section 7.3(c), neither Parent, Intermediate Holdco, Merger Sub nor any Representative or other Person on behalf of either makes any express or implied representation or warranty with respect to them or any of their Affiliates or any of its or their respective business, assets, Liabilities, financial condition or results of operations or with respect to any other information provided to the Company in connection with the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Section 4.12 shall limit any remedy available to the Company in the event of fraud with respect to the representations and warranties made by Parent, Intermediate Holdco or Merger Sub in this Agreement. Parent, Intermediate Holdco and Merger Sub each acknowledges and agrees (in each case individually and on behalf of each of their respective controlled Affiliates, each of the direct and indirect stockholders, partners, managers or other equity or security holders of Parent, Intermediate Holdco, Merger Sub or any of their respective Affiliates and any Representative of any of the foregoing (each, a “Parent Related Party” and, collectively, the “Parent Related Parties”)), that, except for the representations and warranties expressly set forth in Article III and the certificate delivered pursuant to Section 7.2(d) or in any Support Agreement (a) none of the Company, any Affiliates thereof, any direct or indirect stockholder, partner, manager or other equity or security holder of the Company or any Affiliate thereof or any Representative of any of the foregoing (each, a “Company Related Party” and, collectively, the “Company Related Parties”) or any other Person makes, or has made, any representations or warranties relating to itself or its business, the Company or its business or any other matter in connection with the entry into this Agreement, the Merger and the other transactions contemplated hereby, and none of Parent, Intermediate Holdco, Merger Sub or any other Parent Related Party is relying or has relied on (and each of Parent, Intermediate Holdco and Merger Sub expressly disclaims reliance on) any representation or warranty of any of the Company or any Company Related Party or any other Person except for the representations and warranties of the Company expressly set forth in Article III of this Agreement, in the certificate delivered pursuant to Section 7.2(d) or in any Support Agreement (b) other than in any Support Agreement, no Person has been authorized by the

Company or any Company Related Party to make any representation or warranty relating to the Company or any Company Related Party or any of their respective businesses or any other matter in connection with the entry into this Agreement, the Merger and the other transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any Parent Related Party or any other Person as having been authorized by the Company or any Company Related Party, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Parent, Intermediate Holdco, Merger Sub or any Parent Related Party or any other Person are not and shall not be deemed to be or include representations or warranties of the Company (and have not been relied upon by Parent, Intermediate Holdco, Merger Sub or any Parent Related Party or any other Person) except (and only to the extent that) an express representation or warranty is made by the Company with respect to such materials or information in an express representation or warranty of the Company set forth in Article III, in the certificate delivered pursuant to Section 7.2(d) or in any Support Agreement; provided that the foregoing shall not limit any remedy available to Parent in the event of fraud with respect to the representations and warranties made by the Company in this Agreement.

ARTICLE V

COVENANTS OF THE COMPANY

5.1 Conduct of Business of the Company. Except (a) as described in Section 5.1 of the Company Disclosure Letter, (b) as required by applicable Law (including any COVID-19 Measures or such reasonable actions after notice has been provided to Parent or Parent’s counsel as may be taken in response to acts of war or sanctions including in connection with the current disputes involving (i) the Russian Federation and Ukraine or (ii) Israel, Hamas, Lebanon, Syria or Iran), (c) as consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed) or (d) as expressly required by this Agreement, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, (x) the Company will and will cause each of its Subsidiaries to use its commercially reasonable efforts to conduct its operations in all material respects according to its ordinary and usual course of business consistent with past practice, and the Company will and will cause each of its Subsidiaries to use its commercially reasonable efforts to preserve intact its business organization and to preserve the present relationships with those Persons having significant business relationships with the Company or any of its Subsidiaries; provided that during any period of full or partial suspension of operations related to COVID-19 or any COVID-19 Measures, the Company and its Subsidiaries may, in connection with COVID-19 or any COVID-19 Measures, take such actions as are reasonably necessary (i) to protect the health and safety of the Company’s or its Subsidiaries’ employees and other individuals having business dealings with the Company or (ii) to respond to third-party supply or service disruptions caused by COVID-19 or any COVID-19 Measures; provided, further, that the Company and its Subsidiaries may take such reasonable actions after notice has been provided to Parent or Parent’s counsel as may be taken in response to acts of war or sanctions in connection with the current disputes involving (i) the Russian Federation and Ukraine or (ii) Israel, Hamas, Lebanon, Syria or Iran, and (y) without limiting the generality of the foregoing, the Company will not, and will not permit any of its Subsidiaries to:

(i) adopt any amendments to its certificate of incorporation or bylaws (or equivalent governing documents);

(ii) issue, sell, grant options or rights to purchase, encumber, pledge, or authorize or propose the issuance, sale, grant of options or rights to purchase, encumber or pledge, any Company Securities or Company Subsidiary Securities, other than Company Shares issuable (A) with respect to the exercise, vesting or settlement of Company Stock Awards outstanding as of the date hereof or granted in compliance with this Agreement, (B) pursuant to the Company ESPP in accordance with its terms as of the date hereof and in compliance with this Agreement, or (C) upon settlement of the Convertible Notes in accordance with their terms;

(iii) acquire or redeem or offer to acquire or redeem, directly or indirectly, or amend any Company Securities, other than (A) as required by any Company Stock Plan in accordance with its terms as of the date hereof, or (B) the satisfaction of exercise price and/or Tax withholding obligations in connection with the vesting, exercise or settlement of any Company Stock Award outstanding as of the date hereof or granted in compliance with this Agreement;

(iv) split, combine, subdivide or reclassify its capital stock or establish a record date for, declare, set aside, authorize, make or pay any dividend or distribution (whether in cash, stock or property) on any shares of its capital stock (other than dividends paid to the Company or one of its wholly owned Subsidiaries by a wholly owned Subsidiary of the Company with regards to its capital stock or other equity interests);

(v) (A) acquire, by means of a merger, consolidation, recapitalization or otherwise, any business, assets or securities (other than, in each case, capital expenditures in accordance with subclause (xiii) below and any acquisition of assets, including active pharmaceutical ingredients and other supplies, in the ordinary course of business consistent with past practice) for consideration in excess of $2,500,000 individually or $5,000,000 in the aggregate, (B) sell, lease, license or otherwise dispose of, transfer or encumber any assets of the Company or any of its Subsidiaries with a fair market value in excess of $2,500,000 individually or $5,000,000 in the aggregate, except (1) sales of products or services in the ordinary course of business consistent with past practice, (2) Incidental Contracts, (3) non-exclusive licenses entered into in the ordinary course of business consistent with past practice, (4) dispositions of marketable securities (other than, for clarity, Company Securities) in the ordinary course of business consistent with past practice, and (5) dispositions or abandonments of immaterial tangible assets in the ordinary course of business consistent with past practice, or (C) adopt a plan of complete or partial liquidation, dissolution, recapitalization or restructuring;

(vi) incur, assume or otherwise become liable or responsible for any indebtedness for borrowed money or issue or sell any debt securities or warrants or other rights to acquire debt securities, except for indebtedness for borrowed money in an amount not to exceed $3,000,000 in the aggregate;

(vii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person in an amount not to exceed $3,000,000 in the aggregate;

(viii) make any loans, advances (other than for ordinary course business expenses) or capital contributions to, or investments in, any other Person (other than with respect to wholly owned Subsidiaries) in excess of $3,000,000 in the aggregate, except for (A) advancement of expenses under (1) any indemnification agreement made available to Parent prior to the date hereof or (2) the certificate of incorporation or bylaws of the Company or (B) investments in cash equivalents (including bank account balances, marketable securities, commercial paper, treasury bills and short term investments) in the ordinary course of business consistent with past practice;

(ix) change, in any material respect, any financial accounting methods, principles or practices used by it, except as required by GAAP or applicable Law;

(x) (A) change any annual Tax accounting period, (B) make or change any material Tax election, (C) file any material amended Tax Return, (D) enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law), Tax allocation agreement or Tax sharing agreement (other than any commercial agreement that does not relate primarily to Taxes), in each case, relating to or affecting any material Tax liability of the Company or any of its Subsidiaries, (E) extend or waive the application of any statute of limitations regarding the assessment or collection of any material Tax or (F) settle or compromise any material Tax liability or surrender a right to a material Tax refund, except, in each case of clauses (A) through (F), other than as required by applicable Law or in the ordinary course of business consistent with past practice;

(xi) except as required by applicable Law or the terms of a Plan as in effect on the date hereof, (A) grant any cash or equity or equity-based incentive awards, retention, change in control, transaction, severance, termination pay or similar compensation, (B) grant any increase in, or accelerate the funding, payment or vesting of, the base compensation, bonus or other compensation and benefits payable to any of the employees, officers, directors or other individual service providers of the Company or any of its Subsidiaries, (C) establish, adopt, enter into, materially amend or terminate any material Plan or any other benefit or compensation plan, policy, program, Contract, agreement or arrangement that would be a material Plan if in effect on the date hereof, other than with respect to the provision of de minimis and non-recurring fringe benefits, (D) hire, promote, or otherwise enter into any employment or consulting agreement or offer letter with, any employee, officer, director or other individual service provider of the Company or any of its Subsidiaries other than hiring or promoting or entering into any employment or consulting agreement or offer letter with an employee at a position at or below the level of vice president in the ordinary course of business consistent with past practice (provided that any such employment offers are made with offers letters consistent in all material respects with the Company’s standard form), or (E) terminate any employee, officer, director or other individual service provider of the Company or any of its Subsidiaries (other than for “cause”) other than an employee at or below the level of vice president;

(xii) (A) modify, extend, terminate or enter into any Collective Bargaining Agreement, (B) recognize or certify any labor union or other labor organization as the bargaining representative for any employees of the Company or any of its Subsidiaries or (C) implement or announce any mass employee layoffs, plant closings, or other similar actions that trigger notice obligations under the Worker Adjustment Retraining and Notification Act of 1988 or any similar state Law;

(xiii) make or authorize any capital expenditure or incur any obligations, Liabilities or indebtedness in respect thereof, except for those contemplated by the 2024 Company Budget;

(xiv) settle any suit, action, claim, proceeding or investigation other than as contemplated by Section 6.11 or a settlement solely for monetary damages (net of insurance proceeds received) not in excess of $1,500,000 individually or $5,000,000 in the aggregate;

(xv) except in the ordinary course of business consistent with past practice or in connection with any transaction to the extent specifically permitted by any other subclause of this Section 5.1, (A) enter into any Contract that would, if entered into prior to the date hereof, be a Material Contract (provided that no such Contract may be entered into pursuant to the ordinary course of business exception with respect to any Contract that would be a Material Contract under Sections 3.19(a)(iii), 3.19(a)(iv), 3.19(a)(v), 3.19(a)(vi), 3.19(a)(xii), 3.19(a)(xvi) or 3.19(a)(xvii)(B)), except for any ordinary course statement of work issued under an existing Material Contract; or (B) materially modify, materially amend or terminate (other than expirations in accordance with its terms) any Material Contract (or any Contract that would, if entered into prior to the date hereof, be a Material Contract) or waive, release or assign any material rights or material claims thereunder;

(xvi) (A) sell, assign, transfer, convey, license (as licensor, except in the ordinary course of business consistent with past practice or in connection with any transaction to the extent specifically permitted by any other subclause of this Section 5.1, non-exclusive licenses entered into in the ordinary course of business consistent with past practice or pursuant to Incidental Contracts), waive rights, encumber, fail to maintain or otherwise dispose of any Company Intellectual Property Right, (B) fail to diligently prosecute or maintain any Company Registered Intellectual Property Right or fail to exercise a right of renewal or extension under any Contract relating to, or with respect to, any Intellectual Property Right, except for dispositions or abandonments of immaterial Company Registered Intellectual Property Right in the ordinary course of business consistent with past practice or (C) disclose any trade secrets of the Company or any of its Subsidiaries to any Person unless such disclosure was made pursuant to a commercially reasonable written agreement requiring such Person to maintain the confidentiality of such trade secrets;

(xvii) abandon, cease to prosecute, fail to maintain, sell, license, assign or encumber any Permit (A) issued by the FDA under the United States Food, Drug and Cosmetic Act of 1938 or the United States Public Health Service Act (and FDA’s implementing regulations), investigational new drug applications and

(B) of any applicable Governmental Authority necessary for the lawful operation of the businesses of the Company and its Subsidiaries;

(xviii) modify, amend or terminate the Pfizer License Agreement (including designating any Pfizer-Developed Compound (as defined therein) as a Licensee-Selected Compound (as defined therein)) or the Pfizer Research Collaboration Agreement or grant any material waiver or material release thereunder;

(xix) unless mandated by any Governmental Authority, discontinue, terminate or suspend any ongoing research and development program, pre-clinical study or clinical study with respect to any Company Product currently in a clinical study; or

(xx) agree or commit, in writing or otherwise, to take any of the foregoing actions.

In furtherance and not in limitation of any other provision of this Agreement, to the extent permitted by applicable Law, the Company shall keep Parent informed on a reasonably current basis of any material developments (including the occurrence of any serious adverse event and any material governmental inquiries or investigations), material discussions or negotiations relating to the Company Products between or with the FDA or the European Medicines Agency (the “EMA”). Without limiting the generality of the foregoing, to the extent permitted by applicable Law, the Company (A) shall keep Parent reasonably informed as far in advance as reasonably practicable under the circumstances, of any material meetings, filings, submissions or correspondence to be made by or on behalf of the Company between or with the FDA or the EMA relating to any Company Product, and shall provide Parent with copies of any such material filings, or submissions or correspondence, and (B) shall keep Parent reasonably informed of any material change to any Research Program protocol, the adding of any new Research Programs, the making of any material change to a manufacturing plan or process, the making of any material change to a development timeline or the initiation or the making of any material change to any Company Product. Notwithstanding the foregoing or any other statement to the contrary in this Agreement, none of the obligations set forth in this paragraph starting “In furtherance and not limitation of” shall be taken into account for purposes of determining whether the condition set forth in Section 7.2(b) has been or will be satisfied.

Notwithstanding the foregoing, nothing in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the business or operations of the Company or any of its Subsidiaries at any time prior to the Effective Time. Prior to the Effective Time, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its business and operations.

5.2 No Solicitation.

(a) Subject to Section 5.2(c), at all times during the period commencing on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, neither the Company nor any of its Subsidiaries shall, nor shall they authorize or knowingly permit any of their other Representatives to, and the Company shall direct and use its reasonable best efforts to cause such other Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage, any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (ii) furnish to any Person (other than Parent, Merger Sub or any designees or Representatives of Parent or Merger Sub) or any Representative thereof, any non-public information relating to the Company or any of its Subsidiaries, or afford to any Person (other than Parent, Merger Sub or any designees or Representatives of Parent or Merger Sub) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case with the intent to facilitate the making, submission or announcement of any proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (iii) participate or engage in any discussions or negotiations with any Person with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (except to notify any Person of the provisions of this Section 5.2), (iv) enter into any merger agreement, purchase agreement, letter of intent or similar agreement with respect to an Acquisition Transaction (other than an Acceptable Confidentiality Agreement entered into pursuant to Section 5.2(c)) or (v) approve, authorize, agree or publicly announce any intention to do any of the foregoing. Subject to Section 5.2(c), during the period commencing on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, and shall cause its Subsidiaries and their respective directors and officers to, and shall direct their other Representatives to, cease all discussions or negotiations with any Person (other than Parent, Merger Sub and their Representatives) conducted prior to the date of this Agreement with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to any Acquisition Proposal. Promptly after the date of this Agreement, the Company will terminate access by any Person (other than Parent, Merger Sub and their Representatives) to any physical or electronic dataroom relating to a potential Acquisition Proposal (or prior discussions in respect of a potential Acquisition Proposal) and request that each Person (other than Parent, Merger Sub and their Representatives) that has executed a confidentiality agreement (other than the Confidentiality Agreement) relating to a potential Acquisition Proposal promptly return to the Company or destroy all non-public documents and materials containing non-public information of the Company that has been furnished by the Company or any of its Representatives to such Person pursuant to the terms of such confidentiality agreement.

(b) From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, as promptly as practicable, and in any event within two (2) Business Days following receipt of an Acquisition Proposal, or request for information or inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, the Company shall (i) provide Parent with written notice of such Acquisition Proposal, request for information, inquiry, proposal or offer and (ii) communicate to Parent the material terms and conditions of such Acquisition Proposal, request for information, inquiry, proposal or offer and the identity of the Person making such Acquisition Proposal, request for information, inquiry, proposal or offer (or, where such Acquisition Proposal, proposal or offer is not in writing, a description of the material terms and conditions of such Acquisition Proposal, proposal or offer including any modifications thereto). The Company shall keep Parent reasonably informed on a reasonably prompt basis with respect to the status of discussions or negotiations regarding, and of any changes to the material terms and conditions of, an Acquisition Proposal, request for information, inquiry, proposal or offer submitted to the Company or any of its Subsidiaries or Representatives and shall as promptly as reasonably practicable (and in any event within two (2) Business Days of receipt thereof), provide Parent with unredacted copies of all written offers, requests for information, inquiries or proposals and any proposed transaction agreements (including all schedules, exhibits and attachments thereto) relating to any such Acquisition Proposal, proposal or offer. For the avoidance of doubt, all information provided to Parent pursuant to this Section 5.2(b) will be subject to the terms of the Confidentiality Agreement.

(c) Notwithstanding anything to the contrary set forth in this Section 5.2 or elsewhere in this Agreement, if after the date of this Agreement and prior to receipt of the Stockholder Approval, the Company or any of its Representatives has received a written Acquisition Proposal or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal from any Person or group of Persons that did not result from a material breach of this Section 5.2, then (i) the Company and its Representatives may contact and engage in discussions with such Person or group of Persons making the Acquisition Proposal, inquiry, proposal or offer or its or their Representatives and financing sources solely to clarify the terms and conditions thereof, to request that any Acquisition Proposal made orally be made in writing or to notify such Person or group of Persons or its or their Representatives of the provisions of this Section 5.2, and (ii) if the Company Board (or a committee thereof) determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and that the failure to take such action described in clause (A), (B) or (C) below would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, then the Company and any of its Representatives may (A) enter into an Acceptable Confidentiality Agreement with such Person or group of Persons, (B) furnish information with respect to the Company and its Subsidiaries to the Person or group of Persons making such Acquisition Proposal (provided that (x) the Company shall promptly (and in any event within one (1) Business Day thereof) provide or make available to Parent any information concerning the Company that is provided to such Person or group of Persons and which was not previously provided or made available to Parent and (y) the Company shall have entered into an Acceptable Confidentiality Agreement with such Person or group of Persons) and (C) participate and engage in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal regarding such Acquisition Proposal. Prior to or substantially concurrently with the Company first taking any of the actions described in clauses (A), (B) or (C) of the immediately preceding sentence with respect to an Acquisition Proposal, the Company shall provide written notice to Parent of the determination of the Company Board (or a committee thereof) made pursuant to clause (ii) of the immediately preceding sentence. Notwithstanding anything to the contrary set forth in this Agreement, the Company shall be permitted to terminate, amend or otherwise modify, waive or fail to enforce any provision of any “standstill” or similar agreement if the Company Board (or a committee thereof) determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law (provided that such amendment or modification does not restrict the Company’s ability to comply with the terms of this Agreement). The Company shall provide written notice to Parent of any such release or waiver promptly following, but in any event within two (2) Business Days of, such waiver or release.

5.3 Company Board Recommendation.

(a) Subject to Section 5.3(b), neither the Company Board nor any committee thereof shall (i) withdraw, amend, modify or qualify in a manner adverse to Parent or Merger Sub, or publicly propose to withhold, withdraw, amend, modify or qualify in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (ii) publicly approve or recommend an Acquisition Proposal, (iii) fail to include the Company Board Recommendation in the Proxy Statement when disseminated to the Company Stockholders or (iv) publicly propose to do any of the foregoing (each of clauses (i), (ii), (iii) and (iv), a “Company Board Recommendation Change”); provided, however, that, notwithstanding anything herein to the contrary, a “stop, look and listen” communication by the Company Board or any committee thereof to the Company Stockholders pursuant to Rule 14d-9(f) of the Exchange Act, any action contemplated by Section 5.3(c)(i) or any communication that is substantially similar to either of the foregoing, shall not be prohibited under the terms of this Agreement nor shall it be deemed to be a Company Board Recommendation Change or to constitute a breach of this Agreement; provided that any such disclosure by the Company shall state that the Company Board Recommendation continues to be in effect unless, prior to the time of such public disclosure, a Company Board Recommendation Change has been made in compliance with this Section 5.3.

(b) Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, at any time prior to the receipt of the Stockholder Approval, the Company Board (or a committee thereof) may (i) in response to (x) the receipt of a written Acquisition Proposal received after the date hereof that did not result from a material breach of Section 5.2, or (y) the occurrence of an Intervening Event, effect a Company Board Recommendation Change, or (ii) in response to an Acquisition Proposal received after the date hereof that did not result from a material breach of Section 5.2, enter into a definitive agreement with respect to such applicable Acquisition Proposal and terminate this Agreement pursuant to Section 8.1(c)(ii); provided that (A) the Company Board (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, (B) in the case of receipt of an Acquisition Proposal, the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor(s) and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal, (C) the Company provides written notice to Parent at least three (3) Business Days (the “Notice Period”) prior to effecting a Company Board Recommendation Change or terminating this Agreement pursuant to Section 8.1(c)(ii) of its intent to take such action, specifying the reasons therefor (a “Change of Recommendation Notice”) (it being understood that any amendment to any material term of such Acquisition Proposal shall require a new Notice of Recommendation Change and a new Notice Period), (D) prior to effecting such Company Board Recommendation Change or terminating this Agreement pursuant to

Section 8.1(c)(ii), the Company shall, and shall cause its Representatives to, be reasonably available to negotiate with Parent in good faith (to the extent Parent desires to negotiate) during such three (3) Business Day period to make such adjustments in the terms and conditions of this Agreement as would obviate the basis for a Company Board Recommendation Change or the termination of this Agreement pursuant to Section 8.1(c)(ii), and (E) no earlier than the end of such three (3) Business Day period, the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor(s) and outside legal counsel), after considering any amendments to the terms and conditions of this Agreement proposed by Parent in a binding written offer irrevocably made by Parent during such three (3) Business Day period, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law (and, in the case of receipt of such Acquisition Proposal, that such Acquisition Proposal continues to constitute a Superior Proposal). Following delivery of a Change of Recommendation Notice in the case of a Superior Proposal, in the event of any change to the financial terms (including any change to the amount or form of consideration payable) or other revision to the material terms or conditions of such Acquisition Proposal, the Company shall provide a new Change of Recommendation Notice to Parent, and any Company Board Recommendation Change or termination of this Agreement pursuant to Section 8.1(c)(ii) following delivery of such new Change of Recommendation Notice shall again be subject to clause (C) and clause (D) of the immediately preceding sentence for a period of two (2) Business Days.

(c) Notwithstanding anything herein to the contrary, nothing in this Agreement shall prohibit the Company or the Company Board (or a committee thereof) from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act, and (ii) making any disclosure to the Company Stockholders if the Company Board (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would reasonably be expected to be inconsistent with its fiduciary duties to the Company Stockholders under applicable Law; provided that this Section 5.3(c) will not be deemed to permit the Company Board to make a Company Board Recommendation Change except to the extent expressly permitted by Section 5.3(b).

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Reasonable Best Efforts.

(a) Except as otherwise provided under Section 5.2 or Section 5.3 or to the extent that any action is governed by a different covenant or obligation hereunder, upon the terms and subject to the conditions set forth in this Agreement, each of Parent, Merger Sub and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective, as promptly as reasonably practicable, and in any event prior to the Termination Date, the Merger and each of the other transactions contemplated by this Agreement, including using reasonable best efforts to, subject to Section 6.2, (i) cause each of the conditions to the Merger set forth in Article VII to be satisfied as promptly as reasonably practicable after the date of this Agreement; (ii) obtain, as promptly as reasonably practicable after the date of this Agreement, and maintain all necessary actions or non-actions and Consents from Governmental Authorities and make all necessary registrations, declarations and filings with Governmental Authorities, that are necessary to consummate the Merger; (iii) resist, contest, appeal and remove any Legal Proceeding and have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, restricts or restrains the consummation of the transactions contemplated by this Agreement (including any Legal Proceeding or Order in connection with the matters contemplated by Section 6.2), (iv) upon the reasonable written request of Parent or Merger Sub, obtain all necessary or appropriate Consents under any Material Contracts to which the Company or any of its Subsidiaries is a party in connection with this Agreement and the consummation of the transactions contemplated hereby and (v) reasonably cooperate with the other party or parties with respect to any of the foregoing. In addition to the foregoing, except as otherwise provided under Section 5.2 or Section 5.3 or to the extent that any action is governed by a different covenant or obligation hereunder (including Section 6.1(b) and Section 6.2), neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, shall take any action, or fail to take any action, that is intended to, or has (or would reasonably be expected to have) the effect of, preventing, materially impairing, materially delaying or otherwise materially adversely affecting the consummation of the Merger or the ability of such party to fully perform its obligations under this Agreement in accordance with the terms hereof. Notwithstanding anything to the contrary herein, the Company shall not be required prior to the Effective Time to pay any consent or other similar fee, “profit-sharing” or other similar payment or other consideration (including increased rent or other similar payments or agree to enter into any amendments, supplements or other modifications to (or waivers of) the existing terms of any Contract), or provide additional security (including a guaranty) or otherwise assume or incur or agree to assume or incur any Liability that is not conditioned upon the consummation of the Merger, to obtain any Consent of any Person (including any Governmental Authority) under any Contract (collectively, “Third Party Consent Payments”). Neither the Company nor any of its Subsidiaries shall make, or commit to make, any Third Party Consent Payment without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).

(b) Parent agrees, on behalf of itself and its controlled Affiliates, that, between the date of this Agreement and the Effective Time, Parent shall not, and shall cause its controlled Affiliates not to, directly or indirectly, acquire, purchase, lease or license (or agree to acquire, purchase, lease or license), by merging with or into or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Relevant Business, if doing so would or would reasonably be expected to prevent, materially impair, materially delay or otherwise materially adversely affect the consummation of the Merger or the ability of Parent to fully perform its obligations under this Agreement in accordance with the terms hereof. “Relevant Business” shall have the meaning set forth in Section 6.1(b) of the Company Disclosure Letter.

6.2 Antitrust Obligations.

(a) Each of Parent and Merger Sub (and their respective controlled Affiliates, if applicable), on the one hand, and the Company, on the other hand, shall file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the transactions contemplated hereby as required by the HSR Act, as soon as practicable after the date of this Agreement but in no event later than ten (10) days following the date of this Agreement (unless a later date is mutually agreed between the parties). Each of Parent and the Company shall (i) reasonably cooperate and coordinate with the other in the making of such filings, (ii) supply the other with any information and documentary material that may be required in order to make such filings, (iii) supply any additional information that reasonably may be required or requested by the FTC, the DOJ or any foreign Governmental Authority responsible for the enforcement of any Foreign Antitrust Law, and (iv) use their respective reasonable best efforts to promptly take any and all actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and any Foreign Antitrust Laws as soon as practicable (and in any event prior to the Termination Date) and to avoid any impediment to the consummation of the Merger under the HSR Act or any Foreign Antitrust Laws. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, neither Parent nor any of its Affiliates shall be required to agree to any of the following actions (and the Company shall not agree to any of the following actions without the express written consent of Parent): (1) selling, licensing, assigning, transferring, divesting, holding separate, granting any commercial rights to or otherwise disposing of any assets, business or portion of any business (or interests therein) of the Company, the Surviving Company, Parent or any of their respective Affiliates; (2) proposing, negotiating, committing to or effecting, by consent decree, hold separate order or otherwise, any conduct of business restrictions; (3) amending or terminating (or agreeing to amend or terminate) any existing relationship, Contractual right or obligation or venture or other arrangement of Parent or its Affiliates or the Company or its Affiliates; (4) offering, agreeing or consenting to any change (including through a licensing arrangement or the creation of any relationship or Contractual right or obligation) to or restriction on, or other impairment of, Parent’s ability to own or operate the businesses, product lines, fields of use, divisions, business arrangements, Contracts, assets or interests therein of Parent or its Affiliates (including, after the Closing, the

Surviving Corporation and its Affiliates); or (5) otherwise taking or committing to take actions after the Closing with respect to one or more of the businesses, product lines, fields of use, or assets of Parent and its Affiliates (including the Surviving Corporation and its Affiliates), including any obligation to obtain any “prior approval” or other affirmative approval from a Governmental Authority to carry out any future transaction. Parent shall, after reasonable consultation with the Company and consideration in good faith of the views and comments of the Company in connection with the following, have the right to (A) direct, devise and implement the strategy for obtaining any necessary approval of, for responding to any request from, inquiry or investigation by (including coordinating with the Company with respect to the timing, nature and substance of all such responses), and in connection with all meetings and communications (including any negotiations) with, any Governmental Authority that has authority to enforce any Antitrust Law or foreign investment Law, (B) control the defense and settlement of any Legal Proceeding brought by or before any Governmental Authority that has authority to enforce any Antitrust Law or foreign investment Law and (C) determine whether to pull and refile, on one or more occasions, any filing made under the HSR Act, or any other Antitrust Law, in connection with the transactions contemplated hereby, prior to the Termination Date; provided that neither Parent nor the Company may enter into any agreement with the FTC, the Antitrust Division of the DOJ or any other Governmental Authority not to consummate the transactions contemplated by this Agreement without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed). Further, subject to this Section 6.2(a), if any Legal Proceeding, including any proceeding by a private party, is instituted (or threatened) challenging or seeking to restrain, prohibit or place conditions on the consummation of the transactions contemplated by this Agreement, including the Merger, or the ownership or operation by Parent, the Company or any of their respective Subsidiaries of all or any portion of their respective businesses as presently conducted and as currently proposed to be conducted, Parent (and its Subsidiaries) and the Company (and its Subsidiaries) shall use their reasonable best efforts to defend or contest, including through litigation or other means, any objection to, or Legal Proceedings challenging, the consummation of the transactions contemplated by this Agreement, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, including the Merger.

(b) Each of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company, on the other hand, shall promptly inform the other of any substantive communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement in connection with any filings or investigations with, by or before any Governmental Authority relating to this Agreement or the transactions contemplated hereby, including any proceedings initiated by a private party. If any party hereto or an Affiliate thereof shall receive a request for additional information or documentary material from any Governmental Authority with respect to the transactions contemplated by this Agreement pursuant to the HSR Act or any Foreign Antitrust Law with respect to which any such filings have been made, then such party shall use its reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. In connection with and without limiting the foregoing, to the extent reasonably practicable and unless prohibited by applicable Law or by the applicable Governmental Authority, the parties hereto agree (subject to Parent’s ultimate control of strategy pursuant to Section 6.2(a)) to (i) give each other reasonable advance notice of all non-ministerial meetings and non-ministerial conference calls with any Governmental Authority relating to the Merger, (ii) give each other an opportunity to participate in each of such non-ministerial meetings and non-ministerial conference calls, (iii) keep the other party reasonably apprised with respect to any non-ministerial oral communications with any Governmental Authority regarding the Merger, (iv) cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the Merger, articulating any regulatory or competitive argument and/or responding to requests or objections made by any Governmental Authority, (v) provide each other with a reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other with respect to, all written communications (including any analyses, presentations, memoranda, briefs, arguments and opinions) with a Governmental Authority regarding the Merger, (vi) provide each other (or counsel of each party, as appropriate) with copies of all material written communications to or from any Governmental Authority relating to the Merger, and (vii) cooperate and provide each other with a reasonable opportunity to participate in, and consider in good faith the views of the other regarding, all material deliberations with respect to all efforts to satisfy the conditions set forth in Section 7.1(b) and Section 7.1(c). Any such disclosures, rights to participate or provisions of information by one party to the other may be made on a counsel-only basis and redacted for legal privilege to the extent required under applicable Law or to remove references concerning the valuation of the Company or confidential competitively sensitive business information of the Company.

(c) Each of Parent, Merger Sub and the Company shall cooperate with one another in good faith to (i) promptly determine whether any filings not contemplated by Section 6.2(a) are required to be made, and whether any other Consents not contemplated by Section 6.2(a) are required to be obtained, from any Governmental Authority under any other applicable Law in connection with the transactions contemplated hereby, and (ii) promptly make any filings, furnish information required in connection therewith and seek to obtain timely any such Consents that the parties determine are required to be made or obtained in connection with the transactions contemplated hereby.

(d) If, prior to the Effective Time (i) the U.K. Competition and Markets Authority (the “CMA”) indicates in writing to Parent that it has decided to formally investigate the Merger and, accordingly, requests Parent to submit a merger notice in the form prescribed under the Enterprise Act 2002 or (ii) the European Commission (the “EC”) indicates in writing to Parent that a member state of the European Union or the EC is making, or has made, a referral of the Merger to the EC under Article 22 of the EU Merger Regulation, then Parent shall provide to the Company a copy of such written indication or filing, form or other submission as promptly as practicable after its receipt or submission thereof, as applicable, and if such indication or filing, form or other submission shall have been so provided, each of the CMA under the Enterprise Act of 2002 and the EC under Article 22 of the EU Merger Regulation, as the case may be, shall thereupon be deemed to be a “Specified Antitrust Jurisdiction” for purposes of this Agreement.

6.3 Proxy Statement; Company Stockholder Meeting.

(a) As promptly as reasonably practicable after the date hereof (but in no event later than 20 Business Days thereafter), the Company shall prepare and file with the SEC the preliminary proxy statement (as amended or supplemented, the “Proxy Statement”). Each of the Company and Parent shall furnish all information concerning such person to the other as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The Company shall promptly notify Parent (and in any case no later than one (1) Business Day) upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand. Each of the Company and Parent shall use reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response, (ii) shall consider in good faith all such comments reasonably proposed by Parent and (iii) shall not file or mail such document, or respond to the SEC, prior to receiving the approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed. If, at any time prior to the Stockholders Meeting, any information relating to the Company, Parent or any of their respective controlled Affiliates, officers or directors should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. Except in connection with a Company Board Recommendation Change expressly permitted by Section 5.3(b), no amendment or supplement to the Proxy Statement shall be made by the Company without the approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed.

(b) The Company agrees that the Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act and that none of the information included or incorporated by reference in the Proxy Statement shall, at the date the Proxy Statement is filed with the SEC or mailed to the Company Stockholders or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made in the Proxy Statement based on information supplied in writing by or on behalf of Parent specifically for inclusion or incorporation for reference therein. Parent agrees that no information supplied in writing by or on behalf of Parent specifically for inclusion or incorporation for reference in the Proxy Statement shall, at the date the Proxy Statement is filed with the SEC or mailed to the stockholders of the Company or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c) The Company shall (i) as promptly as practicable after the date hereof, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholders Meeting”) for the purpose of obtaining the Stockholder Approval and (ii) commence mailing the Proxy Statement to the Company Stockholders as of the record date of the Stockholders Meeting as promptly as reasonably practicable after the filing of the Proxy Statement with the SEC. The Company will schedule the Stockholders Meeting to be held within thirty (30) days of the initial mailing of the Proxy Statement (or if the Company’s nationally recognized proxy solicitor advises that thirty (30) days from the date of mailing the Proxy Statement is insufficient time to submit and obtain the Stockholder Approval, such later date to which Parent consents (such consent not to be unreasonably withheld, conditioned or delayed)).

(d) Notwithstanding anything to the contrary in this Agreement, the Company shall be permitted to postpone, adjourn or recess the Stockholders Meeting if, but only if, (i) the Company is unable to obtain a quorum of its stockholders at such time, to the extent (and only to the extent) necessary in order to obtain a quorum of its stockholders and the Company shall use its reasonable best efforts to obtain such a quorum as promptly as practicable, (ii) the Company Board has determined in good faith (after consultation with outside legal counsel) that such postponement, adjournment or recess is required (A) by applicable Law to comply with comments made by the SEC with respect to the Proxy Statement or (B) to allow for the dissemination of any supplement or amendment to the Proxy Statement that is required to be filed and disseminated under applicable Law or (iii) the Company is required to do so by a court of competent jurisdiction in connection with any Legal Proceeding commenced after the date hereof against the Company and/or any of its directors (in their capacity as such) by any Company Stockholders relating to this Agreement or transactions contemplated hereby; provided that, the Company may not postpone or adjourn the Stockholders Meeting by more than fifteen (15) days past the originally scheduled date without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). The Company may (and will, if directed by Parent) postpone, adjourn or recess the Stockholders Meeting if there are insufficient affirmative votes in person or by proxy at such meeting to adopt this Agreement to allow reasonable time for the solicitation of proxies for purposes of obtaining the Stockholder Approval. Except as required by Law, in no event shall the record date of the Stockholders Meeting be changed without Parent’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. The notice of such Stockholders Meeting shall state that a resolution to adopt this Agreement shall be considered at the Stockholders Meeting. Except to the extent a Company Board Recommendation Change expressly permitted by Section 5.3(b) has been effected, (1) the Company Board shall include the Company Board Recommendation in the Proxy Statement and (2) the Company shall use its reasonable best efforts to solicit votes of the Company Stockholders in favor of obtaining the Stockholder Approval. Notwithstanding anything to the contrary herein, the Company shall not be required to hold the Stockholders Meeting if this Agreement has been validly terminated. The Company shall provide updates to Parent with respect to the proxy solicitation for the Stockholders Meeting (including interim results) as reasonably requested by Parent.

6.4 Public Statements and Disclosure. So long as this Agreement is in effect, Parent and Merger Sub, on the one hand, and the Company, on the other, shall not, and shall cause their respective controlled Affiliates not to, issue any press release or make any public statement with respect to the Merger or this Agreement without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except (a) as may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or regulatory or governmental body to which the relevant party is subject, in which case, to the extent permitted by applicable Law and practicable under the circumstances, the party proposing to issue such press release or make such public announcement shall consult in good faith with the other party before making any such public announcement, (b) with respect to any press release, filing, disclosure or other public statement by the Company permitted by Section 5.3 (including to announce a Company Board Recommendation Change in accordance with Section 5.3), (c) statements consistent in all material respects with any release, filing disclosure or other public statements previously made in accordance with this Section 6.4, or (d) public statements regarding the transactions contemplated hereby in response to questions from the press, analysts, investors or those attending industry conferences, and internal announcements to employees, in each case, to the extent that such statements are not inconsistent with previous press releases, public disclosures or public statements made jointly by the parties or approved by the parties, and otherwise in compliance with this Section 6.4, and provided that such public statements do not reveal material nonpublic information regarding this Agreement or the transactions contemplated hereby.

6.5 Anti-Takeover Laws. If any state takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote Company Shares (including any “control share acquisition,” “fair price,” “moratorium,” “business combination” or other similar takeover Law) becomes or is deemed to be applicable to this Agreement, the Merger or any other transactions contemplated by this Agreement, then Parent, Merger Sub and the Company shall cooperate and take all action reasonably available to render such Law inapplicable to the foregoing; provided, however, that nothing in the foregoing shall be interpreted to require the Company Board (or a committee thereof) to take any action that would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law or following a Company Board Recommendation Change made in accordance with Section 5.3(b). Neither Parent, Merger Sub nor the Company will take any action that would cause this Agreement, the Merger or the other transactions contemplated by this Agreement to be subject to the requirements imposed by any such takeover or similar Laws; provided, however, that nothing in the foregoing shall be interpreted to require the Company or the Company Board (or a committee thereof) to refrain from taking any action that would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under applicable Law or any other action following a Company Board Recommendation Change made in accordance with Section 5.3(b).

6.6 Access. During the period commencing on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall afford Parent and its Representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books and records and personnel of the Company and its Subsidiaries, in each case for the purpose of transition and integration planning and reviewing the performance and operations of the business, the Company and its Subsidiaries during such period (and not for the purpose of any actual or potential adverse action or dispute between the parties or their Affiliates); provided, however, that (a) the Company may restrict or otherwise prohibit access to any documents or information to the extent that (i) any applicable Law (including any COVID-19 Measures) requires the Company or any of its Subsidiaries to restrict or otherwise prohibit access to such documents or information, (ii) granting such access would violate any obligations of the Company or any of its Subsidiaries with respect to confidentiality to any third party or otherwise breach, contravene or violate, constitute a default under, or give a third party the right to terminate or accelerate an obligation under, any then effective Contract to which the Company or any of its Subsidiaries is a party, (iii) access to such documents or information would reasonably be expected to result in a waiver of any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information or (iv) such documents or information relate to the evaluation or negotiation of this Agreement, the transactions contemplated hereby or, subject to Section 5.2, an Acquisition Proposal or Superior Proposal, and (b) in each case, such access may be limited to the extent the Company reasonably determines, in light of COVID-19 or any COVID-19 Measures, that such access would jeopardize the health and safety of any employee of the Company. In the event that the Company does not provide access or information in reliance on (x) clauses (a)(i), (a)(ii) or (a)(iii) of the preceding sentence, it shall use its reasonable best efforts to communicate the applicable information to Parent in a way that would not violate any applicable Law, Contract or obligation or waive such a privilege, and (y) clause (b) of the preceding sentence, it shall use its reasonable best efforts to communicate the applicable information to Parent in a way that the Company reasonably determines would not would jeopardize the health and safety of any employee of the Company. Any investigation conducted pursuant to the access contemplated by this Section 6.6 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company or any of its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries, shall be subject to the Company’s reasonable security measures and insurance requirements, and shall not include the right to perform invasive testing without the Company’s prior written consent, in its sole discretion. The terms and conditions of the Confidentiality Agreement shall apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.6. Nothing in this Section 6.6 shall be construed to require the Company or any Representatives of any of the foregoing to prepare any reports, analyses, appraisals, opinions or other information.

6.7 Section 16(b) Exemption. The Company shall take all actions reasonably necessary to cause the dispositions of equity securities of the Company (including “derivative securities” (as defined in Rule 16a-1(c) under the Exchange Act)) in connection with the transactions contemplated by this Agreement by any director or executive officer of the Company who is a covered Person of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder (including by virtue of being deemed a director by deputizaton) to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.8 Directors’ and Officers’ Indemnification and Insurance.

(a) Commencing at the Effective Time, Parent, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to), to the fullest extended permitted by applicable Law, honor and fulfill in all respects the obligations of the Company and its Subsidiaries under (i) the indemnification agreements set forth on Section 6.8(a) of the Company Disclosure Letter between (A) the Company and its Subsidiaries and any of their respective current or former directors and officers and any person who becomes a director or officer of the Company or any of its Subsidiaries and (B) the Company or any corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise and any Person serving or who served as a director, officer, member, manager, partner, trustee or other fiduciary of any of the foregoing at the request of the Company or any of its Subsidiaries, in each case, for acts or omissions arising prior to the Effective Time (the “Indemnified Persons”), and (ii) indemnification, expense advancement and exculpation provisions in the certificate of incorporation or bylaws of the Company and in the certificate of incorporation or bylaws (or equivalent governing documents) of any of the Company’s Subsidiaries, in each case as in effect on the date of this Agreement. In addition, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause the certificates of incorporation and bylaws of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are no less favorable to the Indemnified Persons than the indemnification, exculpation and advancement of expenses provisions contained in the certificates of incorporation and bylaws of the Company and its Subsidiaries as of the date hereof, and during such six (6) year period, such provisions shall not be repealed, amended or otherwise modified (whether by merger, consolidation, division, conversion, domestication, transfer, continuance, share exchange, operation of law, or otherwise) in any manner adverse to the Indemnified Persons except as provided below.

(b) Without limiting the generality of the provisions of Section 6.8(a), during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, to the fullest extent permitted by applicable Law, Parent, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) indemnify and hold harmless each Indemnified Person from and against any costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, Liabilities and amounts paid in settlement of or in connection with any threatened or actual action, suit, claim, proceeding, investigation, arbitration or inquiry, whether civil, criminal, administrative or investigative (each an “Indemnified Proceeding”), to the extent such Indemnified Proceeding arises directly or indirectly out of or pertains or relates directly or indirectly to (i) any action or omission or alleged action or omission in such Indemnified Person’s capacity as (or the fact that such Indemnified Person is or was) a director, officer, employee or agent of the Company or other controlled Affiliates (including as a fiduciary with respect to any employment benefit plan) or by reason of the fact that such Indemnified Person is or was serving as a director, officer, employee or agent of the Company or its controlled Affiliates or at the request of the Company and its Subsidiaries as such (including as a fiduciary with respect to any employee benefit plan) of another Person (regardless, in each case, of whether such action or omission, or alleged action or omission, occurred prior to or at the Effective Time), (ii) any of the transactions contemplated by this Agreement or (iii) the enforcement of any of the rights of such Indemnified Person (or his or her heirs or legal representatives) under this Section 6.8, provided that if, at any time prior to the sixth (6th) anniversary of the Effective Time, any Indemnified Person delivers to the Surviving Corporation or any of its Subsidiaries a written notice of any prospective, threatened or actual Indemnified Proceeding for which indemnification or advancement may be sought under this Section 6.8(b), then the obligations of Parent, the Surviving Corporation and its Subsidiaries under this Section 6.8 shall survive the sixth (6th) anniversary of the Effective Time until such time as such claim is fully and finally resolved. In addition, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, to the fullest extent permitted by applicable Law, Parent, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) advance, prior to the final disposition of any Indemnified Proceeding for which indemnification may be sought under this Agreement, promptly following a request by an Indemnified Person therefor, all costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses) incurred by such Indemnified Person in connection with any such Indemnified Proceeding upon receipt of an undertaking by such Indemnified Person to repay such advances if it is ultimately decided in a final, non-appealable judgment by a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification therefor hereunder.

(c) During the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, Parent shall, and shall cause the Surviving Corporation to, maintain for the benefit of the directors and officers of the Company, as of the date of this Agreement and as of the Effective Time, an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event providing coverage not less favorable to the insured persons than the policies of the Company in effect as of the date of this Agreement; provided that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of three hundred percent (300%) of the last annual premium paid prior to the date of this Agreement, but in such case shall purchase coverage as favorable to the insured persons as is available for such amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies (including a “tail” policy) have been obtained by the Company prior to the Effective Time. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain the D&O Insurance “tail” policy in full force and effect and continue to honor their respective obligations thereunder, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time.

(d) Notwithstanding anything herein to the contrary, if any Indemnified Person notifies the Surviving Corporation on or prior to the sixth (6th) anniversary of the Effective Time that a claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) has been made, brought or threatened against such Indemnified Person, the provisions of this Section 6.8 shall continue in effect until the final, non-appealable disposition of such claim, action, suit, proceeding or investigation.

(e) In the event that Parent or the Surviving Corporation (or any of their respective successors or assigns) (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or engages in any division transaction, or (ii) transfers, conveys or otherwise disposes of all or substantially all of its properties and assets to any Person or effects any division transaction, then, in each such case, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation shall assume all of the obligations thereof set forth in this Section 6.8.

(f) This Section 6.8 shall survive the consummation of the Merger and is intended to benefit, and from and after the Effective Time shall be enforceable by, the Indemnified Persons and their respective heirs and legal representatives, and shall not be amended, terminated or modified from and after the Effective Time in such a manner as to adversely affect any Indemnified Person without the written consent of such affected Indemnified Person. The rights provided under this Section 6.8 shall not be deemed to be exclusive of any other rights to which any Indemnified Person is entitled, whether pursuant to Law, Contract or otherwise.

6.9 Employee Matters.

(a) Parent hereby acknowledges that a “change of control,” “sale event” or similar phrase within the meaning of the Plans, as applicable, will occur as of the Effective Time. Subject to the terms of Section 2.7, Parent shall or shall cause the Surviving Corporation to assume all of the Plans in accordance with their terms as in effect immediately prior to the Effective Time.

(b) For a period of twelve (12) months following the Effective Time (or until the date of termination of the relevant employee, if earlier (subject to Parent’s obligations under Section 6.9(b)(iii))), the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) provide to each Continuing Employee (i) a base salary or wage rate, as applicable, that is not less than the base salary or wage rate (as applicable) provided to such Continuing Employee immediately prior to the Effective Time, (ii) short-term (annual or more frequent) target cash bonus or commission opportunities that are not less than the short-term (annual or more frequent) target cash bonus or commission opportunities provided to such Continuing Employee immediately prior to the Effective Time, (iii) severance benefits no less favorable than the severance benefits provided to such Continuing Employee immediately prior to the Effective Time, (iv) long-term incentive compensation opportunities that are no less favorable than those provided to similarly situated employees of Parent and its Affiliates and (v) employee benefits that are no less favorable in the aggregate to the Continuing Employee than the benefits provided to such Continuing Employee immediately prior to the Effective Time (other than defined benefit pension, post-employment health or welfare benefits, change in control, nonqualified deferred compensation, incentive, retention and equity or equity-based compensation or benefits (collectively, “Excluded Benefits”)).

(c) To the extent that a Plan or any other employee benefit plan or other compensation or severance arrangement of Parent, the Surviving Corporation or any of their respective Subsidiaries (together, the “New Plans”) is made available to any Continuing Employee on or following the Effective Time, Parent shall cause each such Continuing Employee to receive credit for all of his or her years of service with the Company and its Subsidiaries prior to the Effective Time for all purposes (including for eligibility to participate, vesting and entitlement to (or level of) benefits where length of service is relevant) to the same extent and for the same purpose as such Continuing Employee was entitled, prior to the Effective Time, to credit for such service under the analogous Plan; provided, however, that such service need not be credited (x) for any purpose under any plan, program or arrangement providing for Excluded Benefits (other than continued vesting of Assumed RSU Awards) or (y) to the extent that it would result in duplication of coverage or benefits. In addition, and without limiting the generality of the foregoing, Parent shall (or shall cause the Surviving Corporation to) use reasonable best efforts to ensure that: (i) each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under any such New Plan replaces coverage under a comparable Plan in which such Continuing Employee participates immediately before the Effective Time (such plans, collectively, the “Old Plans”); (ii) for purposes of each New Plan providing health or welfare benefits to any Continuing Employee, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan will be waived for such Continuing Employee and his or her covered dependents to the extent they did not apply to the Continuing Employee under the corresponding Old Plan and, for the year in which the Effective Time occurs, any eligible expenses paid by such Continuing Employee and his or her covered dependents and credited under an Old Plan that is a group health plan during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins will be given full credit under the corresponding New Plan for purposes of satisfying the corresponding deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan; and (iii) the accounts of such Continuing Employees under any New Plan that is a flexible spending plan are credited with any unused balance in the account of such Continuing Employee under the applicable Old Plan.

(d) If requested by Parent not later than twenty (20) days prior to the Closing Date, then prior to the Closing Date the board of directors (or similar governing body) of the Company or its applicable Subsidiary shall adopt a written consent (the form and substance of which shall have been provided to Parent for review and comment, whose comments shall be considered in good faith by the Company or its applicable Subsidiary) terminating each Plan intended to be qualified under Section 401(a) of the Code (the “Company 401(k) Plan”), with such termination to be effective no later than one (1) day immediately preceding the Closing Date (the “401(k) Termination Date”). If the Company 401(k) Plan is terminated pursuant to this Section 6.9(d), then on the Closing Date (such that there is no gap in 401(k) plan eligibility), Parent shall permit all Continuing Employees who were eligible to participate in any of the Company 401(k) Plans immediately prior to the 401(k) Termination Date to be eligible to participate in Parent’s 401(k) plan and shall permit each such Continuing Employee to elect to transfer his or her account balance when distributed from the terminated Company 401(k) Plan(s) in the form of cash and notes or other agreements evidencing any outstanding participant loans (to the extent permitted by Parent’s 401(k) plan), to Parent’s 401(k) plan if so elected by the Continuing Employee in accordance with the terms of the Company 401(k) Plan and applicable Laws.

(e) Parent, the Company and its Subsidiaries shall take the actions described in Section 6.9(e) of the Company Disclosure Letter.

(f) Notwithstanding anything to the contrary set forth in this Agreement, no provision of this Agreement shall be deemed to (i) guarantee employment or engagement for any period of time for, or preclude the ability of Parent, the Company, the Surviving Corporation or their respective Subsidiaries to terminate, any Continuing Employee or other service provider for any reason, (ii) be deemed to constitute the establishment of, or any amendment or modification to, any Plan or other benefit or compensation plan, program, policy, agreement or arrangement or (iii) require Parent, the Company, the Surviving Corporation or their respective Subsidiaries to continue any Plan or other benefit or compensation plan, program, policy, agreement or arrangement or prevent or limit the ability of Parent or any of its Affiliates (including, following the Closing, the Surviving Corporation and its Subsidiaries) to amend, modify or terminate any Plan or other benefit or compensation plan, program, policy, agreement or arrangement after the Effective Time. The provisions of this Section 6.9 are solely for the benefit of the parties to this Agreement, and no Continuing Employee (including any beneficiary or dependent thereof) or current or former employee or service provider (including any beneficiary or dependent thereof) of the Company, the Surviving Corporation, Parent or their respective Affiliates or any other Person shall be regarded for any purpose as a third party beneficiary of this Agreement, and no provision of this Section 6.9 shall create such rights in any such Persons.

6.10 Obligations of Merger Sub and Intermediate Holdco. Parent shall take all actions necessary to cause Intermediate Holdco, Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement before and after the Effective Time, as applicable (including, with respect to Intermediate Holdco and Merger Sub, to consummate the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement).

6.11 Certain Litigation. The Company shall promptly advise Parent of any Legal Proceeding commenced after the date hereof against the Company and/or any of its directors (in their capacity as such) by any Company Stockholders (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby, and shall keep Parent reasonably and promptly informed regarding any such Legal Proceeding. Subject to execution of a customary joint defense agreement and subject to the preservation of the attorney-client or other applicable privilege, protection under the work product or other doctrine and protection of confidential information, the Company shall give Parent the opportunity to consult with the Company (and the Company shall consider in good faith any recommendation made by Parent), regarding, and participate in but not control, the defense or settlement of any such Legal Proceeding. The Company may enter into any settlement agreement in respect of such Legal Proceeding against the Company and/or its directors or officers relating to this Agreement or any of the transactions contemplated hereby only with Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

6.12 Delisting. Each of the parties agrees to reasonably cooperate with the other parties in taking, or causing to be taken, all actions necessary to delist the Company Shares from NASDAQ and terminate its registration under the Exchange Act, provided that such delisting and termination shall not be effective until after the Effective Time.

6.13 Merger Sub Stockholder Consent. Immediately following the execution and delivery of this Agreement by each of the parties hereto, Intermediate Holdco shall duly execute and deliver a written consent duly adopting this Agreement and the transactions contemplated hereby in accordance with the DGCL and the certificate of incorporation and bylaws of Merger Sub.

6.14 Convertible Notes.

(a) Notwithstanding anything to the contrary in this Agreement but subject to Section 6.14(c), at or prior to the Effective Time, the Company shall take all actions required under the terms of the Convertible Notes Indenture or the Convertible Notes in connection with the Merger and the other transactions contemplated by this Agreement, which actions shall include (i) giving any notices that may be required in connection with the Merger and the other transactions contemplated by this Agreement, (ii) preparing, executing and delivering, and using reasonable best efforts to cause the Trustee to execute and deliver, any supplemental indenture(s) required in connection with the Merger and the other transactions contemplated by this Agreement, in form and substance reasonably satisfactory to the Trustee and Parent, (iii) delivering any opinions of counsel required to be delivered prior to the Effective Time and any officer’s certificates or other documents or instruments, as may be necessary to comply with all of the terms and conditions of the Convertible Notes Indenture in connection with the Merger and the other transactions contemplated by this Agreement and (iv) delivering the Conversion Consideration (as defined in the Convertible Notes Indenture) in respect of any conversion of the Convertible Notes occurring prior to the Effective Time in accordance with the terms of the Convertible Notes Indenture. For the avoidance of doubt, no other provision set forth in this Agreement shall be deemed to prohibit the Company from effecting the delivery of the Conversion Consideration (as defined in the Convertible Notes Indenture) in respect of any conversions of the Convertible Notes in accordance with the terms of the Convertible Notes and the Convertible Notes Indenture, and any action taken in furtherance of the foregoing shall be deemed in compliance with the terms of this Agreement.

(b) The Company shall, unless otherwise prohibited by applicable Law, provide Parent and its counsel as promptly as possible, and to the extent practicable, at least three (3) Business Days prior to issuance or delivery an opportunity to review and comment on any notices, certificates, press releases, supplemental indentures, opinions of counsel or other documents or instruments deliverable pursuant to the Convertible Notes Indenture prior to the dispatch or making thereof, and shall incorporate all reasonable comments provided by Parent and its counsel with respect thereto.

(c) Prior to the Effective Time, the Company shall not amend, modify, supplement or terminate the Convertible Notes Indenture without the prior written consent of Parent other than as required by Section 6.14(a).

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to the Obligations of Each Party to Effect the Merger. The respective obligations of each of Parent, Intermediate Holdco, Merger Sub and the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by mutual consent of Parent, Merger Sub and the Company, as the case may be, to the extent permitted by applicable Law:

(a) Company Stockholder Approval. The Stockholder Approval shall have been obtained;

(b) Government Consents. (i) Any waiting period (and extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated, (ii) all other waivers, approvals and waiting periods under the Antitrust Laws of the Specified Antitrust Jurisdictions (if any) shall have been obtained, terminated or expired, as applicable, and (iii) no voluntary agreement between Parent, Merger Sub or the Company and any Governmental Authority not to consummate the Merger shall be in effect; and

(c) No Legal Prohibition. No Governmental Authority of competent and applicable jurisdiction shall have (i) enacted, issued or promulgated any Law that is in effect as of immediately prior to the Effective Time and has the effect of making the Merger or the acquisition of Company Shares by Parent or Merger Sub illegal or which has the effect of prohibiting or otherwise preventing the consummation of the acquisition of Company Shares by Parent or Merger Sub or the Merger, or (ii) issued or granted any Order that is in effect as of immediately prior to the Effective Time and has the effect of making the Merger illegal in the United States or any of the Specified Antitrust Jurisdictions or which has the effect of prohibiting or otherwise preventing the consummation of the Merger.

7.2 Conditions to the Obligations of Parent, Intermediate Holdco and Merger Sub to Effect the Merger. The respective obligations of Parent, Intermediate Holdco and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by mutual consent of Parent, Intermediate Holdco and Merger Sub, to the extent permitted by applicable Law:

(a) Representations and Warranties. The representations and warranties of the Company:

(i) contained in Section 3.9(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of such date;

(ii) contained in the first three (3) sentences of Section 3.2(a) and the first sentence of Section 3.2(b) shall be true and correct in all respects (except for any inaccuracies that individually or in the aggregate are de minimis) as of the date of this Agreement and as of the Closing Date as though made as of such date;

(iii) contained in Section 3.1(a), Section 3.1(d), the last sentence of Section 3.2(a), Section 3.2(c) through Section 3.2(e), Section 3.5 and Section 3.10 (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein), shall be true and correct in all material respects at and as of the date of this Agreement and as of the Closing Date as though made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date); and

(iv) any other representation and warranty of the Company contained in Article III of this Agreement (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date), except, in each case, where the failure to be so true and correct would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed and complied with in all material respects the agreements or covenants required to be performed, or complied with, by it under this Agreement at or prior to the Effective Time;

(c) No MAE. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect that is continuing; and

(d) Company Officer’s Certificate. The Company shall have delivered to Parent a certificate, signed on behalf of the Company by its chief executive officer or chief financial officer, certifying that the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(c) have been satisfied.

7.3 Conditions to the Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the Company, to the extent permitted by applicable Law:

(a) Representations and Warranties. The representations and warranties of Parent, Intermediate Holdco and Merger Sub set forth in this Agreement shall be true and correct (without giving effect to any qualification as to “materiality” qualifiers set forth therein) as of the date of this Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date), except, in each case, where the failure to be so true and correct would not or would not reasonably be expected to prevent, materially impede or materially delay Parent, Intermediate Holdco or Merger Sub from consummating the Merger on a timely basis and in any event on or before the Termination Date;

(b) Performance of Obligations of the Parent, Intermediate Holdco and Merger Sub. Parent, Intermediate Holdco and Merger Sub shall have performed and complied in all material respects the agreements or covenants required to be performed, or complied with, by them under this Agreement at or prior to the Effective Time; and

(c) Parent Officer’s Certificate. Parent shall have delivered to the Company a certificate, signed on behalf of Parent by an officer, certifying that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time (it being agreed that the party hereto terminating this Agreement pursuant to this Section 8.1 shall give prompt written notice of such termination to the other party or parties hereto and that any termination by Parent also shall be an effective termination by Merger Sub):

(a) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company:

(i) if the Effective Time shall not have occurred on or before September 6, 2024 (as such date may be extended pursuant to the immediately succeeding proviso or by the mutual written consent of the parties hereto, the “Termination Date”) for any reason; provided that (A) if on such date, the conditions to the Closing set forth in Section 7.1(b) or Section 7.1(c) (where the failure of such condition set forth in Section 7.1(c) to be satisfied is a result of any Law or Order arising under any Antitrust Law of the United States or a Specified Antitrust Jurisdiction) shall not have been satisfied, but all other conditions to the Closing set forth in Article VII shall have been satisfied or validly waived (except for those conditions that by their terms must be satisfied at the

Closing; provided that such conditions would have been so satisfied if the Closing would have occurred on the date of termination), then the Termination Date shall be automatically extended for a period of ninety (90) days, (B) if on such date as extended pursuant to the foregoing clause (A), the conditions to the Closing set forth in Section 7.1(b) or Section 7.1(c) (where the failure of such condition set forth in Section 7.1(c) to be satisfied is a result of any Law or Order arising under any Antitrust Law of the United States or a Specified Antitrust Jurisdiction) shall not have been satisfied, but all other conditions to the Closing set forth in Article VII shall have been satisfied or validly waived (except for those conditions that by their terms must be satisfied at the Closing; provided that such conditions would have been so satisfied if the Closing would have occurred on the date of termination), then the Termination Date shall be automatically extended for an additional period of ninety (90) days and (C) if on such date as extended pursuant to the foregoing clause (B), the conditions to the Closing set forth in Section 7.1(b) or Section 7.1(c) (where the failure of such condition set forth in Section 7.1(c) to be satisfied is a result of any Law or Order arising under any Antitrust Law of the United States or a Specified Antitrust Jurisdiction) shall not have been satisfied, but all other conditions to the Closing set forth in Article VII shall have been satisfied or validly waived (except for those conditions that by their terms must be satisfied at the Closing; provided that such conditions would have been so satisfied if the Closing would have occurred on the date of termination), then the Termination Date shall be automatically extended for an additional period of ninety (90) days; provided further, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party hereto (which shall include, in the case of Parent, Parent and Merger Sub) whose breach of its obligations under this Agreement has been a principal cause of the failure of the Effective Time to occur on or before the date of such termination;

(ii) if any court of competent jurisdiction or any other Governmental Authority of competent jurisdiction shall have issued any Order, or any Law shall be in effect that was enacted, promulgated or deemed applicable to the Merger by any Governmental Authority of competent jurisdiction, in each case, permanently restraining, enjoining, preventing or otherwise prohibiting or making illegal prior to the Effective Time, the consummation of the Merger, and such Order or Law shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall be available only if the party (which shall include, in the case of Parent, Parent and Merger Sub) seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall have complied with its obligations under Section 6.1 and Section 6.2 in all material respects prior to asserting the right to terminate arising pursuant to this Section 8.1(b)(ii); or

(iii) if the Stockholders Meeting shall have been held and the Stockholder Approval shall not have been obtained thereat or at any adjournment or postponement thereof;

(c) by the Company, in the event that:

(i) (A) the Company is not in breach of this Agreement such that Parent has the right (or would have the right following notice and an opportunity to cure, if applicable) to terminate this Agreement pursuant to Section 8.1(d)(i), (B) Parent, Intermediate Holdco and/or Merger Sub shall have breached or otherwise failed to perform any of their respective covenants or agreements, or other obligations under this Agreement that would give rise to the failure of the condition set forth in Section 7.3(b), or any of the representations and warranties of Parent, Intermediate Holdco and Merger Sub set forth in this Agreement shall have become or been inaccurate, such that the condition set forth in Section 7.3(a) is not capable of being satisfied by the Termination Date, and (C) such breach, failure to perform or inaccuracy of Parent, Intermediate Holdco and/or Merger Sub is not capable of being cured by the Termination Date or is not cured within twenty (20) Business Days following the Company’s delivery of written notice to Parent of such breach, failure to perform or inaccuracy; or

(ii) prior to obtaining the Stockholder Approval, if (A) the Company Board (or a committee thereof) shall have determined to terminate this Agreement in accordance with the terms set forth in Section 5.3, in order to substantially concurrently with such termination enter into a definitive agreement with respect to a Superior Proposal, and (B) substantially concurrently with or prior to such termination, the Company pays Parent the Company Termination Fee payable to Parent pursuant to Section 8.3(c)(ii);

(d) by Parent in the event that:

(i) (A) Parent, Intermediate Holdco and Merger Sub are not in breach of this Agreement such that the Company has the right (or would have the right following notice and an opportunity to cure, if applicable) to terminate this Agreement pursuant to Section 8.1(c)(i), (B) the Company shall have breached or failed to perform any of its covenants or agreements or other obligations under this Agreement that would give rise to the failure of the condition set forth in Section 7.2(b) to be satisfied if such breach or failure to perform were continuing as of immediately prior to the Effective Time, or any of the representations and warranties of the Company set forth in this Agreement shall have been or becomes inaccurate, such that the condition set forth in Section 7.2(a) is not capable of being satisfied by the Termination Date, and (C) such breach, failure to perform or inaccuracy of the Company has not been cured by the Termination Date or is not cured within twenty (20) Business Days following Parent’s delivery of written notice to the Company of such breach, failure to perform or inaccuracy; or

(ii) (A) a Company Board Recommendation Change shall have occurred or (B) a tender or exchange offer constituting an Acquisition Proposal shall have been publicly commenced by a Person who is not an Affiliate or Representative of Parent and the Company fails to publicly reaffirm the Company Board Recommendation within ten (10) Business Days following the receipt of a written request from Parent to do so.

8.2 Notice of Termination; Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 8.1 shall be effective immediately upon the delivery of written notice by the terminating party to the other party or parties hereto, as applicable, specifying the provision or provisions pursuant to which such termination is being effected. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall be of no further force or effect and there shall be no liability of any party or parties hereto (or any director, officer, employee, Affiliate, agent or other representative of such party or parties) to the other party or parties hereto or any third party beneficiary hereof, except as applicable (a) the penultimate sentence of Section 6.6, this Section 8.2, Section 8.3 and Article IX and the terms of the Confidentiality Agreement, each of which shall survive the termination of this Agreement, and (b) that nothing herein shall relieve any party or parties hereto, as applicable, from any liability or damage resulting from any fraud or Willful Breach of this Agreement that occurs prior to such termination (which liability or damages the parties acknowledge and agree shall not be limited to reimbursement of out-of-pocket fees, costs or expenses incurred in connection with the transactions contemplated hereby, and may include, subject to Section 8.3(f), damages based on loss of the economic benefit of the transactions contemplated by this Agreement to the Company and the Company Stockholders (taking into consideration all relevant matters, including other business opportunities or combination opportunities and the time value of money)). Subject to Section 8.3(f), the parties hereto acknowledge and agree that, to the extent Parent or Merger Sub is required to pay damages in connection with the termination of this Agreement that exceeds the Company’s expenses or out-of-pocket costs incurred in connection with this Agreement and the transactions contemplated hereby, including any disputes related thereto, such excess represents an amount of damages payable in respect of losses suffered by the Company and by Persons who are Company Stockholders as of the date on which this Agreement is terminated in respect of Company Shares.

8.3 Fees and Expenses.

(a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party or parties, as applicable, incurring such expenses whether or not the Merger are consummated.

(b) Transfer Taxes. Except as expressly provided in Section 2.8(d), all transfer, documentary, sales, use, stamp, registration, value-added and other similar Taxes and fees (the “Transfer Taxes”) incurred in connection with the transaction contemplated by this Agreement and the transactions contemplated hereby shall be paid by Parent and Merger Sub when due. Parent and Merger Sub shall prepare and file, at their expense, all Tax Returns and other documentation with respect to such Transfer Taxes.

(c) Company Termination Fee. The Company shall pay to Parent $283,086,660 (the “Company Termination Fee”), by wire transfer of immediately available funds to an account or accounts designated in writing by Parent, in the event that:

(i) (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii); (B) following the execution and delivery of this Agreement and prior to the Stockholder Meeting, a bona fide Acquisition Proposal (whether or not conditional and whether or not withdrawn) shall have been publicly announced or shall have become publicly disclosed; and (C) within twelve (12) months following such termination of this Agreement, the Company enters into a definitive agreement with any third party with respect to an Acquisition Proposal or consummates an Acquisition Proposal, in which case the Company Termination Fee shall be payable substantially concurrently with or prior to such entry into a definitive agreement with respect to, or such consummation of, such Acquisition Proposal;

(ii) this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii), in which case the Company Termination Fee shall be payable substantially concurrently with such termination; or

(iii) this Agreement is terminated by Parent pursuant to Section 8.1(d)(ii), in which case the Company Termination Fee shall be payable within two (2) Business Days after such termination.

For purposes of the references to an “Acquisition Proposal” or an “Acquisition Transaction” in Section 8.3(c)(i), all references in the definition of “Acquisition Transaction” to “twenty percent (20%)” and “eighty percent (80%)” shall each be deemed to be references to “fifty percent (50%).”

(d) Parent Termination Fee. In the event that this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(i) or Section 8.1(b)(ii) (with respect to Section 8.1(b)(ii), solely to the extent the applicable Law or Order arises under any Antitrust Law of the United States or a Specified Antitrust Jurisdiction) and, at the time of such termination, (i) the conditions set forth in at least one of Section 7.1(b) or Section 7.1(c) (with respect to Section 7.1(c), solely to the extent the failure of such condition to be satisfied arises as a result of a Law or Order under any Antitrust Law of the United States or a Specified Antitrust Jurisdiction) shall not have been satisfied or validly waived and (ii) all of the other conditions set forth in Article VII have been satisfied or validly waived (except for those conditions that by their terms must be satisfied at the Closing; provided that such conditions would have been so satisfied if the Closing would have occurred on the date of termination), then Parent shall pay the Parent Termination Fee to the Company or its designees within two (2) Business Days after such termination.

(e) Single Payment Only. Notwithstanding anything in this Agreement to the contrary, the parties hereto acknowledge and hereby agree that in no event shall the Company or Parent be required to pay the Company Termination Fee or the Parent Termination Fee, as applicable, on more than one (1) occasion, whether or not the Company Termination Fee or the Parent Termination Fee, as applicable, may be payable under more than one (1) provision of this Agreement at the same or at different times and the occurrence of different events.

(f) Termination Fee as Exclusive Remedy. The parties acknowledge that the agreements contained in Section 8.3(c) and Section 8.3(d) are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty, and that, without these agreements, the parties would not enter into this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event this Agreement is terminated under the circumstances in which the Company Termination Fee or the Parent Termination Fee, as applicable, is paid: (i) (A) the payment by the Company of the Company Termination Fee pursuant to Section 8.3(c) (including, in each case, any additional amount payable pursuant to this Section 8.3(f)) shall be the sole and exclusive remedy of Parent, Intermediate Holdco, Merger Sub and each other Parent Related Party and (B) the payment by Parent of the Parent Termination Fee pursuant to Section 8.3(d) (including, in each case, any additional amount payable pursuant to this Section 8.3(f)) shall be the sole and exclusive remedy of the Company and each other Company Related Party, (ii) (A) (x) none of Parent, Intermediate Holdco, Merger Sub, any Parent Related Party or any other Person shall, and none of Parent, Intermediate Holdco, Merger Sub, any Parent

Related Party or any other Person shall be entitled to, bring, threaten, commence, maintain or seek any recovery in connection with (and each of Parent, Intermediate Holdco and Merger Sub hereby irrevocably covenant not to bring, threaten, commence, maintain or seek (and further covenant to cause each other Parent Related Party not to bring, threaten, commence, maintain or seek) any recovery in connection with) and (y) none of the Company or any Company Related Party shall have any liability for or with respect to, in the case of each of clauses (x) and (y), any action, suit, claim, proceeding, investigation, arbitration or inquiry against the Company or any Company Related Party arising out of this Agreement, any of the transactions contemplated hereby, any breach of any agreement or covenant or any inaccuracy in any representation or warranty set forth in this Agreement, any matters forming the basis for such termination or any loss suffered as a result of the failure of the Merger or any other transactions contemplated hereby to be consummated, and (B) (x) none of the Company, any Company Related Party or any other Person shall, and none of the Company, any Company Related Party or any other Person shall be entitled to, bring, threaten, commence, maintain or seek any recovery in connection with (and the Company hereby irrevocably covenants not to bring, threaten, commence, maintain or seek (and further covenant to cause each other Company Related Party not to bring, threaten, commence, maintain or seek) any recovery in connection with) and (y) none of Parent, Intermediate Holdco, Merger Sub or any Parent Related Party shall have any liability for or with respect to, in the case of each of clauses (x) and (y), any action, suit, claim, proceeding, investigation, arbitration or inquiry against any of Parent, Intermediate Holdco, Merger Sub or Parent Related Party arising out of this Agreement, any of the transactions contemplated hereby, any breach of any agreement or covenant or any inaccuracy in any representation or warranty set forth in this Agreement, any matters forming the basis for such termination or any loss suffered as a result of the failure of the Merger or any other transactions contemplated hereby to be consummated. If the Company or Parent fails to timely pay any amount due pursuant to this Section 8.3, and, in order to obtain the payment, Parent or the Company, as applicable, commences a Legal Proceeding which results in a judgment against the Company or Parent, as applicable, for the payment set forth in this Section 8.3, the Company shall pay Parent or Parent shall pay the Company, as applicable, its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) incurred in prosecuting such Legal Proceeding, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received. Notwithstanding the foregoing, payment of the Company Termination Fee or the Parent Termination Fee will not relieve either party from liability for any fraud or Willful Breach of this Agreement. Notwithstanding anything in this Agreement to the contrary, (1) in the event this Agreement is terminated by the Company for any reason at a time when Parent would have had the right to terminate this Agreement and receive the Company Termination Fee, Parent shall be entitled to receipt of any Company Termination Fee that would have been (or would have subsequently become) payable had Parent terminated this Agreement at such time and (2) in the event this Agreement is terminated by Parent for any reason at a time when the Company would have had the right to terminate this Agreement and receive the Parent Termination Fee, the Company shall be entitled to receipt of any Parent Termination Fee that would have been (or would have subsequently become) payable had the Company terminated this Agreement at such time.

8.4 Amendment. To the extent permitted by applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time prior to the Effective Time by execution of an instrument in writing signed on behalf of each of Parent, Intermediate Holdco, Merger Sub and the Company.

8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, any party or parties hereto (it being agreed that any extension or waiver by Parent also shall be an effective extension or waiver by Merger Sub and Intermediate Holdco) may, to the extent permitted by applicable Law and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver (it being agreed that any agreement to an extension or waiver by Parent also shall be an effective extension or waiver by Merger Sub and

Intermediate Holdco) shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent, Intermediate Holdco and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time or are to be performed (in whole or in part) following the Effective Time shall survive the Effective Time in accordance with their respective terms. Notwithstanding anything herein to the contrary, after the Effective Time, none of Parent, Intermediate Holdco or Merger Sub shall be permitted to claim that any breach by the Company of any of its covenants or obligations under this Agreement results in a failure of a condition to consummate the Merger or excuses performance by Parent, Intermediate Holdco or Merger Sub of any of its obligations hereunder (and this Agreement shall not be construed to impose any such conditions or excuse such performance).

9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) two (2) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, (c) immediately upon delivery by hand, or (d) on the date of receipt, if delivered by email (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto), in each case, to the intended recipient as set forth below (or to such other recipient or address as designated in a written notice to the other parties hereto in accordance with this Section 9.2):

(a)	if to Parent, Intermediate Holdco or Merger Sub, to:

AbbVie Inc.

1 North Waukegan Road

North Chicago, Illinois 60064

Attention: Executive Vice President, General Counsel and Secretary

Email: perry.siatis@abbvie.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:       Eric L. Schiele, P.C.

      Carlo Zenkner, P.C.

E-mail:           eric.schiele@kirkland.com

      carlo.zenkner@kirkland.com

(b)	if to the Company, to:

Cerevel Therapeutics Holdings, Inc.

222 Jacobs St, Suite 200

Cambridge, MA 02141

Attention: Scott Akamine; John Mei

Email: scott.akamine@cerevel.com; john.mei@cerevel.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention:       Charles K. Ruck

      Daniel E. Rees

Email:            charles.ruck@lw.com

     daniel.rees@lw.com

9.3 Assignment. No party may assign (by operation of Law or otherwise) either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, except that Parent, Intermediate Holdco and Merger Sub may assign, in their sole discretion, any and all of their rights, interests and obligations under this Agreement to any Affiliate of Parent, but no such assignment shall relieve the assigning party of its obligations under this Agreement if such assignee does not perform such obligation. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Agreement will be void ab initio.

9.4 Confidentiality. Parent, Intermediate Holdco, Merger Sub and the Company hereby acknowledge that Parent, the Company and Cerevel Therapeutics, LLC have previously executed a Mutual Confidential Disclosure Agreement, dated as of March 28, 2023, as amended as of November 18, 2023 (as amended, the “Confidentiality Agreement”), which will continue in full force and effect in accordance with its terms.

9.5 Entire Agreement. This Agreement (including any schedules, annexes and exhibits hereto) and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter and the Annexes hereto, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, that the Confidentiality Agreement shall not be superseded, shall survive any termination of this Agreement and shall continue in full force and effect until the earlier to occur of (a) the Effective Time and (b) the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF THE PARTIES CONTAINED IN THIS AGREEMENT, THE CERTIFICATES DELIVERED PURSUANT TO SECTIONS 7.3(C) OR 7.2(D), OR IN ANY SUPPORT AGREEMENT, NEITHER PARENT, MERGER SUB OR ANY OF THEIR AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES, ON THE ONE HAND, NOR THE COMPANY OR ANY OF ITS AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES, ON THE OTHER HAND, MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER, AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), OR AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE (OR MADE AVAILABLE BY) BY ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING; PROVIDED THAT THE FOREGOING SHALL NOT LIMIT ANY REMEDY AVAILABLE TO ANY PARTY IN THE EVENT OF FRAUD BY THE OTHER PARTY WITH RESPECT TO THE REPRESENTATIONS AND WARRANTIES MADE BY THE PARTIES IN THIS AGREEMENT.

9.6 Third Party Beneficiaries. Notwithstanding anything herein to the contrary, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except (a) as set forth in or contemplated by the terms and provisions of Section 6.8, (b) following the valid termination of this Agreement pursuant to Article VIII, subject to Section 8.2 and the last sentence of this Section 9.6, the right of the Company, on behalf of the Company Stockholders (who are third party beneficiaries hereunder solely to the extent necessary for this clause (b) to be enforceable), to pursue any damages (including damages based on loss of the economic benefit of the transactions contemplated by this Agreement to the Company Stockholders), (c) from and after the Effective Time, the rights of Company Stockholders and the holders of other Company Securities to receive the Merger Consideration, Option Consideration or RSU Consideration, as applicable, as provided in Article II and (d) the Company Related Parties’ and the Parent Related Parties’ respective limitations on liability (and other protections arising from the covenants not to sue and related provisions) set forth in Section 8.3(f). Notwithstanding anything herein to the contrary, unless otherwise required by applicable Law, the rights granted pursuant to clause (b) of this Section 9.6 and the provisions of Section 8.2 with respect to the recovery of damages based on the losses suffered by the Company Stockholders (including the loss of the economic benefit of the transactions contemplated by this Agreement to the Company Stockholders) shall only be enforceable on behalf of the Company Stockholders by the Company in its sole and absolute discretion, as agent for the Company Stockholders, it being understood and agreed that any and all interests in the recovery of such losses or any such claim shall attach to and run with the Company Shares and be transferred therewith.

9.7 Severability. In the event that any term or other provision of this Agreement, or the application thereof, is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be effected as originally contemplated to the fullest extent possible.

9.8 Remedies.

(a) Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(b) The parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by the Company, on the one hand, or Parent, Intermediate Holdco and/or Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and Parent, Intermediate Holdco and Merger Sub, on the other hand, shall be entitled (without proof of actual damages or otherwise or posting or securing any bond or other security), in addition to any other remedy to which they are entitled to under law or equity, to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement. The Company, on the one hand, and Parent, Intermediate Holdco and Merger Sub, on the other hand, hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by such party (or parties), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party (or parties) under this Agreement. Any party’s pursuit of any injunction or specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by a party in the case of a breach of this Agreement involving Willful Breach or fraud; provided, however, that in no event shall (i) Parent, Intermediate Holdco or Merger Sub be entitled to both the payment of the Company Termination Fee, on the one hand, and specific performance to cause the Company to consummate the Closing, on the other hand or (ii) the Company be entitled to both the payment of the Parent Termination Fee, on the one hand, and specific performance to cause Parent, Intermediate Holdco and Merger Sub to consummate the Closing, on the other hand.

9.9 Governing Law. This Agreement, including any claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance thereof or the transactions contemplated hereby, shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

9.10 Consent to Jurisdiction. Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the state or federal courts in the State of Delaware) in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof; (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the state or federal courts in the State of Delaware); (e) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each of Parent, Merger Sub, Intermediate Holdco and the Company agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

9.11 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB, INTERMEDIATE HOLDCO AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT, MERGER SUB, INTERMEDIATE HOLDCO OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.12 Disclosure Letter References. The parties hereto agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding section or subsection of this Agreement, and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of each of clauses (a) and (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure. The mere inclusion of an item in the Company Disclosure Letter as an exception to a representation or warranty or covenant shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item is material or constitutes a Company Material Adverse Effect, and no reference to, or disclosure of, any item or other matter in the Company Disclosure Letter shall necessarily imply that any other undisclosed matter or item having a greater value or significance is material.

9.13 No Presumption Against Drafting Party. Each of Parent, Intermediate Holdco, Merger Sub and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

9.14 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission, including by e-mail attachment, shall be effective as delivery of a manually executed counterpart of this Agreement.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

ABBVIE INC.

By:	/s/ Scott T. Reents
Name:	Scott T. Reents
Title:	Executive Vice President, Chief Financial Officer

SYMPHONY HARLAN MERGER SUB INC.

By:	/s/ Scott T. Reents
Name:	Scott T. Reents
Title:	President

SYMPHONY HARLAN LLC

By:	/s/ Scott T. Reents
Name:	Scott T. Reents
Title:	Authorized Signatory

(Signature Page to Agreement and Plan of Merger)

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

CEREVEL THERAPEUTICS HOLDINGS, INC.

By:	/s/ Ron Renaud
Name: Ron Renaud
Title: Chief Executive Officer

(Signature Page to Agreement and Plan of Merger)

ANNEX A

CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

[Attached.]

ANNEX B

BYLAWS OF THE SURVIVING CORPORATION

[Attached.]

Annex B

Centerview Partners LLC

31 West 52nd Street

New York, NY 10019

December 6, 2023

The Board of Directors

Cerevel Therapeutics Holdings, Inc.

222 Jacobs Street, Suite 200

Cambridge, MA 02141

The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”) (other than Excluded Shares, as defined below), of Cerevel Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), of the $45.00 per Share in cash, without interest, proposed to be paid to such holders pursuant to the Agreement and Plan of Merger proposed to be entered into (the “Agreement”) by and among AbbVie, Inc., a Delaware corporation (“Parent”), Symphony Harlan LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Intermediate Holdco”), Symphony Harlan Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of Intermediate Holdco (“Merger Sub”), and the Company. The Agreement provides that Merger Sub will be merged with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become an indirect wholly owned subsidiary of Parent and each issued and outstanding Share immediately prior to the effective time of the Merger (other than (i) any Shares held by Parent, Merger Sub or the Company, or by any direct or indirect wholly owned subsidiary of Parent, Merger Sub or the Company, in each case, immediately prior to the Effective Time (as defined in the Agreement), and (ii) any Dissenting Company Shares (as defined in the Agreement) (the shares referred to in clauses (i) and (ii), together with any Shares held by any affiliate of the Company or Parent, “Excluded Shares”)) will be converted into the right to receive $45.00 per Share in cash, without interest (the $45.00 per Share consideration to be paid in the Merger, the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, except for our current engagement, we have not been engaged to provide financial advisory or other services to the Company, and we have not received any compensation from the Company during such period. In the past two years, we

31 WEST 52ND STREET, 22ND FLOOR, NEW YORK, NY 10019

PHONE: (212) 380-2650 FAX: (212) 380-2651 WWW.CENTERVIEWPARTNERS.COM

N E W Y O R K • L O N D O N • P A R I S • S A N F R A N C I S C O • M E N L O P A R K

The Board of Directors

Cerevel Therapeutics Holdings, Inc.

December 6, 2023

have been engaged to provide and, in certain cases, are currently providing financial advisory services to entities in which Bain Capital LP (“Bain”), a significant stockholder of the Company, and/or certain of its affiliates, has a controlling or significant minority ownership interest, in connection with matters unrelated to the Company, including to Diversey Holdings, Ltd. in connection with its sale to Solenis International LLC in 2023 and to Nexi S.p.A. on its merger with Nets A/S, and we have received, and may in the future receive, compensation for certain of the foregoing services. In addition, in the past two years, we have been engaged to provide financial advisory services unrelated to the Company to two financial creditor groups (of which one or more affiliates of Bain was a member) in connection with restructurings or potential restructurings involving the relevant issuer, and we have received compensation for such services. In the past two years, we have been engaged to provide financial advisory services to Pfizer Inc. (“Pfizer”), a significant stockholder of the Company, in connection with matters unrelated to the Company, including Pfizer’s sale of a portfolio of preclinical gene therapy programs and enabling technologies to AstraZeneca Rare Disease in 2023, its acquisition of Arena Pharmaceuticals, Inc. in 2021 and other strategic matters, and we have received compensation for such services. In the past two years, we have not been engaged to provide financial advisory or other services to Parent, Intermediate Holdco or Merger Sub, and we have not received any compensation from Parent, Intermediate Holdco or Merger Sub during such period. We may provide financial advisory and other services to or with respect to the Company, Parent, Bain, Pfizer or their respective affiliates, including portfolio companies of Bain, in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, Bain, Pfizer or any of their respective affiliates, including portfolio companies of Bain, or any other party that may be involved in the Transaction.

In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated December 5, 2023 (the “Draft Agreement”); (ii) Annual Reports on Form 10-K of the Company for the years ended December 31, 2022, December 31, 2021 and December 31, 2020; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data, and conducted such financial studies and analyses and took into account such other information as we deemed appropriate.

We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative,

The Board of Directors

Cerevel Therapeutics Holdings, Inc.

December 6, 2023

off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreement reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Shares (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Consideration to be paid to the holders of the Shares pursuant to the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

The Board of Directors

Cerevel Therapeutics Holdings, Inc.

December 6, 2023

Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Consideration to be paid to the holders of Shares (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Centerview Partners LLC

CENTERVIEW PARTNERS LLC

Annex C

EXECUTION VERSION

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of December 6, 2023, is by and among AbbVie Inc., a Delaware corporation (“Parent”), Symphony Harlan LLC, a Delaware limited liability company and a wholly owned Subsidiary of Parent (“Intermediate Holdco”), Symphony Harlan Merger Sub Inc., a Delaware corporation and a direct wholly owned Subsidiary of Intermediate Holdco (“Merger Sub”), and BC Perception Holdings, LP, a Delaware limited partnership (the “Stockholder”).

WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the shares of common stock, par value $0.0001 per share (“Common Stock”) of the Company (as defined below) that are set forth on Exhibit A attached hereto (such shares, the “Subject Shares”);

WHEREAS, concurrently with the execution hereof, Parent, Intermediate Holdco, Merger Sub and Cerevel Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof and as it may be amended from time to time (the “Merger Agreement”), which provides, among other things, for Merger Sub to be merged with and into the Company (the “Merger”) with the Company surviving the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent, Intermediate Holdco and Merger Sub have required that the Stockholder, and as an inducement and in consideration therefor, the Stockholder (solely in the Stockholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

AGREEMENT TO VOTE

Section 1.1 Agreement to Vote. Subject to the terms of this Agreement, the Stockholder hereby irrevocably and unconditionally agrees that, during the time this Agreement is in effect, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, the Stockholder shall, in each case to the fullest extent that the Subject Shares are entitled to vote thereon: (a) cause all of the Subject Shares to be counted as present thereat for purposes of determining a quorum; and (b) be present (in person or by proxy) and vote (or cause to be voted if another Person is the holder of record of any Subject Shares beneficially owned by the Stockholder), or deliver (or cause to be delivered) a written consent with respect to, all of its Subject Shares (i) in favor of (A) the adoption and approval of the Merger Agreement and the approval of the Merger and (B) the approval of any proposal to adjourn or postpone any Stockholders Meeting to a later date if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 6.3 of the Merger Agreement, and (C) the approval of any other proposal considered and voted upon by the Company Stockholders at any Stockholders Meeting necessary for consummation of the

Merger and the other transactions contemplated by the Merger Agreement, and (ii) against any (A) Acquisition Proposal and Acquisition Transaction, (B) action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement and (C) other action that is intended or could reasonably be expected to impede or interfere with or materially delay the Merger or any other transactions contemplated by the Merger Agreement. Until the Effective Time, the Stockholder shall retain at all times the right to vote the Subject Shares in the Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

Section 1.2 Irrevocable Proxy. The Stockholder hereby revokes (or agrees to cause to be revoked) any and all previous proxies granted with respect to the Subject Shares. In the event that the Stockholder has not delivered to the Company, at least two (2) Business Days prior to the applicable meeting of the stockholders of the Company or deadline for action by written consent, as applicable, a duly executed irrevocable proxy card or written consent, as applicable, directing that the Subject Shares be voted in accordance with Section 1.1 or any other failure by the Stockholder to act in accordance with the Stockholder’s obligation pursuant to Section 1.1, the Stockholder hereby grants a proxy appointing Parent as the Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in the Stockholder’s name, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 1.1 above. The proxy and related interest granted by the Stockholder pursuant to this Section 1.2 is irrevocable and is granted in consideration of Parent and Merger Sub entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by the Stockholder shall not be exercised to vote, consent or act on any matter except as contemplated by Section 1.1 above. Notwithstanding anything herein to the contrary, the proxy granted by the Stockholder shall be revoked, terminated and of no further force or effect, automatically and without further action, upon termination of this Agreement in accordance with Section 5.2 hereof.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants to Parent, Intermediate Holdco and Merger Sub that:

Section 2.1 Organization and Good Standing. The Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and the Stockholder has full power and authority, and is duly authorized to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder.

Section 2.2 Authority; Binding Agreement. The Stockholder has all requisite legal right, power, authority and capacity to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder, and constitutes a legal, valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, and no other action is necessary to authorize the execution and delivery by the Stockholder or the performance of the Stockholder’s obligations hereunder (subject to the Enforceability Exceptions).

Section 2.3 Non-Contravention. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of the Stockholder’s obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby will not (a) violate any Law or Order applicable to the Stockholder or the Subject Shares or (b) except as may be required by applicable U.S. Federal securities Laws, require any consent, approval, order, authorization or other action by, or filing with or notice to, any Person (including any Governmental Authority) under, violate or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Liens on the Subject Shares pursuant to, any (i) Contract, agreement, trust, commitment, Order, stipulation, settlement or other instrument binding on the Stockholder or the Subject Shares, (ii) any applicable Law or (iii) any provision of the organizational or governing documents of the Stockholder, if applicable; in case of each of clauses (a) and (b), except as would not, individually or in the aggregate, reasonably be expected to prevent, impede or delay the Stockholder from performing its obligations under this Agreement in any material respect or to consummate the transactions contemplated hereby in a timely manner.

Section 2.4 Ownership of Subject Shares; Total Shares. The Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Subject Shares and has good and marketable title to the Subject Shares free and clear of any Liens, except for Liens as may be applicable under the Securities Act or other applicable securities Laws. Except pursuant to this Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire all or any portion of the Subject Shares. Except for the Subject Shares, as of the date hereof, the Stockholder is not the record or beneficial owner of any (a) Common Stock or voting securities of the Company or (b) options, warrants or other rights to acquire, or securities convertible into or exchangeable for (in each case, whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), any capital stock, voting securities or securities convertible into or exchangeable for Common Stock or voting securities of the Company.

Section 2.5 Voting Power. Other than as provided in this Agreement, the Stockholder has full voting power with respect to all of the Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares. None of the Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares, except for the obligations set forth in Section 4.1 of that certain Amended and Restated Registration and Shareholder Rights Agreement, dated October 27, 2020, by and among Cerevel Therapeutics Holdings, Inc. and the stockholders party thereto, as supplemented by the waivers dated January 20, 2021 and April 27, 2023, and as provided hereunder.

Section 2.6 Acknowledgment. The Stockholder has been represented by or had the opportunity to be represented by independent counsel of its own choosing and has had the right and opportunity to consult with its attorney, and to the extent, if any, that the Stockholder desired, the Stockholder availed itself of such right and opportunity.

Section 2.7 Absence of Litigation. With respect to the Stockholder, as of the date hereof, there is no action, suit, claim, proceeding, investigation, arbitration or inquiry pending against, or, to the knowledge of the Stockholder, threatened in writing against, and there is no Order imposed upon, the Stockholder or any of the Stockholder’s properties or assets (including the Subject Shares) except as would not, individually or in the aggregate, reasonably be expected to prevent, impede or delay the Stockholder from performing its obligations under this Agreement in any material respect or to consummate the transactions contemplated hereby in a timely manner.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT, INTERMEDIATE HOLDCO AND MERGER SUB

Each of Parent, Intermediate Holdco and Merger Sub represent and warrant to the Stockholder, jointly and severally, that:

Section 3.1 Organization; Authorization. Each of Parent, Intermediate Holdco and Merger Sub is duly organized, validly existing and in good standing under the laws of the State of Delaware. The consummation of the transactions contemplated hereby are within each of Parent’s, Intermediate Holdco’s and Merger Sub’s corporate powers and have been duly authorized by all necessary corporate actions on the part of Parent, Intermediate Holdco and Merger Sub. Each of Parent, Intermediate Holdco and Merger Sub has all requisite corporate power and authority to execute, deliver and perform its respective obligations under this Agreement and to consummate the transactions contemplated hereby.

Section 3.2 Binding Agreement. Each of Parent, Intermediate Holdco and Merger Sub has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Parent, Intermediate Holdco and Merger Sub, enforceable against Parent, Intermediate Holdco and Merger Sub in accordance with its terms (subject to the Enforceability Exceptions).

Section 3.3 Company Common Stock. None of Parent, Intermediate Holdco, Merger Sub or their respective Affiliates is the beneficial owner of Common Stock of the Company.

ARTICLE IV

ADDITIONAL COVENANTS OF THE STOCKHOLDER

The Stockholder hereby covenants and agrees that until the valid termination of this Agreement in accordance with Section 5.2:

Section 4.1 No Transfer; No Inconsistent Arrangements. Except as provided hereunder or under the Merger Agreement, from and after the date hereof and until this Agreement is validly terminated in accordance with Section 5.2, the Stockholder shall not, directly or indirectly, (a) create or permit to exist any Liens, other than Liens as may be applicable under the Securities Act or other applicable securities Laws, on all or any portion of the Subject Shares, (b) transfer, sell, assign, gift, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), all or any portion of the Subject Shares, or any right or interest therein (or consent to any of the foregoing), (c) enter into any Contract with respect to any Transfer of the Subject Shares, or any interest therein, (d) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to all or any portion of the Subject Shares, (e) deposit or permit the deposit of all or any portion of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to all or any portion of the Subject Shares, (f) tender any Subject Shares into any tender or exchange offer or (g) take or permit any other action that would reasonably be expected to prevent, impede or delay the Stockholder from performing its obligations under this Agreement in any material respect or to consummate the transactions contemplated hereby or seek to do or solicit any of the foregoing actions, or cause or permit any other Person to take any of the foregoing actions. Any action taken in violation of the foregoing sentence shall be null and void ab initio and the Stockholder agrees that any such prohibited action may and should be enjoined. If any involuntary Transfer of all or any portion of the Subject Shares shall occur (including, if applicable, a sale by the Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement in accordance with Section 5.2. The Stockholder agrees that it shall not, and shall cause each of its controlled Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any securities in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, the Stockholder may Transfer any or all of the Subject Shares, in accordance with applicable Law, to the Stockholder’s controlled Affiliates; provided, that, prior to and as a condition to the effectiveness of such Transfer, each Person to whom any of such Subject Shares or any interest in any of such Subject Shares is or may be transferred shall have executed and delivered to Parent a counterpart of this Agreement in a form reasonably acceptable to Parent pursuant to which such Affiliate shall be bound by all of the terms and provisions hereof, in which case such Affiliate shall be deemed a Stockholder hereunder.

Section 4.2 No Exercise of Appraisal Rights; Actions. The Stockholder (a) waives and agrees not to exercise any appraisal or dissenters’ rights (including under Section 262 of the DGCL) in respect of all or any portion of the Subject Shares that may arise with respect to the Merger and (b) agrees not to commence or join in any class action with respect to, any claim, derivative or otherwise, against Parent, Intermediate Holdco, Merger Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any action, suit, claim or proceeding (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (ii) alleging breach of any fiduciary duty of any Person in connection with the negotiation and entry into the Merger Agreement or the transactions contemplated thereby.

Section 4.3 Documentation and Information. Except as required by applicable Law (including the filing of a Schedule 13D with the SEC which may include this Agreement as an exhibit thereto) or with respect to customary internal communications to its and its controlled Affiliates’ limited partners that are subject to confidentiality obligations, prior to the consummation of the Merger, the Stockholder shall not, and shall direct its Representatives not to, make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent. The Stockholder consents to and hereby authorizes Parent, Intermediate Holdco and Merger Sub to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent, Intermediate Holdco or Merger Sub reasonably determines to be necessary in connection with the Merger and any transactions contemplated by the Merger Agreement, the Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of the Stockholder’s commitments and obligations under this Agreement, and the Stockholder acknowledges that Parent, Intermediate Holdco and Merger Sub may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority; provided that, other than any such disclosure that describes the transactions contemplated by the Merger Agreement or this Agreement as a factual matter, the Stockholder shall have a reasonable opportunity to review and comment upon any such disclosure prior to any such filing, which comments Parent, Intermediate Holdco and Merger Sub shall consider in good faith. The Stockholder agrees to promptly give Parent any information that is reasonably necessary for the preparation of any such disclosure documents, and the Stockholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that the Stockholder shall become aware that any such information shall have become false or misleading in any material respect. Promptly after the execution and delivery of this Agreement, Parent and the Stockholder shall cooperate to prepare and file with the SEC any required disclosure statements on Schedule 13D or any amendments or supplements thereto, as applicable, relating to the Merger Agreement, this Agreement and the transactions contemplated hereby and thereby.

Section 4.4 No Solicitation. Subject to Section 5.15, prior to the consummation of the Merger, the Stockholder shall not, nor shall it authorize or knowingly permit any of its Representatives to, directly or indirectly, (a) take any action or omit to take any action that the Company is not permitted to take or omit to take pursuant to clauses (i) through (iii) and (v) (solely to the extent related to such clauses (i) through (iii)) of Section 5.2(a) of the Merger Agreement, as applicable or (b) approve, authorize, endorse, agree to or recommend any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal. The Stockholder shall and shall cause its directors and officers to, and shall direct its other Representatives to, cease, and shall not authorize or knowingly permit any of its other Representatives to continue, all discussions or negotiations with any Person (other than Parent, Intermediate Holdco, Merger Sub and their Representatives) conducted prior to the date of this Agreement with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to any Acquisition Proposal.

Section 4.5 Adjustments; Additional Shares. In the event of any stock split, reverse stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or similar transaction with respect to the capital stock of the Company that affects the Subject Shares, the terms of this Agreement shall apply to the resulting securities. In the event that the Stockholder acquires any additional

Common Stock of the Company or other interests in or with respect to the Company, such Common Stock or other interests shall, without further action of the parties hereto, be subject to the provisions of this Agreement, and the number of the Subject Shares of the Stockholder will be deemed amended accordingly. The Stockholder shall promptly notify Parent, Intermediate Holdco and Merger Sub of any such event.

ARTICLE V

MISCELLANEOUS

Section 5.1 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery by hand, by registered or certified mail (postage prepaid, return receipt requested), or by email to the respective parties hereto at the following addresses (or at such other address for a party hereto as shall be specified by like notice): (a) if to Parent, Intermediate Holdco or Merger Sub, in accordance with the provisions of the Merger Agreement and (b) if to the Stockholder, to the Stockholder’s address or email address set forth on a signature page hereto, or to such other address or email address as such party hereto may hereafter specify in writing for the purpose by notice to each other party hereto.

Section 5.2 Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) receipt of the Stockholder Approval, (d) the Termination Date (excluding any automatic extension as set forth in Section 8.1(b)(i) of the Merger Agreement) (e) any modification or amendment to the Merger Agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to the Stockholder pursuant to the Merger Agreement as in effect on the date hereof and (f) the mutual written consent of all of the parties hereto. Upon termination of this Agreement, no party hereto shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 5.2 shall relieve any party hereto from liability for any willful breach of this Agreement or from fraud prior to termination of this Agreement and (ii) the provisions of this Article V shall survive any termination of this Agreement.

Section 5.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party hereto or, in the case of a waiver, by each party hereto against whom the waiver is to be effective. Any purported amendment or waiver not made in accordance with the foregoing shall be null and void. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 5.4 Expenses. All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses, whether or not the Merger is consummated.

Section 5.5 Binding Effect; No Third Party Beneficiaries; Assignment. The parties hereto hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto, except to the extent that such rights, interests or obligations are assigned pursuant to a Transfer expressly permitted under Section 4.1. No assignment by any party hereto shall relieve such party hereto of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 5.6 Governing Law; Jurisdiction.

(a) This Agreement and any matters or disputes relating thereto shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

(b) All actions, suits, claims, proceedings, demands, arbitrations or inquiries (each an, “Action”) arising out of or relating in any way to this Agreement, including the formation and interpretation of this Agreement, whether sounding in contract, tort, statute or otherwise, shall be heard and determined exclusively in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any such Action, any state or federal court within the State of Delaware), and in each case, appellate courts therefrom, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 5.6(b) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose, except as provided in this paragraph, and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party hereto in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address described in Section 5.1 of this Agreement and consents to such courts’ exercise of personal jurisdiction over such party. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party hereto’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH (INCLUDING THE MERGER AGREEMENT) AND THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.6(c).

Section 5.7 Counterparts. This Agreement may be executed in one or more counterparts (including by electronic mail) and by electronic or digital signature, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. Signatures to this Agreement transmitted by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of a paper document bearing an original signature.

Section 5.8 Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto and their Affiliates, or any of them, with respect to the subject matter of this Agreement. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF THE PARTIES CONTAINED IN THIS AGREEMENT, NO PARTY MAKES ANY

REPRESENTATIONS OR WARRANTIES TO THE OTHER, AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OR AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE (OR MADE AVAILABLE BY) BY ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING; PROVIDED THAT THE FOREGOING SHALL NOT LIMIT ANY REMEDY AVAILABLE TO ANY PARTY IN THE EVENT OF FRAUD BY THE OTHER PARTY.

Section 5.9 Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the fullest extent permitted by applicable Law.

Section 5.10 Specific Performance. The parties hereto hereby agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and, accordingly, that each party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the each party’s performance of the terms and provisions hereof, without proof of damages or otherwise, in addition to any other remedy to which each party is entitled at law or in equity. In any action, suit, claim, or proceeding for specific performance, each party will waive the defense of adequacy of any other remedy at law, and each party will waive any requirement for the securing or posting of any bond or other security in connection with the remedies referred to in this Section 5.10.

Section 5.11 Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 5.12 Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party hereto acknowledges is the result of extensive negotiations between the parties hereto; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

Section 5.13 Further Assurances. Parent, Intermediate Holdco, Merger Sub and the Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations, to perform their respective obligations under this Agreement.

Section 5.14 Interpretation. Unless the context otherwise requires, as used in this Agreement: (a) “or” is not exclusive; (b) “including” and its variants mean “including, without limitation” and its variants; (c) words defined in the singular have the parallel meaning in the plural and vice versa; (d) words of one gender shall be construed to apply to each gender; and (e) the terms “Article,” “Section” and “Schedule” refer to the specified Article, Section or Schedule of or to this Agreement.

Section 5.15 Capacity as Stockholder. Notwithstanding anything herein to the contrary, (a) the Stockholder signs this Agreement solely in the Stockholder’s capacity as a Stockholder of the Company, and not in any other capacity, and (b) nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer.

Section 5.16 No Agreement Until Executed. This Agreement shall not be effective unless and until (a) the Merger Agreement is executed by all parties thereto, and (b) this Agreement is executed by all parties hereto.

Section 5.17 No Ownership Interest. Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in Parent, Intermediate Holdco or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholder, and none of Parent, Intermediate Holdco or Merger Sub shall have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Subject Shares, except as otherwise provided herein.

[Signature Page Follows]

The parties hereto are executing this Agreement on the date set forth in the introductory clause.

ABBVIE INC.

By:	/s/ Scott T. Reents
Name: Scott T. Reents
Title: Executive Vice President, Chief Financial Officer

SYMPHONY HARLAN, LLC

By:	/s/ Scott T. Reents
Name: Scott T. Reents
Title: Authorized Signatory

SYMPHONY HARLAN MERGER SUB, INC.

By:	/s/ Scott T. Reents
Name: Scott T. Reents
Title: President

[Signature Page to Support Agreement]

Stockholder:

BC PERCEPTION HOLDINGS, LP

By:	BCPE Perception GP, LLC, its general partner

By:	/s Christopher Gordon
Name: Christopher Gordon
Title: Authorized Signatory
Email: cgordon@baincapital.com

[Signature Page to Support Agreement]

Exhibit A

Subject Shares

1. 65,679,781 shares of Common Stock

PRELIMINARY COPY

P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/CERE • • Cast your vote online • Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-362-3908 • • Use any touch-tone telephone • Have your Proxy Card ready Follow the simple recorded instructions MAIL • • Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/CERE Cerevel Therapeutics Holdings, Inc. Special Meeting of Stockholders For Stockholders of record as of [________], 2024 DATE: [_________], [_______ _____], 2024 TIME: [_________], Eastern Time PLACE: Special Meeting to be held live via the internet—please visit www.proxydocs.com/CERE for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Ron Renaud, Scott Akamine and Susan Altschuller (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Cerevel Therapeutics Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Cerevel Therapeutics Holdings, Inc. Special Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS FOR AGAINST ABSTAIN 1. To adopt the Agreement and Plan of Merger (as it may be amended from time to time, the FOR “Merger Agreement”), dated as of December 6, 2023, by and among AbbVie Inc., a Delaware #P1# #P1# #P1# corporation (“AbbVie”), Symphony Harlan LLC, a Delaware limited liability company and a wholly owned subsidiary of AbbVie (“Intermediate Holdco”), Symphony Harlan Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Intermediate Holdco (“Merger Sub”), and Cerevel Therapeutics Holdings, Inc. (“Cerevel”), pursuant to which Merger Sub will be merged with and into Cerevel, with Cerevel surviving as a wholly owned subsidiary of AbbVie (the “Merger”); 2. To approve, on a non-binding, advisory basis, certain compensation that will or may be paid or FOR become payable to Cerevel’s named executive officers that is based on or otherwise relates to #P2# #P2# #P2# the Merger; and 3. To approve the adjournment of the special meeting to a later date or dates if necessary to solicit FOR additional proxies if there are insufficient votes in person or by proxy to approve the proposal to #P3# #P3# #P3# adopt the Merger Agreement at the time of the special meeting. You must register to attend the meeting online and/or participate at www.proxydocs.com/CERE Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date